Prospectus
Mortgage Asset-Backed and Manufactured Housing Contract Pass-Through Certificates

Residential Asset Securities Corporation
Depositor

Residential Funding Corporation
Sponsor

The depositor may  periodically  form separate  trusts to issue  certificates  in series,  secured by assets of that trust.

Offered Certificates         The  certificates  in a series  will  represent  interests  in a trust and will be paid only from the  assets of that  trust.  The  certificates  will not  represent
                             interests  in  or  obligations  of  Residential   Asset  Securities   Corporation,
                             Residential  Funding  Corporation  or any of their  affiliates.  Each  series  may include  multiple  classes  of  certificates  with  differing  payment  terms  and priorities.  Credit enhancement will be provided for all offered certificates.

Mortgage Collateral          Each trust will consist primarily of:

o       mortgage loans or  manufactured  housing  conditional  sales  contracts or installment  loan agreements
        secured  by  first  or  junior  liens  on  one-  to  four-family   residential
        properties;

o       mortgage loans secured by first or junior liens on mixed-use properties; or

o       mortgage securities and whole or partial participations in mortgage loans.

Neither  the  Securities  and  Exchange  Commission  nor  any  state  securities  commission  has  approved  or
disapproved  of  these  certificates  or  determined  that  this  prospectus  is  accurate  or  complete.   Any
representation to the contrary is a criminal offense.

July 18, 2006

                             Important notice about information presented in this
                             prospectus and the accompanying prospectus supplement

We provide  information to you about the  certificates  in two separate  documents  that provide  progressively more detail:

o       this  prospectus,  which provides  general  information,  some of which may not apply to your series of certificates; and

o       the  accompanying  prospectus  supplement,  which  describes  the  specific  terms  of your  series  of certificates.

You  should  rely  only  on the  information  provided  in this  prospectus  and  the  accompanying  prospectus supplement,  including the information  incorporated by reference.  See "Additional  Information,"  "Reports to
Certificateholders"  and  "Incorporation  of Certain  Information  by  Reference"  in the  Prospectus.  You can
request  information  incorporated by reference from Residential Asset Securities  Corporation by calling us at
(952) 857-7000 or writing to us at 8400 Normandale Lake Boulevard,  Suite 250,  Minneapolis,  Minnesota  55437.
We  have  not  authorized  anyone  to  provide  you  with  different  information.  We  are  not  offering  the certificates in any state where the offer is not permitted.

Some capitalized terms used in this prospectus are defined in the Glossary attached to this prospectus.

                              TABLE OF CONTENTS

                                                 INTRODUCTION

        The  pass-through  certificates  offered  may be sold  from  time to time in  series.  Each  series  of certificates will represent in the aggregate the entire beneficial  ownership interest,  excluding any interest retained by the depositor or any other entity specified in the accompanying  prospectus supplement,  in a trust consisting  primarily  of a  segregated  pool of  mortgage  loans or  manufactured  housing  conditional  sales contracts  and  installment  loan  agreements,  acquired  by the  depositor  from  one or  more  affiliated  or unaffiliated  institutions.  Each  series  of  certificates  will be  issued  under  a  pooling  and  servicing agreement  among the depositor,  the trustee and master  servicer or servicer as specified in the  accompanying prospectus  supplement,  or  a  trust  agreement  between  the  depositor  and  trustee  as  specified  in  the accompanying prospectus supplement.

                                                  THE TRUSTS

General

        The mortgage  loans,  contracts and other assets  described in this  prospectus  under "The  Trusts—The
Mortgage  Loans" and "—The  Contracts" and in the  accompanying  prospectus  supplement will be held in a trust for the benefit of the holders of the related series of certificates and any uncertificated  interest,  if any, as described in this section and in the accompanying  prospectus supplement.  These assets will be evidenced by promissory notes, or mortgage notes, that are secured by the following:

o       mortgages;

o       deeds of trust;

o       manufactured housing conditional sales contracts and installment loan agreements;

o       other similar security instruments  creating a first or junior lien on one- to four-family  residential properties and Mixed-Use Properties; or

o       whole or  partial  participations  in the  mortgage  loans or  contracts,  which may  include  mortgage pass-through  certificates,  known as mortgage securities,  including Agency Securities,  evidencing interests in mortgage loans or contracts.

As used in this prospectus, contracts may include:

o       manufactured housing conditional sales contracts; and

o       installment loan agreements.

Mortgage collateral may include:

o       mortgage loans; and

o       contracts.

        As specified in the  accompanying  prospectus  supplement,  the  mortgaged  properties  will  primarily include any combination of the following:

o       attached or detached one-family dwelling units;

o       two- to four-family dwelling units;

o       condominiums;

o       townhouses and row houses;

o       individual units in planned-unit developments;

o       modular pre-cut/panelized housing;

o       Cooperatives;

o       manufactured homes;

o       Mixed-Use Properties; and

o       the fee, leasehold or other interests in the underlying real property.

The  mortgaged  properties  may be  located  in any of the  fifty  states,  the  District  of  Columbia  or the
Commonwealth of Puerto Rico and may include  vacation,  second and  non-owner-occupied  homes. In addition,  if specified in the accompanying  prospectus supplement,  a mortgage pool may contain Mexico Mortgage Loans, which are secured by interests  in trusts that own  residential  properties  located in Mexico.  The Mexico  Mortgage
Loans will not exceed ten percent (10%) by aggregate  principal  balance of the mortgage  loans in any mortgage pool as of the cut-off date specified in the accompanying prospectus supplement.

        The  prospectus  supplement  with  respect  to a series  will  describe  the  specific  manner in which certificates of that series issued under a particular  pooling and servicing  agreement or trust agreement will evidence  specified  beneficial  ownership  interests  in a  separate  trust  created  under that  pooling  and servicing  agreement  or trust  agreement.  A trust will  consist  of, to the extent  provided  in the  related pooling and servicing agreement or trust agreement:

o       mortgage  loans or contracts  and the related  mortgage  documents or interests in them,  including any mortgage  securities,  underlying  a  particular  series  of  certificates  as from time to time are subject to the pooling and  servicing  agreement or trust  agreement,  exclusive of, if specified in the  accompanying  prospectus  supplement,  any  interest  retained by the  depositor  or any of its affiliates with respect to each mortgage loan;

o       assets  including all payments and collections  derived from the mortgage loans,  contracts or mortgage securities  due after the related  cut-off date, as from time to time are identified as deposited in the Custodial Account and in the related Certificate Account;

o       property acquired by foreclosure of the mortgage loans or contracts or deed in lieu of foreclosure;

o       hazard  insurance  policies  and  primary  insurance  policies,  if any,  and  portions  of the related proceeds; and

o       any combination,  as and to the extent specified in the accompanying prospectus supplement, of a letter of credit,  purchase obligation,  mortgage pool insurance policy, mortgage insurance policy, special hazard insurance policy,  reserve fund,  bankruptcy bond,  certificate insurance policy, surety bond
        or  other  similar  types  of  credit   enhancement  as  described  under   "Description  of  Credit
        Enhancement."

        The accompanying  prospectus supplement will describe the material terms and conditions of certificates of interest or participations in mortgage loans to the extent they are included in the related trust.

        Each  mortgage loan or contract will be selected by the depositor for inclusion in a mortgage pool from among those purchased by the depositor from any of the following sources:

o       either directly or through its affiliates, including Residential Funding Corporation;

o       sellers who are affiliates of the depositor  including  Homecomings  Financial  Network,  Inc. and GMAC
        Mortgage Corporation; or

o       savings banks, savings and loan associations,  commercial banks, credit unions,  insurance companies or similar  institutions that are supervised  and/or examined by a federal or state authority,  lenders approved by the United States  Department of Housing and Urban  Development,  known as HUD, mortgage bankers,  investment  banking firms, the Federal Deposit Insurance  Corporation,  known as the FDIC, and other mortgage loan  originators or sellers not affiliated with the depositor,  all as described in the accompanying prospectus supplement.

The  mortgage  collateral  sellers  may  include  state or local  government  housing  finance  agencies.  If a mortgage  pool is composed of mortgage  loans or  contracts  acquired by the  depositor  directly  from sellers other than Residential Funding Corporation,  the accompanying  prospectus supplement will specify the extent of mortgage  loans or  contracts so  acquired.  The  characteristics  of the  mortgage  loans or contracts  are as described in the accompanying prospectus supplement.

        The  mortgage  loans or  contracts  may also be  delivered  to the  depositor  in a  Designated  Seller
Transaction.  A "Designated  Seller  Transaction"  is a transaction in which the mortgage loans are provided to the depositor by an unaffiliated  seller,  as more fully described in the prospectus  supplement.  Certificates issued in  Designated  Seller  Transactions  may be sold in whole or in part to any  seller  identified  in the accompanying  prospectus  supplement in exchange for the related mortgage loans, or may be offered under any of the other methods  described in this prospectus under "Methods of  Distribution."  The accompanying  prospectus supplement  for a Designated  Seller  Transaction  will include  information,  provided by the related  seller, about the seller,  the mortgage loans and the  underwriting  standards  applicable to the mortgage  loans.  All representations  and  warranties  with respect to the mortgage  loans sold in a Designated  Seller  Transaction will be made only by the  applicable  unaffiliated  seller,  referred to herein as the Designated  Seller.  The depositor  will take  reasonable  steps to ensure that the mortgage  loans in a Designated  Seller  Transaction satisfy the eligibility  criteria for  securitization  transactions  registered on Form S-3 with the Securities
and  Exchange   Commission.   The  depositor  will  limit  Designated   Seller   Transactions  to  creditworthy
unaffiliated  sellers.  In addition,  the depositor will obtain from  Designated  Sellers  representations  and warranties  regarding  specific  characteristics  of  the  mortgage  loans,  together  with  an  obligation  to repurchase  any mortgage  loans that do not satisfy  such  representations  and  warranties.  Furthermore,  the depositor  will obtain from the  Designated  Sellers the  obligation  to indemnify  the  depositor  against any liabilities resulting from a breach of such representations and warranties.

        If specified in the accompanying  prospectus supplement,  the trust underlying a series of certificates may include mortgage  securities,  including Agency  Securities.  The mortgage  securities may have been issued previously by the depositor or an affiliate  thereof,  a financial  institution  or other entity engaged in the business  of mortgage  lending or a limited  purpose  corporation  organized  for the  purpose of,  among other things,  acquiring  and  depositing  mortgage  loans into  trusts,  and selling  beneficial  interests  in such trusts.  As specified in the  accompanying  prospectus  supplement,  the mortgage  securities will primarily be similar to certificates  offered  hereunder in their  collateral and their cash flows.  The primary  collateral for both the  mortgage  securities  and the  related  certificates  will be the same  pool of  mortgage  loans.
Payments  on the  mortgage  securities  will be passed  through  to holders of the  related  certificates.  The
Agency  Securities may have been guaranteed and/or issued by the Governmental  National  Mortgage  Association, known as Ginnie Mae, or issued by the Federal  Home Loan  Mortgage  Corporation,  known as Freddie  Mac, or the
Federal  National  Mortgage  Association,  known  as  Fannie  Mae.  As  to  any  series  of  certificates,  the accompanying  prospectus  supplement  will include a  description  of the mortgage  securities  and any related credit  enhancement,  and the mortgage loans  underlying those mortgage  securities will be described  together with any other  mortgage  loans  included in the mortgage  pool  relating to that  series.  As to any series of certificates,  as used in this  prospectus a mortgage pool includes the related  mortgage loans  underlying any mortgage securities.

        For any series of certificates backed by mortgage securities,  the entity that administers the mortgage securities  may be referred  to as the  administrator,  if stated in the  accompanying  prospectus  supplement.
References in this  prospectus  to Advances to be made and other actions to be taken by the master  servicer in connection  with the mortgage  loans may include  Advances  made and other actions taken under the terms of the mortgage  securities.  Each  certificate  will  evidence  an interest  in only the  related  mortgage  pool and corresponding trust, and not in any other mortgage pool or trust.

        The  accompanying  prospectus  supplement will provide  material  information  concerning the types and characteristics  of the mortgage  loans and  contracts  included in the related trust as of the cut-off date. A
Current  Report on Form 8-K will be available on request to holders of the related series of  certificates  and will be filed,  together with the related  pooling and servicing  agreement,  with the  Securities and Exchange
Commission  within  fifteen  days  after  the  initial  issuance  of the  certificates.  If  mortgage  loans or contracts  are added to or deleted  from the trust after the date of the  accompanying  prospectus  supplement, that  addition or deletion  will be noted in the Form 8-K.  Additions or deletions of this type,  if any,  will be made prior to the closing date.

The Mortgage Loans

        General

        If stated in the  accompanying  prospectus  supplement,  all or a portion  of the  mortgage  loans that underlie  a series of  certificates  may have been  purchased  by the  depositor  under the  AlterNet  Mortgage
Program or the Credit Gap Program.  The depositor  does not expect to purchase  Mexico  Mortgage  Loans through the AlterNet Mortgage Program or the Credit Gap Program.

        The  mortgage  loans may be  secured  by  mortgages  or deeds of trust,  deeds to secure  debt or other similar  security  instruments  creating a first or junior lien on or other interests in the related  mortgaged properties.  The  mortgage  loans may be loans  that have  been  consolidated  and/or  have had  various  terms changed,  loans that have been converted from  adjustable-rate  mortgage loans to fixed-rate mortgage loans, or construction  loans which have been converted to permanent  mortgage loans. In addition,  a mortgaged  property may be  subject  to  secondary  financing  at the  time of  origination  of the  mortgage  loan or at any  time thereafter.

        The depositor will cause the mortgage  loans  constituting  each mortgage pool, or mortgage  securities evidencing  interests therein, to be assigned to the trustee named in the accompanying  prospectus  supplement, for the benefit of the holders of all of the  certificates  of a series.  The  assignment of the mortgage loans to the trustee will be without recourse. See "Description of the Certificates—Assignment of Mortgage Loans."

        Interest Rate Characteristics

        The accompanying  prospectus supplement will describe the type of interest rates of the mortgage loans, which will include  adjustable-rate  mortgage  loans, or ARM loans,  fixed-rate  mortgage loans and Convertible
Mortgage Loans.

        ARM Loans.  ARM loans will provide for a fixed initial  mortgage rate until the first date on which the mortgage rate is to be adjusted.  After this date,  the mortgage rate may adjust  periodically,  subject to any applicable  limitations,  based on changes in the relevant  index,  to a rate equal to the index plus the Gross
Margin.  The initial  mortgage rate on an ARM loan may be lower than the sum of the  then-applicable  index and the Gross  Margin  for the ARM loan.  The index or  indices  for a  particular  pool will be  specified  in the accompanying prospectus supplement and may include one of the following indexes:

o       the weekly average yield on U.S.  Treasury  securities  adjusted to a constant  maturity of six months, one year or other terms to maturity;

o       the weekly auction average investment yield of U.S. Treasury bills of various maturities;

o       the daily bank prime loan rate as quoted by financial industry news sources;

o       the cost of funds of member institutions of any of the regional Federal Home Loan Banks;

o       the interbank  offered rates for U.S.  dollar  deposits in the London market,  each  calculated as of a date  prior  to  each  scheduled  interest  rate  adjustment  date  that  will be  specified  in the accompanying prospectus supplement; or

o       the weekly average of secondary market interest rates on six-month negotiable certificates of deposit.

        ARM loans have features that provide  different  investment  considerations  than  fixed-rate  mortgage loans.  Adjustable  mortgage  rates can cause payment  increases that may exceed some  mortgagors'  capacity to cover such  payments.  An ARM loan may provide that its  mortgage  rate may not be adjusted to a rate above the applicable  maximum  mortgage rate or below the applicable  minimum mortgage rate, if any, for the ARM loan. In addition,  some of the ARM loans may provide for  limitations  on the  maximum  amount by which their  mortgage rates may adjust for any single  adjustment  period.  Some ARM loans provide for  limitations  on the amount of scheduled payments of principal and interest.

        Other ARM loans may permit the borrower to select from various  payment  options on each payment  date.
Those  options may include a payment of accrued  interest  only,  a minimum  payment  based on an  amortization schedule  that may not be  sufficient  to  cover  accrued  interest  on the ARM loan  thus  producing  negative amortization,  a monthly  payment that would fully amortize the ARM loan over its remaining term to maturity at the current  interest rate, and a monthly  payment that would fully amortize the ARM loan over a shorter period at the current interest rate.

        Convertible  Mortgage  Loans.  On any conversion of a Convertible  Mortgage Loan,  either the depositor will be obligated to repurchase or  Residential  Funding  Corporation,  the  applicable  subservicer or a third party  will be  obligated  to  purchase  the  converted  mortgage  loan.  Alternatively,  if  specified  in the accompanying prospectus supplement,  the depositor,  Residential Funding Corporation or another party may agree to act as remarketing  agent with respect to the converted  mortgage  loans and, in such  capacity,  to use its best efforts to arrange for the sale of  converted  mortgage  loans under  specified  conditions.  If any party obligated to purchase any converted  mortgage loan fails to do so, or if any remarketing  agent fails either to arrange for the sale of the  converted  mortgage  loan or to exercise any  election to purchase  the  converted mortgage  loan for its own account,  the related  mortgage pool will  thereafter  include both  fixed-rate  and adjustable-rate mortgage loans.

        Amortization Provisions

        The accompanying  prospectus  supplement will also describe the applicable  amortization  provisions of the mortgage loans.  The mortgage loans may include:

o       loans with equal monthly payments;

o       GPM Loans,  which  have  monthly  payments  that  increase  in amount  over time,  until they are fully amortizing;

o       Interest Only Loans;

o       simple interest loans;

o       mortgage loans that experience negative amortization;

o       bi-weekly or semi-monthly payment loans; and

o       Balloon Loans.

        Interest Only Loans.  Interest Only Loans  generally  require that a borrower make monthly  payments of accrued interest,  but not principal,  for a predetermined period following  origination  (commonly referred to as an "interest-only  period").  After the interest-only  period, the borrower's monthly payment generally will be  recalculated  to cover both  interest and  principal so that the Interest Only Loan will be paid in full by its final payment date. As a result,  when the monthly payment  increases,  the borrower may not be able to pay the  increased  amount and may  default  or  refinance  the  Interest  Only Loan to avoid the  higher  payment.
Because no scheduled  principal  payments are required to be made during the interest-only  period, the related offered  certificates  will receive  smaller  scheduled  principal  distributions  during that period than they would have  received if the borrower  were  required to make monthly  payments of interest and  principal  from origination.  In addition,  because a borrower is not required to make scheduled  principal payments during the interest-only  period,  the principal balance of an Interest Only Loan may be higher than the principal balance of a similar  mortgage loan that requires  payment of principal and interest  throughout the entire term of the mortgage  loan,  and a higher  principal  balance  may  result in a greater  loss  upon the  liquidation  of an
Interest Only Loan due to a default.

        Actuarial  Loans.  Monthly  payments made by or on behalf of the borrower for each loan, in most cases, will be one-twelfth of the applicable loan rate times the unpaid principal  balance,  with any remainder of the payment applied to principal.  This is known as an actuarial loan.

        Simple Interest Mortgage Loans. If specified in the accompanying  prospectus  supplement,  a portion of the  mortgage  loans  underlying a series of  certificates  may be simple  interest  mortgage  loans.  A simple interest  mortgage loan provides the  amortization of the amount financed under the mortgage loan over a series of equal monthly  payments,  except,  in the case of a Balloon Loan,  the final payment.  Each monthly  payment consists of an installment of interest which is calculated on the basis of the  outstanding  principal  balance of the mortgage loan  multiplied by the stated  mortgage loan rate and further  multiplied by a fraction,  with the numerator  equal to the number of days in the period  elapsed  since the preceding  payment of interest was made and the  denominator  equal to the number of days in the annual period for which  interest  accrues on the mortgage loan. As payments are received under a simple  interest  mortgage loan, the amount received is applied first to  interest  accrued to the date of payment and then the  remaining  amount is applied to pay any unpaid fees and then to reduce  the  unpaid  principal  balance.  Accordingly,  if a  mortgagor  pays a fixed  monthly installment  on a simple  interest  mortgage  loan before its  scheduled  due date,  the portion of the payment allocable  to  interest  for the period  since the  preceding  payment was made will be less than it would have been had the  payment  been made as  scheduled,  and the  portion of the  payment  applied to reduce the unpaid principal  balance will be  correspondingly  greater.  On the other hand,  if a mortgagor  pays a fixed monthly installment  after its  scheduled  due date,  the portion of the payment  allocable  to interest for the period since the  preceding  payment  was made will be greater  than it would have been had the  payment  been made as scheduled,  and the remaining  portion,  if any, of the payment applied to reduce the unpaid principal  balance will be  correspondingly  less. If each scheduled  payment under a simple interest  mortgage loan is made on or prior to its  scheduled due date,  the  principal  balance of the mortgage loan will amortize more quickly than scheduled.  However,  if the mortgagor  consistently makes scheduled payments after the scheduled due date, the mortgage loan will amortize more slowly than  scheduled.  If a simple  interest  mortgage loan is prepaid,  the mortgagor  is  required  to pay  interest  only to the  date of  prepayment.  The  variable  allocations  among principal  and interest of a simple  interest  mortgage  loan may affect the  distributions  of  principal  and interest on the certificates, as described in the accompanying prospectus supplement.

        Negatively  Amortizing ARM Loans.  Certain ARM loans may be subject to negative  amortization from time to time prior to their maturity.  Negative  amortization  may result from either the adjustment of the mortgage rate on a more frequent basis than the adjustment of the scheduled  payment or the  application of a cap on the size of the  scheduled  payment.  In the first  case,  negative  amortization  results  if an  increase  in the mortgage  rate occurs prior to an adjustment  of the  scheduled  payment on the related  mortgage loan and such increase causes accrued monthly  interest on the mortgage loan to exceed the scheduled  payment.  In the second case,  negative  amortization  results if an increase in the mortgage rate causes accrued monthly interest on a mortgage  loan to exceed the limit on the size of the  scheduled  payment on the  mortgage  loan.  In addition,
ARM loans with payment options  described above may produce  negative  amortization if the borrower  chooses an option that does not cover the accrued  interest on the ARM loan.  If the scheduled  payment is not  sufficient to pay the  accrued  monthly  interest  on a negative  amortization  ARM loan,  the  amount of accrued  monthly interest that exceeds the  scheduled  payment on the mortgage  loans is added to the  principal  balance of the
ARM loan and is to be repaid from future  scheduled  payments.  Negatively  amortizing ARM loans do not provide for the  extension of their  original  stated  maturity to  accommodate  changes in their  mortgage  rate.  The accompanying  prospectus  supplement will specify whether the ARM loans  underlying a series allow for negative amortization.

        Bi-Weekly  or  Semi-Monthly  Mortgage  Loans.  Certain  mortgage  loans may provide for payments by the borrowers  every other week or twice each month  during the term of the  mortgage  loan,  rather  than  monthly payments.

        Balloon Loans.  Balloon Loans generally require a monthly payment of a pre-determined  amount that will not fully  amortize  the loan  until the  maturity  date,  at which  time the  Balloon  Amount  will be due and payable.  For Balloon  Loans,  payment of the Balloon  Amount,  which,  based on the  amortization  schedule of those  mortgage  loans,  is expected to be a  substantial  amount,  will  typically  depend on the  mortgagor's ability to obtain  refinancing of the mortgage loan or to sell the mortgaged  property prior to the maturity of the Balloon  Loan.  The ability to obtain  refinancing  will  depend on a number of factors  prevailing  at the time  refinancing or sale is required,  including,  without  limitation,  real estate values,  the  mortgagor's financial  situation,  the level of available  mortgage  loan interest  rates,  the  mortgagor's  equity in the related  mortgaged  property,  tax laws,  prevailing  general economic  conditions and the terms of any related first lien mortgage  loan.  Neither the  depositor,  the master  servicer nor any of their  affiliates  will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

        Other Attributes.

        Each  trust may also  include  mortgage  loans  with the  attributes  described  below,  which  will be described further in the accompanying prospectus supplement as applicable.

        Delinquent  Loans.  Some  mortgage  pools  may  include  mortgage  loans  that  are one or more  months delinquent  with regard to payment of  principal  or interest at the time of their  deposit  into a trust.  The accompanying  prospectus  supplement  will set forth the  percentage of mortgage  loans that are so delinquent.
Delinquent  mortgage loans are more likely to result in losses than mortgage loans that have a current  payment status.

        Performance  Mortgage  Loans.  Some  mortgage  pools may include  mortgage  loans that provide that the mortgagor  may qualify for one or more  permanent  reductions  in the note margin on the  mortgagor's  mortgage note. If applicable,  the  accompanying  prospectus  supplement will set forth the  requirements  the mortgagor must satisfy to qualify to obtain a performance mortgage loan.

        Cooperative  Loans.  Cooperative Loans are evidenced by promissory notes secured by a first lien on the shares  issued  by  Cooperatives  and on the  related  proprietary  leases  or  occupancy  agreements  granting exclusive  rights to occupy  specific units within a Cooperative.  As used in this  prospectus,  mortgage loans may include  Cooperative  Loans;  mortgaged  properties may include shares in the related  Cooperative  and the related  proprietary leases or occupancy  agreements  securing  Cooperative  Notes;  mortgage notes may include
Cooperative Notes; and mortgages may include security agreements with respect to Cooperative Notes.

        Prepayment  Charges  on the  Mortgage  Loans.  In some  cases,  mortgage  loans may be  prepaid  by the mortgagors  at any time without  payment of any  prepayment  fee or penalty.  The  prospectus  supplement  will disclose  whether a material  portion of the mortgage  loans provide for payment of a prepayment  charge if the mortgagor  prepays  within a specified time period.  This charge may affect the rate of prepayment.  The master servicer or another entity identified in the accompanying  prospectus  supplement will generally be entitled to all prepayment  charges and late payment  charges  received on the mortgage loans and those amounts will not be available for payment on the certificates  unless the prospectus  supplement  discloses that those charges will be available for payment.  However,  some states' laws restrict the imposition of prepayment  charges even when the mortgage  loans  expressly  provide for the  collection  of those  charges.  See "Certain  Legal Aspects of
Mortgage Loans and Contracts--Default Interest and Limitations on Prepayments."

        "Equity  Refinance" and "Rate and Term  Refinance"  Mortgage  Loans.  Some of the mortgage loans may be
"equity  refinance"  mortgage  loans,  as to which a portion of the  proceeds are used to refinance an existing mortgage  loan, and the remaining  proceeds may be retained by the mortgagor or used for purposes  unrelated to the mortgaged  property.  Alternatively,  the mortgage loans may be "rate and term  refinance"  mortgage loans, as to which  substantially  all of the proceeds,  net of related costs incurred by the  mortgagor,  are used to refinance an existing  mortgage  loan or loans,  primarily in order to change the interest  rate or other terms of the existing mortgage loan.  All of these types of loans are nevertheless secured by mortgaged properties.
        Buy-Down  Mortgage Loans.  In the case of Buy-Down  Mortgage  Loans,  the monthly  payments made by the mortgagor  during the Buy-Down  Period will be less than the scheduled  monthly  payments on the mortgage loan, the resulting difference to be made up from:

o       Buy-Down Funds contributed by the seller of the mortgaged  property or another source and placed in the
        Buy-Down Account;

o       if the Buy-Down  Funds are  contributed on a present value basis,  investment  earnings on the Buy-Down
        Funds; or

o       additional Buy-Down Funds to be contributed over time by the mortgagor's employer or another source.

        All Buy-Down Funds will be available to fund scheduled  principal and interest  payments on the related mortgage  loans.  See  "Description  of the  Certificates—Payments  on  Mortgage  Collateral—Buy-Down  Mortgage
Loans."

The Mortgaged Properties

        The  mortgaged  properties  may  consist of  attached or  detached  individual  dwellings,  Cooperative dwellings,  individual or adjacent condominiums,  townhouses,  duplexes, row houses, modular  pre-cut/panelized housing,  manufactured  homes,  individual units or two- to four-unit  dwellings in planned unit  developments, two- to  four-family  dwellings,  Mixed-Use  Properties  and other  attached  dwelling  units.  Each  mortgaged property,  other than a Cooperative  dwelling or Mexican property,  will be located on land owned in fee simple by the mortgagor or, if specified in the  accompanying  prospectus  supplement,  land leased by the  mortgagor.
The  ownership of the Mexican  properties  will be held by the Mexican  trust.  Attached  dwellings may include structures  where each  mortgagor  owns the land on which the unit is built with the  remaining  adjacent  land owned in common,  or dwelling  units  subject to a  proprietary  lease or  occupancy  agreement in an apartment building owned by a Cooperative.  The proprietary lease or occupancy  agreement  securing a Cooperative Loan is subordinate,  in most cases, to any blanket mortgage on the related  cooperative  apartment  building or on the underlying  land.  Additionally,  in the  case of a  Cooperative  Loan,  the  proprietary  lease  or  occupancy agreement  may  be  terminated  and  the  cooperative  shares  may  be  cancelled  by  the  Cooperative  if the tenant-stockholder  fails to pay  maintenance or other  obligations or charges owed by the  tenant-stockholder.
See "Certain Legal Aspects of Mortgage Loans and Contracts."

        Mexico Mortgage Loans. Each Mexico Mortgage Loan will be secured by the beneficial  ownership  interest in a separate  trust,  the sole asset of which is a residential  property  located in Mexico.  The  residential property may be a second home,  vacation  home or the primary  residence of the  mortgagor.  The mortgagor of a
Mexico Mortgage Loan may be a U.S. borrower or an international borrower.

        Because of the uncertainty  and delays in foreclosing on real property  interests in Mexico and because non-Mexican  citizens are prohibited from owning real property  located in certain areas of Mexico,  the nature of the security  interest  and the manner in which the Mexico  Mortgage  Loans are secured  differ from that of mortgage loans  typically made in the United States.  Record  ownership and title to the Mexican  property will be held in the name of a Mexican  financial  institution  acting as Mexican  trustee for a Mexican  trust under the terms of a trust  agreement.  The trust  agreement  will be  governed  by Mexican law and will be filed (in
Spanish) in the real property records in the  jurisdiction in which the property is located.  The original term of the  Mexican  trust will be 50 years and will be  renewable  at the option of the  mortgagor.  To secure the repayment  of the Mexico  Mortgage  Loan,  the  lender is named as a  beneficiary  of the  Mexican  trust.  The lender's  beneficial interest in the Mexican trust grants to the lender the right to direct the Mexican trustee to transfer the  mortgagor's  beneficial  interest in the Mexican  trust or to terminate  the Mexican trust and sell the Mexican  property.  The mortgagor's  beneficial  interest in the Mexican trust grants to the mortgagor the right to use,  occupy and enjoy the  Mexican  property  so long as it is not in default of its  obligations relating to the Mexico Mortgage Loan.

        As security for repayment of the Mexico Mortgage Loan,  under the loan agreement,  the mortgagor grants to the lender a  security  interest  in the  mortgagor's  beneficial  interest  in the  Mexican  trust.  If the mortgagor is domiciled in the United States,  the mortgagor's  beneficial  interest in the Mexican trust should be considered  under  applicable  state law to be an interest in personal  property,  not real  property,  and, accordingly,  the lender will file  financing  statements  in the  appropriate  state to perfect  the  lender's security  interest.  Because the  lender's  security  interest in the  mortgagor's  beneficial  interest in the
Mexican  trust is not,  for purposes of  foreclosing  on such  collateral,  an interest in real  property,  the depositor  either will rely on its  remedies  that are  available  in the United  States  under the  applicable
Uniform  Commercial  Code, or UCC, and under the trust  agreement and  foreclose on the  collateral  securing a
Mexico  Mortgage  Loan  under the UCC,  or direct  the  Mexican  trustee  to  conduct  an  auction  to sell the mortgagor's  beneficial  interest or the Mexican  property under the trust  agreement.  If a mortgagor is not a resident of the United States,  the lender's  security interest in the mortgagor's  beneficial  interest in the
Mexican trust may be  unperfected  under the UCC. If the lender  conducts its principal  lending  activities in the United  States,  the loan  agreement  will provide that rights and  obligations of such a mortgagor and the lender  under the loan  agreement  will be governed  under  applicable  United  States  state law. See "Certain
Legal Aspects of Mortgage Loans and Contracts — The Mortgage Loans."

        In connection  with the  assignment of a Mexico  Mortgage Loan into a trust created under a pooling and servicing agreement,  the depositor will transfer to the trustee, on behalf of the  certificateholders,  all of its right,  title and interest in the mortgage  note,  the lender's  beneficial  interest in the Mexican trust, the lender's  security interest in the mortgagor's  beneficial  interest in the Mexican trust, and its interest in any policies of insurance on the Mexico  Mortgage Loan or the Mexican  property.  The percentage of mortgage loans, if any, that are Mexico Mortgage Loans will be specified in the accompanying prospectus supplement.

        Mixed-Use  Properties.  Mortgage loans secured by Mixed-Use Property, or mixed-use mortgage loans, will consist  of  mortgage  loans  secured  by first or  junior  mortgages,  deeds  of  trust  or  similar  security instruments on fee simple or leasehold interests in Mixed-Use  Property.  The mixed-use mortgage loans may also be secured by one or more  assignments  of leases and rents,  management  agreements  or  operating  agreements relating to the  mortgaged  property and in some cases by certain  letters of credit,  personal  guarantees  or both.  Under an assignment of leases and rents,  the related  mortgagor  assigns its right,  title and interest as  landlord  under each  related  lease and the income  derived  from the lease to the related  lender,  while retaining a right to collect  the rents for so long as there is no  default.  If the  mortgagor  defaults,  the right of the mortgagor  terminates  and the related  lender is entitled to collect the rents from tenants to be applied to the payment  obligations  of the mortgagor.  State law may limit or restrict the  enforcement of the assignment  of leases  and  rents by a lender  until the  lender  takes  possession  of the  related  mortgaged property and a receiver is appointed.

        Mixed-use  real estate  lending is  generally  viewed as exposing  the lender to a greater risk of loss than one- to four-family  residential  lending.  Mixed-use real estate lending typically  involves larger loans to single  mortgagors or groups of related  mortgagors  than  residential  one- to four-family  mortgage loans.
Furthermore,  the  repayment of loans  secured by  income-producing  properties  is typically  dependent on the successful  operation of the related  real estate  project.  If the cash flow from the project is reduced,  for example,  if leases are not  obtained or renewed,  the  borrower's  ability to repay the loan may be  impaired.
Mixed-use  real  estate  can be  affected  significantly  by supply  and  demand in the  market for the type of property securing the loan and,  therefore,  may be subject to adverse economic  conditions.  Market values may vary as a result of  economic  events or  governmental  regulations  outside  the  control of the  borrower  or lender,  such as rent control laws,  which impact the future cash flow of the property.  Mortgage loans secured by  Mixed-Use  Properties  will not exceed ten percent  (10%) by  aggregate  principal  balance of the mortgage loans in any mortgage pool as of the cut-off date specified in the accompanying prospectus supplement.

        The mortgaged  properties may be owner-occupied or  non-owner-occupied  and may include vacation homes, second homes and  investment  properties.  The  percentage  of mortgage  loans that is  owner-occupied  will be disclosed in the  accompanying  prospectus  supplement.  The basis for any statement that a given percentage of the  mortgage  loans is secured by  mortgaged  properties  that are  owner-occupied  will be one or more of the following:

o       the making of a  representation  by the mortgagor at  origination of a mortgage loan that the mortgagor intends to use the mortgaged property as a primary residence;

o       a  representation  by the  originator  of the  mortgage  loan,  which may be based  solely on the above clause; or

o       the fact that the  mailing  address  for the  mortgagor  is the same as the  address  of the  mortgaged property.

Any representation and warranty in the related pooling and servicing  agreement  regarding  owner-occupancy may be based solely on that  information.  Mortgage  loans  secured by  investment  properties,  including  two- to four-unit  dwellings,  may also be secured by an  assignment  of leases and rents and  operating  or other cash flow guarantees relating to the mortgage loans.

Loan-to-Value Ratio

        In the case of most  mortgage  loans  made to finance  the  purchase  of the  mortgaged  property,  the
Loan-to-Value  Ratio, or LTV ratio,  is the ratio,  expressed as a percentage,  of the principal  amount of the mortgage loan at origination to the lesser of (1) the appraised  value  determined in an appraisal  obtained at origination of the mortgage loan and (2) the sales price for the related mortgaged property.

        In the case of some mortgage loans made to refinance  non-purchase mortgage loans or converted mortgage loans,  the LTV ratio at origination is defined in most cases as the ratio,  expressed as a percentage,  of the principal  amount of the mortgage loan to either the  appraised  value  determined in an appraisal  obtained at the time of  refinancing  or  conversion  or,  if no  appraisal  has been  obtained,  to the  lesser of (1) the appraised value or other valuation of the related mortgaged  property  determined at origination of the loan to be refinanced or converted and (2) the sale price of the related  mortgaged  property.  In some cases,  in lieu of an  appraisal,  a valuation of the  mortgaged  property  will be obtained  from a service  that  provides an automated  valuation.  An automated valuation evaluates,  through the use of computer models,  various types of publicly-available  information,  such as recent sales prices for similar homes within the same geographic area and within the same price range.  In the case of some mortgage loans  seasoned for over twelve months,  the LTV ratio may be  determined  at the time of  purchase  from the related  seller  based on the ratio of the current loan amount to the current value of the mortgaged property.  Appraised values may be determined by either:

o       a statistical analysis;

o       a broker's price opinion; or

o       an automated valuation, drive-by appraisal or other certification of value.

        Some of the mortgage  loans which are subject to negative  amortization  will have LTV ratios that will increase after  origination as a result of their negative  amortization.  In the case of some seasoned mortgage loans,  the values  used in  calculating  LTV  ratios may no longer be  accurate  valuations  of the  mortgaged properties.  Some  mortgaged  properties  may be  located  in  regions  where  property  values  have  declined significantly since the time of origination.

        With respect to any junior  mortgage loan, the combined LTV ratio,  or CLTV ratio,  usually will be the ratio,  expressed as a  percentage,  of the sum of the cut-off date  principal  balance of the junior  mortgage loan and the principal  balance of any related  mortgage loans that  constitute  liens senior or subordinate to the lien of the junior mortgage loan on the related mortgaged  property,  at the time of the origination of the junior mortgage loan, or, in some cases, at the time of an appraisal  subsequent to origination,  to the lesser of (1)  the  appraised  value  of the  related  mortgaged  property  determined  in the  appraisal  used in the origination  of the junior  mortgage  loan,  or the value  determined  in an appraisal  obtained  subsequent to origination,  and (2) in some cases,  the sales price of the  mortgaged  property.  With respect to each junior mortgage loan, the junior  mortgage  ratio in most cases will be the ratio,  expressed as a percentage,  of the cut-off date principal  balance of the junior  mortgage loan to the sum of the cut-off date  principal  balance of the junior  mortgage  loan and the  principal  balance of any mortgage  loans senior or  subordinate  to the junior mortgage loan at the time of the origination of the junior mortgage loan.

Underwriting Policies

        The depositor  expects that the originator of each of the mortgage loans will have applied,  consistent with  applicable  federal and state laws and  regulations,  underwriting  procedures  intended to evaluate  the borrower's  credit  standing and  repayment  ability  and/or the value and adequacy of the related  property as collateral.  All  or a  portion  of  the  mortgage  loans  constituting  the  mortgage  pool  for a  series  of certificates  may have been  acquired  either  directly or  indirectly  by the  depositor  through the AlterNet
Mortgage Program or the Credit Gap Program from affiliated or unaffiliated sellers.

        The mortgage loans in any mortgage pool may be  underwritten  by  Residential  Funding  Corporation,  a seller or a  designated  third party  through the use of an  automated  underwriting  system.  In the case of a
Designated  Seller  Transaction,  the  mortgage  loans  may be  underwritten  by  the  designated  seller  or a designated  third  party  through the use of an  automated  underwriting  system.  For  additional  information regarding  automated  underwriting  systems that are used by Residential  Funding Corporation to review some of the  mortgage  loans  that it  purchases  and  that may be  included  in any  mortgage  pool,  see  "—Automated
Underwriting," below.

        General Standards

        In most  cases,  under a  traditional  "full  documentation"  program,  each  mortgagor  will have been required to complete an application  designed to provide to the original lender  pertinent  credit  information concerning the mortgagor.  As part of the description of the  mortgagor's  financial  condition,  the mortgagor will have furnished information,  which may be supplied solely in the application,  with respect to its assets, liabilities,  income,  credit history and employment  history,  and furnished an  authorization  to apply for a credit report that  summarizes  the borrower's  credit history with local  merchants and lenders and any record of bankruptcy.  The mortgagor may also have been required to authorize  verifications  of deposits at financial institutions  where the mortgagor had demand or savings accounts.  In the case of investment  properties,  only income derived from the mortgaged  property may have been  considered for  underwriting  purposes,  rather than the income of the mortgagor from other sources.  With respect to mortgaged  property  consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes.

        If specified in the  accompanying  prospectus  supplement,  a mortgage pool may include  mortgage loans that have  been  underwritten  pursuant  to a  streamlined  documentation  refinancing  program.  Such  program permits some mortgage loans to be refinanced  with only limited  verification  or updating of the  underwriting information that was obtained at the time that the original  mortgage loan was originated.  For example,  a new appraisal of a mortgaged  property may not be required if the related original  mortgage loan was originated up to 24 months  prior to the  refinancing.  In  addition,  a  mortgagor's  income may not be  verified,  although continued  employment  is required to be verified.  In certain  circumstances,  a mortgagor may be permitted to borrow up to 100% of the outstanding  principal  amount of the original loan.  Each mortgage loan  underwritten pursuant  to this  program  will be treated  as having  been  underwritten  pursuant  to the same  underwriting documentation  program as the mortgage loan that it  refinanced,  including  for purposes of the  disclosure in the  accompanying  prospectus  supplement.  If  specified  in  the  accompanying  prospectus  supplement,  some mortgage  loans  may  have  been  originated  under  "limited  documentation,"  "stated  documentation"  or "no
documentation"   programs  that  require  less   documentation  and  verification  than  do  traditional  "full documentation"  programs.  Under a limited  documentation,  stated  documentation or no documentation  program, minimal  investigation  into the mortgagor's  credit history and income profile is undertaken by the originator and the underwriting  may be based primarily or entirely on an appraisal of the mortgaged  property and the LTV ratio at origination.

        The  adequacy of a mortgaged  property as security  for  repayment  of the related  mortgage  loan will typically  have  been  determined  by  an  appraisal  or an  automated  valuation,  as  described  above  under
"--Loan-to-Value  Ratio."  Appraisers may be either staff appraisers  employed by the originator or independent appraisers  selected  in  accordance  with  pre-established  guidelines  established  by or  acceptable  to the originator.  The appraisal  procedure  guidelines in most cases will have required the appraiser or an agent on its behalf to  personally  inspect the property and to verify  whether the property was in good  condition  and that construction,  if new, had been substantially  completed. The appraisal will have considered a market data analysis of recent sales of comparable  properties  and, when deemed  applicable,  an analysis  based on income generated  from the  property or  replacement  cost  analysis  based on the  current  cost of  constructing  or purchasing a similar  property.  In certain  instances,  the LTV ratio or CLTV ratio may have been based on the appraised value as indicated on a review appraisal conducted by the mortgage collateral seller or originator.

        The underwriting  standards applied by an originator  typically require that the underwriting  officers of the originator be satisfied that the value of the property being  financed,  as indicated by an appraisal or other acceptable  valuation method as described below,  currently supports and is anticipated to support in the future the outstanding  loan balance.  In fact, some states where the mortgaged  properties may be located have
"anti-deficiency"  laws requiring,  in general,  that lenders  providing  credit on single family property look solely to the  property for  repayment in the event of  foreclosure.  See  "Certain  Legal  Aspects of Mortgage
Loans and  Contracts."  Any of these  factors  could  change  nationwide  or merely  could affect a locality or region  in which  all or some of the  mortgaged  properties  are  located.  However,  declining  values of real estate,  as  experienced  periodically  in certain  regions,  or  increases in the  principal  balances of some mortgage loans,  such as GPM Loans and negative  amortization ARM loans,  could cause the principal  balance of some or all of these mortgage loans to exceed the value of the mortgaged properties.

        Based on the  data  provided  in the  application  and  certain  verifications,  if  required,  and the appraisal or other valuation of the mortgaged  property,  a  determination  will have been made by the original lender  that the  mortgagor's  monthly  income,  if required to be stated,  would be  sufficient  to enable the mortgagor to meet its monthly  obligations  on the mortgage  loan and other  expenses  related to the property.
Examples of other  expenses  include  property  taxes,  utility  costs,  standard  hazard and primary  mortgage insurance,  maintenance  fees and other  levies  assessed  by a  Cooperative,  if  applicable,  and other fixed obligations other than housing expenses including,  in the case of junior mortgage loans,  payments required to be made on any senior  mortgage.  The originator's  guidelines for mortgage loans will, in most cases,  specify that  scheduled  payments  on a mortgage  loan  during  the first  year of its term plus  taxes and  insurance, including primary mortgage  insurance,  and all scheduled  payments on obligations that extend beyond one year, including  those mentioned above and other fixed  obligations,  would equal no more than specified  percentages of the  prospective  mortgagor's  gross income.  The  originator  may also consider the amount of liquid assets available to the mortgagor after origination.

        The level of review by  Residential  Funding  Corporation,  if any,  will  vary  depending  on  several factors.  Residential Funding  Corporation,  on behalf of the depositor,  typically will review a sample of the mortgage loans purchased by Residential  Funding  Corporation  for conformity with the applicable  underwriting standards  and to assess the  likelihood  of repayment of the mortgage  loan from the various  sources for such repayment,  including the mortgagor,  the mortgaged  property,  and primary  mortgage  insurance,  if any. Such underwriting  reviews will generally not be conducted  with respect to any individual  mortgage pool related to a series of certificates.  In reviewing  seasoned  mortgage loans, or mortgage loans that have been outstanding for more than 12 months,  Residential  Funding  Corporation  may also take into  consideration  the mortgagor's actual  payment  history in assessing a mortgagor's  current  ability to make payments on the mortgage loan. In addition,  Residential  Funding  Corporation may conduct  additional  procedures to assess the current value of the mortgaged  properties.  Those procedures may consist of drive-by  appraisals,  automated valuations or real estate broker's price opinions.  The depositor may also consider a specific area's housing value trends.  These alternative  valuation  methods  may not be as  reliable  as the type of  mortgagor  financial  information  or appraisals that are typically  obtained at  origination.  In its  underwriting  analysis,  Residential  Funding
Corporation  may also consider the applicable  Credit Score of the related  mortgagor  used in connection  with the  origination  of the mortgage  loan,  as  determined  based on a credit  scoring  model  acceptable  to the depositor.

        The depositor  anticipates  that mortgage  loans,  other than the Mexico Mortgage Loans and some Puerto
Rico mortgage loans,  included in mortgage pools for certain series of  certificates  will have been originated based on underwriting  standards that are less  restrictive than for other mortgage loan lending  programs.  In such cases,  borrowers may have credit histories that contain  delinquencies on mortgage and/or consumer debts.
Some borrowers may have initiated  bankruptcy  proceedings within a few years of the time of origination of the related  mortgage loan. In addition,  some mortgage loans with LTV ratios over 80% will not be required to have the  benefit  of  primary  mortgage  insurance.  Likewise,  mortgage  loans  included  in a trust may have been originated in connection  with a governmental  program under which  underwriting  standards were  significantly less  stringent and designed to promote home ownership or the  availability  of affordable  residential  rental property  regardless  of higher  risks of default  and losses.  As  discussed  above,  in  evaluating  seasoned mortgage  loans,  the depositor may place greater weight on payment history or market and other economic trends and less weight on underwriting factors usually applied to newly originated mortgage loans.

        With respect to the depositor's  underwriting  standards,  as well as any other underwriting  standards that may be applicable to any mortgage loans, such underwriting  standards  typically include a set of specific criteria by which the underwriting  evaluation is made. However, the application of the underwriting  standards does not imply that each  specific  criterion  was  satisfied  individually.  Rather,  a mortgage  loan will be considered to be originated in accordance  with a given set of  underwriting  standards if, based on an overall qualitative evaluation,  the loan is in substantial compliance with the underwriting standards.  For example, a mortgage loan may be considered to comply with a set of  underwriting  standards,  even if one or more specific criteria  included in the  underwriting  standards were not  satisfied,  if other factors  compensated  for the criteria that were not satisfied or if the mortgage loan is  considered to be in  substantial  compliance  with the  underwriting  standards.  In the case of a Designated  Seller  Transaction,  the  applicable  underwriting standards  will be those of the seller or of the  originator  of the mortgage  loans,  and will be described in the accompanying prospectus supplement.

        Credit Scores are obtained by some mortgage  lenders in connection  with mortgage loan  applications to help assess a borrower's  creditworthiness.  In addition,  Credit Scores may be obtained by Residential Funding
Corporation  or the designated  seller after the  origination of a mortgage loan if the seller does not provide to Residential  Funding  Corporation or the designated  seller a Credit Score.  Credit Scores are obtained from credit  reports  provided  by  various  credit  reporting  organizations,  each of which may  employ  differing computer models and methodologies.

        The Credit Score is designed to assess a  borrower's  credit  history at a single point in time,  using objective  information  currently  on file for the  borrower at a  particular  credit  reporting  organization.
Information used to create a Credit Score may include,  among other things,  payment history,  delinquencies on accounts,  levels of  outstanding  indebtedness,  length  of credit  history,  types of credit  and  bankruptcy experience.  Credit Scores range from  approximately  350 to approximately  840, with higher scores  indicating an individual with a more favorable  credit history  compared to an individual with a lower score.  However,  a
Credit Score  purports  only to be a  measurement  of the relative  degree of risk a borrower  represents  to a lender,  i.e.,  a  borrower  with a higher  score is  statistically  expected  to be less  likely to default in payment  than a  borrower  with a lower  score.  In  addition,  it  should be noted  that  Credit  Scores  were developed to indicate a level of default  probability over a two-year period,  which does not correspond to the life of a mortgage  loan.  Furthermore,  Credit  Scores were not developed  specifically  for use in connection with mortgage  loans,  but for consumer loans in general,  and assess only the borrower's  past credit history.
Therefore,  in most cases, a Credit Score does not take into  consideration  the differences  between  mortgage loans and consumer  loans,  or the specific  characteristics  of the related  mortgage loan,  including the LTV ratio,  the collateral  for the mortgage loan, or the debt to income ratio.  There can be no assurance that the
Credit Scores of the  mortgagors  will be an accurate  predictor of the  likelihood of repayment of the related mortgage  loans or that any  mortgagor's  Credit  Score  would not be lower if  obtained  as of the date of the accompanying prospectus supplement.

        Once all applicable  employment,  credit and property  information is received, a determination is made as to whether the prospective  borrower has sufficient  monthly income available to meet the borrower's monthly obligations on the proposed  mortgage loan and other  expenses  related to the home,  including  property taxes and hazard  insurance,  and other  financial  obligations  and monthly  living  expenses.  ARM loans,  Buy-Down
Mortgage Loans,  graduated  payment  mortgage loans and any other mortgage loans will generally be underwritten on the basis of the  borrower's  ability to make monthly  payments as  determined  by reference to the mortgage rates in effect at origination or the reduced  initial monthly  payments,  as the case may be, and on the basis of an assumption  that the  borrowers  will likely be able to pay the higher  monthly  payments that may result from later  increases in the mortgage rates or from later  increases in the monthly  payments,  as the case may be, at the time of the increase even though the  borrowers  may not be able to make the higher  payments at the time of  origination.  The mortgage rate in effect from the  origination  date of an ARM loan or other types of loans to the first  adjustment date are likely to be lower,  and may be  significantly  lower,  than the sum of the then applicable index and Note Margin.  Similarly,  the amount of the monthly payment on Buy-Down  Mortgage
Loans and  graduated  payment  mortgage  loans will increase  periodically.  If the  borrowers'  incomes do not increase in an amount  commensurate  with the  increases in monthly  payments,  the  likelihood of default will increase.  In addition,  in the case of either ARM loans or graduated  payment  mortgage loans that are subject to negative  amortization,  due to the addition of deferred  interest the principal  balances of those mortgage loans are more likely to equal or exceed the value of the underlying mortgaged  properties,  thereby increasing the  likelihood  of defaults and losses.  With  respect to Balloon  Loans,  payment of the Balloon  Amount will depend  on the  borrower's  ability  to  obtain  refinancing  or to sell the  mortgaged  property  prior to the maturity  of the  Balloon  Loan,  and there can be no  assurance  that  refinancing  will be  available  to the borrower or that a sale will be possible.

        The AlterNet Mortgage Program and the Credit Gap Program

        The specific  underwriting  standards  with respect to AlterNet loans and Credit Gap loans will in most cases conform to those published in Residential Funding  Corporation's Client Guide,  referred to as the Guide, as modified from time to time,  including the provisions of the Guide  applicable to the  depositor's  AlterNet
Mortgage  Program  and the  Credit Gap  Program.  AlterNet  loans and  Credit  Gap Loans are made to  borrowers having a range of imperfect credit histories,  ranging from minor delinquencies to borrower  bankruptcies.  The applicable  underwriting  standards are revised based on changing conditions in the residential mortgage market and the market for the depositor's  mortgage  pass-through  certificates  and may also be waived by Residential
Funding  Corporation  from time to time. The prospectus  supplement for each series of certificates  secured by
AlterNet  loans or Credit  Gap loans  will  describe  the  general  underwriting  criteria  applicable  to such mortgage loans, as well as any material changes to the general standard described above.

        A portion of AlterNet  loans and Credit Gap Loans  typically  will be reviewed by  Residential  Funding
Corporation or by a designated third party for compliance with applicable  underwriting  criteria.  Residential
Funding  Corporation  may  conduct  this  review  using an  automated  underwriting  system.  See  "--Automated
Underwriting,"  below.  Some AlterNet loans will be purchased from AlterNet  Program Sellers who will represent
to  Residential  Funding  Corporation  that  AlterNet  loans  were  originated  under  underwriting   standards
determined by a mortgage insurance company acceptable to Residential Funding  Corporation.  Residential Funding
Corporation may accept a  certification  from an insurance  company as to an AlterNet loan's  insurability in a mortgage  pool as of the date of  certification  as evidence  of an  AlterNet  loan  conforming  to  applicable underwriting  standards.  The  certifications  will likely have been issued before the purchase of the AlterNet loan by Residential  Funding Corporation or the depositor.  Similarly,  some Credit Gap loans will be purchased from Credit Gap Program  Sellers who will represent to Residential  Funding  Corporation  that Credit Gap loans were  originated  under  underwriting  standards  determined  by a mortgage  insurance  company  acceptable  to
Residential Funding  Corporation.  Residential Funding Corporation may accept a certification from an insurance company as to a Credit Gap loan's  insurability in a mortgage pool as of the date of  certification as evidence of a Credit Gap loan  conforming to applicable  underwriting  standards.  The  certifications  will likely have been issued before the purchase of the Credit Gap loan by Residential Funding Corporation or the depositor.

        A portion of the mortgage loans will be purchased in negotiated transactions,  which may be governed by master  commitment  agreements  relating  to  ongoing  purchases  of  mortgage  loans  by  Residential  Funding
Corporation  or the  designated  seller.  In some of  those  cases,  the  price  paid  by  Residential  Funding
Corporation or the  designated  seller to the seller may be adjusted to reflect losses or gains on the mortgage loans sold by that seller to  Residential  Funding  Corporation.  The sellers who sell to  Residential  Funding
Corporation or the designated  seller  pursuant to master  commitment  agreements will represent to Residential
Funding  Corporation or the designated  seller that the mortgage loans have been  originated in accordance with underwriting  standards agreed to by Residential  Funding  Corporation or the designated seller, as applicable.
Residential  Funding  Corporation  or the  designated  seller,  as the case may be, on behalf of the depositor, will  review  only a limited  portion  of the  mortgage  loans in any  delivery  from the  related  seller  for conformity with the applicable underwriting standards.

        Automated Underwriting

        In recent years, the use of automated  underwriting  systems has become  commonplace in the residential mortgage  market.  Residential  Funding  Corporation  evaluates  many of the  mortgage  loans that it purchases through the use of one or more  automated  underwriting  systems.  In general,  these systems are programmed to review  most  of the  information  that  is  set  forth  in  Residential  Funding  Corporation's  Guide  as the
underwriting  criteria  that is  necessary to satisfy each  underwriting  program.  In the case of the AlterNet
Mortgage  Program and the Credit Gap Program,  the system may make adjustments for some  compensating  factors, which could result in a mortgage loan being  approved even if all of the  specified  underwriting  criteria for that underwriting program are not satisfied.

        In some cases,  Residential Funding Corporation enters the information into the automated  underwriting system using the  documentation  delivered  to  Residential  Funding  Corporation  by the  mortgage  collateral seller.  In other cases,  the mortgage  collateral  seller enters the  information  directly into the automated underwriting  system. If a mortgage  collateral seller enters the information,  Residential Funding Corporation will, in many cases, verify that the information  relating to the underwriting  criteria that it considers most important accurately reflects the information  contained in the underwriting  documentation.  However, for some mortgage  collateral  sellers,  it will only verify the information  with respect to a sample of those mortgage loans.

        Each automated  review will either generate an approval,  a rejection or a  recommendation  for further review.  In the case of a  recommendation  of further  review,  underwriting  personnel  will  perform a manual review of the mortgage loan  documentation  before Residential  Funding  Corporation will purchase the mortgage loan.  However, in the case of some mortgage  collateral  sellers,  underwriting  personnel will conduct only a limited  review of the  mortgage  loan  documentation.  If that  limited  review  does not detect any  material deviations  from the  applicable  underwriting  criteria,  Residential  Funding  Corporation  will approve that mortgage loan for purchase.

        Because an automated  underwriting  system will only consider the information  that it is programmed to review,  which may be more  limited than the  information  that could be  considered  in the course of a manual review,  some mortgage  loans may be approved by an automated  system that would have been  rejected  through a manual  review.  In addition,  there could be  programming  inconsistencies  between an automated  underwriting system and the underwriting  criteria set forth in Residential  Funding  Corporation's  Guide,  which could, in turn, be applied to numerous  mortgage  loans that the system  reviews.  We cannot assure you that an automated underwriting  review will in all cases  result in the same  determination  as a manual  review with  respect to whether a mortgage loan satisfies Residential Funding Corporation's underwriting criteria.

The Contracts

General

        The trust for a series may include a contract pool evidencing  interests in contracts originated by one or more  manufactured  housing  dealers,  or such  other  entity  or  entities  described  in the  accompanying prospectus  supplement.  Each  contract will be secured by a  manufactured  home.  The contracts  will be fully amortizing or, if specified in the accompanying prospectus supplement, Balloon Loans.

        The manufactured  homes securing the contracts will consist of "manufactured  homes" within the meaning of 42 U.S.C.  §  5402(6),  which are  treated as  "single  family  residences"  for the  purposes  of the REMIC provisions of the Internal Revenue Code of 1986, or Internal  Revenue Code.  Accordingly,  a manufactured  home will be a  structure  built  on a  permanent  chassis,  which  is  transportable  in one or more  sections  and customarily  used at a fixed  location,  has a minimum of 400 square feet of living space and minimum  width in excess of 8 1/2 feet,  is  designed  to be used as a  dwelling  with or  without a  permanent  foundation  when connected to the required  utilities,  and includes the plumbing,  heating,  air  conditioning,  and electrical systems contained therein.

        Some  contract  pools may  include  contracts  that are one or more  months  delinquent  with regard to payment of  principal  or interest  at the time of their  deposit  into a trust.  The  accompanying  prospectus supplement  will describe the  percentage of contracts that are delinquent and whether such contracts have been so  delinquent  more than once during the  preceding  twelve  months.  Contract  pools that contain  delinquent contracts  are more  likely to sustain  losses  than are  contract  pools that  contain  contracts  that have a current payment status.

Underwriting Policies

        Conventional  contracts  will comply with the  underwriting  policies of the  applicable  originator or mortgage collateral seller, which will be described in the accompanying prospectus supplement.

        With respect to a contract made in connection  with the  mortgagor's  purchase of a manufactured  home, the  appraised  value is  usually  the sales  price of the  manufactured  home or the  amount  determined  by a professional  appraiser.  The appraiser must personally inspect the manufactured home and prepare a report that includes  market data based on recent sales of comparable  manufactured  homes and, when deemed  applicable,  a replacement  cost  analysis  based on the  current  cost of a similar  manufactured  home.  The LTV ratio for a contract in most cases will be equal to the original  principal  amount of the  contract  divided by the lesser of  the  appraised  value  or the  sales  price  for  the  manufactured  home.  However,  an  appraisal  of the manufactured home generally will not be required.

The Agency Securities

Government National Mortgage Association

        Ginnie Mae is a wholly-owned corporate  instrumentality of the United States within HUD. Section 306(g)
of Title III of the National  Housing Act of 1934,  as amended,  referred to in this  prospectus as the Housing
Act,  authorizes  Ginnie Mae to guarantee the timely  payment of the principal of and interest on  certificates representing  interests  in a pool of mortgages  insured by the FHA,  under the Housing Act or under Title V of the Housing Act of 1949, or partially  guaranteed by the VA under the  Servicemen's  Readjustment  Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

        Section  306(g) of the Housing  Act  provides  that "the full faith and credit of the United  States is pledged  to the  payment  of all  amounts  which may be  required  to be paid  under any  guarantee  under this subsection."  In order to meet its obligations  under any such guarantee,  Ginnie Mae may, under Section 306(d)
of the Housing Act,  borrow from the United States  Treasury an amount that is at any time sufficient to enable
Ginnie Mae to perform its obligations  under its guarantee.  See "Additional  Information" for the availability of further information regarding Ginnie Mae and Ginnie Mae securities.

Ginnie Mae Securities

        In most cases, each Ginnie Mae security  relating to a series,  which may be a Ginnie Mae I Certificate or a  Ginnie  Mae II  Certificate  as  referred  to by  Ginnie  Mae,  will be a "fully  modified  pass-through"
mortgage-backed  certificate  issued and  serviced by a mortgage  banking  company or other  financial  concern approved by Ginnie Mae,  except with respect to any stripped  mortgage-backed  securities  guaranteed by Ginnie
Mae or any REMIC securities  issued by Ginnie Mae. The  characteristics  of any Ginnie Mae securities  included in the trust for a series of certificates will be described in the accompanying prospectus supplement.

Federal Home Loan Mortgage Corporation

        Freddie  Mac is a  corporate  instrumentality  of the  United  States  created  under  Title III of the
Emergency Home Finance Act of 1970, as amended,  or the Freddie Mac Act. Freddie Mac was established  primarily for the purpose of increasing the  availability  of mortgage  credit for the financing of needed  housing.  The principal  activity of Freddie Mac  currently  consists of  purchasing  first-lien,  conventional,  residential mortgage  loans or  participation  interests  in such  mortgage  loans  and  reselling  the  mortgage  loans so purchased in the form of guaranteed  mortgage  securities,  primarily Freddie Mac securities.  In 1981, Freddie
Mac initiated  its Home Mortgage  Guaranty  Program under which it purchases  mortgage  loans from sellers with
Freddie  Mac  securities  representing  interests  in the  mortgage  loans so  purchased.  All  mortgage  loans purchased  by Freddie  Mac must meet  certain  standards  described  in the  Freddie  Mac Act.  Freddie  Mac is confined to  purchasing,  so far as  practicable,  mortgage  loans that it deems to be of such quality and type that  generally  meet  the  purchase  standards  imposed  by  private  institutional  mortgage  investors.  See
"Additional  Information" for the  availability of further  information  regarding  Freddie Mac and Freddie Mac securities.  Neither the United States nor any agency thereof is obligated to finance Freddie Mac's  operations or to assist Freddie Mac in any other manner.

Freddie Mac Securities

        In most cases, each Freddie Mac security  relating to a series will represent an undivided  interest in a pool of mortgage  loans that  typically  consists  of  conventional  loans,  but may include FHA loans and VA loans,  purchased by Freddie Mac, except with respect to any stripped  mortgage-  backed  securities  issued by
Freddie Mac. Each such pool will consist of mortgage loans,  substantially  all of which are secured by one- to four-family residential properties or, if specified in the accompanying  prospectus supplement,  are secured by multi-family  residential  properties.  The characteristics of any Freddie Mac securities included in the trust for a series of certificates will be described in the accompanying prospectus supplement.

Federal National Mortgage Association

        Fannie Mae is a federally  chartered and privately owned  corporation  organized and existing under the
Federal  National  Mortgage  Association  Charter Act (12 U.S.C.  § 1716 et seq.).  It is the nation's  largest supplier of  residential  mortgage  funds.  Fannie Mae was  originally  established  in 1938 as a United States government  agency to  provide  supplemental  liquidity  to the  mortgage  market  and was  transformed  into a stockholder-owned  and privately managed  corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage  market  primarily by purchasing home mortgage loans from local lenders,  thereby  replenishing their funds for additional  lending.  See "Additional  Information" for the availability of further information respecting  Fannie Mae and Fannie Mae  securities.  Although the Secretary of the Treasury of the United States
has authority to lend Fannie Mae up to $2.25  billion  outstanding  at any time,  neither the United States nor any agency  thereof is  obligated  to finance  Fannie  Mae's  operations  or to assist  Fannie Mae in any other manner.

Fannie Mae Securities

        In most cases,  each Fannie Mae security  relating to a series will  represent a  fractional  undivided
interest  in  a  pool  of  mortgage  loans  formed  by  Fannie  Mae,   except  with  respect  to  any  stripped
mortgage-backed  securities  issued by Fannie Mae. Mortgage loans underlying Fannie Mae securities will consist of fixed,  variable or  adjustable-rate  conventional  mortgage loans or fixed-rate FHA loans or VA loans. Such mortgage  loans may be secured by either  one- to  four-family  or  multi-family  residential  properties.  The characteristics  of any  Fannie  Mae  securities  included  in the trust for a series of  certificates  will be described in the accompanying prospectus supplement.

Mortgage Collateral Sellers

        The  mortgage  collateral  to be included in a trust will be  purchased  by the  depositor  directly or indirectly,  through  Residential  Funding  Corporation or other affiliates,  from mortgage  collateral sellers that may be banks,  savings and loan  associations,  credit  unions,  insurance  companies,  mortgage  bankers, investment  banking firms,  insurance  companies,  the FDIC, and other mortgage loan originators or sellers not affiliated with the depositor.  The mortgage  collateral  sellers may include  Homecomings  Financial  Network,
Inc. and GMAC Mortgage  Corporation  and its affiliates,  each of which is an affiliate of the depositor.  Such purchases may occur by one or more of the following methods:

o       one or more direct or indirect  purchases from  unaffiliated  sellers,  which may occur  simultaneously with the issuance of the certificates or which may occur over an extended period of time;

o       one or more  direct or  indirect  purchases  through the  AlterNet  Mortgage  Program or the Credit Gap
        Program; or

o       one or more purchases from affiliated sellers.

        Mortgage loans may be purchased  under  agreements  relating to ongoing  purchases of mortgage loans by
Residential  Funding  Corporation.  The prospectus  supplement for a series of  certificates  will disclose the method or methods used to acquire the mortgage  collateral for the series.  The depositor may issue one or more classes of  certificates  to a mortgage  collateral  seller as  consideration  for the purchase of the mortgage collateral securing such series of certificates, if so described in the accompanying prospectus supplement.

Qualifications of Sellers

        Each  AlterNet  Program  Seller  and Credit Gap  Program  Seller is  selected  by  Residential  Funding
Corporation  on the basis of  criteria  described  in the Guide.  An  AlterNet  Program  Seller or a Credit Gap
Program  Seller  may be an  affiliate  of the  depositor  and the  depositor  presently  anticipates  that GMAC
Mortgage  Corporation  and Homecomings  Financial  Network,  Inc., each an affiliate of the depositor,  will be
AlterNet  Program  Sellers  and Credit Gap  Program  Sellers.  If an  AlterNet  Program  Seller or a Credit Gap
Program  Seller  becomes  subject to the direct or  indirect  control of the FDIC,  or if an  AlterNet  Program
Seller's or a Credit Gap Program  Seller's net worth,  financial  performance  or delinquency  and  foreclosure rates are adversely  impacted,  the institution  may continue to be treated as an AlterNet  Program Seller or a
Credit Gap Program  Seller,  as  applicable.  Any event may  adversely  affect the ability of any such AlterNet
Program  Seller or Credit Gap Program  Seller to repurchase  mortgage  collateral in the event of a breach of a representation or warranty which has not been cured. See "—Repurchases of Mortgage Collateral" below.

Representations With Respect to Mortgage Collateral

        Except in the case of a Designated Seller  Transaction,  Residential  Funding  Corporation will provide with respect to each mortgage loan,  including  AlterNet loans and Credit Gap loans, or contracts  constituting a part of the trust,  all of the  representations  and  warranties  required  by the rating  agency or agencies rating a specific series of  certificates.  In a Designated  Seller  Transaction,  the Designated  Seller would make  substantially  the same  representations  and warranties,  which are not expected to vary in any material respect.  Residential Funding Corporation will generally represent and warrant that:

o       as of the  cut-off  date,  the  information  described  in a listing of the  related  mortgage  loan or contract was true and correct in all material respects;

o       except in the case of Cooperative  Loans, a policy of title  insurance in the form and amount  required by the Guide or an equivalent  protection  was effective or an attorney's  certificate  was received at origination,  and each  policy  remained  in full force and  effect on the date of sale of the  related mortgage loan or contract to the depositor;

o       to the best of Residential  Funding  Corporation's  knowledge,  if required by applicable  underwriting standards, the mortgage loan or contract is the subject of a primary insurance policy;

o       Residential  Funding  Corporation had good title to the mortgage loan or contract and the mortgage loan or contract is not subject to offsets,  defenses or  counterclaims  except as may be provided under the
        Servicemembers  Civil  Relief Act, as amended,  or Relief Act,  and except with respect to any buy-down agreement for a Buy-Down Mortgage Loan;

o       each mortgaged property is free of material damage and is in good repair;

o       each mortgage loan complied in all material respects with all applicable local,  state and federal laws at the time of origination; and

o       there is no delinquent tax or assessment lien against the related mortgaged property.

        In the event of a breach of a representation or warranty made by Residential  Funding  Corporation that materially  adversely  affects the  interests  of the  certificateholders  in the  mortgage  loan or  contract,
Residential  Funding  Corporation  will be obligated to repurchase  any mortgage loan or contract or substitute for the mortgage loan or contract as described  below. In addition,  except in the case of a Designated  Seller
Transaction,  Residential  Funding  Corporation  will be obligated to repurchase or substitute for any mortgage loan as to which it is  discovered  that the related  mortgage does not create a valid lien having at least the priority  represented  and  warranted in the related  pooling and  servicing  agreement on or, in the case of a contract or a Cooperative  Loan, a perfected  security  interest in, the related  mortgaged  property,  subject only to the following:

o       liens of real property taxes and assessments not yet due and payable;

o       covenants, conditions and restrictions,  rights of way, easements and other matters of public record as of the date of recording of such mortgage and certain other permissible title exceptions;

o       liens of any senior mortgages, in the case of junior mortgage loans; and

o       other  encumbrances  to which like  properties are commonly  subject which do not materially  adversely affect the value, use, enjoyment or marketability of the mortgaged property.

        In addition,  except in the case of a Designated Seller Transaction,  with respect to any mortgage loan or contract as to which the  depositor  delivers to the trustee or the custodian an affidavit  certifying  that the  original  mortgage  note or  contract  has  been  lost or  destroyed,  if the  mortgage  loan or  contract subsequently  is in default and the  enforcement  thereof or of the related  mortgage or contract is materially adversely affected by the absence of the original mortgage note or contract,  Residential  Funding  Corporation will be obligated to  repurchase  or  substitute  for such  mortgage  loan or contract in the manner  described below under "—Repurchases of Mortgage Collateral" and "—Limited Right of Substitution."

        Mortgage collateral sellers will typically make certain  representations  and warranties  regarding the characteristics  of the  mortgage  collateral  that they sell.  However,  mortgage  collateral  purchased  from certain  unaffiliated  sellers may be purchased  with very limited or no  representations  and  warranties.  In addition,  Residential  Funding Corporation and the depositor will not assign to the trustee for the benefit of the  certificateholders  any of the  representations  and  warranties  made  by a  mortgage  collateral  seller regarding  mortgage  collateral  or  any  remedies  provided  for  any  breach  of  those  representations  and
warranties.   Accordingly,   unless  the   accompanying   prospectus   supplement   discloses  that  additional
representations  and warranties are made by the mortgage  collateral  seller or other person for the benefit of the  certificateholders,  the only  representations  and  warranties  that will be made for the  benefit of the certificateholders  will be the limited  representations  and  warranties of  Residential  Funding  Corporation described  above.  If a breach  of a  representation  and  warranty  made by a  mortgage  collateral  seller is
discovered  that  materially  and  adversely  affects  the  interests  of  the   certificateholders   and  that
representation  and warranty has been  assigned to the trustee for the benefit of the  certificateholders,  the master servicer will be required to use its best  reasonable  efforts to enforce the obligation of the mortgage collateral seller to cure such breach or repurchase the mortgage collateral.

Repurchases of Mortgage Collateral

        If a designated seller or Residential  Funding  Corporation  cannot cure a breach of any representation or warranty  made by it and  assigned to the trustee for the benefit of the  certificateholders  relating to an item of  mortgage  collateral  within  90 days  after  notice  from the  master  servicer,  the  servicer,  the
Certificate  Administrator  or the trustee,  and the breach  materially and adversely  affects the interests of the  certificateholders  in the item of mortgage  collateral,  the  designated  seller or  Residential  Funding
Corporation,  as the case may be, will be  obligated  to purchase  the item of mortgage  collateral  at a price described in the related  pooling and servicing  agreement or trust  agreement.  Likewise,  as described  under
"Description of the  Certificates—Review  of Mortgage Loan or Contract  Documents," if the designated seller or
Residential  Funding  Corporation  cannot cure certain  documentary  defects with respect to a mortgage loan or contract,  the  designated  seller or  Residential  Funding  Corporation,  as  applicable,  will be required to repurchase  the item of mortgage  collateral.  The purchase price for any item of mortgage  collateral  will be equal to the  principal  balance  thereof as of the date of purchase  plus  accrued and unpaid  interest to the first day of the month  following  the month of  repurchase,  less the amount,  expressed as a  percentage  per annum,  payable in respect of  servicing  or  administrative  compensation  and the Spread,  if any. In certain limited  cases,  a  substitution  may be made in lieu of such  repurchase  obligation.  See "—Limited  Right of
Substitution" below.

        Because the listing of the related mortgage collateral  generally contains  information with respect to the  mortgage  collateral  as  of  the  cut-off  date,  prepayments  and,  in  certain  limited  circumstances, modifications  to the interest rate and principal and interest  payments may have been made with respect to one or more of the related  items of mortgage  collateral  between the cut-off date and the closing  date.  Neither
Residential  Funding  Corporation  nor any seller will be required to repurchase or substitute  for any item of mortgage collateral as a result of any such prepayment or modification.

        The master servicer,  the servicer or the Certificate  Administrator,  as applicable,  will be required under the applicable  pooling and servicing  agreement or trust agreement to use its best reasonable efforts to enforce the repurchase  obligation of the designated seller or Residential  Funding Corporation of which it has knowledge  due to a breach of a  representation  and  warranty  that was made to or assigned to the trustee (to the extent  applicable),  or the  substitution  right described  below,  for the benefit of the trustee and the certificateholders,  using  practices it would employ in its good faith business  judgment and which are normal and usual in its general mortgage  servicing  activities.  The master servicer is not obligated to review,  and will  not  review,  every  loan  that  is in  foreclosure  or is  delinquent  to  determine  if a  breach  of a representation  and  warranty  has  occurred.  The  master  servicer  will  maintain  policies  and  procedures regarding  repurchase practices that are consistent with its general servicing  activities.  These policies and procedures  generally  will limit  review of loans that are  seasoned and these  policies  and  procedures  are subject to change, in good faith, to reflect the master servicer's  current servicing  activities.  Application of these policies and procedures  may result in losses being borne by the related  credit  enhancement  and, to the extent not available, the related certificateholders.

        Furthermore,  the master servicer or servicer may pursue  foreclosure or similar remedies  concurrently with  pursuing  any remedy for a breach of a  representation  and  warranty.  However,  the master  servicer or servicer is not required to continue to pursue both  remedies if it  determines  that one remedy is more likely to result in a greater  recovery.  In accordance  with the above  described  practices,  the master servicer or servicer will not be required to enforce any purchase  obligation of a designated seller,  Residential  Funding
Corporation  or seller  arising  from any  misrepresentation  by the  designated  seller,  Residential  Funding
Corporation  or seller,  if the master  servicer  or  servicer  determines  in the  reasonable  exercise of its business  judgment that the matters related to the  misrepresentation  did not directly cause or are not likely to directly cause a loss on the related  mortgage loan. In the case of a Designated  Seller  Transaction  where the seller fails to repurchase a mortgage loan and neither the depositor,  Residential  Funding Corporation nor any other entity has assumed the representations and warranties,  the repurchase  obligation of the seller will not become an obligation of the depositor or Residential Funding  Corporation.  The foregoing  obligations will
constitute  the  sole  remedies  available  to   certificateholders   or  the  trustee  for  a  breach  of  any
representation  by  Residential  Funding  Corporation  in its  capacity  as a seller of  mortgage  loans to the depositor, or for any other event giving rise to the obligations.

        Neither the  depositor  nor the master  servicer or servicer  will be  obligated to purchase a mortgage loan if a  designated  seller  defaults  on its  obligation  to do so, and no  assurance  can be given that the designated  sellers will carry out those  obligations  with respect to mortgage loans.  This type of default by a  designated  seller is not a default by the  depositor or by the master  servicer or  servicer.  Any mortgage loan not so  purchased or  substituted  for shall remain in the related  trust and any losses  related  thereto shall be  allocated  to the  related  credit  enhancement,  and to the extent  not  available,  to the  related certificates.

Limited Right of Substitution

        In the case of a mortgage  loan or  contract  required  to be  repurchased  from the trust the  related mortgage  collateral  seller,  a designated  seller or Residential  Funding  Corporation,  as  applicable,  may substitute  a new mortgage  loan or contract for the  repurchased  mortgage  loan or contract  that was removed from the trust,  during the limited time period described  below.  Under some  circumstances,  any substitution must be effected  within 120 days of the date of the  issuance  of the  certificates  with  respect to a trust.
With respect to a trust for which a REMIC  election is to be made,  the  substitution  must be effected  within two years of the date of the  issuance  of the  certificates,  and may not be made unless an opinion of counsel is  delivered to the effect that the  substitution  would not cause the trust to fail to qualify as a REMIC and either  (a) an  opinion of counsel is  delivered  to the effect  that such  substitution  would not result in a prohibited  transaction tax under the Internal  Revenue Code or (b) the trust is indemnified for any prohibited transaction tax that may result from the substitution.

        In most cases, any qualified  substitute  mortgage loan or qualified  substitute  contract will, on the date of substitution:

o       have an outstanding principal balance,  after deduction of the principal portion of the monthly payment due  in the  month  of  substitution,  not  in  excess  of the  outstanding  principal  balance  of the repurchased mortgage loan or repurchased contract;

o       have a mortgage  rate and a Net Mortgage  Rate not less than,  and not more than one  percentage  point greater than, the mortgage rate and Net Mortgage Rate,  respectively,  of the repurchased mortgage loan or repurchased contract as of the date of substitution;

o       have an LTV ratio at the time of substitution  no higher than that of the repurchased  mortgage loan or repurchased contract;

o       have a remaining term to maturity not greater than,  and not more than one year less than,  that of the repurchased mortgage loan or repurchased contract;

o       be secured by mortgaged  property  located in the United States,  unless the repurchased  mortgage loan was a Mexico  Mortgage  Loan or a Puerto Rico mortgage  loan,  in which case the  qualified  substitute mortgage loan may be a Mexico Mortgage Loan or a Puerto Rico mortgage loan, respectively; and

o       comply with all of the  representations  and warranties  described in the related pooling and servicing agreement as of the date of substitution.

        If the outstanding  principal balance of a qualified  substitute mortgage loan or qualified  substitute contract  is  less  than  the  outstanding  principal  balance  of the  related  repurchased  mortgage  loan or repurchased  contract,  the amount of the shortfall shall be deposited into the Custodial  Account in the month of  substitution  for  distribution  to the  related  certificateholders.  The related  pooling  and  servicing agreement may include additional  requirements  relating to ARM loans or other specific types of mortgage loans or contracts,  or additional  provisions  relating to meeting the foregoing  requirements on an aggregate basis where a number of  substitutions  occur  contemporaneously.  The prospectus  supplement will indicate whether a
Designated  Seller will have the option to  substitute  for a mortgage loan or contract that it is obligated to repurchase in connection with a breach of representation and warranty.

                                        DESCRIPTION OF THE CERTIFICATES

General

        The certificates  will be issued in series.  Each series of certificates or, in some instances,  two or more  series  of  certificates,  will be issued  under a pooling  and  servicing  agreement  or, in the case of certificates  backed by  mortgage  securities,  a trust  agreement,  similar  to one of the  forms  filed as an exhibit to the  registration  statement  under the  Securities  Act of 1933,  as amended,  with  respect to the certificates of which this  prospectus is a part. Each pooling and servicing  agreement or trust agreement will be filed with the  Securities  and Exchange  Commission as an exhibit to a Form 8-K. The  following  summaries, together with additional  summaries under "The Pooling and Servicing  Agreement"  below,  describe all material terms and  provisions  relating to the  certificates  common to each pooling and  servicing  agreement or trust agreement.  All  references to a "pooling and servicing  agreement" and any discussion of the provisions of any pooling  and  servicing  agreement  will also apply to trust  agreements.  The  summaries  do not purport to be complete and are subject to, and are  qualified in their  entirety by reference  to, all of the  provisions  of the pooling and servicing agreement for each trust and the accompanying prospectus supplement.

        Each  series  of  certificates  may  consist  of any one or a  combination  of the  following  types of certificates:

Accretion Directed                                  A class that receives  principal  payments from
                                                    the accreted  interest from  specified  accrual
                                                    classes.  An accretion  directed class also may
                                                    receive principal  payments from principal paid
                                                    on the underlying pool of assets.

Accrual                                             A class  that  accretes  the  amount of accrued
                                                    interest otherwise  distributable on the class,
                                                    which  amount will be added as principal to the
                                                    principal   balance   of  the   class  on  each
                                                    applicable  distribution  date.  The  accretion
                                                    may  continue  until some  specified  event has
                                                    occurred or until the accrual class is retired.

Companion                                           A class that  receives  principal  payments  on
                                                    any   distribution   date  only  if   scheduled
                                                    payments  have been made on  specified  planned
                                                    principal  classes,  targeted principal classes
                                                    or scheduled principal classes.

Component                                           A  class   consisting  of   "components."   The
                                                    components    of   a   class    of    component
                                                    certificates  may have different  principal and
                                                    interest payment  characteristics  but together
                                                    constitute a single  class.  Each  component of
                                                    a  class  of  component   certificates  may  be
                                                    identified  as falling  into one or more of the
                                                    categories described in this section.

Fixed Rate                                          A class  with an  interest  rate  that is fixed
                                                    throughout the life of the class.

Floating Rate                                       A  class  with an  interest  rate  that  resets
                                                    periodically  based upon a designated index and
                                                    that varies directly with changes in the index.

Interest Only                                       A  class  having  no   principal   balance  and
                                                    bearing   interest  on  the  related   notional
                                                    amount.   The  notional   amount  is  used  for
                                                    purposes  of  the   determination  of  interest
                                                    distributions.

Inverse Floating Rate                               A  class  with an  interest  rate  that  resets
                                                    periodically  based upon a designated index and
                                                    that  varies  inversely  with  changes  in  the
                                                    index.

Lockout                                             A class that,  for the period of time specified
                                                    in   the   related    prospectus    supplement,
                                                    generally will not receive (in other words,  is
                                                    locked  out of)  (1) principal  prepayments  on
                                                    the   underlying   pool  of  assets   that  are
                                                    allocated   disproportionately  to  the  senior
                                                    certificates  because of the shifting  interest
                                                    structure  of the  certificates  in  the  trust
                                                    and/or (2) scheduled  principal payments on the
                                                    underlying pool of assets,  as specified in the
                                                    related  prospectus   supplement.   During  the
                                                    lock-out  period,  the portion of the principal
                                                    distributions  on the underlying pool of assets
                                                    that the  lockout  class is locked  out of will
                                                    be  distributed  to the other classes of senior
                                                    certificates.

Partial Accrual                                     A class  that  accretes a portion of the amount
                                                    of accrued  interest on it,  which  amount will
                                                    be added to the principal  balance of the class
                                                    on each applicable  distribution date, with the
                                                    remainder   of  the  accrued   interest  to  be
                                                    distributed   currently   as  interest  on  the
                                                    class.  The  accretion  may  continue  until  a
                                                    specified  event  has  occurred  or  until  the
                                                    partial accrual class is retired.

Principal Only                                      A class  that  does  not bear  interest  and is
                                                    entitled  to  receive  only   distributions  of
                                                    principal.

Planned Principal or PACs                           A class that is designed  to receive  principal
                                                    payments   using  a   predetermined   principal
                                                    balance   schedule   derived  by  assuming  two
                                                    constant  prepayment  rates for the  underlying
                                                    pool  of  assets.   These  two  rates  are  the
                                                    endpoints for the  "structuring  range" for the
                                                    planned    principal    class.    The   planned
                                                    principal    classes    in   any    series   of
                                                    certificates  may be subdivided  into different
                                                    categories  (e.g.,  primary  planned  principal
                                                    classes,  secondary  planned  principal classes
                                                    and  so  forth)  having   different   effective
                                                    structuring  ranges  and  different   principal
                                                    payment  priorities.  The structuring range for
                                                    the  secondary  planned  principal  class  of a
                                                    series of  certificates  will be narrower  than
                                                    that for the primary  planned  principal  class
                                                    of the series.

Scheduled Principal                                 A class that is designed  to receive  principal
                                                    payments   using  a   predetermined   principal
                                                    balance  schedule  but is not  designated  as a
                                                    planned  principal class or targeted  principal
                                                    class.  In many cases,  the schedule is derived
                                                    by assuming two constant  prepayment  rates for
                                                    the  underlying  pool  of  assets.   These  two
                                                    rates are the  endpoints  for the  "structuring
                                                    range" for the scheduled principal class.

Senior Support                                      A class that absorbs the realized  losses other
                                                    than  excess  losses  that would  otherwise  be
                                                    allocated  to a super  senior  class  after the
                                                    related  classes of  subordinated  certificates
                                                    are no longer outstanding.

Sequential Pay                                      Classes  that receive  principal  payments in a
                                                    prescribed   sequence,   that   do   not   have
                                                    predetermined  principal  balance schedules and
                                                    that under all  circumstances  receive payments
                                                    of  principal   continuously   from  the  first
                                                    distribution   date  on  which   they   receive
                                                    principal  until  they  are  retired.  A single
                                                    class that receives  principal  payments before
                                                    or after all other  classes in the same  series
                                                    of   certificates   may  be   identified  as  a
                                                    sequential pay class.

Super Senior                                        A class  that  will not bear its  proportionate
                                                    share of  realized  losses  (other  than excess
                                                    losses)  as its share is  directed  to  another
                                                    class,  referred  to  as  the  "senior  support
                                                    class" until the class  certificate  balance of
                                                    the support class is reduced to zero.

Targeted Principal or TACs                          A class that is designed  to receive  principal
                                                    payments   using  a   predetermined   principal
                                                    balance  schedule  derived by assuming a single
                                                    constant  prepayment  rate  for the  underlying
                                                    pool of assets.

Variable Rate                                       A  class  with an  interest  rate  that  resets
                                                    periodically  and is calculated by reference to
                                                    the  rate or rates of  interest  applicable  to
                                                    specified  assets  or  instruments  (e.g.,  the
                                                    mortgage   rates   borne   by  the   underlying
                                                    mortgage loans).

        Credit support for each series of  certificates  may be provided by a mortgage pool  insurance  policy, mortgage  insurance  policy,  special hazard  insurance  policy,  bankruptcy bond,  letter of credit,  purchase obligation,  reserve fund,  certificate  insurance policy, surety bond or other credit enhancement as described under  "Description of Credit  Enhancement," or by the  subordination of one or more classes of certificates as described under "Subordination" or by any combination of the foregoing.

Form of Certificates

        As specified in the accompanying prospectus supplement,  the certificates of each series will be issued either as physical  certificates or in book-entry  form. If issued as physical  certificates,  the certificates will  be in  fully  registered  form  only  in  the  denominations  specified  in the  accompanying  prospectus supplement,  and will be  transferable  and  exchangeable  at the  corporate  trust  office of the  certificate registrar  appointed  under the related  pooling and  servicing  agreement  to register  the  certificates.  No service charge will be made for any registration of exchange or transfer of  certificates,  but the trustee may require payment of a sum sufficient to cover any tax or other governmental  charge. The term  certificateholder or holder  refers to the  entity  whose  name  appears  on the  records  of the  certificate  registrar  or, if applicable, a transfer agent, as the registered holder of the certificate.

        If issued in book-entry form, the classes of a series of certificates  will be initially issued through the  book-entry  facilities  of  The  Depository  Trust  Company,  or  DTC.  No  global  security  representing book-entry  certificates  may be  transferred  except as a whole by DTC to a nominee of DTC, or by a nominee of
DTC to another nominee of DTC. DTC or its nominee will be the only registered  holder of the  certificates  and will be considered the sole representative of the beneficial owners of certificates for all purposes.

        The  registration  of the  global  securities  in the  name of Cede & Co.  will not  affect  beneficial ownership and is performed  merely to  facilitate  subsequent  transfers.  The  book-entry  system is also used because it eliminates the need for physical movement of securities.  The laws of some  jurisdictions,  however, may require some purchasers to take physical  delivery of their  securities in definitive  form. These laws may impair the ability to own or transfer book-entry certificates.

        Purchasers of securities in the United  States may hold  interests in the global  certificates  through
DTC, either directly,  if they are participants in that system, or otherwise  indirectly  through a participant in DTC.  Purchasers of securities in Europe may hold interests in the global  securities  through  Clearstream,
Luxembourg, or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.

        Because DTC will be the only registered  owner of the global  securities,  Clearstream,  Luxembourg and
Euroclear will hold positions  through their  respective U.S.  depositories,  which in turn will hold positions on the books of DTC.

        DTC is a  limited-purpose  trust company organized under the laws of the State of New York, which holds securities for its DTC participants,  which include securities brokers and dealers,  banks, trust companies and clearing  corporations.  DTC together with the Clearstream  and Euroclear  System  participating  organizations facilitates the clearance and settlement of securities  transactions  between  participants  through electronic book-entry  changes  in the  accounts  of  participants.  Other  institutions  that  are not  participants  but indirect  participants  which  clear  through or  maintain a  custodial  relationship  with  participants  have indirect access to DTC's clearance system.

        No  beneficial  owner in an  interest  in any  book-entry  certificate  will be  entitled  to receive a certificate  representing that interest in registered,  certificated  form, unless either (i) DTC ceases to act as depository for that certificate and a successor  depository is not obtained,  or (ii) the depositor notifies
DTC of its intent to  terminate  the  book-entry  system and,  upon receipt of a notice of intent from DTC, the participants  holding  beneficial  interests in the  book-entry  certificates  agree to initiate a termination.
Upon the  occurrence  of one of the  foregoing  events,  the  trustee  is  required  to  notify,  through  DTC, participants  who have  ownership  of DTC  registered  certificates  as  indicated on the records of DTC of the availability of definitive  certificates  for their DTC registered  certificates.  Upon surrender by DTC of the definitive  certificates  representing the DTC registered  certificates  and upon receipt of instructions  from
DTC for re-registration,  the trustee will reissue the DTC registered  certificates as definitive  certificates issued in the respective  principal amounts owned by individual  beneficial  owners, and thereafter the trustee and the master servicer will recognize the holders of the definitive  certificates as certificateholders  under the pooling and servicing agreement.

        Prior to any such event,  beneficial owners will not be recognized by the trustee, the master servicer, the  servicer or the  Certificate  Administrator  as holders of the related  certificates  for  purposes of the pooling and  servicing  agreement,  and  beneficial  owners will be able to exercise  their rights as owners of their certificates only indirectly through DTC,  participants and indirect  participants.  Any beneficial owner that desires to purchase,  sell or otherwise  transfer any interest in book-entry  certificates  may do so only through DTC,  either  directly if the  beneficial  owner is a participant  or indirectly  through  participants and, if applicable,  indirect participants.  Under the procedures of DTC, transfers of the beneficial ownership of any  book-entry  certificates  will be  required  to be  made  in  minimum  denominations  specified  in the accompanying  prospectus  supplement.  The ability of a beneficial owner to pledge  book-entry  certificates to persons or entities that are not  participants  in the DTC system,  or to otherwise  act for the  certificates, may be limited because of the lack of physical  certificates  evidencing the  certificates  and because DTC may act only on behalf of participants.

        Because  of time zone  differences,  the  securities  account  of a  Clearstream  or  Euroclear  System participant as a result of a transaction with a DTC participant,  other than a depositary  holding on behalf of
Clearstream or Euroclear System,  will be credited during a subsequent  securities  settlement  processing day, which must be a business day for Clearstream or Euroclear  System,  as the case may be,  immediately  following the DTC settlement  date.  Credits or any  transactions  in those  securities  settled  during this  processing will be reported to the relevant  Euroclear  System  participant or Clearstream  participants  on that business day.  Cash  received in  Clearstream  or Euroclear  System as a result of sales of  securities  by or through a
Clearstream  participant or Euroclear System  participant to a DTC  participant,  other than the depositary for
Clearstream  or  Euroclear  System,  will be  received  with  value  on the DTC  settlement  date,  but will be available in the relevant  Clearstream  or Euroclear  System cash account only as of the business day following settlement in DTC.

        Transfers between  participants will occur in accordance with DTC rules.  Transfers between Clearstream participants  and Euroclear  System  participants  will occur in  accordance  with their  respective  rules and operating procedures.

        Cross-market  transfers  between persons holding  directly or indirectly  through DTC, on the one hand, and directly or indirectly through  Clearstream  participants or Euroclear System  participants,  on the other, will be  effected  in DTC in  accordance  with DTC  rules on  behalf  of the  relevant  European  international clearing system by the relevant  depositaries;  however, the cross market transactions will require delivery of instructions  to the relevant  European  international  clearing  system by the  counterparty in that system in accordance  with its rules and  procedures  and  within  its  established  deadlines  defined  with  respect to
European  time.  The relevant  European  international  clearing  system  will,  if the  transaction  meets its settlement  requirements,  deliver  instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving  securities  in DTC, and making or receiving  payment in accordance  with normal  procedures for same day funds  settlement  applicable to DTC.  Clearstream  participants  and Euroclear
System participants may not deliver instructions directly to the depositaries.

        Clearstream,  as a professional  depository,  holds securities for its participating  organizations and facilitates the clearance and settlement of securities  transactions  between Clearstream  participants through electronic  book-entry  changes in accounts  of  Clearstream  participants,  thereby  eliminating  the need for physical movement of certificates.  As a professional  depository,  Clearstream is subject to regulation by the
Luxembourg Monetary Institute.

        Euroclear  System was created to hold securities for  participants of Euroclear System and to clear and settle transactions between Euroclear System participants through simultaneous  electronic  book-entry delivery against payment,  thereby  eliminating the need for physical movement of certificates and any risk from lack of simultaneous  transfers of securities and cash.  The Euroclear  System  operator is Euroclear  Bank  S.A./N.V.,
under  contract  with  the  clearance   cooperative,   Euroclear  System  Clearance  Systems  S.C.,  a  Belgian
co-operative  corporation.  All operations are conducted by the Euroclear  System  operator,  and all Euroclear
System  securities  clearance  accounts and  Euroclear  System cash  accounts are accounts  with the  Euroclear
System operator, not the clearance cooperative.

        The  clearance  cooperative  establishes  policy for  Euroclear  System on behalf of  Euroclear  System participants.  Securities  clearance accounts and cash accounts with the Euroclear System operator are governed by the terms and  conditions  Governing  Use of Euroclear  System and the related  operating  procedures of the
Euroclear System and applicable  Belgian law. The terms and conditions  govern transfers of securities and cash within Euroclear  System,  withdrawals of securities and cash from Euroclear  System,  and receipts of payments with respect to  securities in Euroclear  System.  All  securities  in Euroclear  System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

        Distributions on the book-entry  certificates  will be forwarded by the trustee to DTC, and DTC will be responsible  for forwarding  those payments to  participants,  each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable,  to indirect participants.  Accordingly, beneficial  owners may  experience  delays in the receipt of payments  relating  to their  certificates.  Under
DTC's  procedures,  DTC will  take  actions  permitted  to be  taken  by  holders  of any  class of  book-entry certificates  under the pooling and servicing  agreement only at the direction of one or more  participants  to whose account the book-entry  certificates  are credited and whose  aggregate  holdings  represent no less than any minimum  amount of  percentage  interests or voting  rights  required  therefor.  DTC may take  conflicting actions  with  respect  to any  action of  certificateholders  of any  class to the  extent  that  participants authorize  those  actions.  None  of  the  master  servicer,  the  servicer,  the  depositor,  the  Certificate
Administrator,  the trustee or any of their respective  affiliates has undertaken any responsibility or assumed any  responsibility  for any aspect of the  records  relating  to or  payments  made on  account of  beneficial ownership interests in the book-entry  certificates,  or for maintaining,  supervising or reviewing any records relating to those beneficial ownership interests.

Assignment of Mortgage Loans

        At the time of issuance of a series of  certificates,  the depositor  will cause the mortgage  loans or mortgage  securities  and any other assets being included in the related trust to be assigned to the trustee or its  nominee,  which  may be the  custodian,  together  with,  if  specified  in  the  accompanying  prospectus supplement,  all principal and interest  received on the mortgage loans or mortgage  securities  after the last day of the month of the cut-off  date,  other than  principal  and  interest due on or before such date and any
Spread.  The  trustee  will,  concurrently  with  that  assignment,  deliver a series  of  certificates  to the depositor in exchange for the mortgage loans or mortgage  securities.  Each mortgage loan or mortgage  security will be  identified  in a schedule  appearing  as an exhibit to the related  pooling and  servicing  agreement.
Each schedule of mortgage loans will include,  among other things,  information as to the principal  balance of each mortgage loan as of the cut-off date, as well as  information  respecting the mortgage rate, the currently scheduled  monthly  payment of principal and  interest,  the maturity of the mortgage note and the LTV ratio or
CLTV ratio and junior  mortgage  ratio, as applicable,  at origination or  modification,  without regard to any secondary financing.

        If stated in the accompanying prospectus supplement,  and in accordance with the rules of membership of
Merscorp,  Inc. and/or Mortgage Electronic  Registration Systems,  Inc. or, MERS,  assignments of the mortgages for the mortgage  loans in the related  trust will be registered  electronically  through  Mortgage  Electronic
Registration  Systems,  Inc., or MERS® System.  For mortgage loans  registered  through the MERS® System,  MERS shall serve as mortgagee of record solely as a nominee in an  administrative  capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

        The  depositor  will,  as to each  mortgage  loan other than  mortgage  loans  underlying  any mortgage securities,  deliver to the trustee,  or to the custodian,  the mortgage note and any modification or amendment thereto  endorsed  without  recourse  either  in  blank or to the  order of the  trustee  or its  nominee.  The information required to be delivered may include the following, as applicable:

o       the mortgage,  except for any mortgage not returned from the public recording office,  with evidence of recording  indicated thereon or a copy of the mortgage with evidence of recording  indicated thereon or, in the case of a Cooperative  Loan or Mexico Mortgage Loan, the respective  security  agreements and any applicable financing statements;

o       an  assignment  in  recordable  form of the  mortgage,  or evidence  that the  mortgage is held for the trustee  through  the  MERS®  System,  or a copy of  such  assignment  with  evidence  of  recording indicated thereon or, for a Cooperative Loan, an assignment of the respective  security  agreements, any applicable financing statements,  recognition agreements,  relevant stock certificates,  related blank stock powers and the related  proprietary leases or occupancy  agreements and, for a mixed-use mortgage loan, the assignment of leases,  rents and profits,  if separate from the mortgage,  and an executed  reassignment  of the  assignment of leases,  rents and profits and, for a Mexico  Mortgage
        Loan, an assignment of the mortgagor's beneficial interest in the Mexican trust; and

o       if applicable,  any riders or  modifications  to the mortgage note and mortgage or a copy of any riders or  modifications  to the mortgage  note and  mortgage,  together  with any other  documents at such times as described in the related pooling and servicing agreement.

        The assignments may be blanket assignments  covering mortgages secured by mortgaged  properties located in the same  county,  if  permitted  by law. If so  provided in the  accompanying  prospectus  supplement,  the depositor  may not be  required to deliver one or more of the related  documents  if any of the  documents  are missing from the files of the party from whom the mortgage loan was purchased.

        If, for any mortgage  loan, the depositor  cannot deliver the mortgage or any assignment  with evidence of  recording  thereon  concurrently  with the  execution  and  delivery of the related  pooling and  servicing agreement  because of a delay caused by the public  recording  office or a delay in the receipt of  information necessary  to prepare the related  assignment,  the  depositor  will  deliver or cause to be  delivered  to the sponsor,  the  servicer,  the master  servicer,  the trustee or the  custodian,  as  applicable,  a copy of the mortgage or assignment.  The depositor will deliver or cause to be delivered to the sponsor, the servicer,  the master  servicer,  the trustee or the custodian,  as applicable,  such mortgage or assignment  with evidence of recording  indicated  thereon  after  receipt  thereof  from the public  recording  office or from the  related servicer or subservicer.
        Any mortgage for a mortgage loan secured by mortgaged  property located in Puerto Rico will be either a
Direct Puerto Rico Mortgage or an Endorsable  Puerto Rico  Mortgage.  Endorsable  Puerto Rico  Mortgages do not
require an assignment to transfer the related lien.  Rather,  transfer of those mortgages  follows an effective endorsement of the related mortgage note and,  therefore,  delivery of the assignment  referred to in the third clause listed in the third preceding  paragraph would be inapplicable.  Direct Puerto Rico Mortgages,  however, require an  assignment  to be recorded  for any  transfer  of the related  lien,  and the  assignment  would be delivered to the sponsor, the servicer, the master servicer, the trustee or the custodian, as applicable.

        Assignments of the mortgage loans to the trustee will be recorded in the appropriate  public  recording office,  except  for  mortgages  held  under the MERS®  System or in states  where,  in the  opinion of counsel acceptable to the trustee,  the  recording is not required to protect the  trustee's  interests in the mortgage loan against the claim of any  subsequent  transferee  or any  successor to or creditor of the depositor or the originator of the mortgage loan, or where failure to record  assignments  will not adversely  affect the rating of the securities by any rating agency.

Assignment of the Contracts

        The depositor will cause the contracts  constituting the contract pool to be assigned to the trustee or its nominee,  which may be the  custodian,  together with  principal and interest due on or with respect to the contracts  after the cut-off date,  but not including  principal and interest due on or before the cut-off date or any Spread.  Each  contract  will be  identified  in a schedule  appearing  as an exhibit to the pooling and servicing  agreement.  The schedule will include,  among other things,  information as to the principal  amount and the adjusted  principal  balance of each  contract as of the close of business on the cut-off date, as well as  information  respecting the mortgage  rate,  the current  scheduled  monthly level payment of principal and interest and the maturity date of the contract.

        In addition, the depositor,  the servicer or the master servicer, as to each contract,  will deliver to the trustee,  or to the custodian,  the original  contract and copies of documents and  instruments  related to each contract and the security  interest in the manufactured  home securing each contract.  The depositor,  the master  servicer or the servicer will cause a financing  statement to be executed by the depositor  identifying the trustee as the secured party and identifying all contracts as collateral.  However,  the contracts will not be stamped or otherwise  marked to reflect their  assignment  from the depositor to the trust and no recordings or filings will be made in the  jurisdictions in which the manufactured  homes are located.  See "Certain Legal
Aspects of Mortgage Loans and Contracts—The Contracts."

Review of Mortgage Loan or Contract Documents

        The trustee or the custodian, as applicable,  will hold the mortgage notes delivered to it in trust for the benefit of the  certificateholders  and,  within 90 days after receipt  thereof,  will review such mortgage notes.  If any such  mortgage  note is found to be  defective  in any  material  respect,  the  trustee  or the custodian,  as applicable shall promptly notify  Residential  Funding  Corporation or the designated seller, if any, and the depositor.  If Residential  Funding  Corporation  or the  designated  seller,  as the case may be, cannot  cure the  defect  within  60 days,  or within  the  period  specified  in the  accompanying  prospectus supplement,  after notice of the defect is given,  Residential Funding or designated seller, as applicable will be  obligated  no later than 90 days after such  notice,  or within the period  specified  in the  accompanying prospectus  supplement,  to either  repurchase  the related  mortgage loan or contract or any related  property from the trustee or substitute a new mortgage loan or contract in  accordance  with the standards  described in this  prospectus  under "The Trust —  Repurchases  of  Mortgage  Collateral."  The  obligation  of  Residential
Funding and designated seller to repurchase or substitute for a mortgage loan or contract  constitutes the sole remedy  available to the  certificateholders  or the trustee for a material  defect in a constituent  document.
Any mortgage loan not so purchased or substituted shall remain in the related trust.

Assignment of Mortgage Securities

        The  depositor  will  transfer,  convey and  assign to the  trustee  or its  nominee,  which may be the custodian,  all right, title and interest of the depositor in the mortgage  securities and other property to be included in the trust for a series.  The  assignment  will  include all  principal  and interest due on or with respect  to  the  mortgage  securities  after  the  cut-off  date  specified  in  the  accompanying  prospectus supplement,  except for any Spread.  The depositor  will cause the mortgage  securities to be registered in the name  of the  trustee  or its  nominee,  and  the  trustee  will  concurrently  authenticate  and  deliver  the certificates.  The trustee will not be in possession of or be assignee of record of any  underlying  assets for a mortgage  security.  Each mortgage  security will be identified in a schedule  appearing as an exhibit to the related  pooling  and  servicing  agreement,  which  will  specify  as to each  mortgage  security  information regarding the original  principal amount and outstanding  principal balance of each mortgage security as of the cut-off date, as well as the annual  pass-through  rate or interest rate for each mortgage security conveyed to the trustee.

Spread

        The  depositor,  the servicer,  the mortgage  collateral  seller,  the master  servicer or any of their affiliates,  or any other entity  specified in the accompanying  prospectus  supplement may retain or be paid a portion of  interest  due with  respect to the related  mortgage  collateral,  which will be an  uncertificated interest  in the  mortgage  collateral.  The  payment  of any  Spread  will be  disclosed  in the  accompanying prospectus  supplement.  This payment may be in addition to any other payment,  including a servicing fee, that the specified entity is otherwise entitled to receive with respect to the mortgage  collateral.  Any payment of this sort on an item of  mortgage  collateral  will  represent  a  specified  portion of the  interest  payable thereon.  The  interest  portion  of a  Realized  Loss  and any  partial  recovery  of  interest  on an item of mortgage collateral will be allocated between the owners of any Spread and the  certificateholders  entitled to payments of interest as provided in the applicable pooling and servicing agreement.

Payments on Mortgage Collateral

Collection of Payments on Mortgage Loans and Contracts

        The servicer or the master  servicer,  as  applicable,  will deposit or will cause to be deposited into the Custodial  Account  payments and  collections  received by it  subsequent  to the cut-off date,  other than payments due on or before the cut-off  date,  as  specifically  described in the related  pooling and servicing agreement, which in most cases will include the following:

o       all payments on account of principal of the mortgage loans or contracts comprising a trust;

o       all payments on account of interest on the mortgage loans or contracts  comprising  that trust,  net of the portion of each  payment  thereof  retained by the servicer or  subservicer,  if any, as Spread, and its servicing compensation;

o       Liquidation Proceeds;

o       all amounts, net of unreimbursed  liquidation expenses and insured expenses incurred,  and unreimbursed
        Servicing  Advances  made,  by the related  subservicer,  received and  retained,  and all Insurance
        Proceeds or proceeds from any  alternative  arrangements  established  in lieu of any such insurance and  described in the  applicable  prospectus  supplement,  other than proceeds to be applied to the restoration  of the  related  property or released  to the  borrower in  accordance  with the master servicer's or servicer's normal procedures;

o       all  subsequent  recoveries of amounts  related to a mortgage loan as to which the master  servicer had previously  determined that no further  amounts would be recoverable,  resulting in a realized loss, net of unreimbursed liquidation expenses and Servicing Advances;

o       Insurance  Proceeds or  proceeds  from any  alternative  arrangements  established  in lieu of any such insurance  and  described  in the  accompanying  prospectus  supplement,  other than  proceeds to be applied to the  restoration of the related  property or released to the mortgagor in accordance with the master servicer's or servicer's normal servicing procedures;

o       any  Buy-Down  Funds  and,  if  applicable,  investment  earnings  thereon,  required  to  be  paid  to certificateholders;

o       all  proceeds  of any  mortgage  loan  or  contract  in the  trust  purchased  or,  in  the  case  of a substitution,  amounts representing a principal adjustment,  by the master servicer,  the depositor, the designated  seller,  Residential  Funding  Corporation,  any subservicer or mortgage  collateral seller or any other  person  under the terms of the pooling and  servicing  agreement  as  described under "The  Trusts—Representations  With  Respect  to  Mortgage  Collateral"  and  "—Repurchases  of
        Mortgage Collateral;"

o       any amount  required to be  deposited  by the master  servicer in  connection  with losses  realized on investments of funds held in the Custodial Account; and

o       any amounts required to be transferred from the Certificate Account to the Custodial Account.

        In addition to the Custodial  Account,  the master servicer or servicer will establish and maintain the
Certificate Account.  Both the Custodial Account and the Certificate Account must be either:

o       maintained with a depository  institution whose debt obligations at the time of any deposit therein are rated by any  rating  agency  that  rated any  certificates  of the  related  series not less than a specified level comparable to the rating category of the certificates;

o       an account or accounts the deposits in which are fully insured to the limits  established  by the FDIC, provided  that any deposits not so insured  shall be otherwise  maintained  so that, as evidenced by an  opinion  of  counsel,  the  certificateholders  have a claim  with  respect to the funds in such accounts or a perfected  first priority  security  interest in any  collateral  securing those funds that is superior to the claims of any other  depositors or creditors of the  depository  institution with which the accounts are maintained;

o       in the case of the Custodial  Account,  a trust account or accounts  maintained in the corporate  trust department  of a  financial  institution  which  has debt  obligations  that meet  specified  rating criteria;

o       in the case of the Certificate Account, a trust account or accounts maintained with the trustee; or

o       any other Eligible Account.

        The collateral  that is eligible to secure amounts in an Eligible  Account is limited to some Permitted
Investments.  A  Certificate  Account  may  be  maintained  as an  interest-bearing  or a  non-interest-bearing account,  or funds therein may be invested in Permitted  Investments as described below. The Custodial  Account may contain  funds  relating  to more than one series of  certificates  as well as  payments  received on other mortgage  loans and assets  serviced or master  serviced by the master  servicer that have been  deposited into the Custodial Account.

        Not later than the business day preceding each distribution  date, the master servicer or servicer,  as applicable,  will withdraw from the Custodial Account and deposit into the applicable  Certificate  Account, in
immediately   available  funds,  the  amount  to  be  distributed   therefrom  to  certificateholders  on  that
distribution  date.  The  master  servicer,  the  servicer  or the  trustee  will also  deposit  or cause to be deposited into the Certificate Account:

o       the amount of any Advances made by the master  servicer or the servicer as described in this prospectus under "—Advances;"

o       any payments under any letter of credit or any certificate  insurance policy,  and any amounts required to be transferred to the Certificate  Account from a reserve fund, as described  under  "Description of Credit Enhancement" below;

o       any  amounts  required to be paid by the master  servicer  or servicer  out of its own funds due to the operation  of a  deductible  clause in any  blanket  policy  maintained  by the master  servicer  or servicer to cover hazard  losses on the mortgage  loans as described  under  "Insurance  Policies on
        Mortgage Loans or Contracts" below;

o       any distributions received on any mortgage securities included in the trust; and

o       any other amounts as described in the related pooling and servicing agreement.

        The portion of any payment received by the master servicer or the servicer  relating to a mortgage loan that is allocable to Spread will typically be deposited into the Custodial  Account,  but will not be deposited in the Certificate  Account for the related series of  certificates  and will be distributed as provided in the related pooling and servicing agreement.

        Funds on deposit in the Custodial Account may be invested in Permitted  Investments maturing in general not later than the business  day  preceding  the next  distribution  date,  and funds on deposit in the related
Certificate  Account  may be  invested  in  Permitted  Investments  maturing,  in  general,  no later  than the distribution  date.  All income and gain realized from any  investment  will be for the account of the servicer or the master  servicer as  additional  servicing  compensation.  The amount of any loss incurred in connection with any such  investment  must be deposited in the Custodial  Account or in the  Certificate  Account,  as the
case may be, by the servicer or the master servicer out of its own funds upon realization of the loss.

Buy-Down Mortgage Loans

        For each Buy-Down  Mortgage Loan, the subservicer  will deposit the related  Buy-Down Funds provided to it in a Buy-Down Account which will comply with the  requirements  described in this prospectus with respect to a Subservicing  Account.  Generally,  the terms of all Buy-Down  Mortgage Loans provide for the contribution of
Buy-Down  Funds in an amount  equal to or exceeding  either (i) the total  payments to be made from those funds under the related buy-down plan or (ii) if the Buy-Down Funds are to be deposited on a discounted  basis,  that amount of Buy-Down Funds which,  together with investment  earnings thereon at a rate as described in the Guide from time to time will support the scheduled level of payments due under the Buy-Down Mortgage Loan.

        Neither the master  servicer nor the  depositor  will be obligated  to add to any  discounted  Buy-Down
Funds any of its own funds should  investment  earnings prove  insufficient  to maintain the scheduled level of payments.  To the extent that any  insufficiency  is not  recoverable  from the mortgagor or, in an appropriate case, from the subservicer,  distributions to  certificateholders  may be affected.  For each Buy-Down Mortgage
Loan, the  subservicer  will withdraw from the Buy-Down  Account and remit to the master  servicer on or before the date specified in the applicable  subservicing  agreement the amount,  if any, of the Buy-Down Funds,  and, if applicable,  investment  earnings  thereon,  for each Buy-Down  Mortgage Loan that, when added to the amount due from the mortgagor on the Buy-Down  Mortgage  Loan,  equals the full monthly  payment which would be due on the Buy-Down  Mortgage Loan if it were not subject to the buy-down  plan.  The Buy-Down  Funds will in no event be a part of the related trust.

        If the  mortgagor on a Buy-Down  Mortgage  Loan prepays the  mortgage  loan in its entirety  during the
Buy-Down  Period,  the  applicable  subservicer  will  withdraw  from the  Buy-Down  Account  and  remit to the mortgagor or any other  designated  party in  accordance  with the related  buy-down  plan any  Buy-Down  Funds remaining in the Buy-Down  Account.  If a prepayment by a mortgagor  during the Buy-Down  Period  together with
Buy-Down  Funds will result in full  prepayment of a Buy-Down  Mortgage  Loan,  the  subservicer  will, in most cases,  be required to withdraw from the Buy-Down  Account and remit to the master  servicer the Buy-Down Funds and investment  earnings  thereon,  if any, which together with such  prepayment will result in a prepayment in full;  provided  that  Buy-Down  Funds may not be  available  to cover a prepayment  under some  mortgage  loan programs.  Any Buy-Down Funds so remitted to the master servicer in connection  with a prepayment  described in the  preceding  sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buy-down plan.

        Any investment  earnings remaining in the Buy-Down Account after prepayment or after termination of the
Buy-Down  Period will be remitted to the related  mortgagor  or any other  designated  party under the buy-down agreement.  If the mortgagor  defaults during the Buy-Down Period with respect to a Buy-Down  Mortgage Loan and the property  securing that Buy-Down  Mortgage Loan is sold in liquidation  either by the master servicer,  the primary  insurer,  the pool  insurer  under the  mortgage  pool  insurance  policy or any  other  insurer,  the subservicer  will be required to withdraw  from the  Buy-Down  Account the  Buy-Down  Funds and all  investment earnings  thereon,  if any, and remit the same to the master servicer or, if instructed by the master servicer, pay the same to the  primary  insurer or the pool  insurer,  as the case may be, if the  mortgaged  property is transferred to that insurer and the insurer pays all of the loss incurred relating to such default.

        Because  Buy-Down  Funds may have been  provided by a third  party such as the seller of the  Mortgaged
Property, a home builder, or an employer,  such funds may be subject to third party claims,  offsets,  defenses or  counterclaims  in the event of a dispute  between  the  mortgagor  and such third  party or  otherwise.  In addition,  upon foreclosure the inclusion of personal property  collateral may present additional  defenses for the mortgagor to assert.

Collection of Payments on Mortgage Securities

        The trustee or the Certificate  Administrator,  as specified in the accompanying prospectus supplement, will deposit in the  Certificate  Account all payments on the mortgage  securities  as they are received  after the cut-off  date.  If the trustee has not  received a  distribution  for any  mortgage  security by the second business  day after the date on which such  distribution  was due and  payable,  the trustee  will  request the issuer or  guarantor,  if any,  of such  mortgage  security to make such  payment as  promptly as possible  and legally  permitted.  The  trustee may take any legal  action  against the  related  issuer or  guarantor  as is appropriate  under the  circumstances,  including the  prosecution of any claims in connection  therewith.  The reasonable  legal fees and expenses  incurred by the trustee in connection  with the  prosecution  of any legal action  will be  reimbursable  to the  trustee  out of the  proceeds  of the action and will be retained by the trustee  prior to the  deposit of any  remaining  proceeds  in the  Certificate  Account  pending  distribution thereof to the  certificateholders  of the  affected  series.  If the  trustee  has reason to believe  that the proceeds of the legal action may be insufficient  to cover its projected  legal fees and expenses,  the trustee will notify the related  certificateholders  that it is not obligated to pursue any available  remedies  unless adequate indemnity for its legal fees and expenses is provided by the certificateholders.

Withdrawals From the Custodial Account

        The servicer or the master servicer,  as applicable,  may, from time to time, make withdrawals from the
Custodial  Account for various  purposes,  as  specifically  described  in the  related  pooling and  servicing agreement, which in most cases will include the following:

o       to make deposits to the  Certificate  Account in the amounts and in the manner  provided in the pooling and servicing agreement and described above under "—Payments on Mortgage Collateral;"

o       to reimburse itself or any subservicer for Advances,  or for Servicing Advances,  out of late payments,
        Insurance  Proceeds,  Liquidation  Proceeds,  any  proceeds  relating  to any REO  Mortgage  Loan or collections  on the  mortgage  loan or contract  with  respect to which those  Advances or Servicing
        Advances were made;

o       to pay to itself or any subservicer  unpaid  servicing fees and  subservicing  fees, out of payments or collections of interest on each mortgage loan or contract;

o       to pay to itself as additional  servicing  compensation any investment income on funds deposited in the
        Custodial  Account,  any amounts remitted by subservicers as interest on partial  prepayments on the mortgage  loans or  contracts,  and, if so provided in the  pooling  and  servicing  agreement,  any profits  realized upon disposition of a mortgaged  property  acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the pooling and servicing agreement;

o       to pay to itself, a subservicer,  Residential Funding Corporation, the depositor, the designated seller or the  mortgage  collateral  seller  all  amounts  received  on  each  mortgage  loan  or  contract purchased,  repurchased  or removed under the terms of the pooling and  servicing  agreement and not required to be distributed as of the date on which the related purchase price is determined;

o       to pay the  depositor  or its  assignee,  or any  other  party  named  in the  accompanying  prospectus supplement,  all amounts  allocable to the Spread,  if any,  out of  collections  or payments  which represent  interest on each  mortgage  loan or contract,  including any mortgage loan or contract as to which title to the underlying mortgaged property was acquired;

o       to reimburse itself or any subservicer for any  Nonrecoverable  Advance and for Advances that have been capitalized  by adding the  delinquent  interest and other  amounts owed under the mortgage  loan or contract to the  principal  balance of the mortgage loan or contract,  in accordance  with the terms of the pooling and servicing agreement;

o       to reimburse  itself or the  depositor  for other  expenses  incurred for which it or the  depositor is entitled to  reimbursement,  including  reimbursement  in connection  with enforcing any repurchase, substitution  or  indemnification  obligation  of any seller that is assigned to the trustee for the benefit of the  certificateholder,  or against  which it or the depositor is  indemnified  under the pooling and servicing agreement;

o       to withdraw  any amount  deposited  in the  Custodial  Account  that was not  required to be  deposited therein; and

o       to clear the Custodial Account of amounts relating to the corresponding  mortgage loans or contracts in connection  with the  termination  of the trust  under  the  pooling  and  servicing  agreement,  as described in "The Pooling and Servicing Agreement—Termination; Retirement of Certificates."

Distributions

        Beginning on the  distribution  date in the month next  succeeding  the month in which the cut-off date occurs,  or any other date as may be  described  in the  accompanying  prospectus  supplement,  for a series of certificates,  distribution  of principal and interest,  or, where  applicable,  of principal  only or interest only, on each class of  certificates  entitled to such payments will be made either by the trustee,  the master servicer or the  Certificate  Administrator  acting on behalf of the trustee or a paying agent appointed by the trustee.  The  distributions  will be made to the persons who are registered as the holders of the certificates at the close of business on the last business day of the  preceding  month or on such other day as is specified in the accompanying prospectus supplement.

        Distributions  will be made in  immediately  available  funds,  by wire transfer or  otherwise,  to the
account  of  a  certificateholder   at  a  bank  or  other  entity  having  appropriate   facilities,   if  the
certificateholder  has so notified the trustee,  the master  servicer,  the  Certificate  Administrator  or the paying agent,  as the case may be, and the applicable  pooling and servicing  agreement  provides for that form of  payment,  or by check  mailed to the address of the person  entitled  to such  payment as it appears on the certificate  register.  The final  distribution in retirement of the  certificates  of any class,  other than a subordinate  class,  will be made only upon  presentation  and surrender of the  certificates  at the office or agency of the trustee  specified in the notice to the  certificateholders.  Distributions  will be made to each certificateholder in accordance with that holder's percentage interest in a particular class.

        As a result of the provisions  described  below under  "—Realization  Upon Defaulted  Mortgage Loans or
Contracts,"  under  which the  certificate  principal  balance of a class of  subordinate  certificates  can be increased in certain  circumstances  after it was previously reduced to zero, each certificate of a subordinate class of  certificates  will be considered to remain  outstanding  until the  termination of the related trust, even if the certificate principal balance thereof has been reduced to zero.

Principal and Interest on the Certificates

        The method of  determining,  and the amount of,  distributions  of principal  and  interest,  or, where applicable,  of principal only or interest only, on a particular  series of  certificates  will be described in the accompanying  prospectus  supplement.  Distributions of interest on each class of certificates will be made prior to  distributions  of  principal  thereon.  Each  class of  certificates,  other  than  classes  of strip certificates,  may have a different  specified  interest  rate,  or  pass-through  rate,  which may be a fixed, variable  or  adjustable  pass-through  rate,  or any  combination  of  two or  more  pass-through  rates.  The accompanying  prospectus  supplement will specify the pass-through rate or rates for each class, or the initial pass-through  rate or rates and the method for determining the  pass-through  rate or rates.  The  accompanying prospectus supplement will describe the manner of interest accruals and payments.  In general,  interest on the certificates  will  accrue  during  each  calendar  month and will be payable on the  distribution  date in the following  calendar  month.  If stated in the  accompanying  prospectus  supplement,  interest  on any class of certificates  for any distribution  date may be limited to the extent of available funds for that  distribution date.  The  accompanying  prospectus  supplement  will  describe  the  method of  calculating  interest  on the certificates.  In general,  interest on the  certificates  will be  calculated  on the basis of a 360-day  year consisting of twelve 30-day months.

        On each  distribution  date for a series of  certificates,  the  trustee or the master  servicer or the
Certificate  Administrator  on behalf of the trustee will  distribute or cause the paying agent to  distribute, as the  case  may  be,  to each  holder  of  record  on the  last  day of the  preceding  month  of a class  of certificates,  or on such other day as is specified in the accompanying prospectus supplement,  an amount equal to the  percentage  interest  represented  by the  certificate  held by that holder  multiplied by that class's
Distribution Amount.

        In the case of a series of  certificates  which  includes  two or more  classes  of  certificates,  the timing,  sequential  order,  priority of payment or amount of distributions  of principal,  and any schedule or formula or other provisions  applicable to that determination,  including  distributions among multiple classes of  senior  certificates  or  subordinate  certificates,  shall be  described  in the  accompanying  prospectus supplement.  Distributions  of  principal on any class of  certificates  will be made on a pro rata basis among all of the certificates of that class.

        On or prior to the second business day prior to each distribution date, or the determination  date, the master servicer or the Certificate  Administrator,  as applicable,  will determine the amounts of principal and interest which will be passed through to  certificateholders on the immediately  succeeding  distribution date.
Prior  to  the  close  of  business  on  the  determination  date,  the  master  servicer  or  the  Certificate
Administrator,  as  applicable,  will furnish a statement to the trustee with  information to be made available to  certificateholders  by the master servicer or the  Certificate  Administrator,  as applicable,  on request, setting forth, among other things, the amount to be distributed on the next succeeding distribution date.

Example of Distributions

        The  following  chart  provides  an example of the flow of funds as it would  relate to a  hypothetical series of  certificates  backed  by  mortgage  loans or  contracts  that are  issued,  and with a cut-off  date occurring, in August 2006:

              Date                    Note                         Description
_______________________________________________________________________________________________

August 1                               (A)       Cut-off date.

August 2-31                            (B)       Servicers or subservicers, as applicable,
                                                 receive any Principal Prepayments and
                                                 applicable interest thereon.

August 31                              (C)       Record date.

August 2-September 1                   (D)       The due dates for payments on a
                                                 mortgage loan or contract.

September 18                           (E)       Servicers or subservicers remit to the master
                                                 servicer or servicer, as applicable, scheduled
                                                 payments of principal and interest due during
                                                 the related Due Period and received or
                                                 advanced by them.

September 23                           (F)       Determination date.

September 25                           (G)       Distribution date.

Succeeding  months  follow the pattern of (B) through (G),  except that for  succeeding  months,  (B) will also include the first day of that month.  A series of  certificates  may have  different  Prepayment  Periods,  Due
Periods,  cut-off dates,  record dates,  remittance dates,  determination  dates and/or distribution dates than those described above.

(A)     The initial  principal  balance of the mortgage pool or contract  pool will be the aggregate  principal balance  of the  mortgage  loans or  contracts  at the close of  business  on August 1 after  deducting principal  payments  due on or  before  that  date  or  such  other  date  as may be  specified  in the accompanying  prospectus  supplement.  Those  principal  payments  due on or  before  August  1 and the accompanying  interest payments,  and any Principal Prepayments received as of the close of business on
        August  1 are not part of the  mortgage  pool or  contract  pool and  will  not be  passed  through  to certificateholders.

(B)     Any  Principal  Prepayments  may be received at any time during this period and will be remitted to the master  servicer  or servicer as  described  in (E) below for  distribution  to  certificateholders  as described  in (F) below.  When a mortgage  loan or contract is prepaid in full,  interest on the amount prepaid is collected from the mortgagor only to the date of payment.  Partial Principal Prepayments are applied so as to reduce the  principal  balances of the related  mortgage  loans or contracts as of the first day of the month in which the payments are made; no interest  will be paid to  certificateholders from such prepaid amounts for the month in which the partial Principal Prepayments were received.

(C)     Distributions on September 25 will be made to  certificateholders of record at the close of business on
        August 31.

(D)     Scheduled principal and interest payments are due from mortgagors.

(E)     Payments due from  mortgagors  during the related Due Period will be deposited by the  subservicers  in
        Subservicing  Accounts or servicers in collection  accounts,  or will be otherwise  managed in a manner acceptable to the rating agencies,  as received and will include the scheduled  principal payments plus interest on the principal balances  immediately prior to those payments.  Funds required to be remitted from the  Subservicing  Accounts  or  collection  accounts  to the  master  servicer  or  servicer,  as applicable,  will be remitted on September 18, 2006 together with any required Advances by the servicer or subservicers,  except that Principal  Prepayments in full and Principal Prepayments in part received by  subservicers  during the month of August  will have been  remitted  to the master  servicer  or the servicer, as applicable, within five business days of receipt.

(F)     On the determination  date, the master servicer or servicer will determine the amounts of principal and interest that will be passed through on September 25 to the holders of each class of certificates.  The master  servicer or servicer will be obligated to distribute  those payments due during the related Due
        Period that have been received from  subservicers or servicers prior to and including  September 18, as well as all Principal  Prepayments  received on mortgage loans in August, with interest adjusted to the pass-through  rates  applicable to the  respective  classes of  certificates  and reduced on account of
        Principal  Prepayments  as  described  in clause  (B)  above.  Distributions  to the  holders of senior certificates,  if any, on September 25 may include amounts  otherwise  distributable  to the holders of the related  subordinate  certificates,  amounts withdrawn from any reserve fund, amounts drawn against any  certificate  insurance  policy and amounts  advanced by the master  servicer or the servicer under the circumstances described in "Subordination" and "—Advances."

(G)     On September 25, the amounts determined on September 23 will be distributed to certificateholders.

        If  provided  in the  accompanying  prospectus  supplement,  the  distribution  date for any  series of certificates  as to which the trust  includes  mortgage  securities may be a specified date or dates other than the 25th day of each month in order to allow for the receipt of distributions on the mortgage securities.

Advances

        As to each series of certificates,  the master servicer or the servicer will make Advances on or before each  distribution  date,  but only to the  extent  that the  Advances  would,  in the  judgment  of the master servicer or the  servicer,  be  recoverable  out of late  payments  by the  mortgagors,  Liquidation  Proceeds,
Insurance Proceeds or otherwise.

        The amount of any Advance will be  determined  based on the amount  payable  under the mortgage loan as adjusted  from time to time and as may be  modified as  described  in this  prospectus  under  "—Servicing  and
Administration  of Mortgage  Collateral,"  and no Advance will be required in connection  with any reduction in amounts  payable  under the  Relief Act or as a result of  certain  actions  taken by a  bankruptcy  court.  As specified  in the  accompanying  prospectus  supplement  for any series of  certificates  as to which the trust includes  mortgage  securities,  any advancing  obligations will be under the terms of the mortgage  securities and may differ from the provisions relating to Advances described in this prospectus.

        Advances  are  intended to maintain a regular flow of  scheduled  interest  and  principal  payments to related  certificateholders.  Advances do not  represent an  obligation  of the master  servicer or servicer to guarantee or insure  against  losses.  If Advances have been made by the master  servicer or servicer from cash being held for future  distribution  to  certificateholders,  those funds will be required to be replaced on or before any future  distribution  date to the extent that funds in the Certificate  Account on that distribution date would be less than payments required to be made to  certificateholders.  Any Advances will be reimbursable to the master  servicer or servicer out of  recoveries  on the related  mortgage  loans or contracts  for which those amounts were advanced,  including late payments made by the related  mortgagor,  any related  Liquidation
Proceeds and Insurance  Proceeds,  proceeds of any applicable  form of credit  enhancement,  or proceeds of any
mortgage  collateral  purchased  by  the  depositor,   Residential  Funding  Corporation,  a  subservicer,  the
designated seller or a mortgage collateral seller.

        Advances will also be  reimbursable  from cash otherwise  distributable  to  certificateholders  to the extent  that the master  servicer  or  servicer  shall  determine  that any  Advances  previously  made are not ultimately  recoverable  as  described  in the  third  preceding  paragraph.  In  addition,  Advances  will  be reimbursable from cash otherwise  distributable to  certificateholders  if they have been capitalized by adding the delinquent  interest to the  outstanding  principal  balance of the related  mortgage loan or contract,  as described under "—Servicing and  Administration  of Mortgage  Collateral." For any  senior/subordinate  series, so long as the related  subordinate  certificates  remain  outstanding  with a  certificate  principal  balance greater than zero and except for Special Hazard Losses,  Fraud Losses and  Bankruptcy  Losses,  in each case in excess of specified  amounts,  and Extraordinary  Losses, the Advances may be reimbursable first out of amounts otherwise  distributable  to holders of the  subordinate  certificates,  if any.  The  master  servicer  or the servicer  may also be  obligated to make  Servicing  Advances,  to the extent  recoverable  out of  Liquidation
Proceeds or otherwise,  for some taxes and insurance  premiums not paid by mortgagors on a timely basis.  Funds so advanced  will be  reimbursable  to the master  servicer or servicer to the extent  permitted by the pooling and servicing agreement.

        The master  servicer's or servicer's  obligation to make Advances may be supported by another entity, a letter of credit or other method as may be described in the related  pooling and  servicing  agreement.  If the short-term  or long-term  obligations  of the provider of the support are  downgraded by a rating agency rating the related  certificates  or if any  collateral  supporting  such  obligation is not  performing or is removed under the terms of any agreement  described in the  accompanying  prospectus  supplement,  the certificates may also be downgraded.

Prepayment Interest Shortfalls

        When a  mortgagor  prepays a mortgage  loan or  contract in full  between  scheduled  due dates for the mortgage  loan or contract,  the mortgagor  pays  interest on the amount  prepaid only to but not including the date on which the  Principal  Prepayment is made.  Similarly,  Liquidation  Proceeds from a mortgaged  property will not  include  interest  for any  period  after  the date on which  the  liquidation  took  place.  Partial prepayments  will in most cases be applied as of the most  recent due date,  so that no  interest is due on the following due date on the amount prepaid.

        If stated in the  accompanying  prospectus  supplement,  to the  extent  funds are  available  from the servicing fee or other servicing  compensation  available for this purpose, the master servicer or servicer may make an additional  payment to  certificateholders  out of the  servicing  fee otherwise  payable to it for any mortgage loan that prepaid during the related  prepayment  period equal to the  Compensating  Interest for that mortgage loan or contract from the date of the  prepayment  to the related due date.  Compensating  Interest on any  distribution  date in most cases  will be  limited  to the  lesser of (a)  0.125% of the Stated  Principal
Balance of the mortgage  collateral  immediately prior to that distribution  date, and (b) the master servicing fee  payable on that  distribution  date and the  reinvestment  income  received  by the master  servicer  with respect to the amount payable to the  certificateholders  on that distribution date.  Compensating Interest may not be sufficient to cover the Prepayment  Interest  Shortfall on any distribution date. If so disclosed in the accompanying  prospectus  supplement,  Prepayment  Interest  Shortfalls  may  be  applied  to  reduce  interest otherwise payable with respect to one or more classes of certificates of a series. See "Yield Considerations."

Funding Account

        A pooling and  servicing  agreement or other  agreement  may provide for the transfer by the sellers of additional  mortgage  loans to the  related  trust after the closing  date for the  related  certificates.  Any additional  mortgage  loans will be required to conform to the  requirements  described in the related  pooling and servicing  agreement or other agreement  providing for such transfer.  If a Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of  certificates  of the related  series or a portion of  collections  on the mortgage  loans relating to principal will be deposited in such account to be released as additional  mortgage loans are transferred.  A Funding Account will be required to be maintained as an  Eligible  Account.  All  amounts in the Funding  Account  will be  required  to be  invested  in  Permitted
Investments  and  the  amount  held  in the  Funding  Account  shall  at no time  exceed  25% of the  aggregate outstanding  principal  balance of the  certificates.  The related  pooling and  servicing  agreement  or other agreement  providing for the transfer of  additional  mortgage  loans will provide that all  transfers  must be made  within 90 days,  and that  amounts  set aside to fund the  transfers,  whether  in a Funding  Account  or otherwise,  and not so applied  within the required  period of time will be deemed to be Principal  Prepayments and applied in the manner described in the prospectus supplement.

Reports to Certificateholders

        On each distribution date, the master servicer or the Certificate  Administrator,  as applicable,  will forward  or cause  to be  forwarded  to each  certificateholder  of  record,  or will  make  available  to each certificateholder of record in the manner described in the accompanying  prospectus supplement,  a statement or statements  with respect to the related trust setting forth the  information  described in the related  pooling and servicing agreement.  The information will include the following (as applicable):

o       the applicable record date, determination date and distribution date;

o       the aggregate  amount of payments  received with respect to the mortgage  loans,  including  prepayment amounts;

o       the servicing fee payable to the master servicer and the subservicer;

o       the amount of any other fees or expenses  paid,  and the identity of the party  receiving  such fees or expenses;

o       the amount, if any, of the distribution allocable to principal;

o       the amount, if any, of the distribution  allocable to interest and the amount, if any, of any shortfall in the amount of interest and  principal;

o       the outstanding  principal  balance or notional  amount of each class of certificates  before and after giving effect to the distribution of principal on that distribution date;

o       updated pool  composition  information,  including  weighted average interest rate and weighted average remaining term;

o       the balance of the reserve  fund,  if any, at the opening of business and the close of business on that distribution date;

o       the principal balances of the senior certificates as of the closing date;

o       in the case of certificates benefiting from alternative credit enhancement  arrangements described in a prospectus  supplement,  the amount of coverage under  alternative  arrangements  as of the close of business  on  the  applicable  determination  date  and a  description  of  any  credit  enhancement substituted therefor;

o       if applicable,  the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the opening of business and as of the close of business on the  applicable  distribution  date and a description of any change in the calculation of those amounts;

o       the stated  principal  balance of the mortgage  collateral  after giving effect to the  distribution of principal on that  distribution  date,  and the number of mortgage loans at the beginning and end of the reporting period;

o       based on the most recent reports  furnished by subservicers,  the number and stated principal  balances of any items of mortgage  collateral in the related trust that are  delinquent  (a) 30-59 days,  (b)
        60-89 days and (c) 90 or more days, and that are in foreclosure;

o       the amount of any losses on the mortgage loans during the reporting period;

o       information  about the amount,  terms and general purpose of any advances made or reimbursed during the reporting period;

o       any  material  modifications,  extensions  or waivers  to the terms of the  mortgage  loans  during the reporting period or that have cumulatively become material over time;

o       any material  breaches of mortgage loan  representations  or warranties or covenants in the pooling and servicing agreement; and

o       for any series of  certificates  as to which the trust  includes  mortgage  securities,  any additional information as required under the related pooling and servicing agreement.

        In addition to the information  described above, reports to  certificateholders  will contain any other information  as is described in the  applicable  pooling and servicing  agreement,  which may include,  without limitation,  information as to Advances,  reimbursements to subservicers,  the servicer and the master servicer and losses borne by the related trust.

        In  addition,  within a  reasonable  period of time  after the end of each  calendar  year,  the master servicer or the  Certificate  Administrator,  as  applicable,  will  furnish on request a report to each person that was a holder of record of any class of  certificates  at any time during that  calendar  year.  The report will include  information  as to the aggregate of amounts  reported under the first two items in the list above for that  calendar  year or, if the person was a holder of record of a class of  certificates  during a portion of that calendar year, for the applicable portion of that year.

Servicing and Administration of Mortgage Collateral

General

        The master servicer, the Certificate  Administrator or any servicer, as applicable,  that is a party to a pooling  and  servicing  agreement,  will be required to perform the  services  and duties  specified  in the related  pooling and servicing  agreement.  The duties to be performed by the master  servicer or servicer will include the customary functions of a servicer,  including  collection of payments from mortgagors;  maintenance of any primary mortgage  insurance,  hazard  insurance and other types of insurance;  processing of assumptions or substitutions;  attempting to cure  delinquencies;  supervising  foreclosures;  inspection and management of mortgaged properties under certain  circumstances;  and maintaining accounting records relating to the mortgage collateral.  For any  series of  certificates  for which the trust  includes  mortgage  securities,  the master servicer's or Certificate  Administrator's  servicing and  administration  obligations will be described in the accompanying prospectus supplement.

        Under each  pooling  and  servicing  agreement,  the  servicer  or the master  servicer  may enter into subservicing  agreements  with one or more  subservicers  who will agree to perform  certain  functions for the servicer or master  servicer  relating to the servicing and  administration  of the mortgage loans or contracts included in the trust  relating  to the  subservicing  agreement.  A  subservicer  may be an  affiliate  of the depositor.  Under any subservicing agreement,  each subservicer will agree, among other things, to perform some or all of the servicer's or the master servicer's servicing  obligations,  including but not limited to, making
Advances to the related  certificateholders.  The servicer or the master servicer,  as applicable,  will remain liable for its  servicing  obligations  that are  delegated to a  subservicer  as if the servicer or the master servicer alone were servicing such mortgage loans or contracts.

Collection and Other Servicing Procedures

        The servicer or the master servicer,  directly or through  subservicers,  as the case may be, will make reasonable  efforts  to collect  all  payments  called  for under the  mortgage  loans or  contracts  and will, consistent  with the related  pooling and servicing  agreement  and any  applicable  insurance  policy or other credit  enhancement,  follow  the  collection  procedures  as it follows  with  respect  to  mortgage  loans or contracts  serviced by it that are  comparable to the mortgage  loans or contracts.  The servicer or the master servicer may, in its  discretion,  waive any prepayment  charge in connection with the prepayment of a mortgage loan or extend the due dates for  payments  due on a mortgage  note or contract,  provided  that the  insurance coverage  for the mortgage  loan or contract or any coverage  provided by any  alternative  credit  enhancement will not be adversely  affected  thereby.  The master  servicer may also waive or modify any term of a mortgage loan so long as the master servicer has determined  that the waiver or  modification is not materially  adverse to any  certificateholders,  taking into account any  estimated  loss that may result  absent that action.  For any  series  of  certificates  as to which  the trust  includes  mortgage  securities,  the  master  servicer's servicing and administration obligations will be under the terms of those mortgage securities.

        In  instances  in  which a  mortgage  loan or  contract  is in  default  or if  default  is  reasonably foreseeable,  and  if  determined  by  the  master  servicer  to  be in  the  best  interests  of  the  related certificateholders,  the master servicer or servicer may permit  modifications of the mortgage loan or contract rather than proceeding with foreclosure.  In making this determination,  the estimated Realized Loss that might result if the mortgage loan or contract were liquidated would be taken into account.  These  modifications  may have the effect of, among other things,  reducing the mortgage rate, forgiving payments of principal,  interest or other  amounts owed under the mortgage  loan,  such as taxes and  insurance  premiums,  extending  the final maturity  date of the  mortgage  loan,  capitalizing  delinquent  interest  and other  amounts  owed  under the mortgage  loan or  contract  by adding  that amount to the unpaid  principal  balance of the  mortgage  loan or contract,  or any  combination  of these or other  modifications.  Any modified  mortgage  loan or contract may remain in the related trust,  and the reduction in collections  resulting from the  modification  may result in reduced  distributions  of interest or principal  on, or may extend the final  maturity of, one or more classes of the related certificates.

        In connection with any significant  partial prepayment of a mortgage loan, the master servicer,  to the extent  not  inconsistent  with the terms of the  mortgage  note and local law and  practice,  may  permit  the mortgage  loan to be  re-amortized  so that the monthly  payment is  recalculated  as an amount that will fully amortize its remaining  principal  amount by the original  maturity date based on the original  mortgage  rate, provided  that the  re-amortization  shall  not be  permitted  if it would  constitute  a  modification  of the mortgage loan for federal income tax purposes.

        The master  servicer,  any servicer or one or more  subservicers  for a given trust may  establish  and maintain an escrow account in which  mortgagors  will be required to deposit  amounts  sufficient to pay taxes, assessments,  certain mortgage and hazard insurance  premiums and other comparable items unless, in the case of junior  mortgage loans,  the mortgagor is required to escrow such amounts under the senior mortgage  documents.
Withdrawals  from any escrow account may be made to effect timely payment of taxes,  assessments,  mortgage and hazard  insurance,  to refund to mortgagors  amounts  determined to be owed, to pay interest on balances in the escrow  account,  if  required,  to  repair or  otherwise  protect  the  mortgage  properties  and to clear and terminate  such  account.  The master  servicer  or any  servicer or  subservicer,  as the case may be, will be responsible  for the  administration  of each such escrow account and will be obligated to make advances to the escrow  accounts  when a deficiency  exists  therein.  The master  servicer,  servicer or  subservicer  will be entitled to reimbursement for any advances from the Custodial Account.

        Other  duties  and  responsibilities  of  each  servicer,  the  master  servicer  and  the  Certificate
Administrator are described above under "—Payments on Mortgage Collateral."

Special Servicing

        The pooling and servicing  agreement for a series of certificates  may name a Special  Servicer,  which may be an affiliate of  Residential  Funding  Corporation.  The Special  Servicer will be  responsible  for the servicing of certain  delinquent  mortgage  loans or contracts as described in the prospectus  supplement.  The
Special Servicer may have certain  discretion to extend relief to mortgagors whose payments become  delinquent.
The Special  Servicer may be permitted  to grant a period of temporary  indulgence  to a mortgagor or may enter into a liquidating  plan providing for repayment by the  mortgagor,  in each case without the prior approval of the master  servicer or the servicer,  as  applicable.  Other types of  forbearance  typically will require the approval of the master servicer or servicer, as applicable.

        In addition,  the master servicer or servicer may enter into various  agreements with holders of one or more classes of  subordinate  certificates  or of a class of securities  representing  interests in one or more classes  of  subordinate  certificates.  Under  the  terms  of  those  agreements,  the  holder  may,  for some delinquent mortgage loans:

o       instruct the master servicer or servicer to commence or delay  foreclosure  proceedings,  provided that the holder  deposits a specified  amount of cash with the master  servicer or servicer which will be available  for  distribution  to  certificateholders  if  Liquidation  Proceeds  are less  than they otherwise  may have been had the master  servicer  or  servicer  acted  under its  normal  servicing procedures;

o       instruct the master  servicer or servicer to purchase  the  mortgage  loans from the trust prior to the commencement  of  foreclosure  proceedings at the purchase price and to resell the mortgage loans to the  holder,  in which  case any  subsequent  loss with  respect to the  mortgage  loans will not be allocated to the certificateholders; or

o       become,  or designate a third party to become, a subservicer with respect to the mortgage loans so long as (i) the master  servicer  or  servicer  has the right to  transfer  the  subservicing  rights and obligations  of the  mortgage  loans to  another  subservicer  at any time or (ii) the holder or its servicing  designee is required to service the mortgage loans according to the master  servicer's or servicer's servicing guidelines.

        In  addition,  the  accompanying  prospectus  supplement  may  provide  for the other  types of special servicing arrangements.

Enforcement of "Due-on-Sale" Clauses

        When any mortgaged  property relating to a mortgage loan or contract,  other than an ARM loan, is about to be conveyed by the mortgagor,  the master  servicer or the servicer,  as  applicable,  directly or through a subservicer,  to the extent it has  knowledge  of such  proposed  conveyance,  generally  will be  obligated to exercise  the  trustee's  rights to  accelerate  the  maturity  of such  mortgage  loan or  contract  under any due-on-sale  clause  applicable  thereto.  A  due-on-sale  clause will be enforced only if the exercise of such rights is  permitted  by  applicable  law and only to the extent it would not  adversely  affect or  jeopardize coverage under any primary insurance policy or applicable credit enhancement  arrangements.  See "Certain Legal
Aspects of Mortgage Loans and  Contracts—The  Mortgage  Loans—Enforceability  of Certain  Provisions" and "—The
Contracts—'Due-on-Sale' Clauses."

        If the master servicer,  servicer or subservicer is prevented from enforcing a due-on-sale clause under applicable law or if the master  servicer,  servicer or  subservicer  determines  that it is reasonably  likely that a legal action would be  instituted  by the related  mortgagor to avoid  enforcement  of such  due-on-sale clause, the master servicer,  servicer or subservicer will enter into an assumption and modification  agreement with the person to whom such  property  has been or is about to be  conveyed,  under which such person  becomes liable under the mortgage note or contract  subject to certain  specified  conditions.  The original  mortgagor may be released from liability on a mortgage loan or contract if the master  servicer,  servicer or subservicer shall have  determined  in good faith that such release will not  adversely  affect the  collectability  of the mortgage  loan or  contract.  An ARM  loan  may be  assumed  if it is by its  terms  assumable  and if,  in the reasonable  judgment of the master servicer,  servicer or subservicer,  the proposed  transferee of the related mortgaged  property  establishes  its ability to repay the loan and the  security for the ARM loan would not be impaired by the  assumption.  If a mortgagor  transfers the mortgaged  property  subject to an ARM loan without consent,  such ARM loan may be declared due and payable.  Any fee  collected by the master  servicer,  servicer or  subservicer  for entering into an assumption or  substitution  of liability  agreement or for  processing a request  for partial  release of the  mortgaged  property  generally  will be retained by the master  servicer, servicer  or  subservicer  as  additional  servicing  compensation.  In  connection  with any  assumption,  the mortgage rate borne by the related  mortgage note or contract may not be altered.  Mortgagors may, from time to time,  request partial releases of the mortgaged  properties,  easements,  consents to alteration or demolition and other similar matters.  The master  servicer,  servicer or subservicer may approve such a request if it has determined,  exercising  its good faith  business  judgment,  that such approval will not adversely  affect the security for, and the timely and full collectability of, the related mortgage loan or contract.

Realization Upon Defaulted Mortgage Loans or Contracts

        For a mortgage loan in default,  the master servicer or the related  subservicer will decide whether to foreclose  upon the mortgaged  property or write off the principal  balance of the mortgage loan or contract as a bad debt. In connection with such decision,  the master servicer or the related  subservicer will,  following usual  practices in connection  with senior and junior  mortgage  servicing  activities,  estimate the proceeds expected to be received  and the  expenses  expected to be incurred  in  connection  with such  foreclosure  to determine  whether a  foreclosure  proceeding  is  appropriate.  For any junior  mortgage  loan,  following any default,  if the senior  mortgage  holder  commences a foreclosure  action it is likely that such mortgage loan will be written off as bad debt with no foreclosure  proceeding unless  foreclosure  proceeds for such mortgage loan are expected to at least satisfy the related senior  mortgage loan in full and to pay  foreclosure  costs.
Similarly,  the  expense  and delay that may be  associated  with  foreclosing  on the  mortgagor's  beneficial interest in the  Mexican  trust  following a default on a Mexico  Mortgage  Loan,  particularly  if eviction or other  proceedings  are  required to be commenced in the Mexican  courts,  may make  attempts to realize on the collateral  securing the Mexico Mortgage Loans  uneconomical,  thus significantly  increasing the amount of the loss on the Mexico Mortgage Loan.

        Any  acquisition of title and  cancellation of any REO Mortgage Loan or REO Contract will be considered for most purposes to be an  outstanding  mortgage loan or contract held in the trust until it is converted into a Liquidated Mortgage Loan or Liquidated Contract.

        For  purposes  of  calculations  of amounts  distributable  to  certificateholders  relating  to an REO
Mortgage  Loan or an REO  Contract,  the  amortization  schedule  in effect at the time of any  acquisition  of title,  before any  adjustment  by reason of any  bankruptcy  or any similar  proceeding  or any  moratorium or similar  waiver or grace  period,  will be deemed to have  continued in effect and, in the case of an ARM loan, the  amortization  schedule  will be deemed to have  adjusted in  accordance  with any  interest  rate  changes occurring on any  adjustment  date, so long as the REO Mortgage Loan or REO Contract is considered to remain in the  trust.  If a REMIC  election  has been made,  any  mortgaged  property  so  acquired  by the trust must be disposed of in accordance  with  applicable  federal income tax  regulations  and consistent with the status of the trust as a REMIC. To the extent provided in the related pooling and servicing  agreement,  any income,  net of expenses and other than gains described in the second  succeeding  paragraph,  received by the  subservicer, servicer or the master  servicer on the mortgaged  property prior to its  disposition  will be deposited in the
Custodial Account on receipt and will be available at that time for making payments to certificateholders.
        For a mortgage loan or contract in default,  the master servicer or servicer may pursue  foreclosure or similar  remedies  subject to any senior loan  positions  and certain other  restrictions  pertaining to junior loans as described  under "Certain Legal Aspects of Mortgage  Loans and Contracts"  concurrently  with pursuing any remedy for a breach of a  representation  and  warranty.  However,  the master  servicer or servicer is not required to continue to pursue  both  remedies if it  determines  that one remedy is more likely to result in a greater recovery.

        Upon the first to occur of final  liquidation  and a  repurchase  or  substitution  under a breach of a representation  and warranty,  the mortgage loan or contract will be removed from the related trust. The master servicer  or  servicer  may  elect to treat a  defaulted  mortgage  loan or  contract  as having  been  finally liquidated if  substantially  all amounts  expected to be received in connection  therewith have been received.
In some  cases,  the  master  servicer  or  servicer  will  treat a second  lien  loan that is 180 days or more delinquent as having been finally  liquidated.  Any additional  liquidation  expenses  relating to the mortgage loan or contract thereafter  incurred will be reimbursable to the master servicer,  servicer or any subservicer from  any  amounts  otherwise  distributable  to  the  related  certificateholders,  or may  be  offset  by any subsequent  recovery related to the mortgage loan or contract.  Alternatively,  for purposes of determining the amount of related  Liquidation  Proceeds to be  distributed to  certificateholders,  the amount of any Realized
Loss or the amount  required to be drawn under any applicable form of credit  enhancement,  the master servicer or servicer may take into account minimal amounts of additional  receipts  expected to be received,  as well as estimated  additional  liquidation  expenses expected to be incurred in connection with the defaulted  mortgage loan or contract.

        For some series of certificates,  the applicable form of credit enhancement may provide,  to the extent of coverage,  that a defaulted  mortgage  loan or contract or REO Mortgage Loan or REO Contract will be removed from the trust prior to its final  liquidation.  In  addition,  the master  servicer  or servicer  may have the option to  purchase  from the  trust any  defaulted  mortgage  loan or  contract  after a  specified  period of delinquency.  If a defaulted  mortgage  loan or contract or REO  Mortgage  Loan or REO  Contract is not removed from the trust prior to final  liquidation,  then, upon its final  liquidation,  if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance,  the certificateholders  will bear the loss.  However,  if a gain results from the final liquidation of an REO Mortgage Loan or REO Contract which is not  required  by law to be  remitted  to the related  mortgagor,  the master  servicer or servicer  will be entitled  to  retain  that  gain as  additional  servicing  compensation  unless  the  accompanying  prospectus supplement provides otherwise.

        If specified in the accompanying  prospectus  supplement,  if a final liquidation of a mortgage loan or contract  resulted in a Realized  Loss and  thereafter  the master  servicer or servicer  receives a subsequent recovery  specifically  related to that mortgage loan or contract,  in  connection  with a related  breach of a
representation   or  warranty  or  otherwise,   such   subsequent   recovery   shall  be   distributed  to  the
certificateholders  in the same manner as repurchase  proceeds or  liquidation  proceeds  received in the prior calendar month,  to the extent that the related  Realized Loss was allocated to any class of  certificates.  In addition, if so specified in the accompanying  prospectus supplement,  the certificate principal balance of the class of  subordinate  certificates  with the highest  payment  priority to which Realized  Losses,  other than
Special  Hazard  Losses,  Bankruptcy  Losses  and Fraud  Losses in excess of the  amount of  coverage  provided therefor and  Extraordinary  Losses,  have been allocated will be increased to the extent that such  subsequent recoveries are distributed as principal to any classes of  certificates.  However,  the  certificate  principal balance of that class of  subordinate  certificates  will not be  increased by more than the amount of Realized
Losses  previously  applied to reduce the  certificate  principal  balance of that class of  certificates.  The amount of any remaining  subsequent  recoveries will be applied to increase the certificate  principal  balance of the class of certificates with the next lower payment priority;  however, the certificate  principal balance of that class of  certificates  will not be  increased  by more than the amount of Realized  Losses  previously applied to reduce the  certificate  principal  balance of that  class of  certificates,  and so on.  Holders of certificates  whose certificate  principal balance is increased in this manner will not be entitled to interest on the  increased  balance  for any  interest  accrual  period  preceding  the  distribution  date on which the increase occurs.  The foregoing  provisions will apply even if the certificate  principal balance of a class of subordinate  certificates was previously reduced to zero. Accordingly,  each class of subordinate  certificates will be considered to remain outstanding until the termination of the related trust.

        In the case of a series of certificates other than a  senior/subordinate  series, if so provided in the accompanying  prospectus  supplement,  the applicable form of credit  enhancement may provide for reinstatement in accordance  with  specified  conditions if,  following the final  liquidation of a mortgage loan or contract and a draw under the related  credit  enhancement,  subsequent  recoveries  are received.  For a description of the  Certificate  Administrator's,  the master  servicer's or the  servicer's  obligations to maintain and make claims  under  applicable  forms  of  credit  enhancement  and  insurance  relating  to the  mortgage  loans or contracts, see "Description of Credit Enhancement" and "Insurance Policies on Mortgage Loans or Contracts."

        The market value of any Mixed-Use  Property  obtained in  foreclosure or by deed in lieu of foreclosure will be based  substantially  on the operating  income obtained from renting the commercial and dwelling units.
Since a default on a mortgage loan secured by Mixed-Use  Property is likely to have occurred because  operating income,  net of expenses,  is insufficient to make debt service  payments on the related  mortgage loan, it can be  anticipated  that the market  value of that  property  will be less than was  anticipated  when the related mortgage  loan was  originated.  To the  extent  that the  equity in the  property  does not absorb the loss in market  value and the loss is not covered by other credit  support,  a loss may be  experienced  by the related trust.

        For a discussion of legal rights and limitations  associated with the foreclosure of a mortgage loan or contract, see "Certain Legal Aspects of Mortgage Loans and Contracts."

        The master  servicer or the  Certificate  Administrator,  as  applicable,  will deal with any defaulted mortgage securities in the manner described in the accompanying prospectus supplement.

                                       DESCRIPTION OF CREDIT ENHANCEMENT

General

        As described in the  accompanying  prospectus  supplement,  credit support  provided for each series of certificates may include one or more or any combination of the following:

o       a letter of credit;

o       subordination provided by any class of subordinated certificates for the related series;

o       overcollateralization and excess cash flow;

o       a mortgage  pool  insurance  policy,  special  hazard  insurance  policy,  mortgage  insurance  policy, bankruptcy  bond,  mortgage  repurchase bond or other types of insurance  policies,  or a secured or unsecured corporate guaranty, as described in the accompanying prospectus supplement;

o       a reserve fund; or

o       a certificate insurance policy or surety bond.

        Credit  support  for  each  series  of  certificates  may be  comprised  of one or  more  of the  above components.  Each  component may have a dollar limit and may provide  coverage with respect to Realized  Losses that are:

o       Defaulted Mortgage Losses;

o       Special Hazard Losses;

o       Bankruptcy Losses; and

o       Fraud Losses.

        Most  forms of  credit  support  will not  provide  protection  against  all risks of loss and will not guarantee  repayment of the entire  outstanding  principal balance of the certificates and interest.  If losses occur  that  exceed the amount  covered  by credit  support or are of a type that is not  covered by the credit support,  certificateholders  will  bear  their  allocable  share of  deficiencies.  In  particular,  Defaulted
Mortgage  Losses,  Special  Hazard  Losses,  Bankruptcy  Losses  and Fraud  Losses  in excess of the  amount of coverage  provided  therefor  and  Extraordinary  Losses  will not be  covered.  To the extent  that the credit enhancement  for any series of certificates is exhausted,  the  certificateholders  will bear all further risks of loss not otherwise insured against.

        As described in this prospectus and in the accompanying prospectus supplement,

o       coverage with respect to Defaulted Mortgage Losses may be provided by a mortgage pool insurance policy,

o       coverage with respect to Special Hazard Losses may be provided by a special hazard insurance policy,

o       coverage with respect to Bankruptcy Losses may be provided by a bankruptcy bond and

o       coverage with respect to Fraud Losses may be provided by a mortgage pool  insurance  policy or mortgage repurchase bond.

        In addition, if stated in the accompanying  prospectus supplement,  in lieu of or in addition to any or all of the  foregoing  arrangements,  credit  enhancement  may be in the form of a reserve  fund to cover those
losses,   in  the  form  of   subordination  of  one  or  more  classes  of  certificates  as  described  under
"Subordination,"  or in the form of a  certificate  insurance  policy,  a letter of  credit,  a  mortgage  pool insurance  policy,  surety bonds or other types of insurance  policies,  other  secured or unsecured  corporate guarantees  or in any other  substantially  similar  form as may be described  in the  accompanying  prospectus supplement,  or in the form of a combination  of two or more of the  foregoing.  If stated in the  accompanying prospectus  supplement,  limited credit  enhancement  may be provided to cover  Defaulted  Mortgage Losses with respect  to  mortgage  loans  with LTV  ratios at  origination  of over 80% that are not  insured  by a primary insurance  policy,  to the  extent  that those  losses  would be covered  under a primary  insurance  policy if obtained,  or may be provided in lieu of title insurance  coverage,  in the form of a corporate  guaranty or in other forms  described in this section.  As described in the pooling and servicing  agreement,  credit  support may apply to all of the mortgage loans or to some mortgage loans contained in a mortgage pool.

        In addition,  the credit support may be provided by an assignment of the right to receive cash amounts, a deposit of cash into a reserve fund or other pledged assets,  or by banks,  insurance  companies,  guarantees or any combination of credit support identified in the accompanying prospectus supplement.

        Each prospectus supplement will include a description of:

o       the amount payable under the credit enhancement arrangement, if any, provided with respect to a series;

o       any conditions to payment not otherwise described in this prospectus;

o       the  conditions  under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

o       the material provisions of any agreement relating to the credit support.

        Additionally,  each prospectus  supplement will contain  information  with respect to the issuer of any third-party credit  enhancement,  if applicable.  The pooling and servicing agreement or other documents may be modified in connection with the provisions of any credit  enhancement  arrangement to provide for reimbursement rights,  control  rights or other  provisions  that may be  required  by the  credit  enhancer.  To the  extent provided  in the  applicable  pooling and  servicing  agreement,  the credit  enhancement  arrangements  may be periodically  modified,  reduced  and  substituted  for  based  on  the  performance  of  or on  the  aggregate
outstanding    principal   balance   of   the   mortgage   loans   covered.    See   "Description   of   Credit
Enhancement—Reduction or Substitution of Credit Enhancement."

        The descriptions of any insurance policies,  bonds or other instruments described in this prospectus or any  prospectus  supplement  and the  coverage  under those  instruments  do not purport to be complete and are qualified in their  entirety by reference to the actual forms of the policies,  copies of which  typically will be exhibits to the Form 8-K to be filed with the  Securities  and Exchange  Commission in  connection  with the issuance of the related series of certificates.

Letters of Credit

        If any component of credit  enhancement as to any series of  certificates is to be provided by a letter of  credit,  a bank will  deliver  to the  trustee an  irrevocable  letter of credit.  The letter of credit may provide  direct  coverage  with  respect to the  mortgage  collateral.  The letter of credit  bank,  the amount available  under the letter of credit with respect to each  component  of credit  enhancement,  the  expiration date of the letter of credit,  and a more  detailed  description  of the letter of credit will be  specified in the accompanying  prospectus  supplement.  On or before each distribution  date, the letter of credit bank will be required to make payments after  notification from the trustee,  to be deposited in the related  Certificate
Account,  with respect to the coverage provided thereby.  The letter of credit may also provide for the payment of Advances.

Subordination

        A senior/subordinate  series of certificates will consist of one or more classes of senior certificates and one or more classes of subordinate  certificates,  as specified in the accompanying  prospectus supplement.
Subordination  of the  subordinate  certificates  of any  senior/subordinate  series  will be  effected  by the following  method,  unless an alternative  method is specified in the accompanying  prospectus  supplement.  In addition,  some  classes  of senior or  subordinate  certificates  may be senior to other  classes of senior or subordinate certificates, as specified in the accompanying prospectus supplement.

        For any  senior/subordinate  series,  the total amount available for distribution on each  distribution date, as well as the method for allocating that amount among the various  classes of  certificates  included in the series,  will be described in the accompanying  prospectus  supplement.  In most cases, for any series, the amount  available  for  distribution  will be allocated  first to interest on the senior  certificates  of that series,  and then to  principal of the senior  certificates  up to the amounts  described  in the  accompanying prospectus supplement, prior to allocation of any amounts to the subordinate certificates.

        If so provided  in the  pooling  and  servicing  agreement,  the master  servicer  or  servicer  may be permitted,  under  certain  circumstances,  to purchase  any  mortgage  loan or contract  that is three or more months  delinquent  in payments  of  principal  and  interest,  at the  repurchase  price.  Any  Realized  Loss subsequently  incurred in connection  with any such mortgage loan may be, under certain  circumstances,  passed through to the holders of  then-outstanding  certificates  with a certificate  principal  balance  greater than zero of the  related  series in the same  manner as  Realized  Losses on  mortgage  loans that have not been so purchased,  unless  that  purchase  was made  upon the  request  of the  holder  of the  most  junior  class of certificates of the related  series.  See  "Description of the  Certificates—Servicing  and  Administration  of
Mortgage Collateral—Special Servicing" above.

        In the event of any  Realized  Losses not in excess of the  limitations  described  below  (other  than
Extraordinary  Losses),  the rights of the  subordinate  certificateholders  to receive  distributions  will be subordinate  to the rights of the senior  certificateholders  and the owner of the  Spread  and,  as to certain
classes   of   subordinated   certificates,   may  be   subordinate   to  the   rights  of  other   subordinate
certificateholders.

        Except as noted  below,  Realized  Losses will be  allocated  to the  subordinate  certificates  of the related  series until their  outstanding  principal  balances  have been reduced to zero.  Additional  Realized
Losses,  if any, will be allocated to the senior  certificates.  If the series  includes more than one class of senior certificates,  the accompanying  prospectus  supplement will describe how Realized Losses are allocated.
In general,  Realized  Losses will be  allocated  on a pro rata basis among all of the senior  certificates  in proportion to their respective  outstanding  principal  balances.  If described in the accompanying  prospectus supplement,  some classes of senior  certificates  may be allocated  Realized  Losses  before other  classes of senior certificates.

        The  accompanying  prospectus  supplement  will  describe  how Special  Hazard  Losses in excess of the
Special  Hazard  Amount will be allocated  among all  outstanding  classes of  certificates.  In general,  such losses will be allocated  among all  outstanding  classes of  certificates  of the related series on a pro rata basis in proportion to their outstanding  principal  balances.  The respective amounts of other specified types of  losses,  including  Fraud  Losses  and  Bankruptcy  Losses,  that may be borne  solely  by the  subordinate certificates  may be similarly  limited to the Fraud Loss Amount and  Bankruptcy  Amount,  and the  subordinate certificates may provide no coverage with respect to  Extraordinary  Losses or other specified types of losses, which will be  described  in the  accompanying  prospectus  supplement,  in which case  those  losses  would be allocated  on a pro rata  basis  among all  outstanding  classes  of  certificates  in  accordance  with  their respective  certificate  principal  balances as described in the accompanying  prospectus  supplement.  Each of the Special Hazard Amount,  Fraud Loss Amount and Bankruptcy  Amount may be subject to periodic  reductions and may be subject to further  reduction or termination,  without the consent of the  certificateholders,  upon the written  confirmation from each applicable rating agency that the then-current  rating of the related series of certificates will not be adversely affected.

        In most cases,  any  allocation  of a Realized  Loss,  including a Special  Hazard Loss,  Fraud Loss or
Bankruptcy  Loss,  to a certificate  in a  senior/subordinate  series will be made by reducing its  outstanding principal  balance as of the  distribution  date  following  the calendar  month in which the Realized Loss was incurred.

        The rights of holders of the various classes of certificates of any series to receive  distributions of principal  and interest is  determined  by the  aggregate  outstanding  principal  balance of each class or, if applicable,  the related notional amount. The outstanding  principal balance of any certificate will be reduced by all amounts previously distributed on that certificate  representing  principal,  and by any Realized Losses allocated  thereto.  If  there  are no  Realized  Losses  or  Principal  Prepayments  on any  item of  mortgage collateral,  the  respective  rights of the  holders  of  certificates  of any  series to future  distributions generally  would not change.  However,  to the extent  described  in the  accompanying  prospectus  supplement, holders of senior  certificates  may be entitled to receive a  disproportionately  larger amount of prepayments received during specified  periods,  which will have the effect,  absent offsetting losses, of accelerating the amortization of the senior certificates and increasing the respective  percentage  ownership interest evidenced by the subordinate  certificates in the related trust,  with a corresponding  decrease in the percentage of the outstanding  principal  balances  of the  senior  certificates,  thereby  preserving  the  availability  of the subordination  provided by the subordinate  certificates.  In addition,  some Realized Losses will be allocated first to subordinate  certificates by reduction of their  outstanding  principal  balance,  which will have the effect of increasing the respective  ownership  interest  evidenced by the senior  certificates  in the related trust.

        If so provided  in the  accompanying  prospectus  supplement,  some  amounts  otherwise  payable on any distribution  date to holders of subordinate  certificates  may be deposited into a reserve fund.  Amounts held in any reserve fund may be applied as described  under  "Description of Credit  Enhancement—Reserve  Funds" and
in the accompanying prospectus supplement.

        In lieu of the  foregoing  provisions,  subordination  may be effected  by  limiting  the rights of the holders  of  subordinate  certificates  to  receive  the  Subordinate  Amount to the  extent  described  in the accompanying  prospectus supplement.  As specified in the accompanying  prospectus supplement,  the Subordinate
Amount may be reduced based upon the amount of losses borne by the holders of the  subordinate  certificates as a result of the subordination,  a specified schedule or other method of reduction as the prospectus  supplement may specify.

        The exact terms and provisions of the  subordination  of any subordinate  certificate will be described in the accompanying prospectus supplement.

Overcollateralization and Excess Cash Flow

        If stated in the accompanying  prospectus  supplement,  interest collections on the mortgage collateral may exceed interest payments on the certificates for the related  distribution  date. To the extent such excess interest is applied as  principal  payments  on the  certificates,  the effect will be to reduce the  principal balance of the certificates  relative to the outstanding balance of the mortgage  collateral,  thereby creating overcollateralization  and additional  protection to the  certificateholders,  as specified in the accompanying prospectus  supplement.  Additionally,  some of this excess  cash flow may be used to protect the  certificates against  some  Realized  Losses by making an  additional  payment of principal  on the  certificates  up to the amount of the Realized Loss.

Mortgage Pool Insurance Policies and Mortgage Insurance Policies

        Protection  against  losses on all or a portion of the  mortgage  loans in a mortgage  loan pool may be obtained by the depositor for a trust in the form of a mortgage pool insurance  policy or a mortgage  insurance policy.  A mortgage pool  insurance  policy covers  specified  losses on mortgage  loans to the extent that the primary insurance policy, if required,  is not sufficient to cover the loss.  Generally,  the insurer's payment obligations  under a mortgage pool insurance  policy are limited to a certain  amount,  which will be stated in the prospectus  supplement.  As used in this prospectus,  a mortgage insurance policy is a policy that provides primary  mortgage  insurance  on all of the  mortgage  loans that are  subject  to the  policy.  The  insurer's payment  obligations  will be limited to the amount stated in the prospectus  supplement,  if applicable.  Each mortgage pool insurance policy or mortgage  insurance policy,  in accordance with the limitations  described in this  prospectus and in the prospectus  supplement,  if any, will cover  Defaulted  Mortgage Losses on mortgage loans in an  amount  specified  in the  prospectus  supplement.  As  described  under  "—Maintenance  of Credit
Enhancement," the master servicer,  servicer or Certificate  Administrator will use its best reasonable efforts to maintain  the mortgage  pool  insurance  policy or mortgage  insurance  policy and to present  claims to the insurer on behalf of itself, the trustee and the  certificateholders.  The mortgage pool insurance policies and mortgage  insurance  policies,  however,  are not blanket  policies against loss, since claims may only be made respecting  particular  defaulted mortgage loans and only upon satisfaction of specified  conditions  precedent described  in the  succeeding  paragraph.  Unless  specified in the  accompanying  prospectus  supplement,  the mortgage  pool  insurance  policies  may not cover  losses due to a failure to pay or denial of a claim under a primary insurance policy, irrespective of the reason.

        As more specifically provided in the accompanying  prospectus supplement,  each mortgage pool insurance policy or mortgage  insurance  policy will  provide for  conditions  under which  claims may be  presented  and covered under the policy.  Upon satisfaction of these  conditions,  the insurer will have the option either (a)
to  purchase  the  property  securing  the  defaulted  mortgage  loan at a price  described  in the  prospectus supplement,  or (b) to pay the portion of the loss  specified in the  prospectus  supplement.  In the case of a mortgage pool insurance policy,  payments (i) may be reduced because of an aggregate payment  limitation on the policy  and (ii) may be net of some  amounts  paid or  assumed  to have been paid  under  any  related  primary insurance policy.

        Certificateholders  may  experience  a  shortfall  in the amount of  interest  payable  on the  related certificates  in  connection  with the payment of claims under a mortgage pool  insurance  policy or a mortgage insurance  policy  because the insurer may not be  required  to remit  unpaid  interest  through the end of the month in which the  claim is paid.  In  addition,  the  certificateholders  will also  experience  losses  with respect to the related  certificates  in connection  with payments made under a mortgage pool insurance  policy or mortgage insurance policy to the extent that the master servicer,  servicer or subservicer  expends funds to cover  unpaid real estate  taxes or to repair the related  mortgaged  property in order to make a claim under a mortgage pool insurance policy or mortgage  insurance  policy,  as those amounts may not be covered by payments under the applicable  policy and may be  reimbursable  to the master  servicer,  servicer or  subservicer  from funds otherwise payable to the  certificateholders.  If any mortgaged  property  securing a defaulted  mortgage loan is damaged and proceeds,  if any (see "—Special Hazard  Insurance  Policies" below for risks which are not covered by those policies),  from the related hazard  insurance  policy or applicable  special hazard insurance policy are  insufficient  to restore the damaged  property to a condition  sufficient to permit  recovery under the mortgage pool insurance policy or mortgage insurance policy,  the master servicer,  servicer or subservicer is not  required  to expend  its own funds to  restore  the  damaged  property  unless it  determines  that (a)
restoration  will  increase the  proceeds to  certificateholders  on  liquidation  of the  mortgage  loan after reimbursement  of the master  servicer,  servicer or subservicer  for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

        Some mortgage pool insurance policies,  mortgage insurance policies and primary insurance policies will not  insure  against  loss  sustained  by  reason of a default  arising  from,  among  other  things,  fraud or negligence  in the  origination  or servicing of a loan,  including  misrepresentation  by the  mortgagor,  the mortgage  collateral  seller or other persons  involved in the  origination  of the mortgage  loan,  failure to construct  a mortgaged  property  in  accordance  with plans and  specifications,  or  bankruptcy,  unless,  if specified in the accompanying  prospectus  supplement,  an endorsement to the mortgage pool insurance policy or mortgage  insurance policy provides for insurance  against that type of loss.  Depending upon the nature of the event, a breach of a representation  made by Residential  Funding  Corporation or other  designated  seller may also have occurred.  If the breach of that  representation  materially  and adversely  affects the interests of certificateholders  and cannot be cured,  that breach may give rise to a repurchase  obligation  on the part of
Residential  Funding  Corporation or other designated  seller,  as described under "The  Trusts—Representations
With Respect to Mortgage Collateral."

        The original  amount of coverage  under each  mortgage pool  insurance  policy will be reduced over the life of the related  series of  certificates  by the aggregate  amount of claims paid less the aggregate of the net amounts  realized by the pool insurer upon disposition of all foreclosed  properties.  The amount of claims paid  includes  some  expenses  incurred by the master  servicer,  servicer or  subservicer  as well as accrued interest on delinquent  mortgage  loans,  in most cases to the date of payment of the claim or to the date that the claim is  submitted  to the  insurer.  See  "Certain  Legal  Aspects  of  Mortgage  Loans  and  Contracts."
Accordingly,  if aggregate net claims paid under any mortgage pool insurance  policy reach the original  policy limit,  coverage  under that mortgage pool  insurance  policy will be exhausted and any further  losses will be borne by the related  certificateholders.  In addition,  unless the master servicer or servicer determines that an  Advance  relating  to a  delinquent  mortgage  loan would be  recoverable  to it from the  proceeds  of the liquidation of the mortgage loan or otherwise,  the master  servicer or servicer would not be obligated to make an Advance  respecting any delinquency since the Advance would not be ultimately  recoverable to it from either
the  mortgage  pool  insurance   policy  or  from  any  other  related   source.   See   "Description   of  the
Certificates—Advances."  If specified in the  prospectus  supplement,  a mortgage  insurance  policy may have a similar limit on the aggregate amount of coverage for losses.

        Since each mortgage pool insurance  policy and mortgage  insurance  policy  generally will require that the  property  subject to a defaulted  mortgage  loan be restored to its original  condition  prior to claiming against the insurer,  those  policies will not provide  coverage  against  hazard  losses.  As described  under
"Insurance  Policies on Mortgage Loans or  Contracts—Standard  Hazard  Insurance on Mortgaged  Properties," the
hazard policies  covering the mortgage loans typically  exclude from coverage  physical damage resulting from a number of causes and,  even when the damage is covered,  may afford  recoveries  which are  significantly  less than full  replacement  cost of the mortgaged  property.  Additionally,  no coverage for Special Hazard Losses,
Fraud Losses or  Bankruptcy  Losses will cover all risks,  and the amount of any such coverage will be limited.
See "—Special Hazard Insurance  Policies" below. As a result,  certain hazard risks will not be insured against and may be borne by certificateholders.

        Contract  pools may be  covered by pool  insurance  policies  that are  similar  to the  mortgage  pool insurance policies and mortgage insurance policies described above.

Special Hazard Insurance Policies

        Any insurance  policy covering Special Hazard Losses obtained for a trust will be issued by the insurer named in the accompanying  prospectus  supplement.  Each special hazard insurance policy subject to limitations described in this paragraph and in the  accompanying  prospectus  supplement,  if any, will protect the related certificateholders  from Special Hazard Losses.  Aggregate  claims under a special hazard insurance policy will be limited to the amount described in the accompanying  prospectus  supplement and will be subject to reduction as described in the  accompanying  prospectus  supplement.  A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable,  flood  insurance on the property  securing the mortgage loan or contract has been kept in force and other  protection and  preservation  expenses have been paid by the master servicer or servicer.

        In accordance  with the foregoing  limitations,  a special hazard  insurance  policy will provide that, where there has been damage to property  securing a foreclosed  mortgage loan, title to which has been acquired by the insured,  and to the extent the damage is not covered by the hazard  insurance policy or flood insurance policy, if any,  maintained by the mortgagor or the master servicer,  servicer or the subservicer,  the insurer will pay the lesser of (i) the cost of repair or replacement  of the related  property or (ii) upon transfer of the  property to the insurer,  the unpaid  principal  balance of the  mortgage  loan or contract at the time of acquisition of the related  property by foreclosure or deed in lieu of  foreclosure,  plus accrued  interest at the  mortgage  rate to the date of claim  settlement  and certain  expenses  incurred  by the master  servicer, servicer or the subservicer with respect to the related property.

        If the property is transferred to a third party in a sale approved by the special hazard  insurer,  the amount  that the  special  hazard  insurer  will pay will be the amount  under  (ii)  above  reduced by the net proceeds of the sale of the property.  If the unpaid principal  balance plus accrued interest and some expenses is paid by the  special  hazard  insurer,  the amount of further  coverage  under the  related  special  hazard insurance  policy will be reduced by that  amount  less any net  proceeds  from the sale of the  property.  Any amount paid as the cost of repair of the property will further reduce  coverage by that amount.  Restoration of the property with the proceeds  described  under (i) above will satisfy the condition  under each mortgage pool insurance  policy or contract  pool  insurance  policy that the  property be restored  before a claim under the policy may be validly  presented  with  respect  to the  defaulted  mortgage  loan or  contract  secured by the related  property.  The payment  described  under (ii) above will render  presentation of a claim relating to a mortgage loan or contract under the related  mortgage pool insurance  policy or contract pool insurance  policy unnecessary.  Therefore,  so long as a mortgage pool insurance policy or contract pool insurance policy remains in effect,  the payment by the insurer under a special hazard  insurance policy of the cost of repair or of the unpaid  principal  balance of the related  mortgage  loan or contract  plus accrued  interest and some expenses will not affect the total Insurance Proceeds paid to  certificateholders,  but will affect the relative amounts of coverage  remaining under the related special hazard  insurance policy and mortgage pool insurance policy or contract pool insurance policy.

        To the extent described in the accompanying prospectus supplement,  coverage relating to Special Hazard
Losses  for a series  of  certificates  may be  provided,  by means of a  representation  of the  depositor  or
Residential Funding Corporation.

Bankruptcy Bonds

        In the event of a personal  bankruptcy of a mortgagor  and a filing under Chapter 13 of the  Bankruptcy
Code, a bankruptcy  court may establish  the value of the  mortgaged  property of the mortgagor at a proceeding resulting in a Deficient  Valuation.  Under current law, Deficient Valuations are not permitted with respect to first liens on the related  mortgaged  property,  but may occur with  respect to a mortgage  loan  secured by a junior  lien if the value of the related  mortgaged  property at the time of the filing is less than the amount of any first lien.

        In  addition,  other  modifications  of the terms of a mortgage  loan or  contract  can  result  from a bankruptcy  proceeding without a permanent  forgiveness of the principal amount of the mortgage loan, including
a  Debt  Service  Reduction.   See  "Certain  Legal  Aspects  of  Mortgage  Loans  and  Contracts—The  Mortgage
Loans—Anti-Deficiency  Legislation and Other Limitations on Lenders." Any bankruptcy policy to provide coverage for Bankruptcy  Losses resulting from proceedings  under the federal  Bankruptcy Code obtained for a trust will be issued by an insurer  named in the  accompanying  prospectus  supplement.  The level of coverage  under each bankruptcy policy will be described in the accompanying prospectus supplement.

Reserve Funds

        If  stated in the  accompanying  prospectus  supplement,  the  depositor  will  deposit  or cause to be deposited in a reserve fund, any  combination of cash or Permitted  Investments  in specified  amounts,  or any other  instrument  satisfactory  to the rating agency or agencies,  which will be applied and maintained in the manner  and  under the  conditions  specified  in the  accompanying  prospectus  supplement.  Instead  of or in addition to that deposit,  to the extent described in the accompanying  prospectus  supplement,  a reserve fund may be funded through  application of all or a portion of amounts otherwise payable on any related  subordinate certificates,  from the Spread or  otherwise.  To the extent that the funding of the reserve  fund is dependent on amounts otherwise payable on related  subordinate  certificates,  Spread or other cash flows attributable to the related  mortgage  loans or on  reinvestment  income,  the  reserve  fund may provide  less  coverage  than initially  expected if the cash flows or  reinvestment  income on which the funding is dependent are lower than anticipated.

        For any series of certificates as to which credit  enhancement  includes a letter of credit,  if stated
in the accompanying  prospectus  supplement,  under specified  circumstances the remaining amount of the letter of credit may be drawn by the  trustee  and  deposited  in a reserve  fund.  Amounts  in a reserve  fund may be distributed  to  certificateholders,  or applied to reimburse the master  servicer or servicer for  outstanding
Advances,  or may be used for other  purposes,  in the manner and to the extent  specified in the  accompanying prospectus supplement.  If stated in the accompanying  prospectus supplement,  amounts in a reserve fund may be available  only to cover  specific types of losses,  or losses on specific  mortgage  loans. A reserve fund may provide  coverage  to more  than one  series of  certificates,  if  described  in the  accompanying  prospectus supplement.

        The trustee will have a perfected  security interest for the benefit of the  certificateholders  in the assets in the reserve  fund,  unless the assets are owned by the  related  trust.  However,  to the extent that the  depositor,  any affiliate of the depositor or any other entity has an interest in any reserve fund, in the event of the bankruptcy,  receivership or insolvency of that entity,  there could be delays in withdrawals from the reserve  fund and the  corresponding  payments to the  certificateholders.  These  delays  could  adversely affect the yield to investors on the related certificates.

        Amounts deposited in any reserve fund for a series will be invested in Permitted  Investments by, or at the direction of, and for the benefit of a servicer,  the master  servicer,  the Certificate  Administrator  or any other person named in the accompanying prospectus supplement.

Certificate Insurance Policies; Surety Bonds

        The  depositor  may obtain one or more  certificate  insurance  policies or  guaranties  or one or more surety bonds,  or one or more  guarantees  issued by insurers or other parties  acceptable to the rating agency or agencies rating the  certificates  offered  insuring the holders of one or more classes of certificates  the payment of  amounts  due in  accordance  with the terms of that class or those  classes  of  certificates.  Any certificate insurance policy,  surety bond or guaranty will have the characteristics  described in, and will be in accordance with any limitations and exceptions described in, the accompanying prospectus supplement.

Maintenance of Credit Enhancement

        If credit  enhancement  has been  obtained  for a series of  certificates,  the  master  servicer,  the servicer or the Certificate  Administrator  will be obligated to exercise its best  reasonable  efforts to keep or cause to be kept the  credit  enhancement  in full force and effect  throughout  the term of the  applicable pooling and servicing  agreement,  unless coverage  thereunder has been exhausted  through payment of claims or otherwise,  or  substitution  therefor is made as described  below under  "—Reduction or Substitution of Credit
Enhancement." The master servicer, the servicer or the Certificate  Administrator,  as applicable, on behalf of itself, the trustee and  certificateholders,  will be required to provide information  required for the trustee to draw under any applicable credit enhancement.

        The master servicer,  the servicer or the Certificate  Administrator will agree to pay the premiums for each mortgage pool insurance policy,  special hazard insurance policy,  mortgage  insurance policy,  bankruptcy policy,  certificate  insurance  policy or surety bond, as applicable,  on a timely basis,  unless the premiums are paid  directly by the trust.  If specified in the  prospectus  supplement,  as to mortgage  pool  insurance policies  generally,  if the  related  insurer  ceases to be a  Qualified  Insurer,  the master  servicer,  the servicer  or the  Certificate  Administrator  will use its best  reasonable  efforts  to  obtain  from  another
Qualified  Insurer  a  comparable  replacement  insurance  policy or bond  with a total  coverage  equal to the then-outstanding  coverage of the policy or bond.  If the cost of the  replacement  policy is greater  than the cost of the existing  policy or bond, the coverage of the  replacement  policy or bond will,  unless  otherwise agreed to by the  depositor,  be reduced to a level so that its premium  rate does not exceed the premium  rate on the  original  insurance  policy.  Any  losses  in  market  value of the  certificates  associated  with any reduction or withdrawal in rating by an applicable rating agency shall be borne by the certificateholders.

        If any property  securing a defaulted  mortgage loan or contract is damaged and proceeds,  if any, from the related hazard  insurance  policy or any applicable  special hazard  insurance  policy are  insufficient to restore  the  damaged  property  to a  condition  sufficient  to permit  recovery  under any  letter of credit, mortgage pool insurance  policy,  mortgage  insurance  policy,  contract pool  insurance  policy or any related primary  insurance  policy,  the master servicer is not required to expend its own funds to restore the damaged property  unless it  determines  (i) that  restoration  will  increase  the  proceeds to one or more classes of certificateholders  on  liquidation  of the mortgage loan after  reimbursement  of the master  servicer for its expenses  and (ii) that the  expenses  will be  recoverable  by it through  Liquidation  Proceeds or  Insurance
Proceeds.  If recovery under any letter of credit,  mortgage pool insurance policy,  mortgage insurance policy, contract pool  insurance  policy,  other credit  enhancement  or any related  primary  insurance  policy is not available  because  the  master  servicer  has been  unable  to make  the  above  determinations,  has made the determinations  incorrectly  or  recovery  is not  available  for any other  reason,  the  master  servicer  is nevertheless  obligated to follow  whatever normal  practices and procedures,  in accordance with the preceding sentence,  that it deems  necessary  or  advisable  to realize  upon the  defaulted  mortgage  loan and if this determination  has been  incorrectly  made, is entitled to reimbursement of its expenses in connection with the restoration.

Reduction or Substitution of Credit Enhancement

        The amount of credit  support  provided  with  respect to any series of  certificates  and  relating to various  types of losses  incurred may be reduced  under  specified  circumstances.  In most cases,  the amount available as credit support will be subject to periodic  reduction on a  non-discretionary  basis in accordance with a schedule or formula described in the accompanying  prospectus supplement.  Additionally,  in most cases, the credit support may be replaced,  reduced or terminated,  and the formula used in calculating  the amount of coverage with respect to Bankruptcy Losses,  Special Hazard Losses or Fraud Losses may be changed,  without the consent of the  certificateholders,  upon the written  assurance  from each  applicable  rating agency that the then-current  rating of the related series of certificates  will not be adversely  affected and with consent of the related credit enhancer, if applicable.

        Furthermore,  if the  credit  rating  of  any  obligor  under  any  applicable  credit  enhancement  is downgraded,  the credit rating of each class of the related  certificates  may be downgraded to a corresponding level and neither the master servicer,  the servicer,  the Certificate  Administrator nor the depositor will be obligated to obtain replacement  credit support in order to restore the rating of the certificates.  The master servicer, the servicer or the Certificate Administrator,  as applicable,  will also be permitted to replace any credit  support  with other  credit  enhancement  instruments  issued by  obligors  whose  credit  ratings  are equivalent  to the  downgraded  level and in lower amounts that would satisfy the  downgraded  level,  provided that the  then-current  rating of each class of the related series of  certificates  is  maintained.  Where the credit  support is in the form of a reserve  fund, a permitted  reduction  in the amount of credit  enhancement will result in a release of all or a portion of the assets in the  reserve  fund to the  depositor,  the master servicer or any other person that is entitled to the credit  support.  Any assets so released and any amount by which the credit enhancement is reduced will not be available for distributions in future periods.

                            OTHER FINANCIAL OBLIGATIONS RELATED TO THE CERTIFICATES

Swaps and Yield Supplement Agreements

        The  trustee on behalf of the trust may enter into  interest  rate swaps and related  caps,  floors and collars to  minimize  the risk to  certificateholders  of adverse  changes in interest  rates,  and other yield supplement  agreements or similar yield  maintenance  arrangements that do not involve swap agreements or other notional principal contracts.

        An interest rate swap is an agreement  between two parties to exchange a stream of interest payments on an agreed  hypothetical  or  "notional"  principal  amount.  No  principal  amount  is  exchanged  between  the counterparties  to an interest  rate swap.  In the typical  swap,  one party  agrees to pay a  fixed-rate  on a notional  principal  amount,  while  the  counterparty  pays a  floating  rate  based on one or more  reference interest rates  including the London  Interbank  Offered Rate, or LIBOR, a specified  bank's prime rate or U.S.
Treasury Bill rates.  Interest  rate swaps also permit  counterparties  to exchange a floating rate  obligation based upon one  reference  interest  rate (such as LIBOR) for a floating  rate  obligation  based upon  another referenced interest rate (such as U.S. Treasury Bill rates).

        The swap  market  has  grown  substantially  in recent  years  with a  significant  number of banks and financial  service firms acting both as principals and as agents  utilizing  standardized  swap  documentation.
Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

        Yield  supplement  agreements  may be entered into to  supplement  the interest rate or rates on one or more classes of the certificates of any series.

        There can be no  assurance  that the trust  will be able to enter  into or offset  swaps or enter  into yield  supplement  agreements  at any specific  time or at prices or on other terms that are  advantageous.  In addition,  although the terms of the swaps and yield  supplement  agreements may provide for termination  under some  circumstances,  there  can be no  assurance  that the  trust  will be able to  terminate  a swap or yield supplement agreement when it would be economically advantageous to the trust to do so.

Purchase Obligations

        Some types of mortgage  collateral  and classes of  certificates  of any series,  as  specified  in the accompanying  prospectus  supplement,  may be subject to a purchase  obligation.  The terms and  conditions  of each purchase  obligation,  including the purchase price,  timing and payment  procedure,  will be described in the accompanying  prospectus  supplement.  A purchase  obligation with respect to mortgage collateral may apply to the  mortgage  collateral  or to the related  certificates.  Each  purchase  obligation  may be a secured or unsecured obligation of its provider,  which may include a bank or other financial  institution or an insurance company.  Each  purchase  obligation  will be  evidenced  by an  instrument  delivered  to the  trustee for the benefit of the applicable  certificateholders  of the related series.  Each purchase obligation with respect to mortgage  collateral  will be payable  solely to the trustee for the benefit of the  certificateholders  of the related  series.  Other  purchase  obligations  may be payable to the trustee or directly to the holders of the certificates to which the obligations relate.

                               INSURANCE POLICIES ON MORTGAGE LOANS OR CONTRACTS

        Each  mortgage  loan or  contract  will be  required  to be  covered by a hazard  insurance  policy (as described  below) and, at times,  a primary  insurance  policy.  The  descriptions  of any  insurance  policies contained in this  prospectus or any  prospectus  supplement  and the coverage  thereunder do not purport to be complete and are qualified in their entirety by reference to the forms of policies.

Primary Insurance Policies

        In general,  and except as described  below,  (i) each mortgage loan having an LTV ratio at origination of over 80% will be covered by a primary  mortgage  guaranty  insurance  policy insuring against default on the mortgage  loan up to an amount  described  in the  accompanying  prospectus  supplement,  unless  and until the principal  balance of the mortgage  loan is reduced to a level that would produce an LTV ratio equal to or less than 80%, and (ii) the depositor or  Residential  Funding  Corporation  will represent and warrant that, to the best  of its  knowledge,  the  mortgage  loans  are so  covered.  However,  the  foregoing  standard  may  vary significantly  depending  on  the  characteristics  of the  mortgage  loans  and  the  applicable  underwriting standards.  A mortgage loan will not be  considered to be an exception to the foregoing  standard if no primary insurance  policy was obtained at  origination  but the mortgage loan has amortized to an 80% or less LTV ratio level as of the  applicable  cut-off  date. In most cases,  the  depositor  will have the ability to cancel any primary  insurance  policy  if the LTV  ratio  of the  mortgage  loan is  reduced  to 80% or less  (or a lesser specified  percentage)  based on an appraisal of the mortgaged  property after the related closing date or as a result of principal  payments  that reduce the  principal  balance of the mortgage loan after the closing date.
Junior  mortgage  loans  usually  will not be required  by the  depositor  to be covered by a primary  mortgage guaranty insurance policy insuring against default on the mortgage loan.

        A primary  insurance policy is generally  obtained with respect to an individual  mortgage loan. It may be  required  to be  obtained  and paid for by the  borrower,  or may be paid for by the master  servicer,  the servicer, the seller or a third party.

        Under a federal statute,  mortgagors with respect to many  residential  mortgage loans originated on or after July 29, 1999 will have a right to request the  cancellation  of any private  mortgage  insurance  policy insuring loans when the outstanding  principal  amount of the mortgage loan has been reduced or is scheduled to have been  reduced to 80% or less of the value of the  mortgaged  property  at the time the  mortgage  loan was originated.  The  mortgagor's  right  to  request  the  cancellation  of  the  policy  is  subject  to  certain conditions,  including (i) the condition  that no monthly  payment has been thirty days or more past due during the twelve months prior to the  cancellation  date, and no monthly payment has been sixty days or more past due during the twelve  months  prior to that period,  (ii) there has been no decline in the value of the  mortgaged property  since the time the mortgage loan was  originated  and (iii) the mortgaged  property is not encumbered by  subordinate  liens.  In  addition,  any  requirement  for private  mortgage  insurance  will  automatically terminate  when the  scheduled  principal  balance of the mortgage  loan,  based on the  original  amortization schedule for the mortgage  loan, is reduced to 78% or less of the value of the  mortgaged  property at the time of origination,  provided the mortgage loan is current.  The  legislation  requires that mortgagors be provided written notice of their cancellation rights at the origination of the mortgage loans.

        If the  requirement  for private  mortgage  insurance is not  otherwise  canceled or  terminated in the circumstances  described  above,  it must be  terminated  no later than the first day of the month  immediately following the date that is the midpoint of the loan's  amortization  period,  if, on that date, the borrower is current on the payments  required by the terms of the loan.  The  mortgagee's  or servicer's  failure to comply with the law could  subject  such  parties  to civil  money  penalties  but would not affect  the  validity  or enforceability  of the  mortgage  loan.  The law does not preempt  any state law  regulating  private  mortgage insurance  except to the extent that such law is inconsistent  with the federal law and then only to the extent of the inconsistency.

        In most  cases,  Mexico  Mortgage  Loans  will have LTV ratios of less than 80% and will not be insured under a primary  insurance  policy.  Primary  mortgage  insurance  or similar  credit  enhancement  on a Mexico
Mortgage  Loan may be issued by a private  corporation  or a  governmental  agency  and may be in the form of a guarantee, insurance policy or another type of credit enhancement.

        Mortgage loans that are subject to negative  amortization  will only be covered by a primary  insurance policy if that  coverage  was  required  upon  their  origination,  notwithstanding  that  subsequent  negative amortization  may cause that mortgage  loan's LTV ratio,  based on the  then-current  balance,  to subsequently exceed the limits that would have required coverage upon their origination.

        While the terms and  conditions  of the  primary  insurance  policies  issued by one  primary  mortgage guaranty  insurer  will  usually  differ  from  those in primary  insurance  policies  issued by other  primary insurers, each primary insurance policy generally will pay either:

o       the insured percentage of the loss on the related mortgaged property;

o       the entire amount of the loss, after receipt by the primary insurer of good and merchantable  title to, and possession of, the mortgaged property; or

o       at the  option  of the  primary  insurer  under  certain  primary  insurance  policies,  the sum of the delinquent  monthly  payments plus any Advances  made by the insured,  both to the date of the claim payment  and,  thereafter,  monthly  payments  in the amount  that  would have  become due under the mortgage  loan if it had not been  discharged  plus  any  Advances  made by the  insured  until  the earlier of (a) the date the  mortgage  loan would have been  discharged  in full if the  default had not occurred or (b) an approved sale.

        The amount of the loss as calculated under a primary  insurance policy covering a mortgage loan will in most cases  consist of the unpaid  principal  amount of such  mortgage  loan and  accrued  and unpaid  interest thereon and reimbursement of some expenses, less:

o       rents or other payments  received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property;

o       hazard  insurance  proceeds  received  by the  insured in excess of the amount  required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan;

o       amounts expended but not approved by the primary insurer;

o       claim payments previously made on the mortgage loan; and

o       unpaid premiums and other amounts.

        As conditions  precedent to the filing or payment of a claim under a primary  insurance  policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

o       advance or discharge (a) hazard insurance  premiums and (b) as necessary and approved in advance by the primary  insurer,  real estate taxes,  protection  and  preservation  expenses and  foreclosure  and related costs;

o       in the event of any physical loss or damage to the  mortgaged  property,  have the  mortgaged  property restored to at least its condition at the effective date of the primary  insurance  policy (ordinary wear and tear excepted); and

o       tender to the  primary  insurer  good and  merchantable  title to, and  possession  of,  the  mortgaged property.

        For any certificates  offered under this  prospectus,  the master servicer or servicer will maintain or cause each  subservicer  to maintain,  as the case may be, in full force and effect and to the extent  coverage is  available  a primary  insurance  policy with regard to each  mortgage  loan for which  coverage is required under the  standard  described  above  unless  an  exception  to such  standard  applies  or  alternate  credit enhancement  is provided as described in the  accompanying  prospectus  supplement;  provided  that the primary insurance  policy  was in  place as of the  cut-off  date  and the  depositor  had  knowledge  of such  primary insurance policy.

Standard Hazard Insurance on Mortgaged Properties

        The terms of the mortgage  loans (other than  Cooperative  Loans)  require each mortgagor to maintain a hazard  insurance policy covering the related  mortgaged  property and providing for coverage at least equal to that of the standard form of fire insurance policy with extended  coverage  customary in the state in which the property is located.  Most coverage  will be in an amount equal to the lesser of the  principal  balance of the mortgage loan and, in the case of junior  mortgage loans,  the principal  balance of any senior mortgage loans, the guaranteed  replacement  value,  or 100% of the insurable value of the  improvements  securing the mortgage loan.  The pooling and servicing  agreement  will provide that the master  servicer or servicer shall cause the hazard  policies to be  maintained or shall obtain a blanket  policy  insuring  against  losses on the mortgage loans.  The  master  servicer  may  satisfy  its  obligation  to cause  hazard  policies  to be  maintained  by maintaining  a blanket  policy  insuring  against  losses on those  mortgage  loans.  The ability of the master servicer or servicer to ensure that hazard  insurance  proceeds are  appropriately  applied may be dependent on its being  named as an  additional  insured  under any hazard  insurance  policy and under any flood  insurance policy  referred to below,  or upon the extent to which  information  in this regard is furnished to the master servicer or the servicer by  mortgagors  or  subservicers.  If junior  mortgage  loans are included  within any trust,  investors  should  also  consider  the  application  of hazard  insurance  proceeds  discussed  in this prospectus  under  "Certain  Legal  Aspects of  Mortgage  Loans and  Contracts  — The  Mortgage  Loans — Junior
Mortgages, Rights of Senior Mortgagees."

        The standard form of fire and extended  coverage policy covers physical damage to or destruction of the improvements on the property by fire,  lightning,  explosion,  smoke,  windstorm,  hail, riot, strike and civil commotion,  in accordance with the conditions and exclusions  specified in each policy.  The policies  relating to the mortgage  loans will be  underwritten  by different  insurers under  different  state laws in accordance with  different  applicable  state forms and therefore will not contain  identical  terms and  conditions,  the basic  terms of which are  dictated  by  respective  state  laws.  These  policies  typically  do not cover any physical  damage  resulting  from the  following:  war,  revolution,  governmental  actions,  floods  and other water-related causes, earth movement,  including earthquakes,  landslides and mudflows,  nuclear reactions, wet or dry rot, vermin, rodents,  insects or domestic animals, theft and, in some cases,  vandalism.  The foregoing list is merely  indicative  of some kinds of  uninsured  risks and is not intended to be  all-inclusive.  Where the  improvements  securing a mortgage  loan are  located in a federally  designated  flood area at the time of origination of that mortgage loan, the pooling and servicing  agreement  typically requires the master servicer or servicer to cause to be maintained  for each such mortgage loan  serviced,  flood  insurance,  to the extent available,  in an amount equal to the lesser of the amount  required to compensate  for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

        The hazard  insurance  policies  covering the mortgaged  properties  typically  contain a  co-insurance clause  that in  effect  requires  the  related  mortgagor  at all  times to  carry  insurance  of a  specified percentage,  typically 80% to 90%, of the full  replacement  value of the improvements on the property in order to  recover  the full  amount of any  partial  loss.  If the  related  mortgagor's  coverage  falls  below this specified  percentage,  this clause usually provides that the insurer's  liability in the event of partial loss does not  exceed  the  greater of (i) the  replacement  cost of the  improvements  damaged  or  destroyed  less physical  depreciation  or (ii) the  proportion  of the loss as the amount of  insurance  carried  bears to the specified percentage of the full replacement cost of the improvements.

        Since the amount of hazard  insurance  that  mortgagors  are  required to maintain on the  improvements securing  the  mortgage  loans  may  decline  as the  principal  balances  owing  thereon  decrease,  and since residential  properties have historically  appreciated in value over time,  hazard insurance  proceeds could be insufficient to restore fully the damaged  property in the event of a partial loss. See  "Subordination"  above for a description of when  subordination is provided,  the protection,  limited to the Special Hazard Amount as described in the accompanying  prospectus  supplement,  afforded by  subordination,  and "Description of Credit
Enhancement—Special  Hazard  Insurance  Policies" for a description of the limited  protection  afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against.

        For mixed-use mortgage loans, some additional  insurance policies may be required,  including,  but not limited  to,  loss of rent  endorsements,  business  interruption  insurance,  comprehensive  public  liability insurance and general  liability  insurance for bodily injury and property damage,  and the related pooling and servicing  agreement  may require the master  servicer or servicer to maintain that  insurance  with respect to any related mortgaged properties secured by REO Mortgage Loans.

        Hazard insurance on the Mexican  properties will usually be provided by insurers located in Mexico. The depositor  may not be able to obtain  as much  information  about  the  financial  condition  of the  companies issuing  hazard  insurance  policies in Mexico as it is able to obtain with respect to  companies  based in the
United States.  The ability of the insurers to pay claims also may be affected by, among other things,  adverse political and economic developments in Mexico.

Standard Hazard Insurance on Manufactured Homes

        The terms of the pooling and servicing  agreement will require the servicer or the master servicer,  as applicable,  to cause to be  maintained  with respect to each contract one or more  standard  hazard  insurance policies  that  provide,  at a  minimum,  the same  coverage  as a  standard  form fire and  extended  coverage insurance  policy that is customary  for  manufactured  housing,  issued by a company  authorized  to issue the policies in the state in which the  manufactured  home is  located,  and in an amount that is not less than the maximum  insurable  value of the  manufactured  home or the  principal  balance due from the  mortgagor  on the related  contract,  whichever  is less.  Coverage  may be provided by one or more  blanket  insurance  policies covering  losses on the contracts  resulting from the absence or  insufficiency  of individual  standard hazard insurance  policies.  If a  manufactured  home's  location  was,  at the  time of  origination  of the  related contract,  within a federally  designated flood area, the servicer or the master servicer also will be required to maintain flood insurance.

        If the servicer or the master servicer  repossesses a manufactured  home on behalf of the trustee,  the servicer or the master  servicer will either  maintain at its expense  hazard  insurance  for the  manufactured home or  indemnify  the  trustee  against  any  damage  to the  manufactured  home  prior  to  resale  or other disposition.

                                                 THE DEPOSITOR

        The  depositor  is an  indirect  wholly-owned  subsidiary  of GMAC  Mortgage  Group,  Inc.,  which is a wholly-owned  subsidiary  of General  Motors  Acceptance  Corporation  which is a  wholly-owned  subsidiary  of
General  Motors  Corporation.  The  depositor is a Delaware  corporation  incorporated  in November  1994.  The depositor was  organized  for the purpose of acquiring  subprime  mortgage  loans and contracts and  depositing these loans and  contracts  into issuing  entities  that issue  securities  backed by such  mortgage  loans and contracts.  The depositor does not engage in any other  activities and does not have, nor is it expected in the future to have, any  significant  assets.  The depositor  anticipates  that it will in many cases have acquired mortgage loans indirectly  through  Residential  Funding  Corporation,  which is also an indirect  wholly-owned subsidiary of GMAC Mortgage Group, Inc.

        The  certificates  do not represent an interest in or an obligation of the depositor.  The  depositor's only  obligations  with respect to a series of  certificates  will be to  repurchase  certain items of mortgage collateral upon any breach of limited representations and warranties made by the depositor.

        The  depositor  maintains  its  principal  office  at  8400  Normandale  Lake  Boulevard,   Suite  250,
Minneapolis, Minnesota 55437. Its telephone number is (952) 857-7000.

                                        RESIDENTIAL FUNDING CORPORATION

        Residential  Funding  Corporation,  an affiliate of the  depositor,  will act as the sponsor and master servicer or  Certificate  Administrator  for each series of  certificates,  except in the case of a  Designated
Seller Transaction.

                                      THE POOLING AND SERVICING AGREEMENT

        As described in this prospectus under  "Introduction"  and  "Description of the  Certificates—General,"
each series of  certificates  will be issued  under a pooling and  servicing  agreement  as  described  in that section.  The  following  summaries  describe  additional  provisions  common  to each  pooling  and  servicing agreement.

Servicing Compensation and Payment of Expenses

        Each servicer,  the master  servicer or the  Certificate  Administrator,  as  applicable,  will be paid compensation  for the  performance of its servicing  obligations  at the percentage per annum  described in the accompanying  prospectus  supplement of the  outstanding  principal  balance of each mortgage loan or contract.
Any  subservicer  will also be  entitled to the  servicing  fee as  described  in the  accompanying  prospectus supplement.  The servicer or the master servicer,  if any, will deduct the servicing fee for the mortgage loans or  contracts  underlying  the  certificates  of a series  in an  amount to be  specified  in the  accompanying prospectus  supplement.  The servicing fees may be fixed or variable.  In addition,  the master  servicer,  any servicer or the  relevant  subservicers,  if any,  will be entitled to  servicing  compensation  in the form of assumption fees, late payment charges or excess proceeds  following  disposition of property in connection with defaulted  mortgage loans or contracts and any earnings on investments  held in the Certificate  Account or any
Custodial  Account,  to the extent not  applied as  Compensating  Interest.  Any Spread  retained by a mortgage collateral  seller,  the master  servicer,  or any  servicer or  subservicer  will not  constitute  part of the servicing fee.  Notwithstanding  the foregoing,  with respect to a series of certificates as to which the trust includes  mortgage  securities,  the compensation  payable to the master servicer or Certificate  Administrator for servicing and administering  such mortgage  securities on behalf of the holders of such certificates may be based on a  percentage  per annum  described  in the  accompanying  prospectus  supplement  of the  outstanding balance of such mortgage  securities and may be retained from  distributions of interest thereon,  if stated in the  accompanying  prospectus  supplement.  In addition,  some reasonable  duties of the master servicer may be performed by an  affiliate  of the master  servicer who will be entitled to  compensation  for  performance  of those duties.

        The master  servicer  will pay or cause to be paid some of the ongoing  expenses  associated  with each trust and incurred by it in connection  with its  responsibilities  under the pooling and servicing  agreement, including,  without  limitation,  payment  of any  fee or  other  amount  payable  for any  alternative  credit enhancement  arrangements,  payment of the fees and  disbursements of the trustee,  any custodian  appointed by the trustee,  the  certificate  registrar and any paying agent,  and payment of expenses  incurred in enforcing the  obligations  of  subservicers  and  sellers.  The master  servicer  will be entitled to  reimbursement  of expenses  incurred in enforcing the obligations of  subservicers  and sellers under limited  circumstances.  In addition,  as indicated in the preceding  section,  the master servicer will be entitled to reimbursements  for some of the expenses  incurred by it in connection  with  Liquidated  Mortgage Loans and in connection with the
restoration   of  mortgaged   properties,   such  right  of   reimbursement   being  prior  to  the  rights  of
certificateholders to receive any related Liquidation Proceeds, including Insurance Proceeds.

Evidence as to Compliance

        Each pooling and servicing  agreement will require the master servicer to deliver to the trustee, on or before the date in each year specified in the related pooling and servicing agreement,  and, if required,  file with the  Commission  as part of a Report on Form 10-K filed on behalf of each issuing  entity,  the  following documents:

o       a report regarding its assessment of compliance during the preceding  calendar year with all applicable servicing  criteria  set forth in  relevant  Commission  regulations  with  respect to  asset-backed securities  transactions  taken as a whole involving the master servicer that are backed by the same types of assets as those  backing the  certificates,  as well as similar  reports on  assessment  of compliance  received from certain other parties  participating in the servicing function as required by relevant Commission regulations;

o       with respect to each assessment  report described  immediately  above, a report by a registered  public accounting  firm that attests to, and reports on, the  assessment  made by the asserting  party,  as set forth in relevant Commission regulations; and

o       a servicer  compliance  certificate,  signed by an authorized  officer of the master  servicer,  to the effect that:

        o      A review of the master  servicer's  activities during the reporting period and of its performance under the applicable pooling and servicing  agreement has been made under such officer's  supervision;
               and

        o      To the best of such officer's  knowledge,  based on such review,  the master servicer has fulfilled all of  its  obligations  under  the  pooling  and  servicing  agreement  in all  material  respects throughout  the  reporting  period,  or,  if  there  has  been a  failure  to  fulfill  any such obligation, in any material respect,  specifying each such failure known to such officer and the nature and status thereof.

        The master  servicer's  obligation  to deliver to the  trustee any  assessment  or  attestation  report described above and, if required,  to file the same with the Commission,  is limited to those reports  prepared by the master  servicer  and,  in the case of reports  prepared  by any other  party,  those  reports  actually received  by the  master  servicer  on or  before  March  31 in  each  year.  In  addition,  each  servicer  or subservicer  participating  in the servicing  function with respect to more than 5% of the mortgage  loans will provide the foregoing  assessment  reports with respect to itself and each servicer or  subservicer of at least
10% of the  mortgage  loans will  provide  the  compliance  certificate  described  above  with  respect to its servicing activities.

        Furthermore,  if any trust includes mortgage securities,  either the related prospectus supplement will specify how to locate  Exchange Act reports  relating to such mortgage  securities or the required  information will be provided in such trust's Exchange Act reports while it is a reporting entity.

Certain Other Matters Regarding Servicing

        Each servicer,  the master servicer or the  Certificate  Administrator,  as applicable,  may not resign from its  obligations and duties under the related  pooling and servicing  agreement  unless each rating agency has  confirmed  in writing that the  resignation  will not  qualify,  reduce or cause to be withdrawn  the then current  ratings on the  certificates  except upon a  determination  that its duties  thereunder  are no longer permissible  under  applicable  law.  No  resignation  will become  effective  until the trustee or a successor
servicer  or   administrator   has  assumed  the   servicer's,   the  master   servicer's  or  the  Certificate
Administrator's obligations and duties under the related pooling and servicing agreement.

        Each pooling and servicing  agreement will also provide that neither the servicer,  the master servicer or the Certificate  Administrator,  nor any director,  officer, employee or agent of the master servicer or the depositor,  will be under any  liability  to the trust or the  certificateholders  for any action  taken or for refraining  from taking any action in good faith under the pooling and  servicing  agreement,  or for errors in judgment.  However,  neither the servicer,  the master servicer or the Certificate  Administrator  nor any such person will be  protected  against any  liability  that would  otherwise be imposed by reason of the failure to perform its  obligations  in  compliance  with any  standard  of care  described  in the pooling and  servicing agreement.  The servicer,  the master servicer or the  Certificate  Administrator,  as applicable,  may, in its discretion,  undertake  any action that it may deem  necessary  or  desirable  for the  pooling  and  servicing
agreement   and  the  rights  and  duties  of  the   parties   thereto   and  the   interest   of  the  related
certificateholders.  The legal expenses and costs of the action and any liability  resulting  therefrom will be expenses,  costs  and  liabilities  of the trust and the  servicer,  the  master  servicer  or the  Certificate
Administrator will be entitled to be reimbursed out of funds otherwise distributable to certificateholders.

        The master  servicer will be required to maintain a fidelity  bond and errors and omissions  policy for its officers and  employees and other persons  acting on behalf of the master  servicer in connection  with its activities under the pooling and servicing agreement.

        A servicer, the master servicer or the Certificate  Administrator may have other business relationships with the company, any mortgage collateral seller or their affiliates.

Events of Default

        Events of default under the pooling and servicing agreement for a series of certificates will include:

        o  any failure by the  servicer,  if the servicer is a party to the pooling and  servicing  agreement,  or master  servicer to make a required  deposit to the  Certificate  Account or, if the master servicer is the paying agent,  to distribute to the holders of any class of  certificates  of that series any required  payment which  continues  unremedied  for five days after the giving of written  notice of the failure to the master servicer by the trustee or the depositor,  or to the master servicer,  the depositor  and the trustee by the holders of  certificates  of such class  evidencing  not less than
           25% of the aggregate percentage interests constituting that class;

        o  any failure by the master  servicer or Certificate  Administrator,  as  applicable,  duly to observe or perform in any  material  respect  any other of its  covenants  or  agreements  in the  pooling  and servicing  agreement with respect to that series of certificates  which continues  unremedied for 30 days,  or 15 days in the case of a failure to pay the  premium  for any  insurance  policy  which is required to be  maintained  under the pooling and servicing  agreement,  after the giving of written notice of the failure to the master  servicer or Certificate  Administrator,  as applicable,  by the trustee or the depositor,  or to the master servicer, the Certificate  Administrator,  the depositor and the  trustee by the holders of any class of  certificates  of that  series  evidencing  not less than 25%, or 33% in the case of a trust including mortgage  securities,  of the aggregate percentage interests constituting that class; and

        o  some events of  insolvency,  readjustment  of debt,  marshalling  of assets and  liabilities or similar proceedings  regarding the master servicer or the Certificate  Administrator  and certain actions by the master servicer or the Certificate  Administrator  indicating its insolvency or inability to pay its obligations.

        A default  under the terms of any  mortgage  securities  included in any trust will not  constitute  an event of default under the related pooling and servicing agreement.

Rights Upon Event of Default

        So long as an event of default  remains  unremedied,  either the  depositor or the trustee may, and, at the direction of the holders of  certificates  evidencing  not less than 51% of the aggregate  voting rights in the related  trust,  the trustee  shall,  by written  notification  to the master  servicer or the  Certificate
Administrator,  as  applicable,  and to the  depositor  or  the  trustee,  terminate  all  of  the  rights  and obligations  of the  master  servicer  or  the  Certificate  Administrator  under  the  pooling  and  servicing
agreement,   other  than  any  rights  of  the   master   servicer   or  the   Certificate   Administrator   as
certificateholder,  covering  the  trust  and in and to the  mortgage  collateral  and  the  proceeds  thereof, whereupon  the trustee or, upon notice to the  depositor and with the  depositor's  consent,  its designee will
succeed  to  all  responsibilities,   duties  and  liabilities  of  the  master  servicer  or  the  Certificate
Administrator under the pooling and servicing  agreement,  other than the obligation to purchase mortgage loans under  some  circumstances,  and  will be  entitled  to  similar  compensation  arrangements.  If a  series  of certificates  includes credit enhancement  provided by a third party credit enhancer,  certain of the foregoing rights may be provided  to the credit  enhancer  rather than the  certificateholders,  if so  specified  in the applicable  prospectus  supplement.  If the trustee  would be obligated  to succeed the master  servicer but is unwilling  so to act,  it may  appoint or if it is unable so to act,  it shall  appoint or  petition a court of competent  jurisdiction  for the  appointment  of, a Fannie  Mae- or Freddie  Mac-approved  mortgage  servicing institution  with a net worth of at least  $10,000,000  to act as  successor to the master  servicer  under the pooling and servicing  agreement,  unless otherwise described in the pooling and servicing  agreement.  Pending appointment,  the trustee is obligated to act in that  capacity.  The trustee and such successor may agree upon the servicing  compensation to be paid,  which in no event may be greater than the  compensation to the initial master  servicer  or the  Certificate  Administrator  under the  pooling and  servicing  agreement.  The master servicer is required to reimburse the trustee for all  reasonable  expenses  incurred or made by the trustee in accordance with any of the provisions of the pooling and servicing  agreement,  except any such expenses as may arise from the trustee's negligence or bad faith.

        No  certificateholder  will have any right under a pooling and  servicing  agreement to  institute  any proceeding with respect to the pooling and servicing  agreement  unless the holder  previously has given to the trustee  written notice of default and the  continuance  thereof and unless the holders of  certificates of any class  evidencing not less than 25% of the aggregate  percentage  interests  constituting  that class have made written  request upon the trustee to institute the  proceeding in its own name as trustee  thereunder  and have offered to the  trustee  reasonable  indemnity  and the  trustee  for 60 days after  receipt of the request and indemnity  has  neglected  or refused to  institute  any  proceeding.  However,  the  trustee  will be under no obligation to exercise any of the trusts or powers  vested in it by the pooling and  servicing  agreement or to institute,  conduct or defend any  litigation  thereunder  or in  relation  thereto  at the  request,  order or direction of any of the holders of  certificates  covered by the pooling and  servicing  agreement,  unless the certificateholders  have offered to the trustee  reasonable  security or indemnity against the costs,  expenses and liabilities which may be incurred therein or thereby.

Amendment

        Each  pooling  and  servicing  agreement  may be amended by the  depositor,  the master  servicer,  the
Certificate  Administrator or any servicer, as applicable,  and the trustee, without the consent of the related certificateholders:

        o  to cure any ambiguity;

        o  to correct or supplement  any  provision  therein which may be  inconsistent  with any other  provision therein or to correct any error;

        o  to change the timing and/or nature of deposits in the Custodial  Account or the Certificate  Account or
           to change the name in which the  Custodial  Account is  maintained,  except that (a) deposits to the
           Certificate  Account may not occur later than the related  distribution date, (b) the change may not adversely  affect in any material  respect the interests of any  certificateholder,  as evidenced by an opinion of counsel,  and (c) the change may not adversely affect the  then-current  rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency;

        o  if an election to treat the related  trust as a "real estate  mortgage  investment  conduit," or REMIC, has been made, to modify,  eliminate or add to any of its provisions (a) to the extent  necessary to maintain the  qualification  of the trust as a REMIC or to avoid or minimize the risk of  imposition of any tax on the related  trust,  provided  that the trustee has  received an opinion of counsel to the effect that (1) the action is necessary or  desirable to maintain  qualification  or to avoid or minimize  that risk,  and (2) the action  will not  adversely  affect in any  material  respect  the interests  of  any  related  certificateholder,  or (b)  to  modify  the  provisions  regarding  the transferability  of the REMIC  residual  certificates,  provided that the  depositor has  determined that  the  change  would  not  adversely  affect  the  applicable  ratings  of  any  classes  of the certificates,  as  evidenced  by a letter  from each  applicable  rating  agency,  and that any such amendment  will  not  give  rise to any tax with  respect  to the  transfer  of the  REMIC  residual certificates to a non-permitted transferee;

        o  to make any other  provisions  with  respect to matters or  questions  arising  under the  pooling  and servicing  agreement  which are not  materially  inconsistent  with its  provisions,  so long as the action will not adversely affect in any material respect the interests of any certificateholder; or

        o  to amend any provision that is not material to holders of any class of related certificates.

        The  pooling  and  servicing  agreement  may also be amended  by the  depositor,  the master  servicer,
Certificate  Administrator  or  servicer,  as  applicable,  and the trustee  with the consent of the holders of certificates  of each class  affected  thereby  evidencing,  in each case,  not less than 66% of the  aggregate percentage  interests  constituting  that class for the purpose of adding any  provisions to or changing in any manner or  eliminating  any of the  provisions  of the pooling and  servicing  agreement or of modifying in any manner  the rights of the  related  certificateholders,  except  that no such  amendment  may (i) reduce in any manner the amount of, or delay the timing of, payments  received on mortgage  collateral  which are required to be  distributed  on a  certificate  of any class without the consent of the holder of the  certificate  or (ii)
reduce the  percentage  of  certificates  of any class the holders of which are required to consent to any such amendment  unless  the  holders  of all  certificates  of  that  class  have  consented  to the  change  in the percentage.  Furthermore,  the applicable  prospectus  supplement will describe any rights a third party credit enhancer may have with respect to amendments to the pooling and servicing agreement.

        Notwithstanding  the  foregoing,  if a REMIC  election has been made with respect to the related trust, the trustee  will not be entitled to consent to any  amendment  to a pooling and  servicing  agreement  without having  first  received an opinion of counsel to the effect  that the  amendment  or the  exercise of any power granted to the master  servicer,  the  Certificate  Administrator,  servicer,  the  depositor or the trustee in accordance  with the  amendment  will not result in the  imposition  of a tax on the related trust or cause the trust to fail to qualify as a REMIC.

Termination; Retirement of Certificates

        The primary  obligations created by the pooling and servicing agreement for each series of certificates will  terminate  upon the payment to the related  certificateholders  of all  amounts  held in the  Certificate
Account  or by the entity  specified  in the  related  prospectus  supplement  and  required  to be paid to the certificateholders following the earlier of:

        o  the final payment or other  liquidation or  disposition,  or any Advance with respect  thereto,  of the last item of mortgage  collateral  subject  thereto and all property  acquired upon  foreclosure  or deed in lieu of foreclosure of any mortgage loan or contract; and

        o  the purchase by entity  specified in the related  prospectus  supplement from the trust for such series of all remaining mortgage collateral and all property acquired from the mortgage collateral.

        Any  option to  purchase  described  in the  second  item  above  will be limited to cases in which the aggregate Stated Principal  Balance of the remaining  mortgage loans is less than or equal to ten percent (10%)
of the  initial  aggregate  Stated  Principal  Balance  of the  mortgage  loans  or such  other  time as may be specified in the  accompanying  prospectus  supplement.  If the holder of a class of certificates may terminate the trust and cause the  outstanding  certificates  to be redeemed  when 25% or more of the  initial  principal balance of the  certificates  is still  outstanding,  the term  "callable" will be included in the title of the related  certificates.  In addition to the foregoing,  entity  specified in the related  prospectus  supplement may have the option to purchase,  in whole but not in part,  the  certificates  specified  in the  accompanying prospectus  supplement  in the manner  described  in the  accompanying  prospectus  supplement.  Following  the purchase  of  such  certificates,  the  master  servicer  or the  servicer  will  effect  a  retirement  of the certificates  and the  termination  of the trust.  Written  notice of  termination of the pooling and servicing agreement  will be  given  to each  certificateholder,  and  the  final  distribution  will be made  only  upon surrender and  cancellation of the  certificates at an office or agency  appointed by the trustee which will be specified in the notice of termination.

        Any  purchase  described  in the  preceding  paragraph of mortgage  collateral  and  property  acquired relating  to the  mortgage  collateral  evidenced  by a series of  certificates  shall be made at the option of entity specified in the related  prospectus  supplement at the price specified in the  accompanying  prospectus supplement.  Such  entity,  if not  Residential  Funding  Corporation  or an  affiliate,  shall  be  deemed  to represent  that one of the  following  will be true and  correct:  (i) the  exercise of such  option  shall not result in a non-exempt  prohibited  transaction  under ERISA or Section  4975 of the  Internal  Revenue Code or
(ii) such entity is (A) not a party in  interest  with  respect to any ERISA plan (other than a plan  sponsored or  maintained  by the entity;  provided  that no assets of such plan are  invested or deemed to be invested in the  certificates)  and (B) not a "benefit  plan  investor."  The  exercise  of that right  will  effect  early retirement  of the  certificates  of that  series,  but the  right  of any  entity  to  purchase  the  mortgage collateral and related  property will be in accordance with the criteria,  and will be at the price,  described in the  accompanying  prospectus  supplement.  Early  termination in this manner may adversely affect the yield to holders of some classes of the  certificates.  If a REMIC  election has been made,  the  termination  of the related trust will be effected in a manner  consistent with  applicable  federal income tax regulations and its status as a REMIC.

        In  addition  to the  optional  repurchase  of the  property  in the  related  trust,  if stated in the accompanying  prospectus supplement,  a holder of the Call Class will have the right, solely at its discretion, to terminate the related trust and thereby effect early  retirement of the  certificates of the series,  on any distribution  date after the 12th  distribution  date  following  the date of initial  issuance  of the related series of  certificates  and until the date when the  optional  termination  rights of entity  specified in the related  prospectus  supplement  become  exercisable.  The Call Class will not be offered under the  prospectus supplement.  Any such call will be of the entire trust at one time;  multiple  calls with respect to any series of certificates  will not be permitted.  In the case of a call, the holders of the certificates  will be paid a price  equal to the Call Price.  To exercise  the call,  the Call  certificateholder  must remit to the related trustee for  distribution  to the  certificateholders,  funds  equal to the Call Price.  If those funds are not deposited with the related trustee,  the certificates of that series will remain outstanding.  In addition,  in the case of a trust for which a REMIC election or elections have been made, this  termination  will be effected in a manner  consistent  with  applicable  Federal  income  tax  regulations  and its  status  as a  REMIC.  In connection with a call by the holder of a Call Certificate,  the final payment to the  certificateholders  will be  made  upon  surrender  of the  related  certificates  to the  trustee.  Once  the  certificates  have  been surrendered and paid in full, there will not be any further liability to certificateholders.

The Trustee

        The trustee under each pooling and servicing  agreement  will be named in the  accompanying  prospectus supplement.  The  commercial  bank or trust company  serving as trustee may have normal  banking  relationships with the depositor and/or its affiliates, including Residential Funding Corporation.

        The  trustee  may resign at any time,  in which  event the  depositor  will be  obligated  to appoint a successor  trustee.  The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing  agreement or if the trustee becomes insolvent.  Upon becoming aware of those  circumstances,  the depositor will be obligated to appoint a successor trustee.  The trustee may also be removed at any time by the holders of  certificates  evidencing  not less than 51% of the  aggregate  voting rights in the related trust.  Any resignation or removal of the trustee and appointment of a successor  trustee will not become effective until acceptance of the appointment by the successor trustee.

                                             YIELD CONSIDERATIONS

        The  yield  to  maturity  of a  certificate  will  depend  on the  price  paid  by the  holder  for the certificate,  the pass-through  rate on any certificate  entitled to payments of interest,  which  pass-through rate may vary if  stated in the  accompanying  prospectus  supplement,  and the rate and  timing  of  principal payments,  including prepayments,  defaults,  liquidations and repurchases,  on the mortgage collateral and the allocation thereof to reduce the principal balance of the certificate or its notional amount, if applicable.

        In general,  defaults on mortgage loans and manufactured  housing  contracts are expected to occur with greater  frequency  in their early  years.  The rate of default on  refinance,  limited  documentation,  stated
documentation  or no  documentation  mortgage loans,  and on mortgage loans or manufactured  housing  contracts with high LTV ratios or CLTV ratios,  as  applicable,  may be higher than for other types of mortgage  loans or manufactured  housing  contracts.  Likewise,  the rate of default on  mortgage  loans or  manufactured  housing contracts that have been originated  pursuant to lower than  traditional  underwriting  standards may be higher than those originated  under  traditional  standards.  A trust may include mortgage loans or contracts that are one month or more delinquent at the time of offering of the related series of  certificates.  In addition,  the rate and timing of prepayments,  defaults and  liquidations on the mortgage loans or contracts will be affected by the general economic  condition of the region of the country or the locality in which the related  mortgaged properties  are  located.  The risk of  delinquencies  and loss is greater and  prepayments  are less likely in regions where a weak or deteriorating  economy exists, as may be evidenced by, among other factors,  increasing unemployment or falling  property  values.  The risk of loss may also be greater on mortgage loans or contracts with LTV ratios or CLTV ratios greater than 80% and no primary insurance  policies.  In addition,  manufactured homes may decline in value even in areas where real estate values  generally  have not  declined.  The yield on any  class of  certificates  and the  timing of  principal  payments  on that  class  may also be  affected  by modifications  or actions that may be approved by the master  servicer as described  in this  prospectus  under
"Description of the  Certificates—Servicing  and  Administration of Mortgage  Collateral," in connection with a mortgage loan or contract that is in default, or if a default is reasonably foreseeable.

        The risk of loss on  Interest  Only Loans may be greater  than on loans that  require a borrower to pay principal  and  interest  throughout  the term of the loan  from  origination.  See  "The  Trusts—The  Mortgage
Loans—Interest Only Loans."

        The risk of loss on mortgage  loans made on Puerto Rico mortgage  loans may be greater than on mortgage loans  that are made to  mortgagors  who are  United  States  residents  and  citizens  or that are  secured by properties located in the United States.  See "Certain Legal Aspects of Mortgage Loans and Contracts."

        Because of the  uncertainty,  delays and costs that may be  associated  with  realizing  on  collateral securing  the  Mexico  Mortgage  Loans,  as  well  as the  additional  risks  of a  decline  in the  value  and marketability  of the  collateral,  the risk of loss with respect to Mexico  Mortgage Loans may be greater than with respect to mortgage loans secured by mortgaged  properties  located in the United States. The risk of loss on mortgage  loans made to  international  borrowers may also be greater than  mortgage  loans that are made to
U.S. borrowers located in the United States. See "Certain Legal Aspects of Mortgage Loans and Contracts."

        The  application of any withholding tax on payments made by borrowers of Mexico Mortgage Loans residing outside of the United States may increase the risk of default  because the borrower may have  qualified for the loan on the  basis of the lower  mortgage  payment,  and may have  difficulty  making  the  increased  payments required to cover the  withholding  tax payments.  The  application of withholding tax may increase the risk of loss because the applicable  taxing  authorities may be permitted to place a lien on the mortgaged  property or effectively  prevent the transfer of an interest in the mortgaged  property  until any  delinquent  withholding taxes have been paid.

        To the extent that any document  relating to a mortgage  loan or contract is not in the  possession  of the trustee,  the  deficiency  may make it difficult or impossible to realize on the mortgaged  property in the event of  foreclosure,  which will  affect the amount of  Liquidation  Proceeds  received by the  trustee.  See
"Description of the Certificates — Assignment of Mortgage Loans" and "—Assignment of Contracts."

        The amount of interest payments with respect to each item of mortgage  collateral  distributed  monthly to holders of a class of  certificates  entitled to payments of interest will be calculated,  or accrued in the case of deferred interest or accrual  certificates,  on the basis of that class's specified  percentage of each payment  of  interest,  or  accrual  in the case of accrual  certificates,  and will be  expressed  as a fixed, adjustable or variable  pass-through  rate payable on the outstanding  principal  balance or notional amount of the certificate,  or any combination of pass-through  rates,  calculated as described in this prospectus and in the accompanying  prospectus  supplement under  "Description of the Certificates –  Distributions."  Holders of
strip  certificates  or a class of  certificates  having a pass-through  rate that varies based on the weighted average interest rate of the underlying mortgage  collateral will be affected by  disproportionate  prepayments and  repurchases  of mortgage  collateral  having higher net interest  rates or higher rates  applicable to the strip certificates, as applicable.

        The effective  yield to maturity to each holder of  certificates  entitled to payments of interest will be below that otherwise  produced by the  applicable  pass-through  rate and purchase price of the  certificate because,  while  interest will accrue on each  mortgage loan or contract from the first day of each month,  the distribution  of  interest  will be made on the 25th day or, if the 25th day is not a  business  day,  the next succeeding  business  day, of the month  following  the month of accrual  or, in the case of a trust  including mortgage securities, such other day that is specified in the accompanying prospectus supplement.

        A class of  certificates  may be entitled to  payments of interest at a fixed,  variable or  adjustable pass-through rate, or any combination of pass-through  rates, each as specified in the accompanying  prospectus supplement.  A variable  pass-through  rate may be calculated based on the weighted average of the Net Mortgage
Rates,  net of servicing fees and any Spread,  of the related  mortgage  collateral for the month preceding the distribution date. An adjustable pass-through rate may be calculated by reference to an index or otherwise.

        The aggregate payments of interest on a class of certificates,  and the yield to maturity thereon, will be affected by the rate of payment of principal on the  certificates,  or the rate of reduction in the notional amount of  certificates  entitled to payments of interest  only,  and, in the case of  certificates  evidencing interests in ARM loans,  by changes in the Net Mortgage  Rates on the ARM loans.  See "Maturity and  Prepayment
Considerations"  below. The yield on the  certificates  will also be affected by liquidations of mortgage loans or contracts  following  mortgagor  defaults,  optional  repurchases and by purchases of mortgage collateral in the event of  breaches  of  representations  made for the  mortgage  collateral  by the  depositor,  the master servicer and others,  or conversions  of ARM loans to a fixed interest rate. See "The Trusts –  Representations
With Respect to Mortgage Collateral."

        In general,  if a certificate  is purchased at a premium over its face amount and payments of principal on the related  mortgage  collateral  occur at a rate  faster than  anticipated  at the time of  purchase,  the purchaser's  actual yield to maturity  will be lower than that  assumed at the time of  purchase.  On the other hand, if a class of  certificates  is purchased at a discount from its face amount and payments of principal on the  related  mortgage  collateral  occur  at a rate  slower  than  anticipated  at the time of  purchase,  the purchaser's  actual  yield to  maturity  will be lower  than  assumed.  The  effect of  Principal  Prepayments, liquidations  and purchases on yield will be  particularly  significant in the case of a class of  certificates entitled to payments of  interest  only or  disproportionate  payments  of  interest.  In  addition,  the total return to investors of  certificates  evidencing a right to  distributions  of interest at a rate that is based on the  weighted  average Net  Mortgage  Rate of the  mortgage  collateral  from time to time will be adversely affected by Principal  Prepayments on mortgage  collateral with mortgage rates higher than the weighted average mortgage rate on the mortgage  collateral.  In general,  mortgage loans or manufactured  housing contracts with higher  mortgage  rates prepay at a faster rate than mortgage  loans or  manufactured  housing  contracts  with lower mortgage  rates.  In some  circumstances,  rapid  prepayments may result in the failure of the holders to recoup  their  original  investment.  In  addition,  the  yield to  maturity  on  other  types  of  classes  of certificates,  including accrual certificates,  certificates with a pass-through rate that fluctuates inversely with or at a multiple of an index or other classes in a series  including more than one class of  certificates, may be  relatively  more  sensitive to the rate of  prepayment on the related  mortgage  collateral  than other classes of certificates.

        The timing of changes in the rate of principal  payments on or repurchases  of the mortgage  collateral may  significantly  affect an  investor's  actual  yield to  maturity,  even if the average  rate of  principal payments  experienced  over time is  consistent  with an  investor's  expectation.  In  general,  the earlier a prepayment of principal on the mortgage  collateral or a repurchase  of mortgage  collateral,  the greater will be the effect on an investor's yield to maturity.  As a result,  the effect on an investor's yield of principal payments and repurchases  occurring at a rate higher or lower than the rate  anticipated by the investor during the period  immediately  following  the  issuance of a series of  certificates  would not be fully  offset by a subsequent like reduction or increase in the rate of principal payments.

        When a full  prepayment is made on a mortgage loan, the mortgagor is charged  interest on the principal amount of the mortgage loan so prepaid for the number of days in the month  actually  elapsed up to the date of the  prepayment.  Prepayments  in full  generally  will  reduce  the  amount  of  interest  distributed  in the following month to holders of certificates  entitled to distributions  of interest if the resulting  Prepayment
Interest  Shortfall is not covered by Compensating  Interest.  See "Description of the  Certificates—Prepayment
Interest  Shortfalls." A partial  prepayment of principal is applied so as to reduce the outstanding  principal balance  of the  related  mortgage  loan or  contract  as of the first  day of the  month in which the  partial prepayment  is received.  As a result,  the effect of a partial  prepayment on a mortgage loan or contract will be to reduce the amount of interest  distributed to holders of  certificates in the month following the receipt of the partial  prepayment by an amount equal to one month's  interest at the applicable  pass-through  rate or
Net Mortgage Rate, as the case may be, on the prepaid  amount if such shortfall is not covered by  Compensating
Interest.  See  "Description  of the  Certificates—Prepayment  Interest  Shortfalls."  Neither  full or partial
Principal  Prepayments nor Liquidation  Proceeds will be distributed  until the distribution  date in the month following receipt. See "Maturity and Prepayment Considerations."

        For some ARM loans,  the mortgage  rate at  origination  may be below the rate that would result if the index and margin relating  thereto were applied at origination.  Under the applicable  underwriting  standards, the  mortgagor  under each  mortgage  loan or contract  usually  will be qualified on the basis of the mortgage rate in effect at  origination.  The  repayment of any such  mortgage loan or contract may thus be dependent on the ability of the mortgagor to make larger  monthly  payments  following the  adjustment of the mortgage rate.
In addition,  the periodic  increase in the amount paid by the mortgagor of a Buy-Down  Mortgage Loan during or at the end of the applicable  Buy-Down  Period may create a greater  financial  burden for the  mortgagor,  who might not have  otherwise  qualified  for a mortgage  under the  applicable  underwriting  guidelines,  and may accordingly increase the risk of default with respect to the related mortgage loan.

        For any junior  mortgage  loans,  the  inability of the  mortgagor  to pay off the balance  thereof may affect the  ability of the  mortgagor  to obtain  refinancing  of any related  senior  mortgage  loan,  thereby
preventing  a  potential  improvement  in  the  mortgagor's  circumstances.   Furthermore,  if  stated  in  the
accompanying  prospectus  supplement,  under the applicable pooling and servicing agreement the master servicer may be restricted or prohibited from  consenting to any refinancing of any related senior mortgage loan,  which in turn could  adversely  affect the mortgagor's  circumstances  or result in a prepayment or default under the corresponding junior mortgage loan.

        The  holder of a junior  mortgage  loan will be subject  to a loss of its  mortgage  if the holder of a senior mortgage is successful in foreclosure of its mortgage and its claim,  including any related  foreclosure costs,  is not paid in full,  since no junior liens or  encumbrances  survive such a foreclosure.  Also, due to the  priority  of the senior  mortgage,  the holder of a junior  mortgage  loan may not be able to control  the timing,  method or procedure of any foreclosure action relating to the mortgaged property.  Investors should be aware that any liquidation,  insurance or condemnation  proceeds  received on any junior mortgage loans will be available to satisfy the  outstanding  balance of such mortgage loans only to the extent that the claims of the holders of the senior  mortgages  have been satisfied in full,  including any related  foreclosure  costs.  For mortgage  loans  secured  by junior  liens  that have low  junior  mortgage  ratios,  foreclosure  costs may be substantial  relative  to the  outstanding  balance  of the  mortgage  loan,  and  therefore  the amount of any
Liquidation  Proceeds  available  to  certificateholders  may be smaller  as a  percentage  of the  outstanding balance of the  mortgage  loan than would be the case in a typical  pool of first lien  residential  loans.  In addition,  the holder of a junior  mortgage  loan may only  foreclose  on the  property  securing  the  related mortgage loan subject to any senior  mortgages,  in which case the holder must either pay the entire amount due on the  senior  mortgages  to the  senior  mortgagees  at or prior to the  foreclosure  sale or  undertake  the obligation to make payments on the senior mortgages.

        The mortgage rates on ARM loans that are subject to negative amortization  typically adjust monthly and their  amortization  schedules adjust less frequently.  Because initial mortgage rates are typically lower than the sum of the indices  applicable  at  origination  and the related  Note  Margins,  during a period of rising interest  rates as well as  immediately  after  origination,  the amount of interest  accruing on the principal balance of those  mortgage  loans may  exceed  the amount of the  scheduled  monthly  payment.  As a result,  a portion of the accrued  interest on negatively  amortizing  mortgage loans may become  deferred  interest which will be added to their principal balance and will bear interest at the applicable mortgage rate.

        The addition of any deferred  interest to the principal  balance of any related  class of  certificates will  lengthen  the weighted  average  life of that class of  certificates  and may  adversely  affect yield to holders of those certificates.  In addition, for ARM loans that are subject to negative amortization,  during a period of  declining  interest  rates,  it might be  expected  that each  scheduled  monthly  payment on such a mortgage  loan would exceed the amount of scheduled  principal and accrued  interest on its principal  balance, and since the  excess  will be  applied to reduce the  principal  balance  of the  related  class or classes of certificates,  the weighted average life of those  certificates  will be reduced and may adversely affect yield to holders thereof.

        If  stated  in the  accompanying  prospectus  supplement,  a trust may  contain  GPM Loans or  Buy-Down
Mortgage  Loans that have monthly  payments that  increase  during the first few years  following  origination.
Mortgagors  generally  will be qualified  for such loans on the basis of the initial  monthly  payment.  To the extent that the related  mortgagor's  income does not increase at the same rate as the monthly payment,  such a loan may be more likely to default than a mortgage loan with level monthly payments.

        If credit enhancement for a series of certificates is provided by a letter of credit,  insurance policy or bond that is issued or guaranteed by an entity that suffers financial  difficulty,  such credit  enhancement may not provide the level of support that was  anticipated at the time an investor  purchased its  certificate.
In the  event of a  default  under the terms of a letter of  credit,  insurance  policy or bond,  any  Realized
Losses on the  mortgage  collateral  not  covered  by the  credit  enhancement  will be  applied to a series of certificates in the manner  described in the  accompanying  prospectus  supplement and may reduce an investor's anticipated yield to maturity.

        The accompanying  prospectus  supplement may describe other factors concerning the mortgage  collateral securing  a series  of  certificates  or the  structure  of such  series  that  will  affect  the  yield on the certificates.

                                    MATURITY AND PREPAYMENT CONSIDERATIONS

        As indicated  above under "The Trusts," the original terms to maturity of the mortgage  collateral in a given trust will vary  depending  upon the type of mortgage  collateral  included in the trust.  The prospectus supplement for a series of certificates  will contain  information  with respect to the types and maturities of the mortgage  collateral in the related trust.  The prepayment  experience,  the timing and rate of repurchases and the timing and amount of liquidations  with respect to the related  mortgage loans or contracts will affect the life and yield of the related series of certificates.

        If the pooling and servicing  agreement for a series of certificates  provides for a Funding Account or other means of funding the transfer of  additional  mortgage  loans to the related  trust,  as described  under
"Description of the  Certificates—Funding  Account," and the trust is unable to acquire any additional mortgage loans  within any  applicable  time limit,  the amounts set aside for such  purpose may be applied as principal distributions on one or more classes of certificates of such series.

        Prepayments on mortgage loans and manufactured  housing  contracts are commonly  measured relative to a prepayment  standard or model.  The prospectus  supplement for each series of certificates  may describe one or more  prepayment  standard or model and may contain  tables  setting forth the projected  yields to maturity on each class of  certificates or the weighted  average life of each class of  certificates  and the percentage of the  original  principal  amount of each class of  certificates  of that  series that would be  outstanding  on specified  payment  dates  for the  series  based on the  assumptions  stated  in the  accompanying  prospectus supplement,  including  assumptions that prepayments on the mortgage collateral are made at rates corresponding to various  percentages  of the  prepayment  standard or model.  There is no assurance  that  prepayment of the mortgage loans  underlying a series of  certificates  will conform to any level of the  prepayment  standard or model specified in the accompanying prospectus supplement.

        The following is a list of factors that may affect prepayment experience:

o       homeowner mobility;

o       economic conditions;

o       changes in mortgagors' housing needs;

o       job transfers;

o       unemployment;

o       mortgagors' equity in the properties securing the mortgages;

o       servicing decisions;

o       enforceability of due-on-sale clauses;
o       mortgage market interest rates;

o       mortgage recording taxes;

o       solicitations and the availability of mortgage funds; and

o       the obtaining of secondary financing by the mortgagor.

        All statistics known to the depositor that have been compiled with respect to prepayment  experience on mortgage loans indicate that while some mortgage loans may remain  outstanding  until their stated  maturities, a substantial  number will be paid prior to their  respective  stated  maturities.  The rate of prepayment with respect to conventional  fixed-rate  mortgage loans has fluctuated  significantly  in recent years. In general, however,  if prevailing  interest  rates fall  significantly  below the mortgage rates on the mortgage loans or contracts  underlying a series of  certificates,  the  prepayment  rate of such mortgage  loans or contracts is likely to be higher than if  prevailing  rates  remain at or above the rates borne by those  mortgage  loans or contracts.  The depositor is not aware of any historical  prepayment  experience with respect to mortgage loans secured by properties  located in Mexico or Puerto Rico or with respect to manufactured  housing contracts and, accordingly,  prepayments  on such loans or contracts may not occur at the same rate or be affected by the same factors as more traditional mortgage loans.

        An increase in the amount of the monthly  payments owed on a Mexico Mortgage Loan due to the imposition of  withholding  taxes may  increase  the risk of  prepayment  on that loan if  alternative  financing  on more favorable terms are available.

        Risk of  prepayment  on Interest  Only Loans may be greater  because  borrowers may decide to refinance before the expiration of the interest-only period.  See "The Trusts—The Mortgage Loans—Interest Only Loans."

        Typically,  junior  mortgage  loans are not viewed by mortgagors as permanent  financing.  Accordingly, junior mortgage loans may experience a higher rate of prepayment than typical first lien mortgage loans.

        To the extent that losses on the  contracts are not covered by any credit  enhancement,  holders of the certificates  of a series  evidencing  interests in the  contracts  will bear all risk of loss  resulting  from default by mortgagors and will have to look primarily to the value of the manufactured  homes,  which generally depreciate  in  value,  for  recovery  of the  outstanding  principal  and  unpaid  interest  of the  defaulted contracts. See "The Trusts—The Contracts."

        The  accompanying   prospectus  supplement  will  specify  whether  the  mortgage  loans  will  contain due-on-sale  provisions  permitting  the mortgagee to accelerate the maturity of the mortgage loan upon sale or some  transfers by the mortgagor of the underlying  mortgaged  property.  The master  servicer will enforce any due-on-sale  clause to the extent it has knowledge of the  conveyance or proposed  conveyance of the underlying mortgaged  property  and it is entitled  to do so under  applicable  law,  provided,  however,  that the master servicer  will not take any action in relation to the  enforcement  of any  due-on-sale  provision  which would adversely affect or jeopardize coverage under any applicable insurance policy.

        An ARM loan is assumable,  in some  circumstances,  if the proposed transferee of the related mortgaged property  establishes  its ability to repay the  mortgage  loan and, in the  reasonable  judgment of the master servicer or the related  subservicer,  the security  for the ARM loan would not be impaired by the  assumption.
The extent to which ARM loans are assumed by  purchasers  of the  mortgaged  properties  rather than prepaid by the related  mortgagors  in  connection  with the sales of the  mortgaged  properties  will affect the weighted average life of the related  series of  certificates.  See  "Description  of the  Certificates  — Servicing and
Administration  of Mortgage  Collateral — Enforcement of  'Due-on-Sale'  Clauses" and "Certain Legal Aspects of
Mortgage  Loans  and  Contracts  — The  Mortgage  Loans —  Enforceability  of  Certain  Provisions"  and  "—The
Contracts" for a description of provisions of each pooling and servicing  agreement and legal developments that may affect the prepayment rate of mortgage loans or contracts.

        In addition,  some mortgage securities included in a mortgage pool may be backed by underlying mortgage loans having differing  interest rates.  Accordingly,  the rate at which principal payments are received on the related certificates will, to some extent, depend on the interest rates on the underlying mortgage loans.

        Some  types of  mortgage  collateral  included  in a trust may have  characteristics  that make it more likely to default  than  collateral  provided  for  mortgage  pass-through  certificates  from  other  mortgage purchase programs.  The depositor anticipates  including in mortgage collateral pools "limited  documentation,"
"stated documentation" and "no documentation" mortgage loans and contracts,  Mexico Mortgage Loans, Puerto Rico mortgage  loans and  mortgage  loans and  contracts  that were  made to  international  borrowers  or that were originated  in accordance  with lower  underwriting  standards and which may have been made to mortgagors  with imperfect credit histories and prior  bankruptcies.  Likewise,  a trust may include mortgage loans or contracts that are one month or more  delinquent  at the time of offering of the related  series of  certificates  or are secured by junior liens on the related  mortgaged  property.  Such mortgage  collateral may be susceptible to a greater  risk of default  and  liquidation  than might  otherwise  be  expected  by  investors  in the  related certificates.

        The mortgage loans may be prepaid by the  mortgagors at any time without  payment of any prepayment fee or penalty,  although a portion of the mortgage  loans  provide for payment of a prepayment  charge,  which may have  a  substantial  effect  on the  rate  of  prepayment.  Some  states'  laws  restrict  the  imposition  of prepayment  charges even when the mortgage loans  expressly  provide for the collection of those charges.  As a result,  it is possible that  prepayment  charges may not be collected  even on mortgage loans that provide for the payment of these charges.

        A servicer may allow the refinancing of a mortgage loan in any trust by accepting  prepayments  thereon and  permitting  a new loan to the same  borrower  secured by a  mortgage  on the same  property,  which may be originated  by the servicer or the master  servicer or any of their  respective  affiliates  or by an unrelated entity.  In the  event of a  refinancing,  the new  loan  would  not be  included  in the  related  trust  and, therefore,  the refinancing  would have the same effect as a prepayment in full of the related mortgage loan. A servicer or the master servicer may, from time to time,  implement programs designed to encourage  refinancing.
These  programs  may  include,  without  limitation,  modifications  of  existing  loans,  general or  targeted solicitations,  the offering of preapproved  applications,  reduced origination fees or closing costs, or other financial  incentives.  Targeted  solicitations  may be based on a variety of factors,  including the credit of the borrower or the location of the  mortgaged  property.  In  addition,  servicers or the master  servicer may encourage  assumption  of  mortgage  loans,  including  defaulted  mortgage  loans,  under  which  creditworthy borrowers  assume the outstanding  indebtedness  of the mortgage  loans,  which may be removed from the related mortgage  pool.  As a result of these  programs,  with respect to the mortgage  pool  underlying  any trust (i)
the rate of  Principal  Prepayments  of the  mortgage  loans in the  mortgage  pool may be  higher  than  would otherwise be the case, and (ii) in some cases,  the average credit or collateral  quality of the mortgage loans remaining in the mortgage pool may decline.

        While most manufactured housing contracts will contain  "due-on-sale"  provisions permitting the holder of the contract to  accelerate  the maturity of the  contract  upon  conveyance  by the  mortgagor,  the master servicer,  servicer or  subservicer,  as applicable,  may permit  proposed  assumptions of contracts  where the proposed buyer of the manufactured  home meets the  underwriting  standards  described  above.  Such assumption would have the effect of extending the average life of the contract.

        Although  the  mortgage  rates on ARM loans will be subject to periodic  adjustments,  the  adjustments generally will:

o       not increase or decrease the mortgage rates by more than a fixed  percentage  amount on each adjustment date;

o       not increase the mortgage rates over a fixed percentage amount during the life of any ARM loan; and

o       be based on an index,  which may not rise and fall  consistently with mortgage interest rates, plus the related  Gross  Margin,  which  may be  different  from  margins  being  used for  newly  originated adjustable-rate mortgage loans.

        As a result,  the mortgage  rates on the ARM loans in a trust at any time may not equal the  prevailing rates for similar, newly originated  adjustable-rate mortgage loans. In some rate environments,  the prevailing rates on fixed-rate  mortgage loans may be sufficiently low in relation to the  then-current  mortgage rates on
ARM loans that the rate of prepayment  may increase as a result of  refinancings.  There can be no certainty as to the rate of  prepayments  on the  mortgage  collateral  during  any period or over the life of any series of certificates.

        No  assurance  can be given  that the value of the  mortgaged  property  securing  a  mortgage  loan or contract  has  remained or will remain at the level  existing on the date of  origination.  If the  residential real estate market should  experience an overall decline in property values such that the outstanding  balances of the mortgage  loans or contracts  and any secondary  financing on the  mortgaged  properties in a particular mortgage  pool or contract  pool become equal to or greater  than the value of the  mortgaged  properties,  the actual rates of  delinquencies,  foreclosures  and losses could be higher than those now generally  experienced in the mortgage  lending  industry.  The value of any Mexican  property  could also be  adversely  affected by, among other things,  adverse political and economic developments in Mexico. In addition,  the value of property securing  Cooperative Loans and the delinquency rates for Cooperative Loans could be adversely  affected if the current  favorable  tax  treatment  of  cooperative  tenant  stockholders  were to become less  favorable.  See
"Certain  Legal  Aspects  of  Mortgage  Loans and  Contracts."  In  addition,  even where  values of  mortgaged properties generally remain constant, manufactured homes typically depreciate in value.

        To the extent that losses  resulting from  delinquencies,  losses and  foreclosures  or repossession of mortgaged  property for mortgage loans or contracts  included in a trust for a series of  certificates  are not covered by the  methods  of credit  enhancement  described  in this  prospectus  under  "Description  of Credit
Enhancement"  or in the  accompanying  prospectus  supplement,  the  losses  will be  borne by  holders  of the certificates of the related series.  Even where credit  enhancement  covers all Realized Losses  resulting from delinquency and foreclosure or repossession,  the effect of foreclosures and  repossessions  may be to increase prepayment  experience on the mortgage  collateral,  thus reducing average weighted life and affecting yield to maturity. See "Yield Considerations."

        Under  some  circumstances,  the master  servicer  or a servicer  may have the option to  purchase  the mortgage loans in a trust. See "The Pooling and Servicing  Agreement—Termination;  Retirement of Certificates."
Any repurchase will shorten the weighted average lives of the related certificates.  Furthermore,  as described under "The Pooling and  Servicing  Agreement—Termination;  Retirement  of  Certificates,"  a holder of the Call
Class will have the right,  solely at its  discretion,  to terminate the related trust and thereby effect early retirement  of the  certificates  of the series,  on any  distribution  date after the 12th  distribution  date following  the date of initial  issuance  of the  related  series of  certificates  and until the date when the optional  termination rights of the master servicer or the servicer become exercisable.  Any such purchase will shorten the weighted average lives of the related certificates.

                             CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND CONTRACTS

        The following  discussion  contains  summaries of some legal aspects of mortgage loans and manufactured housing  contracts  that are general in nature.  Because these legal aspects are governed in part by state law, which laws may differ  substantially  from state to state,  the  summaries  do not purport to be  complete,  to reflect  the laws of any  particular  state or to  encompass  the laws of all  states  in which  the  mortgaged properties  may be situated.  The  summaries  are  qualified in their  entirety by reference to the  applicable federal and state laws governing the mortgage loans.

The Mortgage Loans

General

        The mortgage loans,  other than Cooperative  Loans and Mexico Mortgage Loans,  will be secured by deeds of trust,  mortgages or deeds to secure debt depending  upon the prevailing  practice in the state in which the related  mortgaged  property  is located.  In some  states,  a  mortgage,  deed of trust or deed to secure debt creates  a lien upon the  related  real  property.  In other  states,  the  mortgage,  deed of trust or deed to secure  debt  conveys  legal title to the  property to the  mortgagee  subject to a condition  subsequent,  for example,  the payment of the  indebtedness  secured  thereby.  These  instruments are not prior to the lien for real estate taxes and  assessments and other charges imposed under  governmental  police powers.  Priority with respect to these  instruments  depends on their terms and in some cases on the terms of separate  subordination or inter-creditor  agreements,  and generally on the order of recordation of the mortgage deed of trust or deed to secure debt in the appropriate recording office.

        There are two  parties to a  mortgage,  the  mortgagor,  who is the  borrower  and  homeowner,  and the mortgagee,  who is the lender.  Under the mortgage  instrument,  the mortgagor delivers to the mortgagee a note or bond and the mortgage.  In some states,  three parties may be involved in a mortgage financing when title to the property is held by a land trustee under a land trust  agreement of which the borrower is the  beneficiary;
at origination of a mortgage  loan, the land trustee,  as fee owner of the property,  executes the mortgage and the borrower  executes a separate  undertaking to make payments on the mortgage note.  Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the grantor,  who is the  borrower/homeowner;  the beneficiary,  who is the lender;  and a  third-party  grantee  called the trustee.  Under a deed of trust,  the borrower grants the mortgaged  property to the trustee,  irrevocably until  satisfaction of the debt. A deed to secure debt  typically  has two  parties,  under which the  borrower,  or  grantor,  conveys  title to the real property to the grantee,  or lender,  typically  with a power of sale,  until the time when the debt is repaid.
The trustee's  authority under a deed of trust and the  mortgagee's or grantee's  authority under a mortgage or a deed to secure  debt,  as  applicable,  are  governed  by the law of the state in which the real  property is located,  the  express  provisions  of the deed of trust,  mortgage or deed to secure debt and, in some deed of trust transactions, the directions of the beneficiary.

Cooperative Loans

        If specified in the prospectus supplement relating to a series of certificates,  the mortgage loans may include  Cooperative  Loans.  Each Cooperative Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the Cooperative that owns the related apartment  building,  which is a corporation entitled to be treated as a housing  cooperative  under federal tax law, and in the related  proprietary  lease or occupancy  agreement  granting  exclusive  rights to occupy a specific  dwelling  unit in the  Cooperative's building.  The security  agreement  will create a lien upon, or grant a security  interest in, the  Cooperative shares and  proprietary  leases or  occupancy  agreements,  the  priority of which will depend on,  among other things,  the terms of the particular  security  agreement as well as the order of recordation of the agreement, or the filing of the financing  statements related thereto,  in the appropriate  recording office or the taking of  possession  of the  Cooperative  shares,  depending  on the law of the  state in which the  Cooperative  is located.  This  type of lien or  security  interest  is not,  in  general,  prior  to  liens  in  favor  of the cooperative  corporation for unpaid assessments or common charges,  nor is it prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

        The  accompanying  prospectus  supplement  will specify the  geographic  location of the collateral for
Cooperative Loans. In general,  all Cooperative  buildings relating to the Cooperative Loans are located in the
State of New York.  In most cases,  each  Cooperative  owns in fee or has a leasehold  interest in all the real property and owns in fee or leases the building and all separate  dwelling  units therein.  The  Cooperative is directly  responsible  for  property  management  and,  in most  cases,  payment of real  estate  taxes,  other governmental  impositions and hazard and liability  insurance.  If there is an underlying mortgage or mortgages on the  Cooperative's  building or underlying  land,  as is typically  the case, or an underlying  lease of the land, as is the case in some instances,  the Cooperative,  as mortgagor or lessee,  as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

        An underlying  mortgage loan is ordinarily  obtained by the  Cooperative in connection  with either the construction  or purchase of the  Cooperative's  building or the obtaining of capital by the  Cooperative.  The interest of the occupant under proprietary  leases or occupancy  agreements as to which that Cooperative is the landlord is usually  subordinate  to the interest of the holder of an  underlying  mortgage and to the interest of the holder of a land lease. If the  Cooperative is unable to meet the payment  obligations (i) arising under an underlying  mortgage,  the mortgagee  holding an underlying  mortgage  could  foreclose on that mortgage and terminate all  subordinate  proprietary  leases and occupancy  agreements or (ii) arising under its land lease, the holder of the landlord's  interest under the land lease could terminate it and all subordinate  proprietary leases and occupancy  agreements.  In addition,  an underlying  mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully  amortize,  with a significant  portion of principal being due in one final payment at maturity.  The  inability of the  Cooperative  to refinance a mortgage and its  consequent inability to make the final payment could lead to  foreclosure by the  mortgagee.  Similarly,  a land lease has an  expiration  date and the  inability  of the  Cooperative  to  extend  its term or, in the  alternative,  to purchase the land, could lead to termination of the  Cooperative's  interest in the property and termination of all  proprietary  leases  and  occupancy  agreements.  In  either  event,  a  foreclosure  by the  holder of an underlying  mortgage or the termination of the underlying lease could eliminate or  significantly  diminish the value of any  collateral  held by the lender who financed the purchase by an individual  tenant-stockholder  of shares of the  Cooperative,  or in the case of the mortgage  loans,  the  collateral  securing the  Cooperative
Loans.

        Each Cooperative is owned by shareholders,  referred to as tenant-stockholders,  who, through ownership of stock or shares  in the  Cooperative,  receive  proprietary  leases or  occupancy  agreements  which  confer exclusive rights to occupy specific dwellings.  In most instances,  a tenant-stockholder  of a Cooperative must make a monthly  maintenance  payment to the  Cooperative  under the  proprietary  lease,  which rental  payment represents  the  tenant-stockholder's  pro  rata  share  of  the  Cooperative's  payments  for  its  underlying mortgage,  real  property  taxes,  maintenance  expenses and other capital or ordinary  expenses.  An ownership interest in a  Cooperative  and  accompanying  occupancy  rights may be  financed  through a  Cooperative  Loan evidenced  by a  Cooperative  Note and secured by an  assignment  of and a security  interest in the  occupancy agreement or proprietary  lease and a security interest in the related shares of the related  Cooperative.  The lender  usually  takes  possession  of the stock  certificate  and a counterpart  of the  proprietary  lease or occupancy  agreement and a financing  statement  covering the proprietary lease or occupancy  agreement and the
Cooperative  shares is filed in the appropriate  state or local offices to perfect the lender's interest in its collateral.  In accordance with the limitations  discussed below, upon default of the  tenant-stockholder,  the lender may sue for judgment on the Cooperative  Note,  dispose of the collateral at a public or private sale or otherwise  proceed  against the collateral or  tenant-stockholder  as an individual as provided in the security agreement  covering  the  assignment  of the  proprietary  lease  or  occupancy  agreement  and the  pledge  of
Cooperative shares. See "—Foreclosure on Shares of Cooperatives" below.

Tax Aspects of Cooperative Ownership

        In general, a "tenant-stockholder,"  as defined in Section 216(b)(2) of the Internal Revenue Code, of a
corporation that qualifies as a "cooperative  housing  corporation"  within the meaning of Section 216(b)(1) of the  Internal  Revenue Code is allowed a deduction  for amounts paid or accrued  within his or her taxable year to the corporation  representing his or her  proportionate  share of certain interest  expenses and real estate taxes  allowable as a deduction  under Section  216(a) of the Internal  Revenue Code to the  corporation  under
Sections  163 and 164 of the  Internal  Revenue  Code.  In order for a  corporation  to qualify  under  Section
216(b)(1) of the Internal  Revenue Code for its taxable year in which those items are  allowable as a deduction to the  corporation,  the section  requires,  among other things,  that at least 80% of the gross income of the corporation  be  derived  from  its  tenant-stockholders.  By  virtue  of this  requirement,  the  status  of a corporation  for  purposes  of  Section  216(b)(1)  of the  Internal  Revenue  Code  must  be  determined  on a year-to-year  basis.  Consequently,  there can be no assurance that  Cooperatives  relating to the  Cooperative
Loans will qualify under this section for any  particular  year.  If a Cooperative  fails to qualify for one or more  years,  the value of the  collateral  securing  any  related  Cooperative  Loans  could be  significantly impaired  because no deduction would be allowable to  tenant-stockholders  under Section 216(a) of the Internal
Revenue  Code  with  respect  to  those  years.  In  view of the  significance  of the  tax  benefits  accorded tenant-stockholders  of a corporation that qualifies under Section  216(b)(1) of the Internal Revenue Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

Mexico Mortgage Loans

        If specified in the accompanying prospectus supplement,  the mortgage loans may include Mexico Mortgage
Loans. See "The Trusts—The Mortgage Loans" for a description of the security for the Mexico Mortgage Loans.

Foreclosure on Mortgage Loans

        Although  a deed of  trust  or a deed to  secure  debt  may  also be  foreclosed  by  judicial  action, foreclosure  of a deed of trust or a deed to secure  debt is  typically  accomplished  by a  non-judicial  sale under a  specific  provision  in the deed of trust or deed to secure  debt  which  authorizes  the  trustee  or grantee,  as applicable,  to sell the property upon default by the borrower under the terms of the note or deed of trust or deed to secure debt.  In addition to any notice  requirements  contained in a deed of trust or deed to secure debt,  in some states,  the trustee or grantee,  as  applicable,  must record a notice of default and send a copy to the  borrower  and to any person who has  recorded a request for a copy of notice of default and notice of sale. In addition,  in some states,  the trustee or grantee,  as  applicable,  must provide notice to any other individual having an interest of record in the real property,  including any junior  lienholders.  If the deed of trust or deed to secure debt is not  reinstated  within a specified  period,  a notice of sale must be posted in a public  place  and,  in most  states,  published  for a  specific  period of time in one or more newspapers.  In  addition,  some  states'  laws  require  that a copy of the  notice  of sale be  posted on the property and sent to all parties having an interest of record in the real property.

        In some states,  the borrower has the right to reinstate the loan at any time  following  default until shortly before the trustee's sale. In most cases, in those states,  the borrower,  or any other person having a junior  encumbrance on the real estate,  may,  during a  reinstatement  period,  cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

        An action to  foreclose  a  mortgage  is an  action to  recover  the  mortgage  debt by  enforcing  the mortgagee's  rights under the mortgage and in the  mortgaged  property and  compelling a sale of the  mortgaged property to satisfy the debt.  It is  regulated  by statutes  and rules,  and in most cases a borrower is bound by the terms of the  mortgage  note and the  mortgage  as made and  cannot be  relieved  from its own  default.
However,  a court may  exercise  equitable  powers to relieve a borrower  of a default  and deny the  mortgagee foreclosure.  Under  various  circumstances  a court of equity may relieve  the  borrower  from a  non-monetary default  where that  default  was not willful or where a monetary  default,  such as failure to pay real estate taxes,  can be cured  before  completion  of the  foreclosure  and  there is no  substantial  prejudice  to the mortgagee.

        Foreclosure of a mortgage  usually is accomplished  by judicial  action.  In most cases,  the action is initiated  by the  service  of legal  pleadings  upon all  parties  having  an  interest  of record in the real property.  Delays in  completion  of the  foreclosure  may result from  difficulties  in  locating  and serving necessary parties,  including borrowers,  such as international borrowers,  located outside the jurisdiction in which the  mortgaged  property is  located.  Difficulties  in  foreclosing  on  mortgaged  properties  owned by international  borrowers  may result in increased  foreclosure  costs,  which may reduce the amount of proceeds from the  liquidation of the related  mortgage loan available to be  distributed to the  certificateholders  of the related series.  If the mortgagee's  right to foreclose is contested,  the legal  proceedings  necessary to resolve the issue can be time-consuming.

        In the case of  foreclosure  under a mortgage,  a deed of trust or deed to secure debt, the sale by the referee or other designated  officer or by the trustee or grantee,  as applicable,  is a public sale.  However, because of the difficulty a potential  buyer at the sale may have in determining  the exact status of title and because the physical  condition of the property may have deteriorated  during the foreclosure  proceedings,  it is uncommon for a third party to purchase  the property at a  foreclosure  sale.  Rather,  it is common for the lender to purchase the property from the trustee or grantee,  as  applicable,  or referee for a credit bid less than or equal to the unpaid  principal  amount of the loan,  accrued  and unpaid  interest  and the  expense of foreclosure,  in which case the mortgagor's debt will be extinguished  unless the lender purchases the property for a lesser amount and  preserves  its right  against a borrower to seek a deficiency  judgment and the remedy is  available  under  state law and the  related  loan  documents.  In the same  states,  there is a  statutory minimum  purchase  price which the lender may offer for the  property  and  generally,  state law  controls the amount of  foreclosure  costs and  expenses,  including  attorneys'  fees,  which may be recovered by a lender.
Thereafter,  subject to the right of the borrower in some states to remain in possession  during the redemption period,  the lender will assume the burdens of ownership,  including  obtaining hazard insurance,  paying taxes and making  repairs at its own expense that are  necessary to render the  property  suitable for sale.  In most cases,  the lender  will  obtain the  services  of a real  estate  broker and pay the  broker's  commission  in connection with the sale of the property.  Depending upon market conditions,  the ultimate proceeds of the sale of the property may not equal the lender's  investment in the property  and, in some states,  the lender may be entitled  to a  deficiency  judgment.  In  some  cases,  a  deficiency  judgment  may be  pursued  in  lieu  of foreclosure.  Any loss may be reduced by the  receipt of any  mortgage  insurance  proceeds  or other  forms of credit enhancement for a series of certificates. See "Description of Credit Enhancement."

Foreclosure on Junior Mortgage Loans

        If a senior  mortgage  goes into  default,  the junior  mortgagee  is at risk of losing its lien on the mortgaged  property by a  foreclosure  of the senior lien.  To protect  against this loss the junior  mortgagee must  either pay the entire  amount due on the senior  mortgages  to the senior  mortgagees  prior to or at the time of the  foreclosure  sale or undertake  the  obligation  to make  payments on the senior  mortgages if the mortgagor  is in default  thereunder,  in either  event  adding the amounts  expended to the balance due on the junior  loan.  In  addition,  if  the  foreclosure  by  a  junior  mortgagee  triggers  the  enforcement  of  a
"due-on-sale"  clause in a senior mortgage,  the junior mortgagee may be required to pay the full amount of the senior  mortgages  to the senior  mortgagees,  to avoid a default  with respect  thereto.  Accordingly,  if the junior lender  purchases the  property,  the lender's  title will be subject to all senior liens and claims and certain  governmental  liens.  The same is true for any  third-party  purchaser,  thus  reducing  the value the junior  mortgagee can realize at the  foreclosure  sale.  The proceeds  received by the referee or trustee from the  sale  are  applied  first  to the  costs,  fees and  expenses  of sale  and  then in  satisfaction  of the indebtedness  secured by the mortgage or deed of trust that is being  foreclosed.  Any  remaining  proceeds are typically  payable to the holders of junior  mortgages or deeds of trust and other liens and claims in order of their priority,  whether or not the borrower is in default.  Any additional proceeds are usually payable to the mortgagor  or  trustor.  The  payment  of the  proceeds  to the  holders of junior  mortgages  may occur in the foreclosure  action of the senior mortgagee or may require the institution of separate legal  proceedings.  See
"Description of the Certificates — Realization Upon Defaulted Mortgage Loans or Contracts."

        In addition,  if proceeds from a foreclosure or similar sale of the mortgaged property are insufficient to satisfy all senior  liens and the junior loan in the  aggregate,  the trust as the holder of the junior lien and,  accordingly,  holders  of one or more  classes  of  related  securities  bear  (1) the  risk of  delay in distributions  while a  deficiency  judgment  against the  borrower is obtained and (2) the risk of loss if the deficiency  judgment  is not  realized  upon.  Moreover,  deficiency  judgments  may not be  available  in some jurisdictions.  In addition,  liquidation  expenses with respect to defaulted junior loans do not vary directly with the  outstanding  principal  balance of the loans at the time of  default.  Therefore,  assuming  that the master  servicer  or servicer  took the same steps in  realizing  upon a  defaulted  junior loan having a small remaining  principal  balance  as it would in the case of a  defaulted  junior  loan  having a large  remaining principal  balance,  the amount realized after expenses of liquidation  would be smaller as a percentage of the outstanding  principal  balance of the small junior loan than would be the case with the defaulted  junior loan having a large remaining principal balance.

        The purposes of a foreclosure  action are to enable the mortgagee to realize on its security and to bar the borrower,  and all persons who have an interest in the property  which is  subordinate  to the  foreclosing mortgagee,  from their "equity of redemption."  The doctrine of equity of redemption  provides that,  until the property  covered  by a  mortgage  has been  sold in  accordance  with a  properly  conducted  foreclosure  and foreclosure  sale,  those having an interest which is subordinate to that of the foreclosing  mortgagee have an equity of  redemption  and may redeem the property by paying the entire debt with  interest.  In  addition,  in some states,  when a foreclosure action has been commenced,  the redeeming party must pay various costs of that action.  Those  having an equity of  redemption  must be made  parties  and duly  summoned  to the  foreclosure action in order for their equity of redemption to be barred.

Foreclosure on Mexico Mortgage Loans

        Foreclosure on the  mortgagor's  beneficial  interest in the Mexican trust  typically is expected to be accomplished  by public  sale in  accordance  with the  provisions  of  Article  9 of the UCC and the  security agreement  relating to that  beneficial  interest or by public  auction held by the Mexican  trustee  under the
Mexico  trust  agreement.  Article  9 of  the  UCC  requires  that  a  sale  be  conducted  in a  "commercially reasonable" manner. Whether a sale has been conducted in a "commercially  reasonable" manner will depend on the facts in each case.  In  determining  commercial  reasonableness,  a court  will look to the  notice  given the debtor and the method,  manner,  time,  place and terms of the sale and the sale price.  In most cases,  a sale conducted  according  to the  usual  practice  of banks  selling  similar  collateral  in the same area will be considered  reasonably  conducted.  Under the trust  agreement,  the lender may direct the  Mexican  trustee to transfer the  mortgagor's  beneficial  interest in the Mexican  trust to the purchaser  upon  completion of the public  sale and notice  from the lender.  Such  purchaser  will be entitled to rely on the terms of the Mexico trust agreement to direct the Mexican trustee to transfer the  mortgagor's  beneficial  interest in the Mexican trust into the name of the  purchaser or its  nominee,  or the trust may be  terminated  and a new trust may be established.

        Article 9 of the UCC provides  that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness  secured by the lender's security interest.  If there are proceeds  remaining,  the lender must account to the  borrower  for the  surplus.  On the other hand,  if a portion of the indebtedness  remains unpaid, the borrower is usually  responsible for the deficiency.  However, some states limit the rights of lenders to obtain deficiency judgments.  See "—Anti-Deficiency  Legislation and
Other  Limitations on Lenders" below. The costs of sale may be  substantially  higher than the costs associated with foreclosure  sales with respect to property located in the United States,  and may include transfer taxes, notary  public fees,  trustee  fees,  capital  gains and other taxes on the  proceeds of sale,  and the cost of amending or  terminating  the Mexico trust  agreement and  preparing a new trust  agreement.  Additional  costs associated with realizing on the collateral may include eviction  proceedings,  the costs of defending  actions brought by the defaulting  borrower and enforcement  actions.  Any such additional  foreclosure  costs may make the cost of  foreclosing  on the  collateral  uneconomical,  which may  increase the risk of loss on the Mexico
Mortgage Loans substantially.

        Where the mortgagor does not maintain its principal  residence in the United States, or, if a mortgagor residing  in the  United  States  moves its  principal  residence  from the  state in which  the UCC  financing statements have been filed,  and the lender,  because it has no knowledge of the relocation of the mortgagor or otherwise,  fails to refile in the state to which the mortgagor has moved within four months after  relocation, or if the mortgagor no longer resides in the United States,  the lender's  security interest in the mortgagor's beneficial interest in the Mexican trust may be unperfected.  In such circumstances,  if the mortgagor defaults on the Mexico  Mortgage Loan, the Mexico loan  agreement  will  nonetheless  permit the lender to terminate the mortgagor's  rights to occupy the Mexican  property,  and the Mexico trust  agreement will permit the lender to instruct the Mexican  trustee to transfer the Mexican  property to a subsequent  purchaser or to recognize  the subsequent  purchaser  as the  beneficiary  of the  mortgagor's  beneficial  interest  in  the  Mexican  trust.
However,  because the lender's  security interest in the mortgagor's  beneficial  interest in the Mexican trust will be  unperfected,  no  assurance  can be given that the  lender  will be  successful  in  realizing  on its interest in the  collateral  under such  circumstances.  The  lender's  security  interest  in the  mortgagor's beneficial  interest in the Mexican trust is not, for purposes of foreclosing on such  collateral,  an interest in real  property.  The  depositor  either will rely on its remedies  that are  available in the United  States under the  applicable  UCC and under the Mexico trust  agreement  and  foreclose on the  collateral  securing a
Mexico Mortgage Loan under the UCC, or follow the procedures described below.

        In the case of some Mexico Mortgage Loans,  the Mexico trust agreement may permit the Mexican  trustee, upon  notice  from the  lender of a default  by the  borrower,  to notify the  mortgagor  that the  mortgagor's beneficial  interest in the  Mexican  trust or the Mexican  property  will be sold at an auction in  accordance with the Mexico  trust  agreement.  Under the terms of the Mexico  trust  agreement,  the  mortgagor  may avoid foreclosure by paying in full prior to sale the  outstanding  principal  balance of,  together with all accrued and unpaid  interest and other amounts owed on, the Mexico  Mortgage Loan. At the auction,  the Mexican trustee may sell the mortgagor's  beneficial  interest in the Mexican trust to a third party, sell the Mexican property to another  trust  established  to hold title to such  property,  or sell the  Mexican  property  directly to a
Mexican citizen.

        The  depositor is not aware of any other  mortgage  loan  programs  involving  mortgage  loans that are secured in a manner similar to the Mexico Mortgage  Loans. As a result,  there may be uncertainty and delays in the process of  attempting  to realize on the  mortgage  collateral  and gaining  possession  of the  mortgaged property,  and the process of marketing  the  mortgagor's  beneficial  interest in the Mexican trust to persons interested in purchasing a Mexican property may be difficult.

Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico

        Under the laws of the  Commonwealth of Puerto Rico the  foreclosure of a real estate  mortgage  usually follows an ordinary  "civil action" filed in the Superior  Court for the district where the mortgaged  property is located.  If the  defendant  does not  contest  the action  filed,  a default  judgment is rendered  for the plaintiff and the mortgaged  property is sold at public auction,  after  publication of the sale for two weeks, by posting  written  notice in three public places in the  municipality  where the auction will be held, in the tax  collection  office and in the public school of the  municipality  where the mortgagor  resides,  if known.
If the residence of the mortgagor is not known,  publication  in one of the  newspapers of general  circulation in the  Commonwealth  of Puerto  Rico must be made at least once a week for two weeks.  There may be as many as three public sales of the  mortgaged  property.  If the  defendant  contests the  foreclosure,  the case may be tried and judgment rendered based on the merits of the case.

        There are no  redemption  rights after the public sale of a foreclosed  property  under the laws of the
Commonwealth  of Puerto  Rico.  Commonwealth  of Puerto  Rico law  provides  for a summary  proceeding  for the foreclosure  of a mortgage,  but it is very seldom used  because of concerns  regarding  the  validity of those actions.  The  process  may be  expedited  if the  mortgagee  can obtain the  consent of the  defendant  to the execution of a deed in lieu of foreclosure.

        Under  Commonwealth of Puerto Rico law, in the case of the public sale upon  foreclosure of a mortgaged property  that (a) is subject to a mortgage  loan that was obtained for a purpose  other than the  financing or refinancing  of the  acquisition,  construction  or  improvement  of the  property  and (b) is  occupied by the mortgagor as his  principal  residence,  the  mortgagor of the property has a right to be paid the first $1,500 from the  proceeds  obtained  on the public sale of the  property.  The  mortgagor  can claim this sum of money from the  mortgagee at any time prior to the public sale or up to one year after the sale.  This payment  would reduce the amount of sales  proceeds  available to satisfy the mortgage loan and may increase the amount of the loss.

Foreclosure on Shares of Cooperatives

        The   Cooperative   shares  owned  by  the   tenant-stockholder,   together  with  the  rights  of  the
tenant-stockholder  under the proprietary lease or occupancy  agreement,  are pledged to the lender and are, in almost all cases,  subject to  restrictions  on transfer  as  described  in the  Cooperative's  certificate  of incorporation and by-laws,  as well as in the proprietary lease or occupancy  agreement.  The proprietary lease or  occupancy  agreement,  even  while  pledged,  may  be  cancelled  by the  Cooperative  for  failure  by the tenant-stockholder  to pay rent or other  obligations  or  charges  owed by the  tenant-stockholder,  including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder.

        In most cases,  rent and other  obligations and charges arising under a proprietary  lease or occupancy agreement  that are owed to the  Cooperative  become  liens upon the shares to which the  proprietary  lease or occupancy  agreement relates.  In addition,  the proprietary lease or occupancy agreement generally permits the
Cooperative  to  terminate  the lease or agreement if the  borrower  defaults in the  performance  of covenants thereunder.  Typically,  the lender and the Cooperative enter into a recognition agreement which, together with any lender protection  provisions  contained in the proprietary lease or occupancy  agreement,  establishes the rights and obligations of both parties in the event of a default by the  tenant-stockholder  on its obligations under the proprietary lease or occupancy agreement. A default by the  tenant-stockholder  under the proprietary lease or occupancy  agreement  will  usually  constitute a default  under the  security  agreement  between the lender and the tenant-stockholder.

        The recognition  agreement generally provides that, if the  tenant-stockholder  has defaulted under the proprietary  lease or  occupancy  agreement,  the  Cooperative  will take no action to  terminate  the lease or agreement  until the lender has been  provided  with  notice of and an  opportunity  to cure the  default.  The recognition  agreement  typically provides that if the proprietary lease or occupancy  agreement is terminated, the  Cooperative  will  recognize  the  lender's  lien  against  proceeds  from a sale  of the  shares  and the proprietary lease or occupancy  agreement  allocated to the dwelling,  subject,  however,  to the Cooperative's right to sums due under the proprietary  lease or occupancy  agreement or which have become liens on the shares relating to the  proprietary  lease or occupancy  agreement.  The total amount owed to the  Cooperative  by the tenant-stockholder,  which the lender generally  cannot restrict and does not monitor,  could reduce the amount realized upon a sale of the collateral  below the outstanding  principal  balance of the  Cooperative  Loan and accrued and unpaid interest thereon.

        Recognition  agreements also typically provide that if the lender succeeds to the  tenant-shareholder's shares and  proprietary  lease or  occupancy  agreement as the result of realizing  upon its  collateral  for a
Cooperative  Loan, the lender must obtain the approval or consent of the board of directors of the  Cooperative as required by the proprietary lease before  transferring the Cooperative  shares and assigning the proprietary lease.  This approval or consent is usually based on the prospective  purchaser's  income and net worth,  among other factors, and may significantly reduce the number of potential  purchasers,  which could limit the ability of the lender to sell and realize upon the value of the  collateral.  In most cases,  the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

        Because  of  the  nature  of   Cooperative   Loans,   lenders  do  not  usually   require   either  the
tenant-stockholder,  that is,  the  borrower,  or the  Cooperative,  to  obtain  title  insurance  of any type.
Consequently,  the existence of any prior liens or other  imperfections  of title  affecting the  Cooperative's building or real estate also may adversely  affect the  marketability  of the shares  allocated to the dwelling unit in the event of foreclosure.

        A  foreclosure  on the  Cooperative  shares is  accomplished  by  public  sale in  accordance  with the provisions of Article 9 of the Uniform  Commercial Code, or UCC, and the security  agreement  relating to those shares.  Article 9 of the UCC requires that a sale be conducted in a "commercially  reasonable" manner. Whether a sale has been  conducted  in a  "commercially  reasonable"  manner will depend on the facts in each case.  In determining  commercial  reasonableness,  a court  will look to the notice  given the  debtor  and the  method, manner,  time,  place and terms of the sale and the sale price. In most instances,  a sale conducted  according to the usual practice of creditors  selling similar  collateral in the same area will be considered  reasonably conducted.

        Where the  lienholder  is the  junior  lienholder,  any  foreclosure  may be  delayed  until the junior lienholder obtains actual possession of such Cooperative  shares.  Additionally,  if the lender does not have a first priority  perfected  security interest in the Cooperative  shares,  any foreclosure sale would be subject to the rights and interests of any creditor holding senior interests in the shares.  Also, a junior  lienholder may not be able to obtain a recognition  agreement  from a Cooperative  since many  cooperatives  do not permit subordinate financing.  Without a recognition  agreement,  the junior lienholder will not be afforded the usual lender protections from the Cooperative which are generally provided for in recognition agreements.

        Article 9 of the UCC provides  that the proceeds of the sale will be applied first to pay the costs and expenses  of the sale and then to satisfy the  indebtedness  secured by the  lender's  security  interest.  The recognition agreement,  however,  generally provides that the lender's right to reimbursement is subject to the right of the Cooperative  corporation to receive sums due under the proprietary  lease or occupancy  agreement.
If there are proceeds  remaining,  the lender must account to the  tenant-stockholder  for the surplus.  On the other hand, if a portion of the indebtedness remains unpaid, the  tenant-stockholder  is generally  responsible for the deficiency. See "—Anti-Deficiency Legislation and Other Limitations on Lenders" below.

Rights of Redemption

        In some states,  after sale pursuant to a deed of trust,  or a deed to secure debt or  foreclosure of a mortgage,  the borrower and foreclosed junior lienors or other parties are given a statutory period,  typically ranging  from six months to two years,  in which to redeem the  property  from the  foreclosure  sale.  In some states,  redemption may occur only upon payment of the entire principal  balance of the loan,  accrued interest and expenses of  foreclosure.  In other states,  redemption may be authorized if the former  borrower pays only a  portion  of the sums  due.  In some  states,  the  right to redeem  is an  equitable  right.  The  equity of redemption,  which is a non-statutory  right, should be distinguished from statutory rights of redemption.  The effect of a  statutory  right of  redemption  is to diminish  the ability of the lender to sell the  foreclosed property.  The rights of redemption  would defeat the title of any purchaser  subsequent to foreclosure or sale under a deed of trust or a deed to secure debt.  Consequently,  the practical effect of the redemption right is to force the lender to maintain the property and pay the  expenses of  ownership  until the  redemption  period has expired.

Anti-Deficiency Legislation and Other Limitations on Lenders

        Some states have imposed statutory  prohibitions which limit the remedies of a beneficiary under a deed of trust,  a mortgagee  under a mortgage or a grantee  under a deed to secure debt.  In some states,  including
California,  statutes limit the right of the beneficiary,  mortgagee or grantee to obtain a deficiency judgment against the borrower  following  foreclosure.  A deficiency  judgment is a personal judgment against the former borrower  equal in most cases to the  difference  between the net amount  realized  upon the public sale of the real property and the amount due to the lender.  In the case of a mortgage loan secured by a property  owned by a trust where the mortgage  note is executed on behalf of the trust,  a deficiency  judgment  against the trust following  foreclosure  or sale  under a deed  of  trust  or deed to  secure  debt,  even if  obtainable  under applicable  law,  may be of  little  value to the  beneficiary,  grantee  or  mortgagee  if there are no assets against which the deficiency  judgment may be executed.  Some state statutes require the  beneficiary,  grantee or  mortgagee  to exhaust  the  security  afforded  under a deed of trust,  deed to secure  debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

        In other states,  the lender has the option of bringing a personal  action  against the borrower on the debt without first exhausting the security;  however,  in some of these states, the lender,  following judgment on the personal  action,  may be deemed to have elected a remedy and may be precluded from exercising  remedies with respect to the security.  Consequently,  the practical effect of the election requirement, in those states permitting  this  election,  is that  lenders  will  usually  proceed  against the  security  first rather than bringing a personal  action  against the borrower.  Finally,  in some states,  statutory  provisions  limit any deficiency  judgment  against the borrower  following a foreclosure to the excess of the outstanding  debt over the fair value of the  property at the time of the public sale.  The purpose of these  statutes is generally to prevent a beneficiary,  grantee or mortgagee from obtaining a large  deficiency  judgment  against the borrower as a result  of low or no bids at the  judicial  sale.  Various  state  laws  also  place a  limitation  on the mortgagee for late payment charges.

        Generally,  Article 9 of the UCC governs  foreclosure on Cooperative shares and the related proprietary lease or occupancy  agreement.  Some courts have interpreted  Article 9 to prohibit or limit a deficiency award in some circumstances,  including circumstances where the disposition of the collateral,  which, in the case of a Cooperative  Loan,  would be the shares of the  Cooperative  and the related  proprietary  lease or occupancy agreement, was not conducted in a commercially reasonable manner.

        In addition to laws limiting or  prohibiting  deficiency  judgments,  numerous  other federal and state statutory  provisions,  including the federal  bankruptcy laws and state laws affording relief to debtors,  may interfere  with or affect the ability of the secured  mortgage  lender to realize  upon its  collateral  and/or enforce a  deficiency  judgment.  For  example,  under the federal  bankruptcy  law, all actions by the secured mortgage lender against the debtor,  the debtor's property and any co-debtor are automatically  stayed upon the filing of a bankruptcy petition.  Moreover, a court having federal bankruptcy  jurisdiction may permit a debtor through  its Chapter 11 or Chapter 13  rehabilitative  plan to cure a monetary  default  relating to a mortgage loan on the  debtor's  residence  by paying  arrearages  within a reasonable  time period and  reinstating  the original  mortgage  loan payment  schedule,  even though the lender  accelerated  the  mortgage  loan and final judgment of  foreclosure  had been entered in state court.  Some courts with  federal  bankruptcy  jurisdiction have approved plans,  based on the particular facts of the  reorganization  case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

        Courts with federal  bankruptcy  jurisdiction  have also  indicated  that the terms of a mortgage  loan secured by property of the debtor,  which is a Cooperative  Loan, or which is secured by additional  collateral in addition to the related mortgaged property,  may be modified.  These courts have allowed  modifications that include reducing the amount of each monthly  payment,  changing the rate of interest and altering the repayment schedule.  In general,  except as provided  below with respect to junior  liens,  the terms of a mortgage  loan secured only by a mortgage on a real  property  that is the debtor's  principal  residence  may not be modified under a plan  confirmed  under  Chapter 13, as opposed to Chapter 11,  except with respect to mortgage  payment arrearages, which may be cured within a reasonable time period.

        The United States Supreme Court has held that so long as a mortgage loan is fully or partially  secured by the related mortgaged  property,  the amount of the mortgage loan secured by the related mortgaged  property may not be reduced,  or "crammed  down," in  connection  with a  bankruptcy  petition  filed by the  mortgagor.
However,  recent United States  Circuit Court of Appeals  decisions have held that in the event of a Chapter 13 bankruptcy filing by a mortgagor,  in the event the value of the related mortgaged  property at the time of the filing is less than the  amount of debt  secured by any first  lien,  the  portion  of any junior  lien that is unsecured  may be  "crammed  down" in the  bankruptcy  court and  discharged.  As a  result,  in the event of a decline in the value of a mortgaged  property,  the amount of any junior  liens may be reduced by a  bankruptcy judge in a Chapter 13 filing,  without any liquidation of the related  mortgaged  property.  Any such reduction would be treated as a Bankruptcy Loss.

        Certain tax liens arising  under the Internal  Revenue Code may, in some  circumstances,  have priority over the lien of a  mortgage,  deed to secure  debt or deed of trust.  This may have the effect of  delaying or interfering with the enforcement of rights with respect to a defaulted mortgage loan.

        In  addition,  substantive  requirements  are imposed  upon  mortgage  lenders in  connection  with the origination and the servicing of mortgage loans by numerous  federal and some state consumer  protection  laws.
These laws include the federal  Truth-in-Lending  Act, as implemented  by Regulation Z, Real Estate  Settlement
Procedures Act, as implemented by Regulation X, Equal Credit  Opportunity  Act, as implemented by Regulation B,
Fair Credit Billing Act, Fair Credit  Reporting Act and related  statutes.  These federal laws impose  specific statutory  liabilities upon lenders who originate  mortgage loans and who fail to comply with the provisions of the law.  In some cases,  this  liability  may affect  assignees  of the  mortgage  loans.  In  particular,  an originator's  failure to comply with certain requirements of the federal  Truth-in-Lending  Act, as implemented by Regulation Z, could subject both  originators  and assignees of such  obligations to monetary  penalties and could result in the obligators' rescinding the mortgage loans against either the originators or assignees.

Homeownership Act and Similar State Laws

        Some mortgage loans and contracts may be subject to special rules,  disclosure  requirements  and other provisions  that were added to the federal  Truth-in-Lending  Act by the Home  Ownership and Equity  Protection
Act of 1994, or  Homeownership  Act, if such trust assets were  originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged  property and have interest rates or  origination  costs in excess of certain prescribed levels. The Homeownership Act requires certain additional  disclosures,  specifies the timing of those  disclosures and limits or prohibits  inclusion of certain  provisions in mortgages subject to the  Homeownership  Act.  Purchasers  or assignees  of a mortgage  loan  subject to the  Homeownership  Act, including  any trust,  could be liable under  federal law for all claims and subject to all  defenses  that the borrower could assert against the originator of the loan, under the federal  Truth-in-Lending  Act or any other law,  unless the purchaser or assignee did not know and could not with  reasonable  diligence  have  determined that the loan was subject to the  provisions  of the  Homeownership  Act.  Remedies  available  to the borrower include  monetary  penalties,  as well as  rescission  rights  if  appropriate  disclosures  were not  given as required or if the particular  mortgage  includes  provisions  prohibited by the law. The maximum  damages that may be recovered  under these  provisions  from an assignee,  including the trust,  is the remaining  amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

        In addition to the  Homeownership  Act, a number of legislative  proposals have been introduced at both the federal and state level that are  designed to  discourage  predatory  lending  practices.  Some states have enacted,  and other states or local  governments  may enact,  laws that impose  requirements  and  restrictions greater than those in the  Homeownership  Act.  These laws  prohibit  inclusion of some  provisions in mortgage loans  that have  interest  rates or  origination  costs in excess  of  prescribed  levels,  and  require  that borrowers  be given  certain  disclosures  prior to the  consummation  of the  mortgage  loans.  Purchasers  or assignees of such a mortgage  loan,  including the related  trust,  could be exposed to all claims and defenses that the  mortgagor  could assert  against the  originator  of the mortgage  loan for a violation of state law.
Claims and defenses  available to the borrower could include monetary  penalties,  rescission and defenses to a foreclosure action or an action to collect.

        Except in the case of a Designated Seller  Transaction,  Residential Funding Corporation will represent and warrant that all of the mortgage  loans in the mortgage  pool  complied in all material  respects  with all
applicable  local,  state  and  federal  laws  at  the  time  of  origination.   Although  Residential  Funding
Corporation  will be obligated to repurchase any mortgage loan as to which a breach of its  representation  and warranty has occurred if that breach is material and adverse to the  interests of the  certificateholders,  the repurchase  price of those  mortgage  loans could be less than the damages and/or  equitable  remedies  imposed pursuant to various state laws.

        Lawsuits have been brought in various  states making claims  against  assignees of loans subject to the
Homeownership  Act for  violations  of federal  and state law  allegedly  committed  by the  originator.  Named defendants in these cases include numerous  participants  within the secondary mortgage market,  including some securitization trusts.

Enforceability of Certain Provisions

        Unless the prospectus  supplement indicates otherwise,  the mortgage loans contain due-on-sale clauses.
These clauses  permit the lender to  accelerate  the maturity of the loan if the borrower  sells,  transfers or conveys the property.  The  enforceability  of these clauses has been the subject of  legislation or litigation in many states,  and in some cases the  enforceability  of these  clauses has been limited or denied.  However,
the  Garn-St  Germain   Depository   Institutions  Act  of  1982,  or  Garn-St  Germain  Act,   preempts  state
constitutional,  statutory  and case law that  prohibit  the  enforcement  of  due-on-sale  clauses and permits lenders to enforce these clauses in accordance  with their terms,  subject to limited  exceptions.  The Garn-St
Germain Act does  "encourage"  lenders to permit  assumption  of loans at the  original  rate of interest or at some other rate less than the average of the original rate and the market rate.

        The Garn-St  Germain Act also sets forth nine specific  instances in which a mortgage lender covered by the Garn-St  Germain Act may not exercise a due-on-sale  clause,  regardless of the fact that a transfer of the property may have  occurred.  These  include  intra-family  transfers,  certain  transfers by operation of law, leases of fewer than three years and the creation of a junior  encumbrance.  Regulations  promulgated under the
Garn-St  Germain Act also  prohibit the  imposition  of a prepayment  penalty upon the  acceleration  of a loan under a due-on-sale clause.

        The  inability to enforce a  due-on-sale  clause may result in a mortgage loan bearing an interest rate below the current  market rate being assumed by a new home buyer rather than being paid off,  which may have an impact upon the average life of the mortgage  loans and the number of mortgage  loans which may be  outstanding until maturity.

        Upon foreclosure,  courts have imposed general  equitable  principles.  These equitable  principles are designed to relieve the borrower from the legal effect of its defaults  under the loan  documents.  Examples of
judicial  remedies  that  have  been  fashioned  include  judicial   requirements  that  the  lender  undertake
affirmative  and expensive  actions to determine the causes for the borrower's  default and the likelihood that the borrower  will be able to reinstate the loan.  In some cases,  courts have required that lenders  reinstate loans  or  recast  payment  schedules  in order to  accommodate  borrowers  who are  suffering  from  temporary financial  disability.  In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage  instrument is not  monetary,  including  the borrower  failing to  adequately  maintain the property.  Finally,  some  courts  have  been  faced  with  the  issue  of  whether  or not  federal  or  state constitutional  provisions  reflecting due process  concerns for adequate  notice require that borrowers  under deeds of trust,  deeds to secure debt or mortgages  receive notices in addition to the  statutorily  prescribed minimum.  For the most part,  these cases have upheld the notice  provisions as being  reasonable or have found that the sale by a trustee  under a deed of trust,  or under a deed to  secure a debt or a  mortgagee  having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Applicability of Usury Laws

        Title V of the  Depository  Institutions  Deregulation  and Monetary  Control Act of 1980,  or Title V,
provides  that state usury  limitations  shall not apply to some types of  residential  first  mortgage  loans, including  Cooperative  Loans,  originated by some lenders after March 31, 1980. A similar  federal statute was in effect with  respect to mortgage  loans made during the first three  months of 1980.  OTS is  authorized  to issue rules and regulations and to publish  interpretations  governing  implementation  of Title V. The statute authorized  any  state  to  impose  interest  rate  limits  by  adopting,  before  April  1,  1983,  a  law  or constitutional  provision  which  expressly  rejects  application  of the federal law. In addition,  even where
Title V is not so rejected,  any state is authorized by the law to adopt a provision  limiting  discount points or other charges on mortgage  loans covered by Title V. Certain  states have taken action to reimpose  interest rate limits or to limit discount points or other charges.

        Usury  limits  may apply to junior  mortgage  loans in many  states  and  Mexico  Mortgage  Loans.  Any applicable  usury  limits in effect at  origination  will be  reflected  in the maximum  mortgage  rates on ARM loans, which will be described in the accompanying prospectus supplement.

        Residential  Funding  Corporation  or a  designated  seller  specified in the  accompanying  prospectus supplement  will have  represented  that each mortgage loan was originated in compliance  with then  applicable state laws,  including usury laws, in all material respects.  However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

Alternative Mortgage Instruments

        Alternative  mortgage  instruments,  including  adjustable-rate  mortgage  loans  and  early  ownership mortgage loans,  originated by non-federally  chartered lenders,  have historically been subjected to a variety of  restrictions.  These  restrictions  differed from state to state,  resulting in difficulties in determining whether a particular  alternative mortgage instrument originated by a state-chartered  lender was in compliance with applicable law. These  difficulties  were alleviated  substantially  as a result of the enactment of Title
VIII of the Garn-St  Germain Act, or Title VIII.  Title VIII provides that,  regardless of any state law to the contrary:

o       state-chartered  banks may originate  alternative  mortgage  instruments in accordance with regulations promulgated  by the  Comptroller  of the Currency  with respect to the  origination  of  alternative mortgage instruments by national banks,

o       state-chartered  credit unions may  originate  alternative  mortgage  instruments  in  accordance  with regulations  promulgated by the National Credit Union  Administration with respect to origination of alternative mortgage instruments by federal credit unions and

o       all other  non-federally  chartered  housing  creditors,  including  state-chartered  savings  and loan
        associations,   state-chartered  savings  banks  and  mutual  savings  banks  and  mortgage  banking companies,  may  originate  alternative  mortgage  instruments  in accordance  with the  regulations promulgated  by the  Federal  Home  Loan  Bank  Board,  predecessor  to the  OTS,  with  respect  to origination of alternative mortgage instruments by federal savings and loan associations.

        Title VIII also provides  that any state may reject  applicability  of the  provisions of Title VIII by adopting,  prior to October 15, 1985, a law or constitutional  provision  expressly rejecting the applicability of these provisions. Some states have taken this action.

Junior Mortgages; Rights of Senior Mortgagees

        The  mortgage  loans  included in the trust may be junior to other  mortgages,  deeds to secure debt or deeds of trust  held by other  lenders.  Absent  an  intercreditor  agreement,  the  rights of the  trust,  and therefore  the  certificateholders,  as mortgagee  under a junior  mortgage,  are  subordinate  to those of the mortgagee  under the senior  mortgage,  including  the prior rights of the senior  mortgagee to receive  hazard insurance  and  condemnation  proceeds  and to cause the property  securing  the mortgage  loan to be sold upon default of the  mortgagor.  The sale of the  mortgaged  property may  extinguish  the junior  mortgagee's  lien unless the junior  mortgagee  asserts its subordinate  interest in the property in foreclosure  litigation and, in certain cases,  either  reinstates or satisfies the defaulted  senior loan or loans. A junior  mortgagee may satisfy a  defaulted  senior  loan in full or, in some  states,  may cure the default and bring the senior loan current  thereby  reinstating  the senior loan,  in either  event  usually  adding the amounts  expended to the balance due on the junior loan.  In most states,  absent a provision  in the  mortgage,  deed to secure debt or deed of trust,  or an  intercreditor  agreement,  no  notice of  default  is  required  to be given to a junior mortgagee.  Where applicable law or the terms of the senior  mortgage,  deed to secure debt or deed of trust do not  require  notice of  default  to the  junior  mortgagee,  the lack of any  notice  may  prevent  the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

        The  standard  form of the  mortgage,  deed to secure debt or deed of trust used by most  institutional lenders confers on the mortgagee the right both to receive all proceeds  collected  under any hazard  insurance policy and all awards made in connection with  condemnation  proceedings,  and to apply the proceeds and awards to any indebtedness  secured by the mortgage,  deed to secure debt or deed of trust, in the order the mortgagee determines.  Thus, if improvements  on the property are damaged or destroyed by fire or other  casualty,  or if the property is taken by  condemnation,  the mortgagee or beneficiary  under  underlying  senior mortgages will have the prior right to collect any insurance  proceeds  payable under a hazard  insurance policy and any award of  damages  in  connection  with the  condemnation  and to apply the same to the  indebtedness  secured by the senior  mortgages.  Proceeds in excess of the amount of senior  mortgage  indebtedness,  in most cases,  may be applied to the indebtedness of junior mortgages in the order of their priority.

        Another  provision  sometimes  found in the form of the mortgage,  deed to secure debt or deed of trust used by institutional  lenders  obligates the mortgagor to pay before  delinquency all taxes and assessments on the  property  and,  when due,  all  encumbrances,  charges  and liens on the  property  which are prior to the mortgage,  deed to secure debt or deed of trust,  to provide and maintain fire  insurance on the  property,  to maintain  and repair the property  and not to commit or permit any waste  thereof,  and to appear in and defend any action or proceeding  purporting  to affect the property or the rights of the mortgagee  under the mortgage or deed of trust. Upon a failure of the mortgagor to perform any of these  obligations,  the mortgagee is given the right under certain  mortgages,  deeds to secure debt or deeds of trust to perform the  obligation  itself, at its  election,  with the  mortgagor  agreeing  to  reimburse  the  mortgagee  for any sums  expended  by the mortgagee  on  behalf  of the  mortgagor.  All  sums so  expended  by a  senior  mortgagee  become  part of the indebtedness  secured by the senior mortgage.  Also, since most senior mortgages  require the related mortgagor to make  escrow  deposits  with the holder of the  senior  mortgage  for all real  estate  taxes and  insurance premiums,  many junior  mortgagees will not collect and retain the escrows and will rely upon the holder of the senior mortgage to collect and disburse the escrows.

The Contracts

General

        A contract  evidences both (a) the obligation of the mortgagor to repay the loan evidenced  thereby and
(b) the grant of a  security  interest  in the  manufactured  home to  secure  repayment  of the loan.  Certain aspects of both features of the contracts are described below.

Security Interests in Manufactured Homes

        Except  as  described  in the next  paragraph,  under  the laws of most  states,  manufactured  housing constitutes  personal  property  and is subject to the motor  vehicle  registration  laws of the state or other jurisdiction  in which the unit is located.  In the few states in which  certificates of title are not required for  manufactured  homes,  security  interests are perfected by the filing of a financing  statement  under the
UCC. Those financing  statements are effective for five years and must be renewed prior to the end of each five year period.  The  certificate  of title laws adopted by the majority of states provide that ownership of motor vehicles and  manufactured  housing shall be evidenced by a certificate  of title issued by the motor  vehicles department,  or a similar entity,  of the state.  In the states that have enacted  certificate of title laws, a security  interest in a unit of manufactured  housing,  so long as it is not attached to land in so permanent a fashion  as to become a  fixture,  is,  in most  cases,  perfected  by the  recording  of the  interest  on the certificate of title to the unit in the  appropriate  motor vehicle  registration  office or by delivery of the required documents and payment of a fee to the office, depending on state law.

        The lender,  the  servicer or the master  servicer  may effect the notation or delivery of the required documents and fees, and obtain  possession of the  certificate of title,  as appropriate  under the laws of the state in which any manufactured  home securing a contract is registered.  If the master servicer,  the servicer or the lender  fails to effect the notation or delivery,  or files the security  interest  under the wrong law, for  example,  under  a  motor  vehicle  title  statute  rather  than  under  the  UCC,  in a few  states,  the certificateholders  may not have a first  priority  security  interest  in the  manufactured  home  securing  a contract.  As  manufactured  homes have become  larger and often have been  attached to their sites without any apparent  intention  to move  them,  courts in many  states  have  held that  manufactured  homes,  under  some circumstances,  may become subject to real estate title and recording  laws. As a result,  a security  interest in a manufactured  home could be rendered  subordinate  to the interests of other parties  claiming an interest in the home under applicable  state real estate law. In order to perfect a security  interest in a manufactured home under real estate  laws,  the holder of the  security  interest  must record a mortgage,  deed of trust or deed to secure debt,  as  applicable,  under the real estate laws of the state where the  manufactured  home is located.  These  filings must be made in the real estate  records  office of the county where the  manufactured home is  located.  The  accompanying  prospectus  supplement  will  specify  whether  substantially  all of the contracts will contain  provisions  prohibiting the mortgagor from permanently  attaching the manufactured home to its site.  So long as the  mortgagor  does not  violate  this  agreement  and a court does not hold that the manufactured  home is real  property,  a security  interest  in the  manufactured  home will be governed by the certificate  of title laws or the UCC, and the notation of the security  interest on the  certificate  of title or the filing of a UCC  financing  statement  will be  effective  to  maintain  the  priority  of the  seller's security interest in the manufactured  home. If, however,  a manufactured  home is permanently  attached to its site or if a court  determines  that a  manufactured  home is real  property,  other  parties  could  obtain an interest in the manufactured home which is prior to the security interest  originally  retained by the mortgage collateral seller and transferred to the depositor.  In certain cases, the master servicer or the servicer,  as applicable,  may be required to perfect a security  interest in the  manufactured  home under  applicable  real estate laws. If the real estate  recordings are not required and if any of the foregoing  events were to occur, the only recourse of the  certificateholders  would be against  Residential Funding Corporation or the mortgage collateral seller pursuant to its repurchase obligation for breach of representations or warranties.

        The depositor will assign or cause to be assigned a security interest in the manufactured  homes to the trustee  on  behalf of the  certificateholders.  See  "Description  of the  Certificates  —  Assignment  of the
Contracts."  If a  manufactured  home is governed by the  applicable  motor vehicle laws of the relevant  state neither the depositor nor the trustee will amend the  certificates  of title to identify the trustee as the new secured  party.  Accordingly,  the  depositor  or  any  other  entity  as may be  specified  in the  prospectus supplement  will  continue  to be named as the  secured  party on the  certificates  of title  relating  to the manufactured  homes.  However,  there exists a risk that, in the absence of an amendment to the  certificate of title, the assignment of the security  interest may not be held effective  against  subsequent  purchasers of a manufactured  home or subsequent  lenders who take a security interest in the manufactured home or creditors of the assignor.

        If the owner of a manufactured  home moves it to a state other than the state in which the manufactured home initially is registered and if steps are not taken to re-perfect  the trustee's  security  interest in the state, the security interest in the manufactured home will cease to be perfected.  While in many  circumstances the trustee would have the  opportunity to re-perfect  its security  interest in the  manufactured  home in the state of relocation, there can be no assurance that the trustee will be able to do so.

        When a mortgagor  under a contract  sells a  manufactured  home,  the  trustee,  or the servicer or the master  servicer on behalf of the  trustee,  must  surrender  possession  of the  certificate  of title or will receive  notice as a result of its lien noted  thereon  and  accordingly  will have an  opportunity  to require satisfaction of the related lien before release of the lien.

        Under the laws of most states,  liens for repairs performed on a manufactured home take priority over a perfected security  interest.  The applicable  mortgage  collateral seller typically will represent that it has no knowledge of any liens with respect to any  manufactured  home securing  payment on any  contract.  However, the liens  could  arise at any time  during the term of a  contract.  No notice will be given to the trustee or certificateholders  if a lien arises and the lien would not give rise to a  repurchase  obligation  on the part of the party specified in the pooling and servicing agreement.

        To the extent that  manufactured  homes are not treated as real property  under  applicable  state law, contracts  generally  are  "chattel  paper"  as  defined  in the UCC in  effect  in the  states  in  which  the manufactured  homes initially were registered.  Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the pooling and servicing  agreement,  the master  servicer or the depositor,  as the case may be, will transfer  physical  possession of the contracts to the trustee or its custodian.  In addition,  the master servicer will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee's  ownership of the contracts.  The contracts will not be  stamped or marked  otherwise  to reflect  their  assignment  from the  depositor  to the  trustee.
Therefore,  if a subsequent  purchaser were able to take physical possession of the contracts without notice of the  assignment,  the trustee's  interest in the contracts could be defeated.  To the extent that  manufactured homes are treated as real property under  applicable  state law,  contracts will be treated in a manner similar to that described above with regard to mortgage loans. See "—The Mortgage Loans" above.

Enforcement of Security Interests in Manufactured Homes

        The  servicer or the master  servicer on behalf of the trustee,  to the extent  required by the related pooling and servicing  agreement,  may take action to enforce the trustee's  security  interest with respect to contracts in default by repossession and sale of the manufactured  homes securing the defaulted  contracts.  So long as the manufactured  home has not become subject to real estate law, a creditor  generally can repossess a manufactured home securing a contract by voluntary  surrender,  by "self-help"  repossession that is "peaceful"
or, in the  absence of  voluntary  surrender  and the  ability to  repossess  without  breach of the peace,  by judicial  process.  The holder of a manufactured  housing  contract  generally must give the debtor a number of days' notice prior to commencement  of any  repossession.  The UCC and consumer  protection laws in most states place restrictions on repossession  sales,  including prior notice to the debtor and commercial  reasonableness in  effecting a  repossession  sale.  The laws in most states also  require  that the debtor be given notice of any sales  prior to resale of the unit so that the debtor may  redeem  the  manufactured  home at or before the resale.

        Under the laws applicable in most states,  a creditor is entitled to obtain a deficiency  judgment from a debtor  for any  deficiency  on  repossession  and  resale of the  manufactured  home  securing  the  related obligor's contract.  However,  some states impose prohibitions or limitations on deficiency  judgments,  and in many cases the defaulting debtor would have no assets with which to pay a judgment.

        Certain  statutory  provisions,  including federal and state bankruptcy and insolvency laws and general equitable  principles,  may limit or delay the ability of a lender to repossess and resell a manufactured  home or enforce a  deficiency  judgment.  For a discussion  of  deficiency  judgments,  see "—The  Mortgage  Loans —
Anti-Deficiency Legislation and Other Limitations on Lenders" above.

Consumer Protection Laws

        If the  transferor  of a  consumer  credit  contract  is also the seller of goods that give rise to the transaction,  and, in certain cases,  related  lenders and assignees,  the  "Holder-in-Due-Course"  rule of the
Federal  Trade  Commission,  or the FTC Rule,  is intended to defeat the ability of the  transferor to transfer the  contract  free of notice of claims by the debtor  thereunder.  The  effect of this rule is to subject  the assignee of the contract to all claims and defenses  that the debtor could assert  against the seller of goods.
Liability  under this rule is limited to amounts  paid under a contract;  however,  the  mortgagor  also may be able to assert the rule to set off  remaining  amounts  due as a defense  against a claim  brought  against the mortgagor.

        Numerous  other  federal and state  consumer  protection  laws  impose  substantial  requirements  upon creditors  involved in consumer finance.  These laws include the federal  Truth-in-Lending  Act, as implemented by Regulation Z, the Equal Credit  Opportunity  Act, as implemented by Regulation B, the Fair Credit  Reporting
Act, the Real Estate  Settlement  Procedures  Act, as  implemented  by  Regulation  X, the Fair Housing Act and related statutes.  These laws can impose specific statutory  liabilities upon creditors who fail to comply with their  provisions.  In some  cases,  this  liability  may affect an  assignee's  ability to enforce the related contract.  In  particular,  the  originator's  failure  to comply  with  certain  requirements  of the  federal
Truth-in-Lending  Act, as  implemented  by Regulation Z, could subject both  originators  and assignees of such obligations  to monetary  penalties  and could  result in obligors'  rescinding  contracts  against  either the originators  or  assignees.  In addition,  some of the contracts  may be subject to special  rules,  disclosure requirements and other provisions as discussed under "—The Mortgage  Loans—Homeownership  Act and Similar State
Laws."

"Due-on-Sale" Clauses

        The contracts, in general,  prohibit the sale or transfer of the related manufactured homes without the consent of the depositor,  the master  servicer or the servicer and permit the  acceleration of the maturity of the  contracts by the  depositor,  the master  servicer or the servicer  upon any sale or transfer  that is not consented  to. The  depositor,  the master  servicer or the servicer  generally  will permit most  transfers of manufactured  homes and not accelerate the maturity of the related  contracts.  In certain cases,  the transfer may be made by a  delinquent  mortgagor  in  order  to  avoid  a  repossession  proceeding  with  respect  to a manufactured home.

        In the case of a transfer of a  manufactured  home after which the depositor  desires to accelerate the maturity of the related  contract,  the depositor's  ability to do so will depend on the  enforceability  under state law of the  "due-on-sale"  clause.  The Garn-St Germain Act preempts,  subject to certain  exceptions and conditions,  state laws prohibiting  enforcement of "due-on-sale" clauses applicable to the manufactured homes.
In some states the depositor or the master servicer may be prohibited from enforcing  "due-on-sale"  clauses in contracts relating to certain manufactured homes.

Applicability of Usury Laws

        Title V provides that,  subject to certain  conditions,  state usury limitations shall not apply to any loan that is secured by a first lien on certain  kinds of  manufactured  housing.  For a discussion of Title V, see  "—The  Mortgage  Loans —  Applicability  of  Usury  Laws"  above.  Residential  Funding  Corporation  or a designated seller specified in the accompanying  prospectus supplement will represent that all of the contracts comply with applicable usury laws.

Environmental Legislation

        Under the federal  Comprehensive  Environmental  Response,  Compensation  and Liability Act of 1980, as
amended,  or  CERCLA,  and under  state law in some  states,  a secured  party  that  takes a  deed-in-lieu  of foreclosure,  purchases a mortgaged  property  at a  foreclosure  sale,  or operates a mortgaged  property  may become liable in some  circumstances  for the costs of cleaning up hazardous  substances  regardless of whether they have  contaminated  the  property.  CERCLA  imposes  strict,  as well as joint and  several,  liability on several  classes of potentially  responsible  parties,  including  current owners and operators of the property who did not cause or contribute to the  contamination.  Furthermore,  liability  under CERCLA is not limited to the  original  or  unamortized  principal  balance of a loan or to the value of the  property  securing a loan.
Lenders may be held liable  under CERCLA as owners or  operators  unless they qualify for the secured  creditor exemption to CERCLA.  This  exemption  exempts from the definition of owners and operators  those who,  without participating  in the  management  of a facility,  hold  indicia of  ownership  primarily to protect a security interest in the facility.

        The Asset  Conservation,  Lender  Liability  and Deposit  Insurance Act of 1996,  or  Conservation  Act
amended,  among other  things,  the  provisions  of CERCLA  with  respect to lender  liability  and the secured creditor  exemption.  The Conservation Act offers substantial  protection to lenders by defining the activities in which a lender can engage and still have the  benefit of the  secured  creditor  exemption.  For a lender to be  deemed  to  have  participated  in the  management  of a  mortgaged  property,  the  lender  must  actually participate in the operational  affairs of the mortgaged  property.  The Conservation Act provides that "merely
having  the  capacity  to  influence,   or  unexercised  right  to  control"  operations  does  not  constitute participation  in management.  A lender will lose the protection of the secured  creditor  exemption only if it exercises  decision-making  control over the  mortgagor's  environmental  compliance  and  hazardous  substance handling and disposal practices,  or assumes day-to-day  management of substantially all operational  functions of the  mortgaged  property.  The  Conservation  Act also  provides  that a lender  will  continue  to have the benefit of the secured  creditor  exemption  even if it forecloses on a mortgaged  property,  purchases it at a foreclosure  sale or  accepts  a  deed-in-lieu  of  foreclosure  provided  that  the  lender  seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

        Other federal and state laws in some  circumstances  may impose liability on a secured party that takes a deed-in-lieu of foreclosure,  purchases a mortgaged  property at a foreclosure  sale, or operates a mortgaged property on which  contaminants  other than CERCLA  hazardous  substances  are  present,  including  petroleum, agricultural  chemicals,  hazardous wastes,  asbestos,  radon, and lead-based paint. These cleanup costs may be substantial.  It is  possible  that the  cleanup  costs  could  become a  liability  of a trust and  reduce the amounts otherwise  distributable to the holders of the related series of certificates.  Moreover,  some federal statutes and some states by statute impose an  Environmental  Lien.  All subsequent  liens on that property are usually  subordinated to an Environmental Lien and, in some states,  even prior recorded liens are subordinated to  Environmental  Liens.  In the latter  states,  the security  interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

        Traditionally,  many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged  property  prior to the  origination of the mortgage loan or prior to foreclosure  or accepting a deed-in-lieu  of  foreclosure.  Neither the depositor nor any master  servicer will be required by any  agreement  to  undertake  any of these  evaluations  prior to  foreclosure  or  accepting a deed-in-lieu  of  foreclosure.  The  depositor  does not make any  representations  or warranties or assume any liability  with  respect to the absence or effect of  contaminants  on any  mortgaged  property or any casualty resulting from the presence or effect of  contaminants.  However,  the master servicer will not be obligated to foreclose  on any  mortgaged  property  or  accept a  deed-in-lieu  of  foreclosure  if it knows or  reasonably believes  that there are material  contaminated  conditions  on the  property.  A failure so to  foreclose  may reduce the amounts otherwise available to certificateholders of the related series.

        At the time the mortgage  loans or contracts were  originated,  no  environmental  assessment or a very limited environment assessment of the mortgaged properties will have been conducted.

Servicemembers Civil Relief Act

        Under the terms of the Relief Act a borrower who enters  military  service after the origination of the borrower's  mortgage loan or contract,  including a borrower who was in reserve  status and is called to active duty after  origination  of the mortgage  loan or contract,  may not be charged  interest,  including  fees and charges,  in excess of 6% per annum  during the period of the  borrower's  active duty  status.  In addition to adjusting  interest,  the lender must  forgive any such  interest in excess of 6% per annum,  unless a court or administrative  agency of the United States or of any State orders otherwise on application of the lender.  The
Relief Act  applies to  borrowers  who are  members of the Air Force,  Army,  Marines,  Navy,  National  Guard,
Reserves  or Coast  Guard,  and  officers  of the U.S.  Public  Health  Service  or the  National  Oceanic  and
Atmospheric Administration assigned to duty with the military.

        Because the Relief Act applies to borrowers who enter military  service,  including  reservists who are called to active duty,  after  origination  of the related  mortgage loan or contract,  no  information  can be provided as to the number of mortgage  loans or contracts  that may be affected by the Relief Act. For mortgage loans or  contracts  included  in a trust,  application  of the  Relief  Act  would  adversely  affect,  for an indeterminate  period of time, the ability of the servicer or the master  servicer,  as applicable,  to collect full amounts of interest on the mortgage collateral.  Any shortfall in interest collections  resulting from the application of the Relief Act or similar  legislation or regulations,  which would not be recoverable  from the related  mortgage loans or contracts,  would result in a reduction of the amounts  distributable to the holders of the related  certificates,  and would not be covered by Advances or any form of credit enhancement  provided in connection with the related series of  certificates.  In addition,  the Relief Act imposes  limitations that would impair the ability of the servicer or the master  servicer,  as  applicable,  to foreclose on an affected mortgage loan or contract during the mortgagor's period of active duty status,  and, under some  circumstances, during an  additional  three  month  period  thereafter.  Thus,  if the Relief Act or  similar  legislation  or regulations  applies to any mortgage loan or contract  which goes into default,  there may be delays in payment and losses on the related certificates in connection  therewith.  Any other interest  shortfalls,  deferrals or forgiveness  of payments on the mortgage loans or contracts  resulting from similar  legislation or regulations may result in delays in payments or losses to certificateholders of the related series.

Default Interest and Limitations on Prepayments

        Forms of notes and mortgages used by lenders may contain  provisions  that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some  circumstances,  may prohibit prepayments  for a specified  period and/or  condition  prepayments  upon the borrower's  payment of prepayment fees or yield  maintenance  penalties if the  obligation is paid prior to maturity.  In some states,  there are or may be specific  limitations  upon the late charges that a lender may collect from a borrower for delinquent payments.  Some  states  also limit the amounts  that a lender may  collect  from a borrower  as an  additional charge if the loan is prepaid.  In addition,  the enforceability of provisions that provide for prepayment fees or  penalties  upon an  involuntary  prepayment  is unclear  under the laws of many states.  Most  conventional single-family  mortgage  loans may be  prepaid  in full or in part  without  penalty.  The  regulations  of the
Federal  Home Loan  Bank  Board,  as  succeeded  by the  Office of Thrift  Supervision,  or OTS,  prohibit  the imposition of a prepayment  penalty or equivalent fee for or in connection  with the  acceleration of a loan by exercise of a due-on-sale  clause.  A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an  instrument  assigning the existing  mortgage.  The absence of a restraint on prepayment,  particularly  with respect to mortgage loans and/or  contracts having higher mortgage rates,  may increase the  likelihood of  refinancing  or other early  retirements  of the mortgage loans and/or contracts.

        Some state laws restrict the  imposition of prepayment  charges even when the loans  expressly  provide for the collection of those charges.  The Alternative  Mortgage  Transaction  Parity Act of 1982, or the Parity
Act,  permits the  collection  of  prepayment  charges in  connection  with some types of loans  subject to the
Parity Act, or Parity Act loans,  preempting  any contrary  state law  prohibitions.  However,  some states may not recognize the  preemptive  authority of the Parity Act or have opted out of the Parity Act.  Moreover,  the
OTS, the agency that  administers the application of the Parity Act to some types of mortgage  lenders that are not chartered under federal law,  withdrew its favorable  regulations  and opinions that previously  authorized those lenders,  notwithstanding  contrary state law, to charge  prepayment  charges and late fees on Parity Act loans in accordance  with OTS rules.  The withdrawal is effective  with respect to Parity Act loans  originated on or after July 1, 2003.  The OTS's action does not affect  Parity Act loans  originated  before July 1, 2003.
It is possible  that  prepayment  charges may not be  collected  even on loans that  provide for the payment of these charges.  The master  servicer or another entity  identified in the  accompanying  prospectus  supplement will be entitled to all  prepayment  charges and late payment  charges  received on the loans and these amounts will not be available for payment on the certificates.

Forfeitures in Drug and RICO Proceedings

        Federal law provides that property  owned by persons  convicted of  drug-related  crimes or of criminal violations  of the  Racketeer  Influenced  and  Corrupt  Organizations,  or RICO,  statute can be seized by the government  if the property was used in, or purchased  with the  proceeds of, those  crimes.  Under  procedures contained in the  Comprehensive  Crime Control Act of 1984,  the  government may seize the property even before conviction.  The  government  must  publish  notice of the  forfeiture  proceeding  and may give  notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

        A lender may avoid forfeiture of its interest in the property if it establishes  that: (i) its mortgage was  executed and recorded  before  commission  of the crime upon which the  forfeiture  is based,  or (ii) the lender was, at the time of execution of the mortgage,  "reasonably  without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

        The  following is a  discussion  of the  material  federal  income tax  consequences  of the  purchase, ownership and  disposition  of the  certificates.  The  following  discussion is based on the advice of Orrick,
Herrington & Sutcliffe LLP and Mayer,  Brown, Rowe & Maw LLP as to the anticipated  material federal income tax consequences  of  the  purchase,  ownership  and  disposition  of  the  certificates  offered  hereunder.  This discussion is directed  solely to  certificateholders  that hold the  certificates as capital assets within the meaning of Section  1221 of the Internal  Revenue  Code and does not purport to discuss all federal  income tax consequences  that may be  applicable  to  particular  individual  circumstances,  including  those  of  banks, insurance companies, foreign investors,  tax-exempt organizations,  dealers in securities or currencies, mutual funds,  real estate  investment  trusts,  S  corporations,  estates and trusts,  securityholders  that hold the securities as part of a hedge,  straddle,  integrated  or  conversion  transaction,  or  securityholders  whose functional  currency  is not the United  States  dollar.  Also,  it does not  address  alternative  minimum tax consequences or the indirect effects on the holders of equity interests in a securityholder.

        The following discussion addresses REMIC certificates  representing  interests in a trust, or a portion thereof,  which the master  servicer or Certificate  Administrator,  as  applicable,  will covenant to elect to have  treated as a REMIC under  Sections  860A  through  860G of the  Internal  Revenue  Code.  The  prospectus supplement  for each series of  certificates  will indicate  whether a REMIC election or elections will be made for the  related  trust and,  if that  election  is to be made,  will  identify  all  "regular  interests"  and
"residual  interests"  in the REMIC.  If a REMIC  election  will not be made for a trust,  the  federal  income consequences of the purchase,  ownership and disposition of the related  certificates  will be described in the accompanying  prospectus supplement.  For purposes of this tax discussion,  references to a "certificateholder"
or a "holder" are to the beneficial owner of a certificate.

        If a REMIC  election is not made upon the  issuance of a particular  series  because,  for  example,  a structure is being used whereby  notes are being  issued by an owner trust,  an opinion of counsel  relating to the tax  consequences  of that structure  will be filed prior to the initial sale of the related  certificates.
Furthermore,  the tax discussion  relating to that structure will be provided in the prospectus  supplement for that series.

        The  following  discussion  is  based in part  upon  the OID  regulations  and in part  upon the  REMIC regulations.  The OID  regulations,  which are effective  with respect to debt  instruments  issued on or after
April 4, 1994, do not adequately  address some issues relevant to, and in some instances  provide that they are not applicable to, securities similar to the certificates.

        In addition,  the authorities on which this  discussion,  and the opinion  referred to below, are based are subject to change or  differing  interpretations,  which could apply  retroactively.  An opinion of counsel is not  binding on the  Internal  Revenue  Service or the  courts,  and no rulings  have been or will be sought from the IRS with respect to any of the federal income tax  consequences  discussed below, and no assurance can be given that the IRS will not take  contrary  positions.  Taxpayers  and  preparers of tax returns,  including those  filed by any REMIC or other  issuer,  should be aware  that  under  applicable  Treasury  regulations  a provider  of advice on  specific  issues of law is not  considered  an income  tax return  preparer  unless the advice (i) is given with  respect to events that have  occurred  at the time the advice is rendered  and is not given  with  respect  to the  consequences  of  contemplated  actions,  and (ii) is  directly  relevant  to the determination  of an entry on a tax return.  This summary and the opinions  contained herein may not be able to be relied  upon to avoid  any  income  tax  penalties  that may be  imposed  with  respect  to the  Securities.
Accordingly,  taxpayers are  encouraged to consult  their tax advisors and tax return  preparers  regarding the preparation  of any item on a tax return and the  application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing  jurisdictions,  to their particular  situations,  even where the  anticipated  tax  treatment  has been  discussed in this  prospectus  or in a prospectus  supplement.  See
"State and Other Tax Consequences."

Opinions

        Upon the issuance of each series of REMIC  Certificates,  Orrick,  Herrington & Sutcliffe LLP or Mayer,
Brown,  Rowe & Maw LLP,  counsel to the  depositor,  will  provide its opinion  generally  to the effect  that, assuming (i)  compliance  with all  provisions  of the related  pooling and servicing  agreement,  (ii) certain representations  set forth in the related  pooling and servicing  agreement are true,  (iii) there is continued
compliance  with  applicable  provisions of the Internal  Revenue Code, as it may be amended from time to time, and  applicable  Treasury  regulations  issued  thereunder  and (iv) a REMIC  election  is made  timely  in the required form,  for federal  income tax purposes,  the related trust as to which an election to be treated as a
REMIC will be made, or each applicable  group of assets held by the related trust,  will qualify as a REMIC and the offered REMIC  Certificates  will be considered to evidence  ownership of REMIC regular  interests or REMIC residual interests in that REMIC within the meaning of the REMIC Provisions.

        Neither  Orrick,  Herrington & Sutcliffe LLP nor Mayer,  Brown,  Rowe & Maw LLP has been asked to opine on any other  material  federal  income tax matter,  and the  balance of this  summary is a  discussion  of the
United  States  federal  income  taxation  of pools of  assets  for which a REMIC  election  is made and of the regular  and  residual  interests  in such  pools of assets  generally,  and does not  purport to set forth any opinion of counsel  concerning  any other  particular  federal income tax matter.  For example,  the discussion under "REMICs—Taxation of Owners of REMIC Residual  Certificates—Excess  Inclusions" below is a general summary of federal  income tax  consequences  relating to an investment in a REMIC  residual  interest that has "excess inclusion  income"  however,  that summary does not set forth any opinion as to whether any particular class of
REMIC residual interests will be treated as having excess inclusion income.

        In  addition,  Orrick,  Herrington  &  Sutcliffe  LLP or Mayer,  Brown,  Rowe & Maw LLP will render its opinion that the statements  made in the following  discussion,  as  supplemented  by the discussion  under the heading "Federal Income Tax Consequences",  if any, in the prospectus supplement  accompanying this prospectus, to the extent that they constitute  matters of law or legal  conclusions,  provide a fair and accurate  summary of the United States federal  income  taxation of pools of assets for which a REMIC election is made and of the regular and residual interests therein, as of the date of such prospectus supplement.

        Orrick,  Herrington  & Sutcliffe  LLP and Mayer,  Brown,  Rowe & Maw LLP have not been asked to, and do not, render any opinion  regarding the state or local income tax  consequences  of the purchase,  ownership and disposition of a beneficial interest in the certificates.  See "—State and Local Tax Consequences."

REMICs

Classification of REMICs

        If an  entity  electing  to be  treated  as a REMIC  fails to  comply  with one or more of the  ongoing requirements  of the Internal  Revenue Code for that status during any taxable year, the Internal  Revenue Code provides  that the entity  will not be  treated as a REMIC for that year and  thereafter.  In that  event,  the entity  may  be  taxable  as  a  separate  corporation  under  Treasury  regulations,  and  the  related  REMIC certificates  may not be accorded  the status or given the tax  treatment  described in this  prospectus  under
"Material  Federal  Income Tax  Consequences."  Although the  Internal  Revenue  Code  authorizes  the Treasury
Department to issue  regulations  providing relief in the event of an inadvertent  termination of REMIC status, no  regulations  have been issued.  Any relief,  moreover,  may be  accompanied  by  sanctions,  including  the imposition  of a  corporate  tax on all or a  portion  of the  trust's  income  for the  period  in  which  the requirements  for that status are not satisfied.  The pooling and servicing  agreement or trust  agreement with respect to each REMIC will  include  provisions  designed to maintain  the trust's  status as a REMIC under the
REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

Characterization of Investments in REMIC Certificates

        In  general,  the REMIC  certificates  will be "real  estate  assets"  within  the  meaning  of Section
856(c)(4)(A)  of the Internal  Revenue  Code and assets  described  in Section  7701(a)(19)(C)  of the Internal
Revenue  Code in the same  proportion  that the assets of the REMIC  underlying  the  certificates  would be so treated.  Moreover,  if 95% or more of the assets of the REMIC qualify for any of the  foregoing  treatments at all times during a calendar year, the REMIC  certificates  will qualify for the  corresponding  status in their entirety  for  that  calendar  year.  Interest,  including  original  issue  discount,  on  the  REMIC  regular certificates and income  allocated to the class of REMIC residual  certificates  will be interest  described in
Section  856(c)(3)(B) of the Internal  Revenue Code to the extent that those  certificates are treated as "real estate  assets"  within the meaning of Section  856(c)(4)(A)  of the Internal  Revenue Code.  In addition,  the
REMIC regular  certificates will be "qualified  mortgages"  within the meaning of Section  860G(a)(3)(C) of the
Internal  Revenue Code if  transferred  to another REMIC on its startup day in exchange for regular or residual interests in that REMIC. The  determination as to the percentage of the REMIC's assets that constitutes  assets described in the  foregoing  sections of the Internal  Revenue Code will be made with respect to each  calendar quarter  based on the average  adjusted  basis of each  category  of the assets  held by the REMIC  during that calendar  quarter.  The master  servicer or the  Certificate  Administrator,  as applicable,  will report those determinations  to  certificateholders  in  the  manner  and at  the  times  required  by  applicable  Treasury regulations.

        The assets of the REMIC will  include,  in  addition  to  mortgage  collateral,  payments  on  mortgage collateral  held pending  distribution  on the REMIC  certificates  and property  acquired by foreclosure  held pending  sale,  and may  include  amounts in reserve  accounts.  It is unclear  whether  property  acquired  by foreclosure  held pending sale and amounts in reserve  accounts  would be considered to be part of the mortgage collateral,  or whether those assets, to the extent not invested in assets described in the foregoing  sections of the Internal  Revenue  Code,  otherwise  would  receive the same  treatment as the mortgage  collateral  for purposes of all of the  foregoing  sections of the  Internal  Revenue  Code.  In  addition,  in some  instances mortgage  collateral  may not be treated  entirely as assets  described in the foregoing  sections.  If so, the accompanying  prospectus  supplement  will  describe the mortgage  collateral  that may not be so treated.  The
REMIC  regulations do provide,  however,  that payments on mortgage  collateral held pending  distribution  are considered part of the mortgage collateral for purposes of Section 856(c)(4)(A) of the Internal Revenue Code.

Tiered REMIC Structures

        For some series of REMIC  certificates,  two or more separate elections may be made to treat designated portions of the related trust as Tiered REMICs for federal income tax purposes.

        Solely for purposes of determining  whether the REMIC  certificates will be "real estate assets" within the meaning of Section  856(c)(4)(A)  of the Internal  Revenue Code,  and "loans secured by an interest in real property"  under  Section  7701(a)(19)(C)  of  the  Internal  Revenue  Code,  and  whether  the  income  on the certificates  is interest  described in Section  856(c)(3)(B)  of the Internal  Revenue Code, the Tiered REMICs
will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates

General

        Except as otherwise stated in this discussion,  REMIC regular  certificates will be treated for federal income tax  purposes as debt  instruments  issued by the REMIC and not as  ownership  interests in the REMIC or its assets.  Moreover,  holders of REMIC regular  certificates that otherwise report income under a cash method of accounting  will be required to report income with respect to REMIC  regular  certificates  under an accrual method.

Original Issue Discount

        Some REMIC regular  certificates  may be issued with "original  issue  discount"  within the meaning of
Section 1273(a) of the Internal  Revenue Code. Any holders of REMIC regular  certificates  issued with original issue  discount  typically  will be required to include  original  issue  discount in income as it accrues,  in accordance  with the  method  described  below,  in advance of the  receipt  of the cash  attributable  to that income.  In addition,  Section  1272(a)(6) of the Internal  Revenue Code provides  special rules  applicable to
REMIC  regular   certificates  and  certain  other  debt  instruments  issued  with  original  issue  discount.
Regulations have not been issued under that section.

        The  Internal  Revenue Code  requires  that a  prepayment  assumption  be used with respect to mortgage collateral  held by a REMIC in computing the accrual of original issue  discount on REMIC regular  certificates issued by that  REMIC,  and that  adjustments  be made in the amount and rate of  accrual  of the  discount  to reflect  differences  between  the  actual  prepayment  rate  and the  prepayment  assumption.  The  prepayment assumption  is to be  determined  in a  manner  prescribed  in  Treasury  regulations;  as noted  above,  those regulations  have not been issued.  The conference  committee  report  accompanying  the Tax Reform Act of 1986 indicates  that the  regulations  will  provide  that the  prepayment  assumption  used with respect to a REMIC regular  certificate  must be the same as that used in  pricing  the  initial  offering  of the  REMIC  regular certificate.  The  prepayment  assumption  used by the master  servicer or the  Certificate  Administrator,  as applicable,  in  reporting  original  issue  discount  for each series of REMIC  regular  certificates  will be consistent  with this  standard and will be  disclosed  in the  accompanying  prospectus  supplement.  However, neither the depositor,  the master  servicer nor the  Certificate  Administrator  will make any  representation that the mortgage  collateral will in fact prepay at a rate  conforming to the prepayment  assumption or at any other rate.

        The original issue discount,  if any, on a REMIC regular  certificate  will be the excess of its stated
redemption  price at maturity  over its issue  price.  The issue price of a particular  class of REMIC  regular certificates will be the first cash price at which a substantial  amount of REMIC regular  certificates of that class is sold, excluding sales to bond houses,  brokers and underwriters.  If less than a substantial amount of a particular  class of REMIC  regular  certificates  is sold for cash on or prior to the date of their  initial issuance,  or the closing date,  the issue price for that class will be treated as the fair market value of the class on the  closing  date.  Under  the OID  regulations,  the  stated  redemption  price  of a REMIC  regular certificate is equal to the total of all payments to be made on that certificate  other than "qualified  stated
interest."  Qualified stated interest includes interest that is unconditionally  payable at least annually at a single  fixed-rate,  or in the case of a variable  rate debt  instrument,  at a "qualified  floating  rate," an
"objective  rate," a combination  of a single  fixed-rate  and one or more  "qualified  floating  rates" or one
"qualified  inverse  floating  rate," or a combination  of "qualified  floating  rates" that generally does not operate in a manner that accelerates or defers interest payments on a REMIC regular certificate.

        In the case of REMIC regular  certificates  bearing adjustable interest rates, the determination of the total amount of original  issue  discount and the timing of the inclusion of the original  issue  discount will vary according to the characteristics of the REMIC regular  certificates.  If the original issue discount rules apply to the  certificates,  the  accompanying  prospectus  supplement  will  describe  the manner in which the rules will be applied by the master servicer or the Certificate Administrator,  as applicable,  with respect to those certificates in preparing information returns to the certificateholders and the IRS.

        Some classes of the REMIC regular  certificates may provide for the first interest payment with respect to their  certificates  to be made more than one month  after the date of  issuance,  a period  which is longer than the subsequent  monthly  intervals  between interest  payments.  Assuming the "accrual period" (as defined below) for original issue  discount is each monthly period that begins or ends on a distribution  date, in some cases, as a consequence of this "long first accrual  period," some or all interest  payments may be required to be included in the stated  redemption  price of the REMIC  regular  certificate  and  accounted for as original issue  discount.  Because  interest on REMIC regular  certificates  must in any event be accounted for under an accrual  method,  applying  this  analysis  would  result  in only a slight  difference  in the  timing  of the inclusion in income of the yield on the REMIC regular certificates.

        In  addition,  if the accrued  interest  to be paid on the first  distribution  date is  computed  with respect to a period that begins prior to the closing  date,  a portion of the  purchase  price paid for a REMIC
regular  certificate  will  reflect  the  accrued  interest.  In  these  cases,   information  returns  to  the
certificateholders  and the IRS will be based on the position  that the portion of the purchase  price paid for the interest  accrued with respect to periods  prior to the closing date is treated as part of the overall cost of the REMIC regular  certificate,  and not as a separate asset the cost of which is recovered  entirely out of interest  received  on the  next  distribution  date,  and  that  portion  of the  interest  paid on the  first distribution  date in excess of interest accrued for a number of days  corresponding to the number of days from the closing  date to the first  distribution  date should be  included  in the stated  redemption  price of the
REMIC  regular  certificate.  However,  the OID  regulations  state  that all or some  portion  of the  accrued interest  may be treated as a separate  asset the cost of which is recovered  entirely out of interest  paid on the first  distribution  date.  It is unclear how an election to do so would be made under the OID  regulations and whether that election could be made unilaterally by a certificateholder.

        Notwithstanding  the general definition of original issue discount,  original issue discount on a REMIC regular  certificate  will be  considered  to be de minimis  if it is less than 0.25% of the stated  redemption price of the REMIC  regular  certificate  multiplied  by its  weighted  average  life.  For this  purpose,  the weighted  average life of the REMIC regular  certificate is computed as the sum of the amounts  determined,  as to each payment included in the stated  redemption price of the REMIC regular  certificate,  by multiplying (i)
the number of  complete  years,  rounding  down for  partial  years,  from the issue date until the  payment is expected  to be made,  presumably  taking into  account  the  prepayment  assumption,  by (ii) a fraction,  the numerator of which is the amount of the payment,  and the denominator of which is the stated  redemption  price at maturity of the REMIC regular certificate.  Under the OID regulations,  original issue discount of only a de minimis amount,  other than de minimis original issue discount  attributable to a so-called  "teaser"  interest rate or an initial  interest  holiday,  will be included in income as each payment of stated principal is made, based on the product of the total  remaining  amount of the de minimis  original issue discount and a fraction, the  numerator  of  which  is the  amount  of the  principal  payment,  and the  denominator  of  which  is the outstanding stated principal amount of the REMIC regular  certificate.  The OID regulations also would permit a certificateholder  to elect to accrue de minimis  original  issue  discount  into income  currently  based on a constant  yield  method.  See  "—Market  Discount"  below  for a  description  of that  election  under the OID regulations.

        If original issue  discount on a REMIC regular  certificate  is in excess of a de minimis  amount,  the holder of the  certificate  must include in ordinary  gross income the sum of the "daily  portions" of original issue discount for each day during its taxable year on which it held the REMIC regular  certificate,  including the purchase  date but  excluding the  disposition  date. In the case of an original  holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as follows.

        The accompanying  prospectus  supplement will describe the applicable accrual period. In general,  each
"accrual period" that begins or ends on a date that corresponds to a distribution  date and begins on the first day following the immediately  preceding accrual period, or in the case of the first accrual period,  begins on the closing  date,  a  calculation  will be made of the portion of the  original  issue  discount  that accrued during that accrual  period.  The portion of original  issue  discount that accrues in any accrual  period will equal the excess,  if any, of (i) the sum of (A) the present  value,  as of the end of the accrual  period,  of all of the distributions  remaining to be made on the REMIC regular certificate,  if any, in future periods and
(B) the distributions  made on the REMIC regular  certificate  during the accrual period of amounts included in the stated  redemption  price,  over (ii) the  adjusted  issue price of the REMIC  regular  certificate  at the beginning  of the  accrual  period.  The  present  value  of the  remaining  distributions  referred  to in the preceding  sentence will be calculated (1) assuming that  distributions  on the REMIC regular  certificate will be  received  in  future  periods  based  on the  mortgage  collateral  being  prepaid  at a rate  equal to the prepayment  assumption  and (2)  using  a  discount  rate  equal  to the  original  yield  to  maturity  of the certificate.  For these purposes,  the original yield to maturity of the certificate  will be calculated  based on its issue price and assuming  that  distributions  on the  certificate  will be made in all accrual  periods based on the mortgage  collateral  being  prepaid at a rate equal to the  prepayment  assumption.  The adjusted issue price of a REMIC regular  certificate  at the beginning of any accrual  period will equal the issue price of the  certificate,  increased by the aggregate amount of original issue discount that accrued with respect to that certificate in prior accrual periods,  and reduced by the amount of any  distributions  made on that REMIC regular  certificate in prior accrual periods of amounts included in its stated  redemption price. The original issue discount  accruing during any accrual period,  computed as described above,  will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

        The OID  regulations  suggest that original  issue  discount with respect to securities  that represent multiple  uncertificated  REMIC regular interests,  in which ownership interests will be issued  simultaneously to the same  buyer and  which  may be  required  under  the  related  pooling  and  servicing  agreement  to be transferred  together,  should be computed on an aggregate  method. In the absence of further guidance from the
IRS,   original  issue  discount  with  respect  to  securities   that  represent  the  ownership  of  multiple
uncertificated REMIC regular interests will be reported to the IRS and the  certificateholders  on an aggregate method based on a single  overall  constant  yield and the  prepayment  assumption  stated in the  accompanying prospectus  supplement,  treating all uncertificated regular interests as a single debt instrument as described in the OID  regulations,  so long as the pooling  and  servicing  agreement  requires  that the  uncertificated regular interests be transferred together.

        A subsequent  purchaser of a REMIC  regular  certificate  that  purchases  the  certificate  at a cost, excluding any portion of that cost attributable to accrued  qualified stated interest,  less than its remaining stated  redemption  price will also be required to include in gross  income the daily  portions of any original issue discount with respect to that certificate.  However,  each daily portion will be reduced,  if the cost is in excess of its  "adjusted  issue  price," in  proportion  to the ratio  that  excess  bears to the  aggregate original issue discount remaining to be accrued on the REMIC regular  certificate.  The adjusted issue price of a REMIC regular  certificate  on any given day equals (i) the adjusted issue price or, in the case of the first accrual  period,  the issue price,  of the  certificate  at the beginning of the accrual  period which includes that day,  plus (ii) the daily  portions  of original  issue  discount  for all days during the accrual  period prior to that day minus (iii) any  principal  payments  made during the accrual  period  prior to that day with respect to the certificate.

Market Discount

        A certificateholder  that purchases a REMIC regular  certificate at a market discount,  that is, in the case of a REMIC regular  certificate issued without original issue discount,  at a purchase price less than its remaining stated principal  amount,  or in the case of a REMIC regular  certificate  issued with original issue discount,  at a purchase price less than its adjusted  issue price will  recognize  income upon receipt of each distribution  representing  stated redemption price. In particular,  under Section 1276 of the Internal Revenue
Code such a  certificateholder  generally  will be  required  to  allocate  the  portion  of each  distribution representing  stated redemption price first to accrued market discount not previously  included in income,  and to recognize ordinary income to that extent.

        A certificateholder  may elect to include market discount in income currently as it accrues rather than including it on a deferred  basis in accordance  with the  foregoing.  If made,  the election will apply to all market  discount  bonds acquired by the  certificateholder  on or after the first day of the first taxable year to which the election applies. In addition,  the OID regulations permit a certificateholder  to elect to accrue all  interest,  discount,  including de minimis  market or original  issue  discount,  and premium in income as interest,  based on a  constant  yield  method.  If the  election  were made with  respect  to a REMIC  regular certificate with market  discount,  the  certificateholder  would be deemed to have made an election to include currently  market  discount in income with respect to all other debt  instruments  having market  discount that the  certificateholder  acquires  during  the  taxable  year  of  the  election  or  thereafter.  Similarly,  a certificateholder  that made this election for a  certificate  that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt  instruments  having  amortizable  bond premium that the  certificateholder  owns or acquires.  See "—Premium" below. Each of these elections to accrue interest,  discount  and premium with respect to a  certificate  on a constant  yield method or as interest may not be revoked without the consent of the IRS.

        However,  market  discount  with respect to a REMIC  regular  certificate  will be  considered to be de minimis for  purposes of Section 1276 of the  Internal  Revenue Code if the market  discount is less than 0.25%
of the  remaining  stated  redemption  price of the  REMIC  regular  certificate  multiplied  by the  number of complete  years to maturity  remaining  after the date of its  purchase.  In  interpreting  a similar rule with respect to original issue discount on obligations  payable in  installments,  the OID regulations  refer to the weighted average  maturity of obligations,  and it is likely that the same rule will be applied with respect to market discount,  presumably  taking into account the prepayment  assumption.  If market discount is treated as de minimis  under  this rule,  it appears  that the  actual  discount  would be treated in a manner  similar to original issue discount of a de minimis  amount.  See "— Original  Issue  Discount."  This treatment may result in  discount  being  included  in income at a slower  rate than  discount  would be  required to be included in income using the method described above.

        Section  1276(b)(3) of the Internal  Revenue Code  specifically  authorizes the Treasury  Department to issue regulations  providing for the method for accruing market discount on debt instruments,  the principal of which is  payable in more than one  installment.  Until  regulations  are  issued by the  Treasury  Department, certain rules described in the conference  committee report  accompanying the Tax Reform Act of 1986 apply. The conference  committee  report  indicates  that  in  each  accrual  period  market  discount  on  REMIC  regular certificates should accrue, at the certificateholder's option:

o       on the basis of a constant yield method,

o       in the case of a REMIC regular  certificate  issued without original issue discount,  in an amount that bears the same ratio to the total  remaining  market  discount  as the stated  interest  paid in the accrual  period  bears to the  total  amount of stated  interest  remaining  to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

o       in the case of a REMIC regular  certificate  issued with  original  issue  discount,  in an amount that bears the same ratio to the total remaining  market discount as the original issue discount  accrued in the accrual  period bears to the total  original  issue  discount  remaining on the REMIC regular certificate at the beginning of the accrual period.

        Moreover,  the prepayment  assumption  used in calculating the accrual of original issue discount is to be used in calculating the accrual of market  discount.  Because the regulations  referred to in this paragraph have not been  issued,  it is not  possible to predict  what  effect  those  regulations  might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

        To the extent that REMIC  regular  certificates  provide for  monthly or other  periodic  distributions throughout  their term, the effect of these rules may be to require market  discount to be includible in income at a rate  that is not  significantly  slower  than the rate at which  the  discount  would  accrue  if it were original  issue  discount.  Moreover,  in any event a holder of a REMIC regular  certificate  generally will be required to treat a portion of any gain on the sale or exchange of that  certificate as ordinary  income to the extent of the market discount accrued to the date of disposition under one of the foregoing  methods,  less any accrued market discount previously reported as ordinary income.

        In addition,  under Section 1277 of the Internal Revenue Code, a holder of a REMIC regular  certificate may be  required  to defer a portion of its  interest  deductions  for the  taxable  year  attributable  to any indebtedness  incurred or  continued to purchase or carry a REMIC  regular  certificate  purchased  with market discount.  For these purposes,  the de minimis rule referred to above applies.  Any deferred  interest  expense would not exceed the market  discount  that accrues  during that taxable year and is, in general,  allowed as a deduction not later than the year in which the market  discount is  includible in income.  If the holder elects to include market  discount in income  currently as it accrues on all market discount  instruments  acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium

        A REMIC regular  certificate  purchased at a cost,  excluding any portion of that cost  attributable to accrued  qualified  stated interest,  greater than its remaining stated  redemption price will be considered to be  purchased  at a premium.  The holder of a REMIC  regular  certificate  may elect  under  Section 171 of the
Internal  Revenue  Code to  amortize  that  premium  under  the  constant  yield  method  over  the life of the certificate.  If made, this election will apply to all debt  instruments  having  amortizable bond premium that the holder owns or subsequently  acquires.  Amortizable premium will be treated as an offset to interest income on the related REMIC regular  certificate,  rather than as a separate interest  deduction.  The OID regulations also permit  certificateholders  to elect to include all  interest,  discount  and premium in income based on a constant yield method,  further treating the  certificateholder as having made the election to amortize premium generally.  See "—Market  Discount." The conference  committee  report states that the same rules that apply to accrual of market  discount,  which  rules will  require use of a  prepayment  assumption  in  accruing  market discount  with  respect to REMIC  regular  certificates  without  regard to  whether  those  certificates  have original issue discount,  will also apply in amortizing bond premium under Section 171 of the Internal  Revenue
Code.  It is  possible  that the use of an  assumption  that there will be no  prepayments  may be  required in calculating the amortization of premium.

Realized Losses

        Under  Section  166 of the  Internal  Revenue  Code,  both  corporate  holders  of  the  REMIC  regular certificates  and noncorporate  holders of the REMIC regular  certificates  that acquire those  certificates in connection  with a trade or business  should be allowed to deduct,  as ordinary  losses,  any losses  sustained during a taxable year in which their  certificates  become  wholly or partially  worthless as the result of one or more Realized Losses on the mortgage  collateral.  However,  it appears that a noncorporate holder that does not acquire a REMIC regular  certificate in connection  with a trade or business will not be entitled to deduct a loss  under  Section  166 of the  Internal  Revenue  Code  until  the  holder's  certificate  becomes  wholly worthless--until  its  outstanding  principal  balance  has been  reduced  to  zero--and  that the loss will be characterized as a short-term capital loss.

        Each holder of a REMIC  regular  certificate  will be required to accrue  interest and  original  issue discount  with  respect  to  that  certificate,  without  giving  effect  to any  reductions  in  distributions attributable to defaults or delinquencies on the mortgage  collateral or the underlying  certificates  until it can be established that any reduction  ultimately will not be recoverable.  As a result,  the amount of taxable income  reported  in any  period by the  holder of a REMIC  regular  certificate  could  exceed  the  amount of economic  income  actually  realized  by the holder in that  period.  Although  the  holder of a REMIC  regular certificate  eventually  will recognize a loss or reduction in income  attributable  to previously  accrued and included  income that, as the result of a Realized Loss,  ultimately  will not be realized,  the law is unclear with respect to the timing and character of the loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

General

        As  residual  interests,  the REMIC  residual  certificates  will be subject  to tax rules that  differ significantly  from those that would apply if the REMIC residual  certificates  were treated for federal income tax purposes as direct  ownership  interests in the mortgage  collateral or as debt  instruments  issued by the
REMIC.

        A holder of a REMIC residual certificate  generally will be required to report its daily portion of the taxable income or, in accordance with the limitations  noted in this discussion,  the net loss of the REMIC for each day during a calendar  quarter that the holder owned the REMIC  residual  certificate.  For this  purpose, the taxable  income or net loss of the REMIC will be  allocated  to each day in the  calendar  quarter  ratably using a "30 days per month/90 days per quarter/360  days per year"  convention.  The daily amounts will then be allocated among the REMIC residual  certificateholders  in proportion to their respective  ownership  interests on  that  day.  Any  amount  included  in the  gross  income  or  allowed  as a  loss  of  any  REMIC  residual certificateholder  by virtue of this  allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be  determined  under the rules  described  in this  prospectus  in  "—Taxable  Income of the
REMIC" and will be taxable to the REMIC residual  certificateholders  without regard to the timing or amount of cash  distributions by the REMIC.  Ordinary income derived from REMIC residual  certificates will be "portfolio income" for purposes of the  taxation of taxpayers in  accordance  with  limitations  under  Section 469 of the
Internal Revenue Code on the deductibility of "passive losses."

        A holder of a REMIC residual  certificate  that purchased the  certificate  from a prior holder of that certificate  also will be required to report on its federal  income tax return amounts  representing  its daily portion  of the  taxable  income  or net loss of the  REMIC  for each day  that it  holds  the  REMIC  residual certificate.  These daily portions  generally  will equal the amounts of taxable income or net loss  determined as described  above.  The conference  committee  report  accompanying the Tax Reform Act of 1986 indicates that modifications  of the  general  rules may be made by  regulations,  legislation  or  otherwise,  to reduce,  or increase,  the  income  or loss  of a REMIC  residual  certificateholder  that  purchased  the  REMIC  residual certificate  from a prior holder of such  certificate at a price greater than, or less than, the adjusted basis that REMIC residual  certificate  would have had in the hands of an original  holder of that  certificate.  The
REMIC regulations, however, do not provide for any such modifications.

        Any payments  received by a holder of a REMIC residual  certificate in connection  with the acquisition of that  Certificate  will be taken into account in  determining  the income of that holder for federal  income tax purposes.  On May 11, 2004,  the IRS issued final  regulations  that require such payment to be included in income over time  according to an  amortization  schedule  that  reasonably  reflects the costs and benefits of holding the REMIC residual  certificate  over its expected life. The regulations also provide two more specific methods  that will be  accepted as meeting the  general  test set forth  above for  determining  the timing and amount of income  inclusion.  One method  generally  follows the method of  inclusion  used by the taxpayer for
GAAP  purposes,  but not over a period  shorter  than the period  over which the REMIC is  expected to generate income.  The other method calls for ratable inclusion over the remaining  anticipated  weighted average life of the REMIC as of the time the REMIC  residual  certificate  is  transferred  to the  taxpayer.  Holders of REMIC residual  certificates are encouraged to consult their tax advisors  concerning the treatment of these payments for income tax purposes under the regulations.

        The  amount  of income  REMIC  residual  certificateholders  will be  required  to  report,  or the tax liability  associated  with that income,  may exceed the amount of cash  distributions  received from the REMIC for the corresponding  period.  Consequently,  REMIC residual  certificateholders  should have other sources of funds  sufficient  to pay any  federal  income  taxes  due as a result  of their  ownership  of REMIC  residual certificates  or unrelated  deductions  against  which income may be offset,  subject to the rules  relating to
"excess  inclusions" and  "noneconomic"  residual  interests  discussed  below. The fact that the tax liability associated with the income  allocated to REMIC residual  certificateholders  may exceed the cash  distributions received by the REMIC residual  certificateholders  for the corresponding  period may  significantly  adversely affect the REMIC residual certificateholders' after-tax rate of return.
Taxable Income of the REMIC

        The taxable income of the REMIC will equal the income from the mortgage  collateral and other assets of the REMIC plus any  cancellation  of  indebtedness  income due to the  allocation  of Realized  Losses to REMIC regular  certificates,  less the  deductions  allowed  to the  REMIC for  interest,  including  original  issue discount  and  reduced  by the  amortization  of any  premium  received  on  issuance,  on  the  REMIC  regular certificates,  and any other class of REMIC  certificates  constituting  "regular  interests"  in the REMIC not offered  hereby,  amortization of any premium on the mortgage  collateral,  bad debt deductions with respect to the mortgage collateral and, except as described below, for servicing, administrative and other expenses.

        For purposes of determining its taxable income,  the REMIC will have an initial  aggregate basis in its assets equal to their fair market value  immediately  after their transfer to the REMIC. For this purpose,  the master  servicer or the  Certificate  Administrator,  as applicable,  intends to treat the fair market value of the mortgage  collateral as being equal to the aggregate  issue prices of the REMIC  regular  certificates  and
REMIC  residual   certificates.   The  aggregate  basis  will  be  allocated  among  the  mortgage   collateral
collectively  and the other assets of the REMIC in  proportion  to their  respective  fair market  values.  The issue price of any REMIC  certificates  offered hereby will be determined in the manner  described  above under
"— Taxation of Owners of REMIC  Regular  Certificates—Original  Issue  Discount."  Accordingly,  if one or more classes of REMIC  certificates are retained  initially rather than sold, the master servicer or the Certificate
Administrator,  as  applicable,  may be required to estimate the fair market value of those  interests in order to determine the basis of the REMIC in the mortgage collateral and other property held by the REMIC.

        Subject to the  possible  application  of the de minimis  rules,  the method of accrual by the REMIC of original issue discount  income and market  discount  income with respect to mortgage  collateral that it holds
will  be  equivalent  to  the  method  of  accruing   original   issue   discount   income  for  REMIC  regular
certificateholders--under  the constant yield method taking into account the prepayment assumption.  However, a
REMIC that  acquires  collateral  at a market  discount  must include the discount in income  currently,  as it accrues,  on a constant interest basis. See "— Taxation of Owners of REMIC Regular  Certificates"  above, which describes a method of accruing  discount  income that is analogous to that required to be used by a REMIC as to mortgage collateral with market discount that it holds.

        An item of mortgage  collateral  will be deemed to have been  acquired  with discount or premium to the extent that the REMIC's basis  therein,  determined as described in the  preceding  paragraph,  is less than or greater than its stated  redemption  price.  Any discount  will be  includible in the income of the REMIC as it accrues,  in advance of receipt of the cash  attributable to that income,  under a method similar to the method described  above for accruing  original  issue  discount on the REMIC regular  certificates.  It is anticipated that each REMIC will elect  under  Section 171 of the  Internal  Revenue  Code to  amortize  any premium on the mortgage  collateral.  Premium  on any  item of  mortgage  collateral  to which  the  election  applies  may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

        A REMIC will be allowed  deductions  for interest,  including  original  issue  discount,  on the REMIC regular  certificates,  equal to the deductions that would be allowed if the REMIC regular  certificates,  were indebtedness  of the  REMIC.  Original  issue  discount  will be  considered  to  accrue  for this  purpose  as described  above under "— Taxation of Owners of REMIC Regular  Certificates—Original  Issue  Discount,"  except that the de minimis rule and the adjustments for subsequent  holders of REMIC regular  certificates,  described therein will not apply.

        If a class of REMIC  regular  certificates  is issued at an Issue  Premium,  the net amount of interest deductions  that are allowed the REMIC in each taxable year with respect to the REMIC regular  certificates  of that class will be reduced by an amount  equal to the portion of the Issue  Premium  that is  considered  to be amortized  or repaid in that  year.  Although  the  matter is not  entirely  certain,  it is likely  that Issue
Premium  would be  amortized  under a constant  yield  method in a manner  analogous  to the method of accruing original  issue  discount  described  above under  "—Taxation of Owners of REMIC Regular  Certificates—Original
Issue Discount."

        As a general  rule,  the taxable  income of the REMIC will be  determined  in the same manner as if the
REMIC  were an  individual  having  the  calendar  year as its  taxable  year and using the  accrual  method of accounting.  However, no item of income, gain, loss or deduction allocable to a prohibited  transaction will be taken into  account.  See  "—Prohibited  Transactions  and Other  Possible  REMIC Taxes"  below.  Further,  the limitation on miscellaneous  itemized  deductions  imposed on individuals by Section 67 of the Internal Revenue
Code,  which  allows  those  deductions  only to the extent  they  exceed in the  aggregate  two percent of the taxpayer's  adjusted  gross  income,  will not be applied at the REMIC  level so that the REMIC will be allowed deductions for servicing,  administrative  and other  non-interest  expenses in determining its taxable income.
All of these  expenses  will be allocated  as a separate  item to the holders of REMIC  residual  certificates, subject to the  limitation  of  Section  67 of the  Internal  Revenue  Code.  See  "—Possible  Pass-Through  of
Miscellaneous  Itemized  Deductions."  If the  deductions  allowed to the REMIC  exceed its gross  income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions

        The  adjusted  basis of a REMIC  residual  certificate  will be equal to the amount paid for that REMIC residual  certificate,  increased  by amounts  included  in the  income of the  related  certificateholder  and decreased,  but  not  below  zero,  by  distributions  made,  and  by net  losses  allocated,  to  the  related certificateholder.

        A REMIC  residual  certificateholder  is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual  certificateholder's  adjusted basis in its REMIC residual  certificate as of the close of that calendar quarter,  determined without regard to the net loss. Any loss that is not currently  deductible by reason of this  limitation  may be carried  forward  indefinitely  to future calendar  quarters and, in accordance with the same  limitation,  may be used only to offset income from the REMIC residual  certificate.  The ability of REMIC residual  certificateholders to deduct net losses may be subject to additional  limitations  under the Internal  Revenue Code,  as to which the  certificateholders  are encouraged to consult their tax advisors.

        Any distribution on a REMIC residual  certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's  adjusted basis in the REMIC residual  certificate.  To the extent a distribution  on a REMIC residual  certificate  exceeds the adjusted basis, it will be treated as gain from the sale  of  the  REMIC  residual  certificate.  Holders  of  REMIC  residual  certificates  may  be  entitled  to distributions  early in the term of the  related  REMIC under  circumstances  in which their bases in the REMIC residual  certificates will not be sufficiently  large that distributions will be treated as nontaxable returns of capital.  Their  bases in the REMIC  residual  certificates  will  initially  equal the amount paid for such
REMIC residual  certificates  and will be increased by their  allocable  shares of taxable income of the trust.
However,  their basis  increases  may not occur until the end of the  calendar  quarter,  or perhaps the end of the  calendar  year,  with  respect  to which  the REMIC  taxable  income is  allocated  to the REMIC  residual certificateholders.  To the  extent  the REMIC  residual  certificateholders'  initial  bases are less than the distributions  to the REMIC  residual  certificateholders,  and  increases  in the initial  bases  either occur after  distributions  or,  together with their initial  bases,  are less than the amount of the  distributions, gain will be recognized to the REMIC residual  certificateholders  on those  distributions  and will be treated as gain from the sale of their REMIC residual certificates.

        The effect of these rules is that a  certificateholder  may not amortize its basis in a REMIC  residual certificate,  but may only recover its basis through  distributions,  through the deduction of its share of any net  losses  of the  REMIC  or upon  the  sale  of its  REMIC  residual  certificate.  See "—  Sales  of  REMIC
Certificates."  For a  discussion  of possible  modifications  of these rules that may require  adjustments  to income of a holder of a REMIC  residual  certificate  other than an  original  holder in order to  reflect  any difference  between the cost of the REMIC  residual  certificate to its holder and the adjusted basis the REMIC residual certificate would have had in the hands of the original holder, see "—General."

Excess Inclusions

        Any "excess inclusions" with respect to a REMIC residual  certificate will be subject to federal income tax in all events.

        In general,  the "excess  inclusions"  with respect to a REMIC  residual  certificate  for any calendar quarter will be the excess,  if any, of (i) the sum of the daily portions of REMIC taxable income  allocable to the REMIC  residual  certificate  over (ii) the sum of the "daily  accruals"  (as  defined  below) for each day during that quarter that the REMIC residual certificate was held by the REMIC residual  certificateholder.  The daily  accruals of a REMIC  residual  certificateholder  will be  determined by allocating to each day during a calendar  quarter  its ratable  portion of the  product of the  "adjusted  issue  price" of the REMIC  residual certificate  at the  beginning of the calendar  quarter and 120% of the  "long-term  Federal rate" in effect on the closing  date.  For this  purpose,  the  adjusted  issue price of a REMIC  residual  certificate  as of the beginning  of any  calendar  quarter  will be  equal to the  issue  price of the  REMIC  residual  certificate, increased by the sum of the daily  accruals for all prior  quarters and  decreased,  but not below zero, by any distributions  made with respect to the REMIC residual  certificate  before the beginning of that quarter.  The issue price of a REMIC  residual  certificate  is the initial  offering  price to the  public,  excluding  bond houses,  brokers and underwriters,  at which a substantial amount of the REMIC residual certificates were sold.
If less than a substantial  amount of a particular class of REMIC residual  certificates is sold for cash on or prior to the  closing  date,  the issue  price of that class will be treated as the fair  market  value of that class on the  closing  date.  The  "long-term  Federal  rate" is an  average  of  current  yields  on  Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

        For REMIC residual certificateholders, an excess inclusion:

o       will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

o       will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and

o       will not be eligible for any rate  reduction or exemption  under any applicable tax treaty with respect
        to  the  30%  United  States   withholding   tax  imposed  on   distributions   to  REMIC   residual
        certificateholders that are foreign investors.

        See, however, "—Foreign Investors in REMIC Certificates."

        Furthermore,  for purposes of the alternative  minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative  minimum tax net operating loss deduction and (ii) alternative  minimum taxable income may not be less than the taxpayer's excess  inclusions;  provided,  however,  that for purposes of (ii), alternative  minimum  taxable  income is  determined  without  regard to the special rule that  taxable  income cannot be less than excess inclusions.  The latter rule has the effect of preventing  nonrefundable tax credits from  reducing  the  taxpayer's  income  tax to an amount  lower  than the  alternative  minimum  tax on excess inclusions.

        In the case of any REMIC residual  certificates  held by a real estate  investment trust, the aggregate excess  inclusions with respect to the REMIC residual  certificates,  reduced,  but not below zero, by the real estate  investment trust taxable income,  within the meaning of Section 857(b)(2) of the Internal Revenue Code, excluding  any net capital gain,  will be allocated  among the  shareholders  of the trust in proportion to the dividends  received  by the  shareholders  from the trust,  and any amount so  allocated  will be treated as an excess  inclusion  with  respect  to a REMIC  residual  certificate  as if held  directly  by the  shareholder.
Treasury  regulations  yet to be issued could apply a similar rule to regulated  investment  companies,  common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

Noneconomic REMIC Residual Certificates

        Under  the  REMIC  regulations,   transfers  of  "noneconomic"  REMIC  residual  certificates  will  be disregarded  for all federal  income tax purposes if "a  significant  purpose of the transfer was to enable the transferor  to impede the  assessment  or  collection  of tax." If the transfer is  disregarded,  the purported transferor  will  continue to remain  liable for any taxes due with respect to the income on the  "noneconomic"
REMIC residual  certificate.  The REMIC  regulations  provide that a REMIC residual  certificate is noneconomic unless,  based on the  prepayment  assumption  and on any  required or  permitted  clean up calls,  or required qualified  liquidation  provided  for in the REMIC's  organizational  documents,  (1) the present  value of the expected future  distributions  (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last  quarter in which excess  inclusions  are expected to accrue with respect to the REMIC residual  certificate,  which  rate is  computed  and  published  monthly  by the  IRS) on the  REMIC  residual certificate  equals at least the present value of the expected tax on the anticipated  excess  inclusions,  and
(2) the  transferor  reasonably  expects that the  transferee  will receive  distributions  with respect to the
REMIC residual  certificate at or after the time the taxes accrue on the  anticipated  excess  inclusions in an amount  sufficient to satisfy the accrued  taxes.  Accordingly,  all transfers of REMIC  residual  certificates that may  constitute  noneconomic  residual  interests will be subject to  restrictions  under the terms of the related  pooling and servicing  agreement or trust agreement that are intended to reduce the possibility of any transfer  being  disregarded.  The  restrictions  will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the  assessment or collection  of tax,  including  representations as to the financial  condition of the  prospective  transferee,  as to which the transferor also is required to make a reasonable  investigation  to determine the  transferee's  historic  payment of its debts and ability to continue to pay its debts as they come due in the future.  Prior to  purchasing a REMIC  residual  certificate, prospective  purchasers  should  consider  the  possibility  that a purported  transfer  of the REMIC  residual certificate  by such a purchaser to another  purchaser  at some future date may be  disregarded  in  accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

        The IRS has issued  final  REMIC  regulations  that add to the  conditions  necessary  to assure that a transfer of a noneconomic  residual  interest  would be respected.  The additional  conditions  require that in order to qualify as a safe harbor  transfer of a residual  interest the transferee  must represent that it will not cause the income "to be  attributable  to a foreign  permanent  establishment  or fixed  base  (within  the meaning of an  applicable  income tax treaty) of the  transferee  or another U.S.  taxpayer" and either (i) the amount  received by the transferee be no less on a present value basis  (determined  using the short-term  rate provided by Section  1274(d) of the  Internal  Revenue  Code) than the present  value of the net tax  detriment attributable  to holding the residual  interest  reduced by the present value of the  projected  payments to be received on the residual  interest or (ii) the transfer is to a domestic  taxable  corporation  with  specified large amounts of gross and net assets and that meets certain other  requirements  where  agreement is made that all future  transfers  will be to taxable  domestic  corporations  in  transactions  that  qualify for the same
"safe harbor"  provision.  Eligibility  for the safe harbor  requires,  among other things,  that the facts and circumstances  known to the  transferor  at the time of transfer not  indicate to a reasonable  person that the taxes with respect to the residual  interest will not be paid, with an  unreasonably  low cost for the transfer specifically mentioned as negating eligibility.

        The accompanying  prospectus  supplement will disclose whether offered REMIC residual  certificates may be considered  "noneconomic"  residual  interests  under the REMIC  regulations.  Any  disclosure  that a REMIC residual  certificate  will not be  considered  "noneconomic"  will be based  upon  some  assumptions,  and the depositor will make no representation  that a REMIC residual  certificate will not be considered  "noneconomic"
for purposes of the  above-described  rules.  See "—Foreign  Investors in REMIC  Certificates"  for  additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons.

Mark-to-Market Rules

        The mark-to-market  requirement applies to all securities owned by a dealer,  except to the extent that the dealer has  specifically  identified  a security as held for  investment.  The  Mark-to-Market  Regulations provide that for purposes of this  mark-to-market  requirement,  a REMIC  residual  certificate  acquired on or after  January  4,  1995 is not  treated  as a  security  and thus may not be  marked  to  market.  Prospective purchasers  of a REMIC  residual  certificate  are  encouraged  to consult  their tax  advisors  regarding  the possible application of the mark-to-market requirement to REMIC residual certificates.

Possible Pass-Through of Miscellaneous Itemized Deductions

        Fees and expenses of a REMIC  generally  will be allocated to the holders of the related REMIC residual certificates.  The  applicable  Treasury  regulations  indicate,  however,  that in the case of a REMIC that is similar to a single class  grantor  trust,  all or a portion of those fees and expenses  should be allocated to the holders of the related  REMIC regular  certificates.  Fees and expenses will be allocated to holders of the related  REMIC  residual  certificates  in their  entirety and not to the holders of the related  REMIC regular certificates.

        With respect to REMIC residual  certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance  with the preceding  discussion,  if any holder  thereof is an individual,  estate or trust, or a Pass-Through Entity  beneficially owned by one or more individuals,  estates or trusts,  (i) an amount equal to the  individual's,  estate's or trust's  share of fees and expenses  will be added to the gross  income of that  holder and (ii) the  individual's,  estate's  or trust's  share of fees and expenses will be treated as a miscellaneous  itemized deduction  allowable in accordance with the limitation of
Section 67 of the Internal  Revenue Code,  which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's  adjusted gross income.  In addition,  Section 68 of the Internal Revenue
Code provides that the amount of itemized  deductions  otherwise  allowable  for an individual  whose  adjusted gross income exceeds a specified  amount will be reduced.  The amount of additional  taxable income  reportable by REMIC  certificateholders  that are  covered by the  limitations  of either  Section 67 or Section 68 of the
Internal Revenue Code may be substantial.  Furthermore,  in determining the alternative  minimum taxable income of such a holder of a REMIC  certificate  that is an  individual,  estate or trust,  or a  Pass-Through  Entity beneficially  owned by one or more  individuals,  estates  or trusts,  no  deduction  will be allowed  for such holder's  allocable portion of servicing fees and other  miscellaneous  itemized  deductions of the REMIC, even though an amount equal to the amount of such fees and other  deductions  will be included in the holder's gross income.  Accordingly,  the REMIC certificates may not be appropriate  investments for individuals,  estates, or trusts,  or  Pass-Through  Entities  beneficially  owned by one or more  individuals,  estates or  trusts.  Any prospective  investors  are  encouraged  to consult with their tax advisors  prior to making an  investment  in these certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations

        If a REMIC residual certificate is transferred to a Disqualified  Organization,  a tax would be imposed in an amount, determined under the REMIC regulations, equal to the product of:

(1)     the present value,  discounted using the "applicable  Federal rate" for obligations  whose term ends on the close of the last quarter in which excess  inclusions are expected to accrue with respect to the  certificate,  which  rate is  computed  and  published  monthly  by the IRS,  of the  total anticipated  excess inclusions with respect to the REMIC residual  certificate for periods after the transfer; and

(2)     the highest marginal federal income tax rate applicable to corporations.

        The  anticipated  excess  inclusions  must  be  determined  as of the  date  that  the  REMIC  residual certificate  is  transferred  and must be based on events that have  occurred up to the time of  transfer,  the prepayment  assumption  and any required or permitted  clean up calls or required  liquidation  provided for in the REMIC's  organizational  documents.  This tax  generally  would be imposed on the  transferor  of the REMIC residual certificate,  except that where the transfer is through an agent for a Disqualified Organization,  the tax would instead be imposed on that agent.  However, a transferor of a REMIC residual  certificate would in no event be liable  for the tax with  respect to a transfer  if the  transferee  furnishes  to the  transferor  an affidavit  that the  transferee is not a  Disqualified  Organization  and, as of the time of the transfer,  the transferor  does not have actual  knowledge that the affidavit is false.  Moreover,  an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

o       residual interests in the entity are not held by Disqualified Organizations; and

o       information  necessary  for the  application  of the tax  described  in  this  prospectus  will be made available.

        Restrictions on the transfer of REMIC residual  certificates  and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

(1)     requiring any transferee of a REMIC residual  certificate to provide an affidavit  representing that it is not a  Disqualified  Organization  and is not acquiring  the REMIC  residual  certificate  on behalf of a  Disqualified  Organization,  undertaking  to maintain  that status and  agreeing to obtain a  similar  affidavit  from any  person  to whom it shall  transfer  the  REMIC  residual certificate;

(2)     providing that any transfer of a REMIC residual  certificate  to a Disqualified  Organization  shall be null and void; and

(3)     granting to the master  servicer the right,  without notice to the holder or any prior holder,  to sell to a  purchaser  of its choice any REMIC  residual  certificate  that  shall  become  owned by a
        Disqualified Organization despite (1) and (2) above.

        In addition,  if a Pass-Through  Entity  includes in income excess  inclusions  with respect to a REMIC residual  certificate,  and a  Disqualified  Organization  is the record  holder of an interest in that entity, then a tax will be imposed on the entity  equal to the  product of (i) the amount of excess  inclusions  on the
REMIC  residual  certificate  that  are  allocable  to the  interest  in the  Pass-Through  Entity  held by the
Disqualified  Organization and (ii) the highest  marginal  federal income tax rate imposed on  corporations.  A
Pass-Through  Entity  will not be subject to this tax for any  period,  however,  if each  record  holder of an interest in the  Pass-Through  Entity  furnishes to that  Pass-Through  Entity (i) the holder's social security number and a  statement  under  penalties  of perjury  that the  social  security  number is that of the record holder  or  (ii) a  statement  under  penalties  of  perjury  that  the  record  holder  is not a  Disqualified
Organization.  For taxable  years  beginning  after  December  31,  1997,  notwithstanding  the  preceding  two sentences,  in the case of a REMIC residual  certificate held by an "electing large partnership," all interests in such  partnership  shall be treated as held by  Disqualified  Organizations,  without  regard to whether the record holders of the partnership furnish statements  described in the preceding sentence,  and the amount that is subject to tax under the second  preceding  sentence is excluded  from the gross  income of the  partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

Sales of REMIC Certificates

        If a REMIC certificate is sold, the selling  certificateholder will recognize gain or loss equal to the difference between the amount realized (excluding any amount  attributable to qualified stated interest,  which will be treated as such) on the sale and its adjusted basis in the REMIC  certificate.  The adjusted basis of a
REMIC  regular  certificate  generally  will  equal  the  cost  of  that  REMIC  regular  certificate  to  that certificateholder,  increased by income  reported by the  certificateholder  with respect to that REMIC regular certificate,  including  original issue discount and market discount income,  and reduced,  but not below zero, by distributions on the REMIC regular certificate received by the  certificateholder  (in each case, other than any income or  distributions  attributable to qualified  stated  interests) and by any amortized  premium.  The adjusted basis of a REMIC residual  certificate  will be determined as described under  "—Taxation of Owners of
REMIC Residual  Certificates—Basis  Rules, Net Losses and  Distributions."  Except as described below, any gain or loss generally will be capital gain or loss.

        Gain from the sale of a REMIC regular  certificate that might otherwise be capital gain will be treated as  ordinary  income to the extent the gain does not exceed the  excess,  if any,  of (i) the amount that would have been  includible in the seller's  income with respect to the REMIC regular  certificate had income accrued thereon  at a rate  equal to 110% of the  "applicable  federal  rate,"  which is  typically  a rate based on an average of current  yields on Treasury  securities  having a maturity  comparable  to that of the  certificate, which rate is computed and  published  monthly by the IRS,  determined  as of the date of purchase of the REMIC regular  certificate,  over (ii) the amount of ordinary income actually includible in the seller's income prior to the  sale.  In  addition,  gain  recognized  on the sale of a REMIC  regular  certificate  by a  seller  who purchased the REMIC regular  certificate at a market  discount will be taxable as ordinary income to the extent of any accrued and previously  unrecognized  market discount that accrued during the period the certificate was held. See "—Taxation of Owners of REMIC Regular Certificates—Market Discount."

        REMIC  certificates will be "evidences of indebtedness"  within the meaning of Section 582(c)(1) of the
Internal  Revenue  Code,  so that gain or loss  recognized  from the sale of a REMIC  certificate  by a bank or thrift institution to which that section applies will be ordinary income or loss.

        A portion of any gain from the sale of a REMIC  regular  certificate  that might  otherwise  be capital gain may be treated as ordinary  income to the extent  that the  certificate  is held as part of a  "conversion transaction"  within the  meaning of Section  1258 of the  Internal  Revenue  Code.  A  conversion  transaction generally is one in which the taxpayer has taken two or more  positions  in  certificates  or similar  property that reduce or eliminate  market risk, if  substantially  all of the taxpayer's  return is  attributable to the time  value  of the  taxpayer's  net  investment  in the  transaction.  The  amount  of gain so  realized  in a conversion  transaction  that is  recharacterized  as ordinary  income  generally will not exceed the amount of interest  that would have accrued on the  taxpayer's  net  investment  at 120% of the  appropriate  "applicable
Federal  rate," which rate is computed and published  monthly by the IRS, at the time the taxpayer  enters into the  conversion  transaction,  subject to  appropriate  reduction  for prior  inclusion  of interest  and other ordinary income items from the transaction.

        Finally,  a taxpayer  may elect to have net capital  gain taxed at ordinary  income  rates  rather than capital  gains rates in order to include any net capital  gain in total net  investment  income for the taxable year,  for purposes of the  limitation  on the  deduction of interest on  indebtedness  incurred to purchase or carry property held for investment to a taxpayer's net investment income.

        If the seller of a REMIC residual certificate  reacquires the certificate,  any other residual interest in a REMIC or any  similar  interest  in a  "taxable  mortgage  pool" (as  defined  in  Section  7701(i) of the
Internal  Revenue Code) within six months of the date of the sale,  the sale will be subject to the "wash sale"
rules of Section 1091 of the Internal  Revenue  Code. In that event,  any loss  realized by the REMIC  residual certificateholders  on the sale  will not be  deductible,  but  instead  will be  added to the  REMIC  residual certificateholders' adjusted basis in the newly-acquired asset.

        Losses on the sale of a REMIC residual  certificate in excess of a threshold amount (which amount could need to be  aggregated  with  similar or previous  losses) may require  disclosure  of such loss on an IRS Form
8886.  Investors are encouraged to consult with their tax advisors as to the need to file such forms.

Prohibited Transactions and Other Possible REMIC Taxes

        The Internal  Revenue Code imposes a  prohibited  transactions  tax,  which is a tax on REMICs equal to
100% of the net income derived from  prohibited  transactions.  In general,  subject to specified  exceptions a prohibited  transaction means the disposition of an item of mortgage  collateral,  the receipt of income from a source other than an item of mortgage  collateral or other Permitted  Investments,  the receipt of compensation for services,  or gain from the disposition of an asset purchased with the payments on the mortgage  collateral for temporary investment pending  distribution on the REMIC certificates.  It is not anticipated that any REMIC will engage in any prohibited  transactions  in which it would  recognize a material  amount of net income.  In addition,  some  contributions  to a REMIC  made after the day on which the REMIC  issues all of its  interests could result in the imposition of a  contributions  tax, which is a tax on the REMIC equal to 100% of the value of the contributed  property.  Each pooling and servicing  agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

        REMICs  also are  subject to federal  income tax at the  highest  corporate  rate on "net  income  from foreclosure  property,"  determined by reference to the rules applicable to real estate investment trusts. "Net income  from  foreclosure  property"  generally  means  gain from the sale of a  foreclosure  property  that is inventory  property  and  gross  income  from  foreclosure  property  other  than  qualifying  rents  and other qualifying  income for a real estate  investment  trust.  It is not  anticipated  that any REMIC will recognize
"net income from foreclosure property" subject to federal income tax.

        It is not  anticipated  that any material state or local income or franchise tax will be imposed on any
REMIC.

        The extent permitted by then applicable laws, any prohibited  transactions tax,  contributions tax, tax on "net income from  foreclosure  property" or state or local  income or  franchise  tax that may be imposed on the REMIC will be borne by the  related  master  servicer,  the  Certificate  Administrator  or the  trustee in either case out of its own funds,  provided that the master  servicer,  the  Certificate  Administrator  or the trustee,  as the case may be, has sufficient  assets to do so, and provided  further that the tax arises out of a breach of the master servicer's,  the Certificate  Administrator's or the trustee's obligations,  as the case may be, under the related  pooling and servicing  agreement or trust  agreement and relating to compliance with applicable laws and  regulations.  Any tax not borne by the master servicer,  the Certificate  Administrator or the trustee will be payable out of the related  trust  resulting  in a reduction in amounts  payable to holders of the related REMIC certificates.

Termination

        A REMIC will terminate  immediately  after the distribution  date following receipt by the REMIC of the final payment from the mortgage  collateral or upon a sale of the REMIC's assets  following the adoption by the
REMIC of a plan of complete  liquidation.  The last distribution on a REMIC regular certificate will be treated as a payment in retirement  of a debt  instrument.  In the case of a REMIC  residual  certificate,  if the last distribution  on the REMIC  residual  certificate  is less than the  certificateholder's  adjusted basis in the certificate,  the  certificateholder  should  be  treated  as  realizing  a loss  equal  to the  amount  of the difference, and the loss may be treated as a capital loss.

Reporting and Other Administrative Matters

        Solely for purposes of the  administrative  provisions of the Internal  Revenue Code, the REMIC will be treated  as a  partnership  and REMIC  residual  certificateholders  will be treated  as  partners.  The master servicer  or the  Certificate  Administrator,  as  applicable,  will file REMIC  federal  income tax returns on behalf of the related  REMIC and will act as the "tax matters  person" for the REMIC in all  respects,  and may hold a nominal amount of REMIC residual certificates.

        As the tax matters person, the master servicer or the Certificate  Administrator,  as applicable,  will have the authority to act on behalf of the REMIC and the REMIC residual  certificateholders  in connection with the  administrative  and judicial review of items of income,  deduction,  gain or loss of the REMIC, as well as the  REMIC's  classification.  REMIC  residual  certificateholders  will be  required to report the REMIC items consistently  with their treatment on the related REMIC's tax return and may in some  circumstances be bound by a settlement agreement between the master servicer,  or the Certificate  Administrator,  as applicable,  as tax matters person, and the IRS concerning any REMIC item.

        Adjustments  made to the REMIC  tax  return  may  require a REMIC  residual  certificateholder  to make corresponding  adjustments on its return, and an audit of the REMIC's tax return, or the adjustments  resulting from an audit,  could result in an audit of the  certificateholder's  return.  No REMIC will be registered as a tax shelter under Section 6111 of the Internal  Revenue Code because it is not anticipated  that any REMIC will have a net loss for any of the first  five  taxable  years of its  existence.  Any  person  that  holds a REMIC residual  certificate  as a nominee for another  person may be required to furnish to the related  REMIC,  in a manner to be provided in Treasury regulations, the name and address of that person and other information.

        Reporting of interest  income,  including any original  issue  discount,  with respect to REMIC regular certificates  is required  annually,  and may be required more  frequently  under Treasury  regulations.  These information  reports are required to be sent to individual  holders of REMIC regular  certificates and the IRS;
holders  of  REMIC  regular  certificates  that  are  corporations,   trusts,   securities  dealers  and  other
non-individuals  will be provided  interest and original issue discount income  information and the information in the following  paragraph upon request in accordance  with the  requirements  of the applicable  regulations.
The  information  must be  provided  by the  later  of 30 days  after  the end of the  quarter  for  which  the information  was  requested,  or two weeks  after the receipt of the  request.  The REMIC must also comply with rules  requiring  certain  information to be reported to the IRS.  Reporting with respect to the REMIC residual certificates,  including income,  excess inclusions,  investment  expenses and relevant  information  regarding qualification  of the REMIC's  assets will be made as required under the Treasury  regulations,  typically on a quarterly basis.

        As  applicable,  the REMIC  regular  certificate  information  reports  will include a statement of the adjusted  issue price of the REMIC regular  certificate at the beginning of each accrual  period.  In addition, the reports will  include  information  required by  regulations  with respect to computing  the accrual of any market  discount.  Because  exact  computation  of the accrual of market  discount on a constant  yield  method requires  information  relating to the holder's  purchase price that the master  servicer,  or the  Certificate
Administrator,  as applicable,  will not have, the regulations only require that information  pertaining to the appropriate  proportionate  method of accruing market  discount be provided.  See "—Taxation of Owners of REMIC
Regular Certificates—Market Discount."

        The  responsibility  for  complying  with the  foregoing  reporting  rules  will be borne by the master servicer or the Certificate  Administrator.  Certificateholders may request any information with respect to the returns  described in Section  1.6049-7(e)(2)  of the Treasury  regulations.  Any request should be directed to the master servicer or Certificate  Administrator,  as applicable,  at Residential  Funding  Corporation,  8400
Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

Backup Withholding with Respect to REMIC Certificates

        Payments  of  interest  and  principal,  as well  as  payments  of  proceeds  from  the  sale of  REMIC certificates,  may be subject to the "backup  withholding  tax" under Section 3406 of the Internal Revenue Code if  recipients  of  payments  fail to  furnish  to the payor  certain  information,  including  their  taxpayer identification  numbers,  or otherwise  fail to establish an exemption  from the tax. Any amounts  deducted and withheld  from a  distribution  to a recipient  would be allowed as a credit  against the  recipient's  federal income tax.  Furthermore,  penalties  may be imposed by the IRS on a recipient of payments  that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates

        A REMIC  regular  certificateholder  that is not a United  States  person and is not subject to federal income tax as a result of any direct or indirect  connection  to the United States in addition to its ownership of a REMIC regular  certificate  will not be subject to United States federal  income or  withholding  tax on a distribution on a REMIC regular  certificate,  provided that the holder  complies to the extent  necessary with certain identification  requirements,  including delivery of a statement, signed by the certificateholder under penalties of perjury,  certifying  that the  certificateholder  is not a United States person and providing the name and address of the  certificateholder;  this  statement is  generally  made on IRS Form W-8BEN and must be updated whenever  required  information has changed or within three calendar years after the statement is first delivered.  For these  purposes,  United  States  person  means a citizen or resident of the United  States,  a corporation,  partnership  or other entity  created or organized  in, or under the laws of, the United  States, any state thereof or the District of Columbia,  except,  in the case of a partnership,  to the extent  provided in regulations,  provided that, for purposes solely of the restrictions on the transfer of residual  interests, no  partnership  or other entity  treated as a partnership  for United States federal income tax purposes shall be treated as a United  States  person  unless all  persons  that own an interest  in such  partnership  either directly or through any entity that is not a  corporation  for United  States  federal  income tax purposes are required by the  applicable  operating  agreement  to be United  States  persons or an estate  whose  income is subject to United States federal  income tax regardless of its source,  or a trust if a court within the United
States is able to exercise  primary  supervision  over the  administration  of the trust and one or more United
States persons have the authority to control all substantial  decisions of the trust. To the extent  prescribed in  regulations by the Secretary of the Treasury,  which  regulations  have not yet been issued,  a trust which was in  existence  on August 20, 1996 (other than a trust  treated as owned by the grantor  under  subpart E of part I of  subchapter J of chapter 1 of the Internal  Revenue  Code),  and which was treated as a United States person on August 19, 1996,  may elect to continue to be treated as a United States person  notwithstanding  the previous  sentence.  It is possible that the IRS may assert that the  foregoing tax exemption  should not apply with respect to a REMIC regular  certificate held by a REMIC residual  certificateholder  that owns directly or indirectly a 10% or greater  interest in the REMIC  residual  certificates.  If the holder does not qualify for exemption,  distributions  of interest,  including  distributions  of accrued  original issue discount,  to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

        Special rules apply to partnerships,  estates and trusts, and in certain  circumstances  certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

        In addition,  the foregoing rules will not apply to exempt a United States  shareholder of a controlled foreign corporation from taxation on the United States  shareholder's  allocable portion of the interest income received by the controlled foreign corporation.

        Further,  it  appears  that a REMIC  regular  certificate  would  not be  included  in the  estate of a
nonresident   alien   individual   and  would  not  be  subject  to  United  States   estate  taxes.   However,
certificateholders  who are  nonresident  alien  individuals  are  encouraged  to  consult  their tax  advisors concerning this question.

        Transfers of REMIC  residual  certificates  to  investors  that are not United  States  persons will be prohibited under the related pooling and servicing agreement or trust agreement.

                                       STATE AND OTHER TAX CONSEQUENCES

        In  addition  to the  federal  income  tax  consequences  described  in  "Material  Federal  Income Tax
Consequences,"  potential  investors  should consider the state and local tax  consequences of the acquisition, ownership,  and  disposition  of the  certificates  offered  hereunder.  State  tax and  local  law may  differ substantially  from the  corresponding  federal tax law, and the discussion  above does not purport to describe any  aspect  of the  tax  laws of any  state  or  other  jurisdiction.  Therefore,  prospective  investors  are encouraged to consult their tax advisors with respect to the various tax  consequences  of  investments  in the certificates offered hereby.

                                             ERISA CONSIDERATIONS

        Sections 404 and 406 of the Employee  Retirement  Income  Security Act of 1974,  as amended,  or ERISA, impose  fiduciary  and  prohibited  transaction  restrictions  on employee  pension and welfare  benefit  plans subject to ERISA and various other  retirement  plans and  arrangements,  including bank collective  investment funds  and  insurance  company  general  and  separate  accounts  in which  those  employee  benefit  plans and arrangements are invested.  Section 4975 of the Internal  Revenue Code imposes  essentially the same prohibited transaction  restrictions on certain tax-favored plans, including  tax-qualified  retirement plans described in
Section 401(a) of the Internal  Revenue Code and  individual  retirement  accounts  described in Section 408 of the Internal Revenue Code.

        Some employee benefit plans,  including  governmental plans, as defined in Section 3(32) of ERISA, and, if no election has been made under Section  410(d) of the Internal  Revenue Code,  church plans,  as defined in
Section 3(33) of ERISA, are not subject to the ERISA  requirements  discussed in this prospectus.  Accordingly, assets of these plans may be invested in  certificates  without  regard to the ERISA  considerations  described below,  subject to the provisions of applicable  federal and state law. Any plan that is a  tax-qualified  plan and exempt from taxation under Sections  401(a) and 501(a) of the Internal  Revenue Code,  however,  is subject to the prohibited transaction rules in Section 503(b) of the Internal Revenue Code.

        Section 404 of ERISA imposes general  fiduciary  requirements,  including those of investment  prudence and  diversification  and the  requirement  that a plan's  investment be made in accordance  with the documents governing  the plan. In addition,  Section 406 of ERISA and Section 4975 of the Internal  Revenue Code prohibit a broad range of  transactions  involving  assets of employee  benefit plans and  arrangements  and tax-favored plans,  which are  collectively  referred to in this prospectus as "ERISA plans," and persons,  called "parties in interest" under ERISA or  "disqualified  persons" under the Internal  Revenue Code,  which are  collectively referred to in this prospectus as "parties in interest," who have specified  relationships  to the ERISA plans, unless a statutory,  regulatory  or  administrative  exemption  is  available.  Some  parties in interest  that participate  in a prohibited  transaction  may be subject to a penalty (or an excise tax) imposed under Section
502(i)  of  ERISA  or  Section  4975  of  the  Internal  Revenue  Code,  unless  a  statutory,   regulatory  or
administrative exemption is available with respect to any transaction of this sort.

ERISA Plan Asset Regulations

        An investment  of assets of an ERISA plan in  certificates  may cause the  underlying  mortgage  loans, contracts,  mortgage  securities  or any other  assets  held in a trust to be deemed  ERISA plan  assets of the
ERISA plan. The U.S. Department of Labor, or DOL, has promulgated  regulations at 29 C.F.R.  Section 2510.3-101 concerning  whether or not an ERISA  plan's  assets  would be deemed to include an interest  in the  underlying assets of an entity,  including  a trust,  for  purposes  of  applying  the  general  fiduciary  responsibility provisions  of ERISA and the  prohibited  transaction  provisions  of ERISA and  Section  4975 of the  Internal
Revenue Code, when an ERISA plan acquires an "equity interest," such as a certificate, in that entity.

        Some of the rules  contained  in the DOL  regulations  provide  that ERISA plan assets may be deemed to include an  undivided  interest  in each asset of an entity,  such as a trust,  in which an ERISA plan makes an equity investment.  Therefore,  ERISA plans and entities deemed to hold ERISA plan assets should not acquire or hold  certificates in reliance upon the availability of any exception under the DOL  regulations.  For purposes of this  section,  the terms "ERISA plan  assets" and "assets of an ERISA plan" have the meanings  specified in the DOL  regulations and include an undivided  interest in the underlying  assets of entities in which an ERISA plan holds an equity interest.

        Under the DOL regulations,  the prohibited  transaction  provisions of Section 406 of ERISA and Section
4975 of the  Internal  Revenue  Code may apply to the  assets of a trust and cause the  depositor,  the  master servicer,  the Certificate  Administrator,  any servicer,  any subservicer,  the trustee, the obligor under any credit  enhancement  mechanism or affiliates of those  entities to be considered or become  parties in interest for an investing  ERISA plan or an ERISA plan holding an interest in an  ERISA-subject  investment  entity.  If so, the  acquisition  or holding of  certificates  by or on behalf of the investing  ERISA plan could also give rise to a  prohibited  transaction  under ERISA and Section  4975 of the  Internal  Revenue  Code,  unless some statutory,  regulatory or administrative  exemption is available.  Certificates acquired by an ERISA plan would be assets of that ERISA plan.  Under the DOL  regulations,  a trust,  including the mortgage loans,  contracts, mortgage  securities or any other assets held in the trust,  may also be deemed to be assets of each ERISA plan that acquires  certificates.  Special caution should be exercised  before ERISA plan assets are used to acquire a certificate  in those  circumstances,  especially if, for the ERISA plan assets,  the  depositor,  the master servicer,  the Certificate  Administrator,  any servicer,  any subservicer,  the trustee, the obligor under any credit enhancement  mechanism or an affiliate thereof either (i) has investment  discretion with respect to the investment of the ERISA plan assets;  or (ii) has  authority or  responsibility  to give,  or regularly  gives, investment  advice  (direct or indirect)  with respect to the ERISA plan assets for a fee under an agreement or understanding  that this advice will serve as a primary  basis for  investment  decisions  with  respect to the
ERISA plan assets.

        Any person who has discretionary  authority or control with respect to the management or disposition of
ERISA plan assets,  and any person who provides  investment  advice with respect to the ERISA plan assets for a fee (in the manner  described  above),  is a fiduciary of the  investing  ERISA plan.  If the  mortgage  loans, contracts,  mortgage  securities or any other assets held in a trust were to constitute ERISA plan assets, then any party  exercising  management  or  discretionary  control  with  respect to those  ERISA plan assets may be deemed  to be a  "fiduciary,"  and  thus  subject  to the  general  fiduciary  requirements  of  ERISA  and the prohibited  transaction  provisions of ERISA and Section 4975 of the Internal  Revenue Code,  for any investing
ERISA plan. In addition,  if the mortgage loans,  contracts,  mortgage securities or any other assets held in a trust were to constitute  ERISA plan assets,  then the  acquisition or holding of  certificates by or on behalf of an ERISA plan or with ERISA plan assets,  as well as the  operation of the trust,  may  constitute or result in a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code.

Prohibited Transaction Exemptions

        The DOL has issued an individual prohibited  transaction  exemption,  or PTE, 94-29, 59 Fed. Reg. 14674
(March 29, 1994),  as most recently  amended by 2002-41,  67 Fed. Reg. 54487 (August 22, 2002),  referred to in this  prospectus as the "RFC  exemption," to Residential  Funding  Corporation  and a number of its affiliates.
The RFC exemption generally exempts, from the application of the prohibited  transaction  provisions of Section
406 of ERISA and Section 4975 of the Internal Revenue Code,  various  transactions,  among others,  relating to the  servicing  and  operation  of pools of  secured  obligations  of some  types,  including  mortgage  loans, contracts or mortgage securities,  which are held in a trust or by another "issuer" and the purchase,  sale and holding of pass-through certificates or other "securities" issued by a trust or other issuer as to which:

o       the depositor or any of its  affiliates is the sponsor if any entity which has received from the DOL an individual  prohibited  transaction exemption which is substantially similar to the RFC exemption is the sole  underwriter,  a manager  or  co-manager  of the  underwriting  syndicate  or a selling  or placement agent; or

o       the depositor or an affiliate is the underwriter or placement agent,

provided  that  the  conditions  of the  exemption  are  satisfied.  For  purposes  of this  section,  the term
"underwriter" includes:

o       the depositor and a number of its affiliates;

o       any person directly or indirectly,  through one or more intermediaries,  controlling,  controlled by or under common control with the depositor and certain of its affiliates;

o       any member of the  underwriting  syndicate  or  selling  group of which a person  described  in the two clauses just above is a manager or co-manager with respect to a class of certificates; or

o       any entity which has received from the DOL an exemption  called an asset-backed  exemption  relating to securities which is substantially similar to the RFC exemption.

        The RFC  exemption  sets forth eight  general  conditions  which must be  satisfied  for a  transaction involving the purchase, sale and holding of certificates to be eligible for exemptive relief thereunder.

o       First,  the  acquisition  of  certificates  by an ERISA plan or with ERISA plan assets must be on terms that are at least as  favorable  to the ERISA plan as they would be in an  arm's-length  transaction with an unrelated party.

o       Second,  the RFC exemption only applies to  certificates  evidencing  rights and interests that are not subordinated  to the rights and  interests  evidenced by the other  certificates  of the same trust, unless none of the  mortgage  loans or other assets has an LTV ratio or CLTV ratio that exceeds 100%
        at the date of issuance of the certificates.

o       Third, at the time of acquisition by an ERISA plan or with ERISA plan assets,  the certificates must be rated in one of the four highest generic rating  categories by Standard & Poor's,  a division of The
        McGraw  Hill  Companies,  Inc.,  Moody's  Investors  Service,  Inc.  or Fitch  Ratings,  called  the exemption rating agencies.

o       Fourth,  the certificates  must be rated in one of the two highest generic  categories by the exemption rating  agencies  if the LTV ratio or CLTV  ratio of any one- to  four-family  residential  mortgage loan or home  equity  loan held in the trust  exceeds  100% but does not exceed  125% (based on fair market  value at the date of issuance of the  certificates).  However,  the RFC  exemption  will not apply in this case:

        o       to any of the certificates if:

              o       any  mortgage  loan or other  asset held in the trust  (other  than a one- to  four-family  residential mortgage  loan or  closed-end  home  equity  loan)  has an LTV ratio or CLTV  ratio  that exceeds 100% at the date of issuance of the certificates; or

              o       any one- to four-family  residential  mortgage loan or closed-end  home equity loan has an LTV ratio or
                      CLTV ratio that exceeds 125% at the date of issuance of the certificates.

        o       to any subordinate certificates.

o       Fifth,  the trustee cannot be an affiliate of any other member of the restricted  group (which consists of any  underwriter,  the  depositor,  the  master  servicer,  the  Certificate  Administrator,  any servicer,  any subservicer,  the trustee,  the swap  counterparty in any eligible swap  arrangement, any yield  maintenance  provider and any  mortgagor  with respect to assets of a trust  constituting more than 5% of the aggregate  unamortized  principal  balance of the assets in the related trust as of the date of initial issuance of the certificates) other than an underwriter.

o       Sixth,  the sum of all payments made to and retained by the  underwriters  must represent not more than reasonable  compensation  for  underwriting  the  certificates;  the sum of all payments made to and retained  by the  depositor  pursuant  to the  assignment  of the assets to the  related  trust must represent  not more than the fair market  value of those  obligations;  and the sum of all  payments made to and retained by the master  servicer,  the Certificate  Administrator,  any servicer and any subservicer must represent not more than reasonable  compensation  for that person's  services under the related pooling and servicing  agreement or trust agreement and  reimbursement  of that person's reasonable expenses in connection therewith.

o       Seventh,  the  investing  ERISA plan or ERISA plan asset  investor  must be an  accredited  investor as defined in Rule  501(a)(1) of  Regulation D of the  Securities  and  Exchange  Commission  under the
        Securities Act of 1933, as amended.

o       Eighth, for issuers other than common law trusts,  the documents  establishing the issuer and governing the  transaction  must contain  provisions  as described in the RFC  exemption  that are intended to protect the assets of the issuer from creditors of the depositor.

        The RFC exemption permits  interest-rate swaps,  interest rate caps and yield supplement  agreements to be assets of a trust fund if certain conditions are satisfied.

        An  interest-rate  swap or (if  purchased by or on behalf of the trust) an  interest-rate  cap contract
(collectively,  a "swap" or "swap  agreement")  is a  permitted  trust fund  asset if it:  (a) is an  "eligible swap;" (b) is with an "eligible  counterparty;" (c) meets certain additional conditions which depend on whether the swap is a "ratings  dependent  swap" or a  "non-ratings  dependent  swap" and (d) permits the trust to make termination  payments to the swap  counterparty  (other than currently  scheduled  payments) solely from excess spread or amounts  otherwise  payable to the  servicer,  depositor or seller.  Securities  to which one or more swap agreements apply may be acquired or held only by "qualified plan investors".

        An "eligible swap" is one which:  (a) is denominated in U.S.  dollars;  (b) pursuant to which the trust pays or  receives on or  immediately  prior to the  respective  payment or  distribution  date for the class of securities  to which the swap  relates,  a fixed rate of  interest or a floating  rate of  interest  based on a publicly  available  index (e.g.,  LIBOR or the U.S.  Federal  Reserve's Cost of Funds Index (COFI)),  with the trust  receiving  such payments on at least a quarterly  basis and obligated to make separate  payments no more frequently than the  counterparty,  with all simultaneous  payments being netted  ("allowable  interest rate");
(c) has a notional  amount that does not exceed  either:  (i) the principal  balance of the class of securities to which  the swap  related,  or (ii) the  portion  of the  principal  balance  of such  class  represented  by obligations  ("allowable  notional amount");  (d) is not leveraged (i.e.,  payments are based on the applicable notional  amount,  the day count  fractions,  the fixed or floating rates permitted  above,  and the difference between the products  thereof,  calculated on a one-to-one  ratio and not on a multiplier  of such  difference)
("leveraged");  (e) has a final  termination  date that is either  the  earlier of the date on which the issuer terminates  or the related  class of  securities  are fully repaid and (f) does not  incorporate  any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

        An "eligible  counterparty" means a bank or other financial  institution which has a rating at the date of issuance of the securities which is in one of the three highest  long-term  credit rating  categories or one of the two highest  short-term  credit  rating  categories,  utilized by at least one of the  exemption  rating agencies  rating the  securities;  provided  that, if a  counterparty  is relying on its  short-term  rating to establish  eligibility,  such  counterparty  must either have a  long-term  rating in one of the three  highest long-term rating categories or not have a long-term rating from the applicable exemption rating agency.

        A "qualified  plan  investor" is a plan for which the decision to buy such class of  securities is made by an independent  fiduciary  qualified to understand the swap  transaction  and the effect the swap would have on the  rating  of the  securities,  which  fiduciary  must (a) be a  "qualified  professional  asset  manager"
("QPAM") under PTCE 84-14,  (b) be an "in-house  asset manager" under PTCE 96-23 or (c) have total assets (both plan and non-plan)  under  management of at least $100 million at the time the  securities  are acquired by the plan.

        In "ratings  dependent  swaps" (where the rating of a class of securities is dependent on the terms and conditions  of the swap and the  rating of the  counterparty),  the swap  agreement  must  provide  that if the credit  rating of the  counterparty  is  withdrawn  or reduced by any  exemption  rating  agency  below a level specified by the exemption  rating agency,  the servicer must,  within the period  specified  under the Pooling and Servicing  Agreement:  (a) obtain a  replacement  swap  agreement  with an eligible  counterparty  which is acceptable to the  exemption  rating  agency and the terms of which are  substantially  the same as the current swap agreement (at which time the earlier swap agreement must  terminate);  or (b) cause the swap  counterparty to establish any  collateralization or other arrangement  satisfactory to the exemption rating agency such that the then current  rating by the exemption  rating  agency of the  particular  class of  securities  will not be withdrawn or reduced (and the terms of the swap  agreement  must  specifically  obligate  the  counterparty  to perform  these  duties for any class of  securities  with a term of more than one year).  In the event that the servicer fails to meet these  obligations,  holders of the securities that are employee  benefit plans or other retirement  arrangements  must be notified in the  immediately  following  periodic report which is provided to the holders of the securities but in no event later than the end of the second month  beginning  after the date of such  failure.  Sixty days  after the  receipt of such  report,  the  exemptive  relief  provided  under the underwriter  exemption  will  prospectively  cease  to be  applicable  to any  class of  securities  held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

        "Non-ratings  dependent  swaps" (those where the rating of the securities  does not depend on the terms and  conditions  of the swap or the rating of the  counterparty)  are subject to the following  conditions.  If the credit rating of the  counterparty  is withdrawn or reduced  below the lowest level  permitted  above,  the servicer will,  within a specified period after such rating  withdrawal or reduction:  (a) obtain a replacement swap  agreement with an eligible  counterparty,  the terms of which are  substantially  the same as the current swap agreement (at which time the earlier swap agreement must  terminate);  (b) cause the  counterparty to post collateral with the trust in an amount equal to all payments owed by the  counterparty if the swap  transaction were  terminated;  or (c)  terminate  the swap  agreement  in  accordance  with its  terms.  With  respect to a non-ratings  dependent  swap,  each  exemption  rating  agency  must  confirm,  as of the date of  issuance  of securities by the Trust, that entering into such swap will not affect the rating of the securities.

        An "eligible yield supplement  agreement" is any yield supplement  agreement or similar  arrangement or
(if  purchased by or on behalf of the trust) an interest  rate cap contract to  supplement  the interest  rates otherwise  payable  on  obligations  held by the trust  fund  ("EYS  Agreement").  If the EYS  Agreement  has a notional  principal  amount,  the EYS  Agreement may only be held as an asset of the trust fund if it meets the following  conditions:  (a) it is denominated in U.S. dollars;  (b) it pays an allowable  interest rate; (c) it is not leveraged;  (d) it does not allow any of these three preceding  requirements to be unilaterally  altered without the consent of the trustee;  (e) it is entered into between the trust and an eligible  counterparty and
(f) it has an allowable notional amount.

        The RFC exemption also requires that each trust meet the following requirements:

        o  the trust must consist solely of assets of the type that have been included in other investment pools;

        o  securities  evidencing  interests  in those other  investment  pools must have been rated in one of the four highest  categories of one of the exemption  rating agencies for at least one year prior to the acquisition of  certificates  by or on behalf of an ERISA plan or with ERISA plan assets in reliance on an asset-backed exemption; and

        o  securities in the other  investment  pools must have been purchased by investors other than ERISA plans for at least one year prior to any  acquisition of  certificates by or on behalf of an ERISA plan or with ERISA plan assets in reliance on an asset-backed exemption.

        An ERISA plan fiduciary or other investor of ERISA plan assets  contemplating  purchasing a certificate must make its own determination that the general  conditions  described above will be satisfied with respect to that certificate.

        If the  general  conditions  of the RFC  exemption  are  satisfied,  the RFC  exemption  may provide an exemption,  from the  application of the  prohibited  transaction  provisions of Sections  406(a) and 407(a) of
ERISA and Sections  4975(c)(1)(A)  through (D) of the Internal  Revenue Code, in connection  with the direct or indirect  sale,  exchange,  transfer,  holding or the direct or  indirect  acquisition  or  disposition  in the secondary  market of  certificates  by an ERISA  plan or with ERISA  plan  assets.  However,  no  exemption  is provided from the  restrictions of Sections  406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a certificate  by an excluded  ERISA plan or with ERISA plan assets of an excluded  ERISA plan by any person who has  discretionary  authority  or renders  investment  advice  with  respect  to ERISA  plan  assets of the excluded ERISA plan. For purposes of the  certificates,  an "excluded ERISA plan" is an ERISA plan sponsored by any member of the restricted group.

        If certain  additional  conditions  of the RFC  exemption  are also  satisfied,  the RFC  exemption may provide an exemption,  from the application of the prohibited  transaction provisions of Sections 406(b)(1) and
(b)(2) of ERISA and Section 4975(c)(1)(E) of the Internal Revenue Code, in connection with the following:

o       the direct or  indirect  sale,  exchange  or  transfer  of  certificates  in the  initial  issuance  of certificates  between  the  depositor  or an  underwriter  and an ERISA plan when the person who has discretionary  authority  or  renders  investment  advice  with  respect  to the  investment  of the relevant ERISA plan assets in the certificates is:

        o       a mortgagor with respect to 5% or less of the fair market value of the assets of a trust; or

        o       an affiliate of that person;

           provided  that, if the  certificates  are acquired in connection  with their initial  issuance,  the quantitative restrictions described in the RFC exemption are met;

o       the direct or indirect  acquisition or disposition in the secondary  market of certificates by an ERISA plan or by a person investing ERISA plan assets; and

o       the holding of certificates by an ERISA plan or with ERISA plan assets.

        Additionally,  if specific conditions of the RFC exemption are satisfied, the RFC exemption may provide an exemption,  from the application of the prohibited  transaction  provisions of Sections  406(a),  406(b) and
407(a) of ERISA and Section  4975(c) of the Internal  Revenue Code,  for  transactions  in connection  with the servicing,  management  and operation of the mortgage  pools or contract  pools.  The  accompanying  prospectus supplement,  will specify  whether the  depositor  expects that the specific  conditions  of the RFC  exemption should be  satisfied  with  respect to the  certificates  so that the RFC  exemption  required for this purpose should provide an exemption,  from the application of the prohibited  transaction provisions of Sections 406(a)
and (b) of ERISA and Section  4975(c) of the Internal  Revenue Code, for  transactions  in connection  with the servicing,  management  and  operation of the  mortgage  pools and contract  pools,  provided  that the general conditions of the RFC exemption are satisfied.

        The RFC exemption also may provide an exemption,  from the  application  of the prohibited  transaction provisions  of Sections  406(a) and 407(a) of ERISA and  Sections  4975(c)(1)(A)  through  (D) of the  Internal
Revenue Code, if those  restrictions  are deemed to otherwise  apply merely  because a person is deemed to be a party in  interest  with  respect to an  investing  ERISA  plan,  or an ERISA  plan  holding  interests  in the investing entity holding ERISA plan assets,  by virtue of providing  services to the ERISA plan or by virtue of having  specified  relationships  to such a  person,  solely  as a result  of the  ERISA  plan's  ownership  of certificates.

        Before  purchasing a  certificate,  a fiduciary or other  investor of ERISA plan assets  should  itself confirm that the certificates  constitute  "securities" for purposes of the RFC exemption and that the specific and general  conditions  and the other  requirements  described in the RFC  exemption  would be  satisfied.  In addition to making its own  determination  as to the  availability of the exemptive  relief provided in the RFC exemption,  the fiduciary or other ERISA plan asset investor should consider its general fiduciary  obligations under ERISA in determining whether to purchase any certificates with ERISA plan assets.

        Any fiduciary or other ERISA plan asset  investor that proposes to purchase  certificates  on behalf of an ERISA  plan or with  ERISA  plan  assets  are  encouraged  to  consult  with its  counsel  on the  potential applicability  of ERISA and the  Internal  Revenue  Code to that  investment  and the  availability  of the RFC exemption or any DOL prohibited transaction class exemption,  or PTCE, in connection therewith.  In particular, in connection with a contemplated  purchase of certificates  representing a beneficial  ownership interest in a pool of single-family  residential first or second mortgage loans or Agency Securities,  the fiduciary or other
ERISA plan asset investor should  consider the  availability  of PTCE 83-1 for various  transactions  involving mortgage  pool  investment  trusts.  However,  PTCE 83-1 does not  provide  exemptive  relief  with  respect to certificates  evidencing  interests  in trusts which  include  mortgage  loans  secured by third or more junior liens,  contracts,  Cooperative  Loans or mixed-use  mortgage  loans, or some types of private  securities,  or which contain a swap, a pre-funding  arrangement or Mexico Mortgage Loans. In addition,  the fiduciary or other
ERISA plan asset  investor  should  consider the  availability  of other class  exemptions  granted by the DOL, which provide  relief from certain of the  prohibited  transaction  provisions of ERISA and the related  excise tax  provisions  of Section  4975 of the Internal  Revenue  Code,  including  Sections I and III of PTCE 95-60, regarding  transactions by insurance  company general  accounts.  The  accompanying  prospectus  supplement may contain additional  information regarding the application of the RFC exemption,  PTCE 83-1, PTCE 95-60 or other
DOL  class  exemptions  for the  certificates  offered  thereby.  There can be no  assurance  that any of these exemptions  will apply  with  respect  to any  particular  ERISA  plan's or other  ERISA plan asset  investor's investment in the  certificates  or, even if an exemption were deemed to apply,  that any exemption would apply to all prohibited transactions that may occur in connection with this form of investment.

Insurance Company General Accounts

        Insurance  companies  contemplating  the investment of general account assets in the  certificates  are encouraged  to consult  with their  legal  advisors  with  respect to the  applicability  of Section  401(c) of
ERISA.  The DOL issued final  regulations  under Section 401(c) which were published in the Federal Register on
January 5, 2000 and became generally applicable on July 5, 2001.

Representations From Investing ERISA Plans

        If the criteria  specified in the RFC  exemption  as described  above are not  satisfied by one or more classes of certificates,  or by a trust or the mortgage loans, contracts,  mortgage securities and other assets held by the trust, then the accompanying  prospectus  supplement will specify whether or not transfers of those certificates  to an ERISA plan,  to a trustee or other  person  acting on behalf of any ERISA  plan,  or to any other person using ERISA plan assets to effect the  acquisition,  will not be  registered by the trustee if the transferee  provides  the  depositor,  the  trustee  and  the  master  servicer  with  an  opinion  of  counsel satisfactory to the depositor,  the trustee and the master  servicer,  which opinion will not be at the expense of the depositor,  the trustee or the master  servicer,  that the purchase of the  certificates by or on behalf of the ERISA plan or with ERISA plan assets:

o       is permissible under applicable law;

o       will not constitute or result in any non-exempt  prohibited  transaction under ERISA or Section 4975 of the Internal Revenue Code; and

o       will not subject the  depositor,  the trustee or the master  servicer to any  obligation in addition to those undertaken in the pooling and servicing or trust agreement.

        The  accompanying  prospectus  supplement  will  specify  whether  or not  each  beneficial  owner of a subordinate  certificate  offered  by  this  prospectus  and the  accompanying  prospectus  supplement  (or any interest  therein)  shall be  deemed to have  represented,  by virtue of its  acquisition  or  holding  of such certificate (or interest therein), that either:

o       it is not an ERISA plan,  a trustee or other  person  acting on behalf of an ERISA  plan,  or any other person using ERISA plan assets to effect such acquisition or holding;

o       it has acquired and is holding such  subordinate  certificate  in reliance on the RFC  exemption and it understands  that there are certain  conditions to the  availability of the RFC exemption  including that the subordinate  certificates  must be rated,  at the time of  acquisition,  in one of the four highest generic rating categories by at least one of the exemption rating agencies; or

o       (1) such  acquirer or holder is an insurance  company,  (2) the source of funds used to acquire or hold such  certificate (or interest  therein) is an "insurance  company  general  account" (as defined in
        PTCE  95-60),  and (3) the  conditions  set  forth in  Sections  I and III of PTCE  95-60  have been satisfied.

        If any  subordinate  certificate  (or any  interest  therein) is acquired or held in  violation  of the conditions  described  in the  preceding  paragraph,  the next  preceding  permitted  beneficial  owner will be treated as the  beneficial  owner of the  subordinate  certificate,  retroactive to the date of transfer to the purported  beneficial  owner. Any purported  beneficial  owner whose  acquisition or holding of any subordinate certificate  (or interest  therein) was effected in  violation  of the  conditions  described in the  preceding paragraph shall indemnify and hold harmless the depositor,  the trustee,  the master servicer,  any subservicer and the trust from and against any and all liabilities,  claims,  costs or expenses incurred by such parties as a result of such acquisition or holding.

Tax-Exempt Investors; REMIC Residual Certificates

        An ERISA plan that is a Tax-Exempt  Investor  nonetheless will be subject to federal income taxation to the extent that its income is "unrelated  business taxable income," or UBTI,  within the meaning of Section 512 of the Internal  Revenue Code.  All "excess  inclusions" of a REMIC  allocated to a REMIC residual  certificate held by a  Tax-Exempt  Investor  will be  considered  UBTI and thus will be subject to federal  income tax. See
"Material  Federal  Income  Tax  Consequences  — Taxation  of Owners of REMIC  Residual  Certificates  — Excess
Inclusions."  In addition,  the exemptive  relief afforded by the RFC exemption does not apply to the purchase, sale or holding of any class of REMIC residual certificates.

Consultation With Counsel

        There can be no assurance  that the RFC exemption or any other DOL exemption will apply with respect to any  particular  ERISA plan that acquires the  certificates  or, even if all of the specified  conditions  were satisfied,  that the  exemption  would  apply to all  transactions  involving a trust.  Prospective  ERISA plan investors are  encouraged to consult with their legal counsel  concerning  the impact of ERISA and the Internal
Revenue Code and the potential  consequences to their specific  circumstances  prior to making an investment in the certificates.

        Before  purchasing a  certificate,  a fiduciary of an ERISA plan should itself  confirm that all of the specific and general  conditions  described in the RFC  exemption or one of the other DOL  exemptions  would be satisfied.  Before  purchasing a certificate in reliance on the RFC exemption,  an ERISA plan fiduciary  should itself confirm that the  certificate  constitutes a "security"  for purposes of the RFC exemption.  In addition to making its own  determination  as to the  availability of the exemptive relief provided in the RFC exemption or any other DOL exemption,  an ERISA plan fiduciary should consider its general  fiduciary  obligations  under
ERISA in determining whether to purchase a security on behalf of an ERISA plan.

                                           LEGAL INVESTMENT MATTERS

        Each class of certificates offered hereby and by the accompanying  prospectus  supplement will be rated at the date of issuance in one of the four highest rating  categories by at least one rating agency.  If stated
in the  accompanying  prospectus  supplement,  classes  that are,  and  continue to be, rated in one of the two highest  rating  categories  by at  least  one  nationally  recognized  statistical  rating  organization  will constitute  "mortgage  related  securities" for purposes of the Secondary  Mortgage  Market  Enhancement Act of
1984,  as amended,  or SMMEA,  and, as such,  will be legal  investments  for  persons,  trusts,  corporations, partnerships,  associations,  business trusts and business entities (including  depository  institutions,  life insurance  companies and pension  funds)  created  under or existing  under the laws of the United States or of any State  whose  authorized  investments  are  subject to state  regulation  to the same  extent  that,  under applicable  law,  obligations  issued by or guaranteed as to principal and interest by the United States or any agency or  instrumentality  thereof  constitute legal  investments for those entities.  Under SMMEA, if a State enacted  legislation on or prior to October 3, 1991  specifically  limiting the legal  investment  authority of any of these entities with respect to "mortgage  related  securities,"  these  securities will constitute legal investments  for entities  subject to the  legislation  only to the extent  provided  therein.  Certain  States enacted  legislation which overrides the preemption  provisions of SMMEA. SMMEA provides,  however,  that in no event will the  enactment  of any such  legislation  affect  the  validity  of any  contractual  commitment  to purchase,  hold or invest in "mortgage  related  securities,"  or require the sale or other  disposition of the securities,  so long as the contractual  commitment was made or the securities  acquired prior to the enactment of the legislation.

        SMMEA also amended the legal investment  authority of  federally-chartered  depository  institutions as follows:  federal  savings and loan  associations  and federal  savings  banks may invest in, sell or otherwise deal with "mortgage related  securities"  without  limitation as to the percentage of their assets  represented thereby,  federal  credit  unions  may  invest in these  securities,  and  national  banks may  purchase  these securities  for their own  account  without  regard  to the  limitations  generally  applicable  to  investment securities  described in 12 U.S.C.  §24 (Seventh),  subject in each case to any regulations that the applicable federal regulatory authority may prescribe.

        The 1998 Policy  Statement was adopted by the Federal  Reserve Board,  the Office of the Comptroller of
the Currency,  the FDIC, the National Credit Union  Administration,  or NCUA and the OTS with an effective date of May 26, 1998.  The 1998 Policy  Statement  rescinded a 1992 policy  statement  that had  required,  prior to purchase,  a depository  institution to determine whether a mortgage derivative product that it was considering acquiring was high-risk,  and, if so,  required that the proposed  acquisition  would reduce the  institution's overall  interest  rate  risk.  The 1998  Policy  Statement  eliminates  constraints  on  investing  in certain
"high-risk"  mortgage  derivative  products and  substitutes  broader  guidelines for evaluating and monitoring investment risk.

        The OTS has issued Thrift Bulletin 73a,  entitled  "Investing in Complex  Securities," or TB 73a, which is  effective  as of December  18, 2001 and applies to savings  associations  regulated  by the OTS, and Thrift
Bulletin 13a, entitled "Management of Interest Rate Risk, Investment Securities,  and Derivatives  Activities,"
or TB 13a, which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

        One of the  primary  purposes  of TB 73a is to  require  savings  associations,  prior  to  taking  any investment  position,  to  determine  that the  investment  position  meets  applicable  regulatory  and policy requirements  (including  those set forth in TB 13a (see below)) and internal  guidelines,  is suitable for the institution,  and is safe and sound.  The OTS  recommends,  with respect to  purchases of specific  securities, additional  analysis,  including,  among  others,  analysis  of  repayment  terms,  legal  structure,  expected performance  of the  issuing  entity and any  underlying  assets as well as  analysis of the effects of payment priority,  with respect to a security  which is divided into  separate  tranches  with  unequal  payments,  and collateral  investment  parameters,  with  respect to a security  that is  pre-funded  or  involves a revolving period.  TB 73a reiterates the OTS's due diligence  requirements for investing in all securities and warns that if a savings  association makes an investment that does not meet the applicable  regulatory  requirements,  the savings  association's  investment practices will be subject to criticism,  and the OTS may require divestiture of such securities.  The OTS also recommends,  with respect to an investment in any "complex  securities," that savings associations should take into account quality and suitability,  marketability,  interest rate risk, and classification  factors.  For the  purposes of each of TB 73a and TB 13a,  "complex  security"  includes  among other things any  collateralized  mortgage  obligation or real estate  mortgage  investment  conduit  security, other than any "plain vanilla"  mortgage  pass-through  security (that is, securities that are part of a single class of  securities  in the  related  pool  that are  non-callable  and do not  have  any  special  features).
Accordingly,  all classes of the offered  certificates  would  likely be viewed as "complex  securities."  With respect to quality and suitability factors, TB 73a warns:

o       that a savings  association's  sole  reliance on outside  ratings  for  material  purchases  of complex securities is an unsafe and unsound practice,

o       that a savings  association  should only use ratings and analyses  from  nationally  recognized  rating agencies in conjunction with, and in validation of, its own underwriting processes, and

o       that it should not use ratings as a substitute for its own thorough underwriting analyses.

With respect to the interest rate risk factor,  TB 73a recommends that savings  associations  should follow the guidance set forth in TB 13a.

        One of the  primary  purposes  of TB 13a  is to  require  thrift  institutions,  prior  to  taking  any investment position, to:

o       conduct a pre-purchase  portfolio  sensitivity  analysis for any  "significant  transaction"  involving securities or financial derivatives, and

o       conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative.

        The OTS recommends  that while a thrift  institution  should  conduct its own in-house  pre-acquisition analysis,  it  may  rely  on an  analysis  conducted  by an  independent  third-party  as  long  as  management understands  the  analysis  and its key  assumptions.  Further,  TB 13a  recommends  that  the use of  "complex securities  with high  price  sensitivity"  be  limited  to  transactions  and  strategies  that lower a thrift institution's  portfolio  interest  rate risk.  TB 13a warns that  investment  in complex  securities by thrift institutions  that do not have adequate risk  measurement,  monitoring and control systems may be viewed by the
OTS examiners as an unsafe and unsound practice.

        Prospective investors in the certificates,  including in particular the classes of certificates that do not constitute  "mortgage related  securities" for purposes of SMMEA,  should consider the matters discussed in the following paragraph.

        There may be other  restrictions  on the ability of some  investors  either to purchase some classes of certificates  or to purchase any class of  certificates  representing  more than a specified  percentage of the investors' assets. The depositor will make no  representations as to the proper  characterization  of any class of  certificates  for legal  investment  or other  purposes,  or as to the ability of  particular  investors to purchase any class of certificates  under applicable legal investment  restrictions.  These  uncertainties  may adversely  affect the  liquidity of any class of  certificates.  Accordingly,  all investors  whose  investment activities are subject to legal investment laws and regulations,  regulatory capital  requirements or review by regulatory  authorities  are encouraged to consult with their own legal advisors in determining  whether and to what extent the certificates of any class constitute  legal  investments or are subject to investment,  capital or other restrictions,  and, if applicable,  whether SMMEA has been overridden in any jurisdiction  relevant to the investor.

                                                USE OF PROCEEDS

        Substantially  all of the net proceeds to be received by the  depositor  from the sale of  certificates will be applied by the depositor to finance the purchase of, or to repay  short-term  loans incurred to finance the purchase of, the mortgage  collateral  underlying  the  certificates  or will be used by the  depositor for general corporate  purposes.  The depositor expects that it will make additional sales of securities similar to the  certificates  from time to time, but the timing and amount of any  additional  offerings will be dependent upon a number of factors,  including the volume of mortgage loans,  contracts or mortgage securities  purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                            METHODS OF DISTRIBUTION

        The  certificates  offered hereby and by the  accompanying  prospectus  supplements  will be offered in series through one or more of the methods described below. The prospectus  supplement  prepared for each series will  describe  the method of offering  being  utilized  for that series and will state the net proceeds to the depositor from that sale.

        The depositor  intends that  certificates  will be offered  through the following  methods from time to time and that  offerings  may be made  concurrently  through more than one of these methods or that an offering of a particular  series of  certificates  may be made  through a  combination  of two or more of the  following methods:

o       by negotiated firm commitment or best efforts underwriting and  public re-offering by underwriters

o       by placements by the depositor with institutional investors through  dealers; and

o       by direct placements by the depositor with institutional investors.

        In addition, if specified in the accompanying  prospectus  supplement,  a series of certificates may be offered in whole or in part in exchange for the mortgage  collateral,  and other assets,  if  applicable,  that would comprise the trust securing the certificates.

        If underwriters are used in a sale of any  certificates,  other than in connection with an underwriting on a best efforts basis,  the  certificates  will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions,  including  negotiated  transactions,  at fixed public offering  prices  or at  varying  prices  to be  determined  at the time of sale or at the  time of  commitment therefor.  These  underwriters  may be  broker-dealers  affiliated  with the  depositor  whose  identities  and relationships to the depositor will be as described in the  accompanying  prospectus  supplement.  The managing underwriter or underwriters  with respect to the offer and sale of a particular  series of certificates will be listed on the cover of the prospectus  supplement  relating to that series and the members of the  underwriting syndicate, if any, will be named in the accompanying prospectus supplement.

        In  connection  with the sale of the  certificates,  underwriters  may  receive  compensation  from the depositor  or from  purchasers  of the  certificates  in the form of  discounts,  concessions  or  commissions.
Underwriters and dealers  participating in the  distribution of the certificates are  underwriters,  as defined under the  Securities  Act of 1933,  as amended,  in  connection  with the  certificates,  and any discounts or commissions  received by them from the depositor and any profit on the resale of  certificates by them would be underwriting discounts and commissions under the Securities Act of 1933, as amended.

        It is anticipated that the underwriting  agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters  will be subject to certain  conditions  precedent,  that the  underwriters  will be obligated to purchase all of the  certificates  if any are purchased  (other than in connection  with an  underwriting  on a best efforts basis) and that, in limited  circumstances,  the depositor will indemnify the several  underwriters  and the  underwriters  will indemnify the depositor  against  certain civil liabilities,  including  liabilities under the Securities Act of 1933, as amended,  or will contribute to payments required to be made in respect thereof.

        The  prospectus  supplement  with  respect to any series  offered by  placements  through  dealers will contain  information  regarding  the nature of the offering and any  agreements  to be entered into between the depositor and purchasers of certificates of that series.

        The depositor  anticipates that the certificates offered hereby will be sold primarily to institutional investors or sophisticated  non-institutional  investors.  Purchasers of certificates,  including dealers, may, depending on the facts and circumstances of the purchases,  be deemed to be  "underwriters"  within the meaning of the  Securities  Act of 1933,  as amended,  in connection  with reoffers and sales by them of  certificates.
Holders of  certificates  are  encouraged  to consult  with their legal  advisors  in this regard  prior to any reoffer or sale.

        Securities  offered  hereby  and  by an  accompanying  prospectus  supplement  may  be  distributed  in connection with  resecuritization  transactions.  In a resecuritization  transaction  securities offered hereby will be transferred  to a trust (or other type of issuing  entity) and  securities  backed by those  securities will in turn be offered to  investors.  There is no assurance  that any  particular  class of security  offered hereby will be suitable for inclusion in a resecuritization transaction.

                                                 LEGAL MATTERS

        Certain  legal  matters,  including  certain  federal  income tax matters,  will be passed upon for the depositor by Orrick,  Herrington & Sutcliffe  LLP, New York,  New York,  or Mayer,  Brown,  Rowe & Maw LLP, New
York, New York, as specified in the prospectus supplement.

                                            ADDITIONAL INFORMATION

        The depositor has filed the  registration  statement  file number  333-131209  with the  Securities and
Exchange  Commission,  or  Commission.  The depositor  and each issuing  entity are also subject to some of the information  requirements  of the  Securities  Exchange  Act  of  1934,  as  amended,  or  Exchange  Act,  and, accordingly,  each issuing entity will file reports thereunder with the Commission.  The registration statement and the exhibits thereto,  and reports and other  information  filed by the depositor  pursuant to the Exchange
Act can be read and copied at the Commission's Public Reference Room at 100 F Street,  N.E.,  Washington,  D.C.
20549.  The public  may obtain  information  on the  operation  of the  Public  Reference  Room by calling  the
Commission at  1-800-SEC-0330.  In addition,  the Commission  maintains an internet site that contains reports, proxy and information  statements,  and other information  regarding issuers that file  electronically with the
Commission at  http://www.sec.gov.  For purposes of any electronic  version of this  prospectus,  the preceding uniform resource  locator,  or URL, is an inactive  textual  reference only. We have taken steps to ensure that this URL reference was inactive at the time the electronic version of this prospectus was created.

                               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The  Commission  allows the depositor to  "incorporate  by reference"  the  information  filed with the
Commission by the depositor,  under Section 13(a),  13(c), 14 or 15(d) of the Exchange Act, that relates to any trust fund for the  certificates.  This means that the  depositor  can disclose  important  information  to any investor by  referring  the  investor to these  documents.  The  information  incorporated  by  reference is an important part of this prospectus,  and information  filed by the depositor with the Commission that relates to the trust fund for the certificates will  automatically  update and supersede this information.  Documents that may be  incorporated  by reference  with respect to a particular  series of  certificates  include an insurer's financials, a certificate policy, mortgage pool policy,  computational  materials,  collateral term sheets, the related  pooling and  servicing  agreement  and  amendments  thereto,  other  documents on Form 8-K and Section
13(a), 13(c), 14 or 15(d) of Exchange Act as may be required in connection with the related trust fund.

        The depositor may provide static pool  information,  in response to Item 1105 of Regulation AB, through an Internet Web site, and if the depositor  decides to provide  information  through such means, the applicable prospectus  supplement  accompanying  this  prospectus will disclose the specific  Internet  address where such information is posted.

        The  depositor  will  provide  or cause to be  provided  without  charge  to each  person  to whom this prospectus and accompanying  prospectus  supplement is delivered in connection with the offering of one or more classes of the related series of  certificates,  upon written or oral request of that person,  a copy of any or all  reports or  information  incorporated  in this  prospectus  by  reference,  in each case to the extent the reports  relate to one or more of the classes of the related  series of  certificates,  other than the exhibits to those documents,  unless the exhibits are specifically incorporated by reference in the documents.  Requests should be directed in writing to Residential  Asset  Securities  Corporation,  8400  Normandale Lake Boulevard,
Suite 250, Minneapolis, Minnesota 55437, or by telephone at (952) 857-7000.

                                                   GLOSSARY

        1998 Policy  Statement— The revised  supervisory  statement  listing the guidelines for  investments in
"high risk mortgage  securities,"  and adopted by the Federal  Reserve Board,  the Office of the Comptroller of
the Currency,  the FDIC, the National Credit Union  Administration,  or NCUA and the OTS with an effective date of May 26, 1998.

        Advance—As to any mortgage loan and any  distribution  date, an amount equal to the scheduled  payments of principal  (other than any Balloon  Amount in the case of a Balloon  Loan) and interest on the mortgage loan due during the related Due Period  which was not  received  as of the close of  business  on the  business  day preceding the related determination date.

        Agency  Securities—Any  securities  issued by  Freddie  Mac,  Fannie  Mae or Ginnie  Mae.  Such  Agency
Securities may represent  whole or partial  interests in pools of (1) mortgage loans or contracts or (2) Agency
Securities.  The  accompanying  prospectus  supplement  will specify  whether the Ginnie Mae securities will be backed by the full faith and credit of the United  States.  None of the  Freddie Mac  securities  or Fannie Mae securities will be backed,  directly or indirectly,  by the full faith and credit of the United States.  Agency
Securities  may be  backed by fixed or  adjustable-rate  mortgage  loans or other  types of  mortgage  loans or contracts specified in the accompanying prospectus supplement.

        AlterNet Mortgage Program—One of Residential Funding  Corporation's  mortgage loan origination programs for sub-prime mortgage loans.

        AlterNet  Program  Seller—A  mortgage  collateral  seller that  participates  in the AlterNet  Mortgage
Program.

        Balloon  Amount—The  full  outstanding  principal  balance  on a Balloon  Loan due and  payable  on the maturity date.

        Balloon  Loans—Mortgage  loans or contracts with level monthly payments of principal and interest based on a 30 year  amortization  schedule,  or such other  amortization  schedule as specified  in the  accompanying prospectus  supplement,  and having original or modified terms to maturity shorter than the term of the related amortization schedule.

        Bankruptcy  Amount—The  amount  of  Bankruptcy  Losses  that may be  borne  solely  by the  subordinate certificates of the related series.

        Bankruptcy  Losses—A  Realized Loss  attributable to certain actions which may be taken by a bankruptcy court in  connection  with a mortgage  loan or contract,  including a reduction  by a  bankruptcy  court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

        Buy-Down  Account—As to a Buy-Down  Mortgage  Loan,  the custodial  account  where  Buy-Down  Funds are deposited.

        Buy-Down  Funds—As to a Buy-Down  Mortgage Loan, the amount  contributed by the seller of the mortgaged property or another source and placed in the Buy-Down Account.

        Buy-Down Mortgage Loan—A mortgage loan subject to a temporary buy-down plan.

        Buy-Down  Period—The  early years of the term of a Buy-Down  Mortgage  Loan when  payments will be less than the scheduled  monthly  payments on the Mortgage  Loan,  the  resulting  difference to be made up from the
Buy-Down Funds.

        Call Certificate—Any certificate evidencing an interest in a Call Class.

        Call Class—A class of certificates  under which the holder will have the right, at its sole discretion, to terminate the related trust, resulting in early retirement of the certificates of the series.

        Call  Price—In the case of a call with respect to a Call Class,  a price equal to 100% of the principal balance of the related  certificates  as of the day of that  purchase plus accrued  interest at the  applicable pass-through rate.

        Certificate  Account—An  account  established  and maintained by the master servicer in the name of the trustee  for the benefit of the holders of each series of  certificates,  for the  disbursement  of payments on the mortgage loans evidenced by each series of certificates.

        Certificate  Administrator—In  addition  to  or in  lieu  of  the  master  servicer  for  a  series  of certificates,  the accompanying  prospectus supplement may identify a Certificate  Administrator for the trust, which will have administrative  responsibilities with respect to such trust. The Certificate  Administrator may be an affiliate of the depositor or the master servicer.

        Compensating  Interest—For  any  mortgage  loan or contract  that prepaid in full and, if stated in the accompanying  prospectus  supplement,  in part, during the related prepayment period an additional payment made by the master servicer,  to the extent funds are available from the servicing fee or some investment  earnings, equal to the amount of interest at the  mortgage  rate,  less the  servicing  fee and Spread,  if any, for that mortgage  loan or contract from the date of the  prepayment to the next date on which a monthly  payment on the related mortgage loan would have been due.

        Convertible  Mortgage  Loan—ARM  loans which allow the  mortgagors to convert the  adjustable-rates  on those mortgage loans to a fixed-rate at one or more  specified  periods during the life of the mortgage  loans, in most cases not later than ten years subsequent to the date of origination.

        Cooperative—For a Cooperative Loan, the corporation that owns the related apartment building.

        Cooperative  Loans—Cooperative  apartment  loans  evidenced by  Cooperative  Notes  secured by security interests in shares  issued by  Cooperatives  and in the related  proprietary  leases or  occupancy  agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

        Cooperative Notes—A promissory note for a Cooperative Loan.

        Credit Gap Program—One of Residential  Funding  Corporation's  mortgage loan  origination  programs for sub-prime mortgage loans.

        Credit Gap Program Seller—A  mortgage  collateral  seller that  participates in the Credit Gap Mortgage
Program.

        Credit Scores—A  measurement of the relative degree of risk a borrower  represents to a lender obtained from credit reports  utilizing,  among other things,  payment  history,  delinquencies  on accounts,  levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

        Custodial  Account—The  custodial  account or  accounts  created and  maintained  under the pooling and servicing  agreement  in  the  name  of  a  depository  institution,  as  custodian  for  the  holders  of  the certificates,  for the holders of certain  other  interests  in mortgage  loans  serviced or sold by the master servicer and for the master  servicer,  into which the amounts  shall be deposited  directly.  Any such account or accounts shall be an Eligible Account.

        Debt  Service  Reduction—Modifications  of the terms of a mortgage  loan  resulting  from a  bankruptcy proceeding,  including a reduction in the amount of the monthly  payment on the related  mortgage loan, but not any permanent forgiveness of principal.

        Defaulted Mortgage Loss—A Realized Loss attributable to the mortgagor's  failure to make any payment of principal  or interest as required  under the mortgage  note or  contract,  but not  including  Special  Hazard
Losses,  Extraordinary Losses or other losses resulting from damage to a mortgaged property,  Bankruptcy Losses or Fraud Losses.

        Deficient Valuation—In  connection with the personal bankruptcy of a mortgagor,  the difference between the  outstanding  principal  balance of the first and junior lien mortgage loans or contracts and a lower value established  by the  bankruptcy  court or any reduction in the amount of principal to be paid that results in a permanent forgiveness of principal.

        Designated Seller  Transaction—A  transaction in which the mortgage loans are provided to the depositor by an unaffiliated seller described in the prospectus supplement.

        Direct  Puerto  Rico  Mortgage—For  any Puerto  Rico  Mortgage  Loan,  a Mortgage  to secure a specific obligation for the benefit of a specified person.

        Disqualified Organization—For these purposes means:

        o  the  United  States,  any  State  or  political  subdivision  thereof,  any  foreign  government,   any
           international  organization,  or any  agency or  instrumentality  of the  foregoing  (but  would not include  instrumentalities  described  in  Section  168(h)(2)(D)  of the  Internal  Revenue  Code or
           Freddie Mac),

        o  any organization (other than a cooperative  described in Section 521 of the Internal Revenue Code) that is exempt from  federal  income  tax,  unless it is subject to the tax imposed by Section 511 of the
           Internal Revenue Code,

        o  any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code,

        o  an "electing large partnership" (as described in Section 775 of the Internal Revenue Code), or

        o  any other person so  designated  by the trustee based upon an opinion of counsel that the holding of an ownership  interest in a REMIC  certificate by that person may cause the related trust or any person having  an  ownership  interest  in the  REMIC  certificate,  other  than  such  person,  to incur a liability  for any federal tax imposed  under the Internal  Revenue Code that would not otherwise be imposed but for the transfer of an ownership interest in a REMIC certificate to that person.

        Distribution  Amount—As to a class of certificates  for any distribution  date will be the portion,  if any, of the amount to be  distributed  to that class for that  distribution  date of  principal,  plus,  if the class is  entitled to payments of interest  on that  distribution  date,  interest  accrued  during the related interest  accrual period at the applicable  pass-through  rate on the principal  balance or notional  amount of that class specified in the accompanying  prospectus supplement,  less certain interest shortfalls,  which will include:

        o  any deferred  interest  added to the  principal  balance of the mortgage  loans and/or the  outstanding balance of one or more classes of certificates on the related due date;

        o  any other interest shortfalls,  including, without limitation, shortfalls resulting from application of the Relief Act or similar  legislation or  regulations as in effect from time to time,  allocable to certificateholders which are not covered by advances or the applicable credit enhancement; and

        o  Prepayment Interest Shortfalls not covered by Compensating  Interest, in each case in an amount that is allocated to that class on the basis set forth in the prospectus supplement.

        Due Period—As to any  distribution  date,  the period  starting on the second day of the month prior to such  distribution  date,  and ending on the first day of the month of such  distribution  date,  or such other period as specified in the accompanying prospectus supplement.

        Eligible Account—An account acceptable to the applicable rating agency.

        Endorsable  Puerto  Rico  Mortgage—As  to any  Puerto  Rico  Mortgage  Loan,  a  mortgage  to secure an instrument transferable by endorsement.

        Environmental  Lien—A lien imposed by federal or state  statute,  for any cleanup  costs  incurred by a state on the property that is the subject of the cleanup costs.

        Extraordinary  Loss—A  Realized Loss resulting from damage to a mortgaged  property that was occasioned by war, civil insurrection, certain governmental actions, nuclear reaction, and certain other risks.

        Fraud Loss Amount—The  amount of Fraud Losses that may be borne solely by the subordinate  certificates of the related series.

        Fraud  Losses—A  Realized Loss incurred on defaulted  mortgage loans or contracts as to which there was fraud in the origination of the mortgage loans.

        Funding Account—An account  established for the purpose of funding the transfer of additional  mortgage loans into the related trust.

        GAAP—Generally accepted accounting principles.

        GPM Loan—A  mortgage loan under which the monthly  payments by the mortgagor  during the early years of the mortgage are less than the amount of interest that would  otherwise be payable  thereon,  with the interest not so paid added to the outstanding principal balance of such mortgage loan.

        Gross  Margin—For an ARM loan, the fixed  percentage set forth in the related mortgage note, which when added to the related index, provides the mortgage rate for the ARM loan.

        Homeownership Act Loans—Mortgage loans that are subject to the special rules,  disclosure  requirements and other  provisions  that were added to the  federal  Truth-in-Lending  Act by the  Homeownership  and Equity
Protection  Act of 1994,  are not  mortgage  loans made to finance the purchase of the  mortgaged  property and have interest rates or origination costs in excess of prescribed levels.

        Insurance  Proceeds—Proceeds  of any special hazard insurance  policy,  bankruptcy bond,  mortgage pool insurance  policy,  primary  insurance  policy  and any title,  hazard or other  insurance  policy or  guaranty covering any mortgage loan in the mortgage pool together with any payments under any letter of credit.

        Interest Only  Loans—Mortgage  loans with payments of interest only during the early years of the term, followed by fixed monthly  payments of principal and interest or periodically  increasing  monthly  payments of principal  and interest for the  duration of the term or for a specified  number of years,  as described in the related prospectus supplement.

        IRS—Internal Revenue Service.

        Issue  Premium—As  to a class of REMIC  Regular  Certificates,  the issue price in excess of the stated
redemption price of that class.

        Liquidated  Contract—A defaulted contract for which the related mortgaged property has been sold by the related trust and all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

        Liquidated  Mortgage Loan—A defaulted  mortgage loan for which the related mortgaged  property has been sold by the related trust and all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

        Liquidation  Proceeds—Amounts  collected by the  subservicer  in connection  with the  liquidation of a mortgage loan, by foreclosure or otherwise.

        Mark-to-Market  Regulations—The  final regulations of the IRS, released on December 24, 1996,  relating to the requirement that a securities dealer mark to market securities held for sale to customers.

        Mexico Mortgage Loan— A mortgage loan secured by a beneficial  interest in a trust, the principal asset of which is residential real property located in Mexico.

        Mixed-Use  Property—Mortgaged property on which a mixed-use – residential and commercial – structure is located.

        Net Mortgage Rate—As to a mortgage loan, the mortgage rate net of servicing fees, other  administrative fees and any Spread.

        Nonrecoverable  Advance—Any  Advance or Servicing Advance previously made which the Master Servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise.

        Note Margin—For an ARM loan, the fixed  percentage set forth in the related  mortgage note,  which when added to the related index, provides the mortgage rate for the ARM loan.

        OID—Original issue discount, as determined in accordance with the Internal Revenue Code.

        Pass-Through Entity—Any regulated investment company, real estate investment trust, trust,  partnership or other entities described in Section  860E(e)(6) of the Internal Revenue Code. In addition,  a person holding an interest in a pass-through  entity as a nominee for another person will,  with respect to that interest,  be treated as a pass-through entity.

        Permitted  Investments—United  States  government  securities and other  investment  grade  obligations specified in the related pooling and servicing agreement.

        Prepayment  Interest  Shortfall—For  a mortgage  loan that is subject to a  mortgagor  prepayment,  the amount that equals the  difference  between a full month's  interest due with respect to that mortgage loan and the amount of interest paid or recovered with respect thereto.

        Principal  Prepayments—Any  principal  payments received with respect to a mortgage loan, in advance of the  scheduled  due date and not  accompanied  by a payment of interest  for any period  following  the date of payment.

        Qualified Insurer—As to a mortgage pool insurance policy,  special hazard insurance policy,  bankruptcy policy,  certificate  insurance  policy or surety bond, an insurer  qualified under  applicable law to transact the insurance business or coverage as applicable.

        Realized  Loss— As to any  defaulted  mortgage  loan that is  finally  liquidated,  the  amount of loss realized,  if any,  will equal the portion of the Stated  Principal  Balance plus  accrued and unpaid  interest remaining after application of all amounts  recovered,  net of amounts  reimbursable to the master servicer for related Advances,  Servicing Advances and other expenses,  towards interest and principal owing on the mortgage loan.  For a mortgage  loan the  principal  balance of which has been  reduced in  connection  with  bankruptcy proceedings,  the amount of the  reduction  will be treated as a Realized  Loss.  As to any mortgage  loan that has been the subject of a Debt Service  Reduction,  the amount of the  reduction  will be treated as a Realized
Loss as  incurred.  For a  mortgage  loan  that has been  modified,  following  a default  or if a default  was reasonably  foreseeable,  the amount of principal that has been forgiven, the amount by which a monthly payment has been reduced due to a reduction of the interest  rate,  and any  Servicing  Advances  that are forgiven and reimbursable to the master servicer or servicer.

        REMIC—A real estate mortgage  investment  conduit as described in section 860D of the Internal  Revenue
Code.

        REMIC Provisions—Sections 860A through 860G of the Internal Revenue Code.

        REO Contract—A  contract where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of certificateholders of the related series.

        REO Mortgage  Loan—A mortgage loan where title to the related  mortgaged  property has been obtained by the trustee or its nominee on behalf of certificateholders of the related series.

        Servicing  Advances—Amounts  advanced  on  any  mortgage  loan  to  cover  taxes,  insurance  premiums, foreclosure costs or similar expenses,  including  amounts  representing the cost of some related services,  if the master  servicer  and any  affiliate  of the master  servicer  provides  services  such as  appraisals  and brokerage services that are customarily provided by persons other than servicers of mortgage loans.

        Special  Hazard  Amount—The  amount of Special  Hazard Losses that may be allocated to the  subordinate certificates of the related series.

        Special Hazard  Losses—A  Realized Loss incurred,  to the extent that the loss was  attributable to (i)
direct  physical  damage to a mortgaged  property  other than any loss of a type covered by a hazard  insurance policy or a flood insurance  policy,  if applicable,  and (ii) any shortfall in insurance  proceeds for partial damage due to the application of the co-insurance  clauses contained in hazard insurance  policies.  The amount of the  Special  Hazard  Loss is limited to the lesser of the cost of repair or  replacement  of the  mortgaged property;  any loss above that amount  would be a Defaulted  Mortgage  Loss or other  applicable  type of loss.
Special  Hazard Losses does not include  losses  occasioned by war, civil  insurrection,  certain  governmental actions,  errors in design,  faulty  workmanship  or materials  (except under certain  circumstances),  nuclear reaction, chemical contamination or waste by the mortgagor.

        Special  Servicer—A  special  servicer named under the pooling and servicing  agreement for a series of certificates, which will be responsible for the servicing of delinquent loans.

        Spread—A portion of interest due with respect to the mortgage loans or mortgage securities  transferred as part of the assets of the related trust.

        Stated  Principal  Balance— As to any  mortgage  loan as of any date of  determination,  its  principal balance as of the cut-off date,  after  application  of all scheduled  principal  payments due on or before the cut-off date,  whether received or not,  reduced by all amounts  allocable to principal that are distributed to certificateholders  before the date of determination,  further reduced to the extent that any Realized Loss has been  allocated  to any  certificates  before that date,  and  increased by the amount of any interest or other amounts owing on the mortgage loan that have been capitalized in connection with a modification.

        Subordinate  Amount—A  specified  portion of  subordinated  distributions  with respect to the mortgage loans,  allocated to the holders of the subordinate  certificates as set forth in the  accompanying  prospectus supplement.

        Subsequent Recoveries— Subsequent  recoveries,  net of reimbursable expenses,  with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

        Subservicing   Account—An  account  established  and  maintained  by  a  subservicer  which  meets  the requirements described in the Guide and is otherwise acceptable to the master servicer.

        Tax-Exempt  Investor—Tax-qualified retirement plans described in Section 401(a) of the Internal Revenue
Code and on individual retirement accounts described in Section 408 of the Internal Revenue Code.

        Tiered REMICs—Two or more REMICs created pursuant to Treasury Regulation Section 1.860F-2(a)(2).